Exhibit 96.2

Technical Report Summary on the Feasibility Study for the Borborema Gold Project, Currais Novos Municipality, Rio Grande do Norte, Brazil Report Date: March 30th, 2026 Effective Date: December 31st, 2025 Reported by: B. Tomaselli , B.Sc., FAusIMM (Deswik, Belo Horizonte, Brazil) SRK Consulting (U.S.), Inc. Denver, USA F. Ghazanfari , P. Geo. (Aura Minerals, 360 Mining) H. Delboni Jr., Ph.D. (MAusIMM – CP Metallurgy) 78 SW 7th STREET, MIAMI FLORIDA 33131 USA Telephone +1 305 239 9332 e - mail info@auraminerals.com

Technical Report Summary – Borborema Gold Project – March 30th, 2026

TABLE OF CONTENTS

TABLE OF CONTENTS 2
LIST OF FIGURES 10
LIST OF TABLES 15
1 EXECUTIVE SUMMARY 20
1.1 PROPERTY DESCRIPTION AND LOCATION 20
1.2 GEOLOGY AND EXPLORATION 20
1.3 DRILLING, SAMPLING & ASSAYING 21
1.4 DATA VERIFICATION 25
1.5 MINERAL PROCESSING AND METALLURGICAL TESTING 25
1.6 MINERAL RESOURCES 27
1.7 MINERAL RESERVE 33
1.8 MINING METHOD 35
1.9 RECOVERY METHODS 35
1.10 PROJECT INFRASTRUCTURE 36
1.11 ENVIRONMENTAL STUDIES, PERMITTING, SOCIAL AND COMMUNITY IMPACTS 39
1.12 CAPITAL AND OPERATING COSTS 40
1.13 ECONOMIC ANALYSES 42
1.14 CONCLUSION 44
1.15 RECOMMENDATIONS 44
2 INTRODUCTION AND TERMS OF REFERENCE 45
2.1 PROJECT BACKGROUND 45
2.2 QUALIFIED PERSONS 46
2.3 QUALIFIED PERSONS SITE VISITS 47
2.4 TERMS AND DEFINITIONS 47
2.5 UNITS, SYMBOLS AND ABBREVIATIONS 48
3 PROPERTY DESCRIPTION AND LOCATION 54
3.1 PROPERTY LOCATION 54
3.2 MINERAL RIGHTS, MINING CONCESSION AND PERMITTING 54
3.3 SURFACE RIGHTS: ACCESS TO LAND 58
3.4 ROYALTIES AND EXPLOITATION TAXES 59
4 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE, AND PHYSIOGRAPHY 61
4.1 ACCESS 61
4.2 CLIMATE 61
4.3 PHYSIOGRAPHY 61
4.3.1 GEOMORPHOLOGY 61
4.3.2 HYDROGRAPHY 67

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aura 360° MINING
Technical Report Summary – Borborema Gold Project – March 30th, 2026

4.3.3 VEGETATION 69
4.4 LOCAL RESOURCES AND INFRASTRUCTURE 69
5 HISTORY 71
5.1 PRIOR OWNERSHIP AND EXPLORATION DEVELOPMENT 71
6 GEOLOGICAL SETTING AND MINERALIZATION 73
6.1 REGIONAL GEOLOGY 73
6.2 PROPERTY GEOLOGY 74
6.2.1 DEPOSIT LITHOLOGY AND STRATIGRAPHY 75
6.2.2 STRUCTURAL GEOLOGY AND DEFORMATION HISTORY 82
6.2.3 STRCTUCTUAL AND DEFORMATION COMPONENTS OF SAO FRANSISCO PIT 84
6.2.4 MINERALIZATION AND ALTERATION 86
6.3 DEPOSIT TYPES 89
7 EXPLORATION 90
7.1 HISTORICAL EXPLORATION 90
7.2 EXPLORATION BY CRUSADER 90
7.2.1 MAPPING AND STRUCTURAL ANALYSIS 90
7.2.2 GEOCHEMICAL SAMPLING 91
7.2.3 GEOPHYSICAL INTERPRETEATION 92
7.3 EXPLORATION BY AURA MINERALS 98
7.3.1 GEOPHYSICAL MODELING 98
7.4 HISTORICAL DRILLING 101
7.5 CRUSADER DRILLING 103
7.5.1 TYPE OF DRILLING 105
7.5.2 DRILLING GRID, COLLAR AND DOWN HOLE SURVEYS 105
7.6 BIG RIVER DRILLING 107
7.7 HYDROGEOLOGY 109
7.8 GEOTECHNICAL DATA 110
8 SAMPLE PREPARATION, ANALYSIS AND SECURITY 112
8.1 CORE HANDLING, LOGGING, AND SAMPLING PROTOCOLS 112
8.2 DENSITY DETERMINATIONS 114
8.3 SAMPLE ASSAYING 115
8.4 QA/QC PROGRAM 115
8.4.1 CRUSADER DRILLING QA/QC ANALYSIS-BUREAU VERITAS ASSAY DATA (2011-2012) 116
8.4.2 CRUSADER DRILLING QA/QC ANALYSIS-ALS ASSAY DATA (2011-2012) 122
8.4.3 CRUSADER DRILLING QA/QC ANALYSIS-INTER-LABORATORY CHECKS (2011-2012) 126
8.4.4 INTERNAL QA/QC ANALYSIS FOR BIG RIVER DRILLING (2021-2022) 139
8.4.5 EXTERNAL QA/QC ANALYSIS FOR BIG RIVER DRILLING (2021-2022) 142
9 DATA VERIFICATION 145
9.1 SITE VISITE 145

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 9.2 9.3 9.4 9.5 9.6 9.7 9.8 4 COLLAR AND DOWNHOLE SURVEY ............................................................................................................. 145 LOGGING ............................................................................................................................. ... ..................... 145 ANALYTICAL VALIDATION ........................................................................................................................... 145 REVERSE CIRCULATION TWIN REVIEW ....................................................................................................... 146 STATISTICAL DATA REVIEW ......................................................................................................................... 148 LIMITATIONS ............................................................................................................................. ... ............... 148 OPINION ON DATA ADEQUACY................................................................................................................... 148 10 MINERAL PROCESSING AND METALLURGICAL TESTING ...................................................................... 149 10.1 10.2 10.2.1 10.2.2 10.2.3 10.2.4 10.3 10.4 10.5 INTRODUCTION................................................................................................................. ... ....................... 149 2011 - 2013 TESTING CAMPAIGNS ............................................................................................................... 149 SELECTED SAMPLES FOR METALLURGICAL TESTING........................................................................................... 149 TESTWORK – 2012 CAMPAIGN ........................................................................................................................... 153 HDA – 2013 CAMPAIGN ............................................................................................................................. ... ...... 173 ALS METALLURGY KAMLOOPS – 2013 CAMPAIGN ............................................................................................. 175 ALS METALLURGY – 2016 CAMPAIGN ........................................................................................................ 178 WAVE INTERNATIONAL/ALS AMMTEC - 2019 CAMPAIGN ......................................................................... 183 OPINION OF ADEQUACY ............................................................................................................................. 194 11 MINERAL RESOURCE ESTIMATES ......................................................................................................... 195 1. KEY ASSUMPTIONS, PARAMETERS, AND METHODS USED ......................................................................... 195 2. RESOURCE DRILLHOLE DATABASE .............................................................................................................. 195 1. ASSAY ............................................................................................................................. ... .................................. 197 2. BULK DENSITY ............................................................................................................................. ... ..................... 198 3. EXPLORATORY DATA ANALYSIS................................................................................................................... 199 1. COMPOSITING AND OUTLIER ANALYSIS.............................................................................................................. 199 2. STATISTICAL ANALYSES ............................................................................................................................. ... ....... 203 3. SPATIAL CONTINUITY ............................................................................................................................. ... .......... 206 4. GEOLOGIC MODEL ............................................................................................................................. ... ...... 210 1. OXIDATION MODEL ............................................................................................................................. ... ............. 215 5. BLOCK MODEL........................................................................................................................ ... .................. 218 6. GRADE INTERPOLATION................................................................................................................ ... ........... 220 7. MODEL VALIDATION ............................................................................................................................. ... ... 222 1. VISUAL COMPARISON ............................................................................................................................. ... ......... 222 2. COMPARATIVE STATISTICS................................................................................................................... ... ............ 225 8. REASONABLE PROSPECTS FOR EVENTUAL ECONOMIC EXTRACTION......................................................... 228 9. MINERAL RESOURCE CLASSIFICATION ........................................................................................................ 231 10. MINERAL RESOURCE STATEMENT .............................................................................................................. 232 11. MINERAL RESOURCE SENSITIVITY ............................................................................................................... 233 12. UNCERTAINTY AND RISK ............................................................................................................................. 235 13. COMPARISON WITH PREVIOUS MINERAL RESOURCES .............................................................................. 236

aura 360° MINING

Technical Report Summary – Borborema Gold Project – March 30th, 2026

11.14 OPINION ON INFLUENCE FOR ECONOMIC EXTRACTION 236
12 MINERAL RESERVE ESTIMATION 237
12.1 INTRODUCTION 237
12.2 MINERAL RESERVE STATEMENT 238
12.3 MINERAL RESERVE ESTIMATION 239
12.3.1 RESERVE BLOCK MODEL 239
12.3.2 OPEN PIT OPTIMIZATION 239
12.3.3 DILUTION AND EXTRACTION 240
12.3.4 COST PARAMETERS FOR PIT OPTIMIZATION 240
12.3.5 PIT OPTIMIZATION MILL RECOVERY 241
12.3.6 CUT-OFF GRADES 241
12.3.7 PIT OPTIMIZATION RESULTS 241
12.4 FACTORS THAT MAY AFFECT THE MINERAL RESERVE ESTIMATES 242
12.5 COMPARISON WITH PREVIOUS ESTIMATE 243
13 MINING METHODS 244
13.1 OVERVIEW 244
13.2 GEOTECHNICAL CONSIDERATIONS 244
13.3 HYDROGEOLOGICAL CONSIDERATIONS 247
13.4 ENGINEERED PIT DESIGNS 247
13.5 GRADE CONTROL 248
13.6 PRODUCTION SCHEDULE 249
13.7 BLASTING AND EXPLOSIVES 253
13.8 MINING EQUIPMENT 254
13.9 LABOUR 255
13.10 PIT DEWATERING 256
14 RECOVERY METHODS 257
14.1 PROCESS FLOW SHEET SELECTION 257
14.2 PROCESS DESIGN CRITERIA 259
14.3 PROCESS PLANT DESCRIPTION 260
14.3.1 CRUSHING AND CRUSHED ORE STOCKPILE 260
14.3.2 GRINDING CIRCUIT 261
14.3.3 GRAVITY CONCENTRATION 262
14.3.4 INTENSIVE LEACHING 262
14.3.5 LEACHING AND ADSORPTION CIRCUIT (CIL) 263
14.3.6 POST-LEACH TAILING THICKENING 263
14.3.7 CYANIDE NEUTRALIZATION SYSTEM 263
14.3.8 DETOX TAILINGS THICKENER 264
14.3.9 FILTERING SYSTEM 264
14.3.10 ACID WASH, ELUTION AND ELECTROWINNING CIRCUIT 264

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aura 360° MINING
Technical Report Summary – Borborema Gold Project – March 30th, 2026

14.3.11 GOLD ROOM ... 265
14.4 REAGENTS ... 265
14.4.1 LIME ... 265
14.4.2 FLOCCULANT ... 265
14.4.3 SODIUM HYDROXIDE ... 265
14.4.4 HYDROCHLORIC ACID ... 265
14.4.5 SODIUM CYANIDE ... 265
14.4.6 SODIUM METABISULPHITE ... 266
14.4.7 COPPER SULPHATE ... 266
14.4.8 ACTIVATED CARBON ... 266
14.4.9 MILK OF LIME ... 266
14.5 WATER AND UTILITIES ... 266
14.5.1 RAW WATER ... 266
14.5.2 POTABLE WATER ... 267
14.5.3 PROCESS WATER ... 267
14.5.4 AIR ... 267
14.6 CONCLUSIONS AND RECOMMENDATIONS ... 267
14.6.1 CONCLUSIONS ... 267
14.6.2 RECOMMENDATIONS ... 267
15 PROJECT INFRASTRUCTURE ... 268
15.1 GENERAL SITE PLAN ... 268
15.2 ROADS ... 270
15.2.1 REGIONAL SITE ACCESS ... 270
15.2.2 DETOUR OF THE BR-226 HIGHWAY ... 270
15.2.3 PROCESS PLANT SITE ACCESS ... 272
15.3 POWER SUPPLY ... 274
15.3.1 ELECTRICAL POWER SOURCE ... 274
15.3.2 ELECTRICAL DISTRIBUTION ... 274
15.3.3 MAIN SUBSTATION ... 274
15.3.4 SECONDARY SUBSTATIONS ... 274
15.3.5 EMERGENCY POWER ... 275
15.4 SUPPORT BUILDINGS ... 275
15.4.1 PRIMARY CRUSHING AREA ... 275
15.4.2 GRINDING AREA ... 275
15.4.3 LEACH AND DETOX AREAS ... 278
15.4.4 GOLD ROOM ... 279
15.4.5 HYDRAULIC CIRCUIT ... 279
15.4.6 REAGENT AREAS ... 279
15.4.7 MINE SUPPORT AREA / TRUCK SHOP / TRUCK WASH ... 280
15.4.8 WASTE MATERIAL WAREHOUSE ... 281

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 9. WAREHOUSE ............................................................................................................................. ... ....................... 281 10. MAINTENANCE SHOPS AND CHANGEROOM ...................................................................................................... 282 11. STORAGE SHED FOR REAGENTS .......................................................................................................................... 283 12. EXPLOSIVES STORAGE AND HANDLING .............................................................................................................. 283 13. FUEL STATION ............................................................................................................................. ... ..................... 285 14. PLANT ADMINISTRATION BUILDING ................................................................................................................... 285 15. MAIN GATEHOUSE ............................................................................................................................. ... .............. 286 16. ADMINISTRATIVE BUILDING..................................................................................................................... ... ........ 286 17. MESS HALL ............................................................................................................................. ... .......................... 287 18. LABORATORY................................................................................................................... ... ................................. 287 19. MEDICAL CLINIC AND FIRE BRIGADE................................................................................................................... 288 15.5 15.6 15.6.1 15.7 15.7.1 15.7.2 15.8 15.8.1 15.8.2 15.8.3 15.8.4 15.9 7 SITE GEOTECHNICAL ............................................................................................................................. ... ... 288 WATER MANAGEMENT................................................................................................................... ... ......... 289 PROJECT WATER BALANCE...................................................................................................................... ... ......... 289 MINE WASTE, LOW - GRADE ORE AND TAILINGS STORAGE FACILITIES ....................................................... 289 LOW - GRADE STOCKPILES ............................................................................................................................. ... .... 289 WASTE ROCK STORAGE FACILITIES (WRSF) AND TAILINGS STOREGE FACILITIES (TSF)....................................... 290 WATER SYSTEMS ............................................................................................................................. ... ......... 292 RAW WATER SUPPLY SYSTEM ............................................................................................................................. 292 POTABLE WATER SUPPLY ............................................................................................................................. ... .... 292 FIRE SUPPRESSION SYSTEM ............................................................................................................................. ... 293 SEWAGE COLLECTION ............................................................................................................................. ... ......... 293 230KV TRANSMISSIONLINE DEVIATION ...................................................................................................... 293 16 MARKET STUDIES AND CONTRACTS .................................................................................................... 295 16.1 16.2 MARKETS...................................................................................................................... ... ............................ 295 CONTRACTS.................................................................................................................... ... .......................... 295 17 ENVIRONMENTAL STUDIES, PERMITTING AND PLANS, NEGOTIATIONS OR AGREEMENTS WITH LOCAL INDIVIDUALS OR GROUPS ........................................................................................................................... 296 17.1 17.2 17.3 17.3.1 17.3.2 17.4 17.4.1 17.4.2 17.4.3 17.4.4 17.4.5 17.4.6 INTRODUCTION................................................................................................................. ... ....................... 296 GENERAL OVERVIEW..................................................................................................................... ... ........... 296 ENVIRONMENTAL PERMITING .................................................................................................................... 297 BRAZILIAN REGULATORY SCENARIO ................................................................................................................... 297 ENVIRONMENTAL LICENSING STATUS ................................................................................................................ 298 ENVIRONMENTAL AND SOCIAL STUDIES .................................................................................................... 300 CLIMATE ............................................................................................................................. ... .............................. 300 WATER RESOURCES.................................................................................................................... ... ...................... 301 CYANIDE MANAGEMENT ............................................................................................................................. ... .... 306 ACID ROCK DRAINAGE (ARD) ............................................................................................................................. . 306 FLORA........................................................................................................................ ... ....................................... 308 FAUNA ............................................................................................................................. ... ................................. 309

Technical Report Summary – Borborema Gold Project – March 30th, 2026 17.4.7 17.4.8 17.5 17.6 17.7 17.8 8 SOCIAL AND COMMUNITY ............................................................................................................................. ... .. 311 ARCHEOLOGY ............................................................................................................................. ... ...................... 316 LAND ACQUISITION AND AGREEMENTS ..................................................................................................... 318 MAIN ENVIRONMENTAL AND SOCIAL INTERFERENCES.............................................................................. 320 ENVIRONMENTAL AND SOCIAL PROGRAMS............................................................................................... 321 RECLAMATION AND CLOSURE .................................................................................................................... 322 18 CAPITAL AND OPERATING COSTS ........................................................................................................ 324 1. CAPITAL COSTS........................................................................................................................ ... ................. 324 2. SERVICES ............................................................................................................................. ... ..................... 327 3. SUPPLIES ............................................................................................................................. ... ..................... 327 4. MINE, PILE AND TRANSMISSION LINE......................................................................................................... 327 5. INDIRECT COSTS ............................................................................................................................. ... .......... 327 6. EXPANSION CAPEX ............................................................................................................................. ... ...... 327 7. TAXES ............................................................................................................................. ... .......................... 327 8. OPERATING COSTS ............................................................................................................................. ... ...... 328 9. LABOUR ............................................................................................................................. ... ....................... 328 10. G&A ............................................................................................................................. ... ............................. 329 11. LABORATORY ............................................................................................................................. ... .............. 329 12. ACCESS MAINTENANCE.................................................................................................................. ... .......... 330 13. EQUIPMENT RENTAL....................................................................................................................... ... ......... 330 14. ENERGY ............................................................................................................................. ... ....................... 330 15. REAGENTS AND CONSUMABLES ................................................................................................................. 330 16. MAINTENCE.................................................................................................................... ... .......................... 331 17. WATER AND SEWAGE TREATMENT PLANT................................................................................................. 331 18. PILE, MINE AND SUSTAINING................................................................................................................... ... 332 19. SELLING ............................................................................................................................. ... ....................... 332 20. SUSTAINING CAPEX ............................................................................................................................. ... ..... 332 21. MINE CLOSURE...................................................................................................................... ... ................... 333 19 ECONOMIC ANALYSIS .......................................................................................................................... 334 19.1 19.2 19.2.1 19.2.2 19.2.3 19.2.4 19.2.5 19.2.6 19.2.7 19.2.8 INTRODUCTION................................................................................................................. ... ....................... 334 ASSUMPTIONS ............................................................................................................................. ... ............ 338 PRODUCT...................................................................................................................... ... .................................... 338 PRODUCTION ............................................................................................................................. ... ...................... 338 CAPITAL INVESTMENT................................................................................................................... ... ................... 338 OPERATING COSTS ............................................................................................................................. ... .............. 340 REVENUE ............................................................................................................................. ... ............................. 342 TAXATION..................................................................................................................... ... .................................... 342 ALL - IN SUSTAINING COSTS........................................................................................................................ ... ....... 343 DISCOUNT RATE ............................................................................................................................. ... .................. 343

Technical Report Summary – Borborema Gold Project – March 30th, 2026

19.3 FINANCIAL ANALYSIS 343
19.4 SENSITIVITY ANALYSIS 344
19.4.1 TORNADO ANALYSIS 344
19.4.2 TWO PARAMETERS ANALYSIS 345
19.4.3 CONCLUSION 346
20 ADJACENT PROPERTIES 347
21 OTHER RELEVANT DATA AND INFORMATION 348
22 INTERPRETATION AND CONCLUSIONS 349
22.1 GEOLOGY AND MINERALIZATION 349
22.2 MINERAL RESOURCE ESTIMATE 349
22.3 MINING AND MINERAL RESERVES 350
22.4 MINERAL PROCESSING AND METALLURGICAL TESTING 350
22.5 RECOVERY METHODS 351
22.6 ENVIRONMENTAL STUDIES, PERMITTING, AND SOCIAL OR COMMUNITY IMPACT 351
22.7 INFRASTRUCTURE 352
23 RECOMMENDATION 352
23.1 MINERAL RESOUCES 352
23.2 MINING AND MINERAL RESERVES 352
23.3 MINERAL PROCESSING AND METALLURGICAL TESTING 353
23.4 ENVIRONMENTAL STUDIES, PERMITTING AND SOCIAL OR COMMUNITIES IMPACTS 353
24 REFERENCES 354
25 RELIANCE ON INFORMATION PROVIDED BY THE REGISTRANT 358
26 SIGNATURE PAGE 359

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 LIST OF FIGURES Figure 1: Longitudinal view of Au grade shells, looking west (SRK, 2022) ...................................................................................... 28 Figure 2: Longitudinal section, looking west, of the economic pit shell. Insert exh962 shows cross section, looking north (SRK, 2025) ............................................................................................................................. ... ..................................................... 31 Figure 3: Grade tonnage curve for Mineral Resources exclusive of Mineral Reserves at Borborema............................................. 33 Figure 4: General site plan ............................................................................................................................. ... .............................. 38 Figure 5: Borborema Project Map Location, Rio Grande do Norte State, Brazil ............................................................................. 54 Figure 6: Borborema Project area comprising three mining concessions and surrounding claims................................................. 55 Figure 7: Regional Claims of Borborema Project comprising the near - mine concessions and surroundings, and the Seridó Belt claims. Further west is the Iron Ore claims (Saquinho Mine surroundings).................................................................................... 56 Figure 8: Small farms around the São Francisco farm. In red are the properties of the Aura Borborema...................................... 59 Figure 9: Geomorphological domains of Rio Grande do Norte state .............................................................................................. 62 Figure 10: Relief patterns of Rio Grande do Norte state................................................................................................................. 62 Figure 11 : Domain of ridges and low hills, Gargalheiras dam (Acari/RN) ...................................................................................... 63 Figure 12 : Residual landform of Acari pluton detached from flattened surface (Border of BR - 227 : Currais Novos/RN) ................ 64 Figure 13 : North edge of Borborema Plateau (representing remaining residual landforms (municipality of Currais Novos/RN) .. 64 Figure 14 : Erosive escarpment of Serra de Santana ; flat top of the Plateau (Currais Novos Municipality/ RN is observed) .......... 65 Figure 15 : Domain of dissected hills with boulders field indicating predominance of physical weathering (Municipality of Cerro Corá / RN) ............................................................................................................................. ... ..................................................... 65 Figure 16 : Location of the Colinas Dissecadas and Morros Baixos Unit (R 4 a 2 ) in the state of Rio Grande do Norte ; (b) dissected hills in the municipality of Lages ............................................................................................................................. ... ..................... 66 Figure 17: Seridó Oriental hydrography (Fonte: BEZERRA JR. 2008)............................................................................................... 68 Figure 18: Regional geological setting (after Brito Neves et al., 2000)........................................................................................... 74 Figure 19: Borborema deposit geology map (after Stewart, 2011) ................................................................................................ 76 Figure 20 : (a) Well - developed gneissic fabric in Quartzofeldspathic - rich biotite schist . Note the PGB partial melt that is oblique to S 1 . (b) Folded biotite schist with a strong muscovite overprint (Stewart, 2011 ) ............................................................................ 77 Figure 21 : (a) Porphyroblast - rich horizon (S 0 ) within cordierite schist package . Cordierite is strongly altered at this locality . (b) Massive cordierite - schist (Stewart 2011 ) ............................................................................................................................. ... ........ 78 Figure 22 : Photograph and sketch of altered cordierite porphyroblast with internal S 1 fabric . S 1 shows clockwise rotation and cordierite strain shadow is indicative of dextral shear and suggests syn - shear mineral growth during the development of D 2 shears . S 3 crenulations overprint the asymmetric S 1 fabric (Stewart, 2011 ) . ................................................................................ 78 Figure 23 : Cordierite - rich partial - melt infilling asymmetric boudinage dilatational site within mylonitic biotite schist (typical of zone mapped as Staurolite Schist) . Boudinage geometry is antithetic (sinistral) with respect to D 2 dextral shearing . Note the strong muscovite alteration (Stewart, 2011 ) ............................................................................................................................. ... .. 79 Figure 24 : (a) Coarse andalusite porphyroblasts in folded andalusite schist horizon . (b) Well - differentiated quartzofeldspathic - biotite S 1 fabric within andalusite schist and biotite schist (Stewart 2011 ) ................................................................................... 80 Figure 25 : (a) Quartz ribbons in mylonitic biotite schist folded by F 3 with axial planar S 3 biotite . (b) D 2 mylonite in cordierite schist with dextral syn - shear cordierite porphyroclast and layer of boudinaged cordierite (Stewart, 2011 ) ........................................... 81 Figure 26 : (a) Pegmatite dykes cross - cutting biotite - and cordierite - schist . Note the S 3 axial planar cleavage . (b) Tourmaline parallel to S 3 . (c) Gneissic fabric within quartz - staurolite schist . Staurolite porphyroblasts are dark - coloured sub - mm flecks . (Stewart, 2011 ) ............................................................................................................................. ... ............................................... 82 10

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 27 : Interpreted deformation history at Borborema (Stewart : 2011 ) ................................................................................... 84 Figure 28 : Photograph of the SW end of the Sao Francisco Pit ....................................................................................................... 85 Figure 29 : Modified structural domains inside Sao Francisco Pit - Borborema Project (Holcombe, 2012 ) ....................................... 86 Figure 30 : Map of Sao Francisco - Borborema mineralized trend (SRK, 2022 ) ................................................................................. 87 Figure 31 : Structural context for gold mineralisation (after Stewart, 2011 ) ................................................................................... 88 Figure 32 : Soil - sampling and resulting gold anomalies at Borborema Project ............................................................................... 92 Figure 33 : Geophysical reinterpretation geophysical interpretation of the Rio Grande do Norte Domain and Seridó Fold Belt, showing distribution of major rock packages and the major structural elements (Stewart, 2011 ) ................................................ 93 Figure 34 : Geophysical interpretation of the eastern Seridó Fold Belt in the region immediately surrounding the Borborema mine (Stewart, 2011 ) ............................................................................................................................. ... ............................................... 94 Figure 35 : Distribution of major faults delineated by their generations . The thick grey package represents a zone of distributed D 3 shear zones interpreted with the aid of regional traverses (Stewart, 2011 ) ............................................................................. 95 Figure 36 : Geophysical interpretation of the Rio Grande do Norte Domain and Seridó Fold Belt showing distribution of major D 2 thrust faults, A high density of D 2 thrusts occur north of the Borborema Fault and to the immediate north of the Patos Fault Zone . (Stewart, 2011 ) ............................................................................................................................. ... ............................................... 95 Figure 37 : Geophysical interpretation of the Rio Grande do Norte Domain and Seridó Fold Belt showing distribution of major D 3 faults (Stewart, 2011 ) ............................................................................................................................. ... ..................................... 96 Figure 38 : Geophysical interpretation of the Rio Grande do Norte Domain and Seridó Fold Belt showing distribution of major dextral D 3 b faults . These faults truncate D 3 faults but are overprinted by D 4 faults (Stewart, 2011 ) ........................................... 96 Figure 39 : Proposed areas for collection of new high - resolution magnetic data . (Stewart, 2011 ) ................................................. 98 Figure 40 : Total field aeromagnetic data showing the boundaries of the areas selected for 3 - D inversion ................................... 99 Figure 41 : Magnetic inversion models in regional scale ............................................................................................................... 100 Figure 42: Magnetic inversion models in deposit scale................................................................................................................. 100 Figure 43: Historic drill hole locations at Borborema Project ....................................................................................................... 102 Figure 44: The Crusader’s drilling at Borborema Project .............................................................................................................. 104 Figure 45: Examples of drill hole collar markers at Borborema – Caraíba and Crusader drilling ................................................. 107 Figure 46: Crusader’s survey base station for differential GPS (2012).......................................................................................... 107 Figure 47: Plan view showing the location of diamond drill hole collars for all drilling campaigns at Borborema Project, Big River`s 2021 - 2022 drill plan are shown in green ............................................................................................................................. ... ...... 108 Figure 48: Long section of Borborema Mineral Resource showing Big River`s drill targets (green circles) and previous pit outlines (background lines) (adopted from Big River`s Press Release - July 26, 2022) ................................................................................ 108 Figure 49: Typical vertical Cross - section (20210N) showing diamond drill hole CRDD - 182 (adopted from Big River`s Press Release - July 26, 2022) ............................................................................................................................. ... ................................................ 109 Figure 50: On - site drill core storage at Borborema Project .......................................................................................................... 113 Figure 51: Borborema core boxes in core shack........................................................................................................................ ... . 113 Figure 52: IQ - LOGGER Tool for identifying marked core from oriented drill holes ....................................................................... 114 Figure 53: Sample bags prepared and ready to be shipped to the lab (Cascar, 2022).................................................................. 114 Figure 54: Field blanks performance (Crusader, 2012) ................................................................................................................. 116 Figure 55: Lab blanks performance (Crusader,2012) .................................................................................................................... 117 Figure 56: Lab blanks (quartz wash) performance (Crusader, 2012) ............................................................................................ 117 Figure 57: Field duplicates performance in BV lab (Crusader, 2012) ............................................................................................ 119 11

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 58: Pulp duplicates performance in BV lab (Crusader, 2012)............................................................................................. 120 Figure 59: Coarse rejects duplicates performance in BV lab (Crusader, 2012) ............................................................................. 121 Figure 60: Field blanks (ALS lab) performance (Crusader,2012) ................................................................................................... 122 Figure 61: Lab blanks (ALS lab) performance (Crusader,2012) ..................................................................................................... 122 Figure 62: Field duplicates performance in ALS lab (Crusader, 2012) ........................................................................................... 124 Figure 63: Pulp duplicates performance in ALS lab (Crusader, 2012) ........................................................................................... 125 Figure 64: Comparison between original and re - assayed samples in BV lab (Crusader, 2012) .................................................... 127 Figure 65: QC analysis flow chart (Big River, 2019) ...................................................................................................................... 129 Figure 66: Comparison between original BV assays and re - assay by ALS - all data (Crusader, 2012) .......................................... 130 Figure 67 : Comparison between original BV assays and re - assay by ALS - Au< 10 g/t (Crusader, 2012 ) ....................................... 130 Figure 68 : Comparison between original BV assays and re - assay by ALS - Field Duplicates (Crusader, 2012 ) .............................. 131 Figure 69 : Comparison between original BV assays and re - assay by ALS - Blanks (Crusader, 2012 ) ............................................ 131 Figure 70 : Comparison between original BV assays and re - assay by ALS - CAS 1 and CAS 3 Standards (Crusader, 2012 ) .............. 133 Figure 71 : Example of ALS Standards Performance - SH 55 (Crusader, 2012 ) ............................................................................... 133 Figure 72 : Comparison between original BV assays and re - assay by Ultratrace (Crusader, 2012 ) .............................................. 135 Figure 73 : Comparison between original BV assays versus ACME Lab - Pulps (Crusader, 2012 ) .................................................... 136 Figure 74 : Comparison between original BV assays versus ACME Lab - Coarse Rejects (Crusader, 2012 ) ..................................... 137 Figure 75 : Comparison between ALS Lab assays versus ACME lab - pulps (Crusader, 2012 ) .......................................................... 138 Figure 76 : Internal QA/QC - Blank samples ............................................................................................................................. ... .... 140 Figure 77: Internal QA/QC - Standard samples...................................................................................................................... ... ..... 141 Figure 78: Internal QAQC - Coarse rejects samples...................................................................................................................... .. 141 Figure 79: Internal QAQC - Re - assays ............................................................................................................................. ... ........... 142 Figure 80: External QAQC - Blanks..................................................................................................................... ............................. 142 Figure 81: External QA/QC - Lab standards ............................................................................................................................. ... .. 143 Figure 82: External QA/QC - Lab replicates................................................................................................................... ... ............. 144 Figure 83 : Q - Q plot of RC versus DDH assay less than 5 g/t Au . (Source : Big River data room, 2021 ) ........................................ 147 Figure 84 : North - looking vertical cross section showing RC and DDH holes coloured by Au grade . (Source : SRK, 2021 ) ............. 147 Figure 85 : Variability Metallurgical Testing Sample Locations Map ............................................................................................. 152 Figure 86 : Variability Metallurgical Testing Sample Locations Longitudinal Section .................................................................... 152 Figure 87 : Leach Test Procedures - Variability Testing .................................................................................................................. 166 Figure 88: Distribution of Gold Occurrences by Type .................................................................................................................... 177 Figure 89: Distribution of Gold Occurrence and Mineral Association ........................................................................................... 177 Figure 90: Kinetic Response for Gold Leaching ............................................................................................................................. 178 Figure 91: Oblique view of the Borborema Project site showing drill collar locations .................................................................. 196 Figure 92: Log histogram of total Au population on the Borborema Property ............................................................................. 198 Figure 93: Raw sample interval lengths ............................................................................................................................. ... ........ 199 Figure 94: Log histograms of Au (g/t) by composite length.......................................................................................................... 200 Figure 95: Capping analysis on raw data ............................................................................................................................. ... ...... 202 Figure 96: Capping analysis on 2 m composites ........................................................................................................................... 202 12

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 97: Oblique view of 0.1 g/t Au grade shell with drilling ..................................................................................................... 204 Figure 98: Log - histogram of capped Au composite values within the 0.1 g/t Au grade shell....................................................... 205 Figure 99: Variography within the 0.2 g/t Au grade shell – capped at 20 g/t Au ......................................................................... 207 Figure 100: Variography within the 1.0 g/t Au grade shell – capped at 20 g/t Au ....................................................................... 208 Figure 101: Longitudinal view of Au grade shells, viewing west................................................................................................... 211 Figure 102: SRK interpretation of grade shell mineralization. ...................................................................................................... 212 Figure 103 : North looking, vertical cross section showing oxide and sulphide zones with drilling ............................................... 217 Figure 104 : Borborema block model extents ............................................................................................................................. ... 219 Figure 105 : Vertical cross section looking north showing blocks and drilling coloured by gold values (ppm Au) ......................... 223 Figure 106 : Vertical cross section looking north showing blocks and drilling coloured by Gold Values (ppm Au) ........................ 224 Figure 107 : Distribution comparison between composites (Left) and blocks (Right) .................................................................... 226 Figure 108 : Swath plot for Au estimation - Ordinary Kriging (OK) versus Nearest Neighbour (NN) estimation ........................... 227 Figure 109 : Long section, looking west of the economic pit shell . Insert exh962 shows cross section, looking North (Source : SRK, 2025 ) ............................................................................................................................. ... ................................................... 229 Figure 110 : Cross Section at 20 , 570 North (Local Grid) of Reserve and Resource Pit Shell ........................................................... 230 Figure 111 : Grade - Tonnage curve for Mineral Resources exclusive of Mineral Reserves at Borborema .................................... 234 Figure 112 : Site General Layout ............................................................................................................................. ... .................... 238 Figure 113 : Pit Optimization Results ............................................................................................................................. ... ............. 242 Figure 114 : Geotechnical Mapping and Plot Stereonet from Borborema Project ........................................................................ 245 Figure 115 : Stability analysis of the western slope (overall) ......................................................................................................... 246 Figure 116 : Stability analysis of the western slope (inter - ramp) .................................................................................................. 247 Figure 117 : Final Pit Design ............................................................................................................................. ... ........................... 248 Figure 118: Pushbacks.................................................................................................................... ... ............................................ 249 Figure 119: The simplified processing flow sheet........................................................................................................................ .. 258 Figure 120: Overall site plan. Source: Aura (2026)....................................................................................................................... . 269 Figure 121: Site access (Source: Google Maps)........................................................................................................................ ... .. 270 Figure 122: Detour of the BR - 226 highway. Source: GEOVIA (2026) ............................................................................................ 270 Figure 123: Interferences Detour of the BR - 226 highway. Source: GEOVIA (2026) ...................................................................... 271 Figure 124: Internal project site accesses. Source: Aura (2025).................................................................................................... 273 Figure 125: Grinding area schematic view......................................................................................................................... ... ........ 276 Figure 126: Grinding area section view......................................................................................................................... ... ............. 277 Figure 127: Leaching area schematic view ............................................................................................................................. ... ... 278 Figure 128: DETOX area schematic view......................................................................................................................... ... ........... 278 Figure 129: Gold room layout ............................................................................................................................. ... ....................... 279 Figure 130: View of the reagent area - From right to left: hydrated lime, hydrochloric acid, caustic soda, sodium metabisulfite, and copper sulphate ............................................................................................................................. ... ..................................... 280 Figure 131: View of the cyanide area......................................................................................................................... ... ................ 280 Figure 132: View of the flocculant area ............................................................................................................................. ... ........ 280 Figure 133: Waste material warehouse.................................................................................................................... ... ................. 281 13

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 134: Warehouse.................................................................................................................... ... .......................................... 282 Figure 135: Maintenance shops ............................................................................................................................. ... .................... 282 Figure 136: Changerooms ............................................................................................................................. ... ............................. 283 Figure 137: Storage shed for reagents..................................................................................................................... ... .................. 283 Figure 138: Explosives warehouse ............................................................................................................................. ... ................ 284 Figure 139: Explosives accessories warehouse ............................................................................................................................. 284 Figure 140: Emulsion yard and sodium nitrite storage ................................................................................................................. 285 Figure 141: Temporary and definitive fuel station location. ......................................................................................................... 285 Figure 142: Plant administration building..................................................................................................................... ... ............. 286 Figure 143: Main gatehouse ............................................................................................................................. ... ......................... 286 Figure 144: Administrative building .................................................................................................................... ... ....................... 287 Figure 145: Mess Hall......................................................................................................................... ... ........................................ 287 Figure 146: Laboratory and support area ............................................................................................................................. ... ..... 288 Figure 147 : Ambulatory and fire brigade ............................................................................................................................. ... ...... 288 Figure 148 : Diagram of the raw water supply . Source : PROMON ( 2023 b) ................................................................................... 289 Figure 149 : Low - grade Stockpiles ............................................................................................................................. ... ................. 290 Figure 150 : General Layout ............................................................................................................................. ... ........................... 291 Figure 151 - Relocation of Transmission Lines . Source : GRID Energia (2026) ............................................................................... 293 Figure 152 : Route of the Wastewater Pipeline ............................................................................................................................. 303 Figure 153 - Groundwater Monitoring Map ............................................................................................................................. ... . 305 Figure 154: Vegetation Cover at the Borborema Project Site. ...................................................................................................... 309 Figure 155: Points of Field Survey of Terrestrial Fauna................................................................................................................. 310 Figure 156: Location of Jesus Maria Farm, Legal Reserve of São Francisco Farm. ....................................................................... 316 Figure 157: Rock Paintings at Pedra Branca ...................................................................................................................... ... ........ 317 Figure 158: Subsurface Surveying in the ADA ............................................................................................................................. .. 318 Figure 159: Lands Involved in the Federal Road BR226 Deviation ................................................................................................ 319 Figure 160: Sensitivity Analysis Graph – NPV.......................................................................................................................... ... ... 345 Figure 161: Adjacent properties in 25 km buffer showing the Aura's claims by status in ANM and all other claims ................... 347 14

Technical Report Summary – Borborema Gold Project – March 30th, 2026 LIST OF TABLES Table 1: Historical drilling (DDH & RC) statistics in Borborema Project .......................................................................................... 22 Table 2: Crusader and Big River (DDH &RC) drilling statistics in Borborema Project...................................................................... 22 Table 3: Crusader drilling detailed statistics in Borborema Project ................................................................................................ 22 Table 4: Laboratory analysis techniques used by Crusader ............................................................................................................ 23 Table 5: Drilling database on the Borborema Property .................................................................................................................. 27 Table 6: Assigned bulk density for the Borborema resource block model....................................................................................... 27 Table 7: Borborema block model parameters (SRK, 2022) ............................................................................................................. 29 Table 8: Summary neighbourhood search parameters by estimation pass (SRK, 2022)................................................................ 31 Table 9: Borborema Property – Summary of Gold Mineral Resources as of January 31, 2023, Based on cut - off grade at 0.20 g/t Au ............................................................................................................................. ... ..................................................... 32 Table 10: Mineral Reserve Key Modifying Factors Used on Pit Optimization Run .......................................................................... 34 Table 11: Mineral Reserves Borborema Project, Effective Date December 31 st , 2025.................................................................... 34 Table 12: As - built CAPEX for Borborema Project Construction ....................................................................................................... 40 Table 13: Road deviation CAPEX Estimation ............................................................................................................................. ... ... 40 Table 14: Transmission Line relocation CAPEX Estimation.............................................................................................................. 41 Table 15: OPEX for the Borborema Project ............................................................................................................................. ... ..... 41 Table 16: Project Cash Flow ............................................................................................................................. ... ............................ 43 Table 17: Qualified Person Responsibilities............................................................................................................. ... ..................... 46 Table 18: Units, symbols and abbreviations ............................................................................................................................. ... ... 48 Table 19: Borborema Inc. land holding status ............................................................................................................................. ... 56 Table 20: Borborema Inc. Mine and Regional Claims ..................................................................................................................... 57 Table 21: Historical drilling statistics in Borborema Project ......................................................................................................... 101 Table 22: Crusader and Big River Drilling Statistics, Borborema Project ...................................................................................... 103 Table 23: Crusader Drilling Detailed Statistics, Borborema Project .............................................................................................. 103 Table 24: Grid Transformation coordinates (UTMS24 SAD69 to Local Grid) ................................................................................ 106 Table 25: Big River significant intercepts from 2021 - 2022 drill campaign ................................................................................... 109 Table 26: Bulk density values statistics used in Mineral Resource Estimation.............................................................................. 115 Table 27: Laboratory analysis techniques used by Cascar ............................................................................................................ 115 Table 28: Sample submission rate by Cascar ............................................................................................................................. ... 115 Table 29: Table of field and laboratory (BV) standards ................................................................................................................ 118 Table 30: Table of field and laboratory (ALS) standards ............................................................................................................... 123 Table 31 : Summary of laboratory check samples by Crusader (2011) .......................................................................................... 126 Table 32 : List of Standard Samples ............................................................................................................................. ... ............... 132 Table 33 : List of field standard samples and respective values .................................................................................................... 140 Table 34 : 2011 - 2013 Test Reports ............................................................................................................................. ... ................ 149 Table 35 : Summary of Samples Used for the Metallurgical Tests ................................................................................................. 150 Table 36 : CRMET - 001 – Head Sample Analysis ............................................................................................................................. 153 15

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Table 37: Gold Grade Samples CRMET - 001 and CRMET - 002........................................................................................................ 153 Table 38: Multi Element Analysis by ICP ............................................................................................................................. ... ....... 154 Table 39: CRMET - 001 Size Distribution "As Received" ................................................................................................................. 155 Table 40: Maximum Recovery Results CRMET - 001....................................................................................................................... 155 Table 41: Size Distribution and Gold Recovery by Fraction – Sample CRMET - 002........................................................................ 155 Table 42: Gold Tailings – CRMET - 002 – Leaching Without Gravity............................................................................................... 156 Table 43: Silver Tailings – CRMET - 002 – Leaching Without Previous Gravity Testing .................................................................. 156 Table 44: Gold Recoveries – CRMET - 002 – Leaching Without Previous Gravity Testing............................................................... 157 Table 45: Silver Recoveries – CRMET - 002 – Leaching Without Previous Gravity Testing.............................................................. 157 Table 46: Gold Gravity Concentration Testing ............................................................................................................................. . 157 Table 47: Gold Gravity Concentration - CRMET - 002 - P80 of 0.075 mm..................................................................................... 158 Table 48: Silver Gravity Concentration - CRMET - 002 - P80 of 0.075 mm.................................................................................... 158 Table 49: Gold and Silver Gravity Concentration Before Leaching - CRMET - 002 - P80 of 0.125 mm.......................................... 159 Table 50: Gold and Silver Gravity Concentration Before Leaching - CRMET - 002 - P80 of 0.105 mm.......................................... 159 Table 51 : Gold and Silver Gravity Concentration Before Leaching - CRMET - 002 - P 80 of 0 . 075 mm .......................................... 160 Table 52 : Gravity Recovery - Gold and Silver ............................................................................................................................. ... 160 Table 53 : Gold Tailings - CRMET - 002 - Leaching after Gravity Testing ....................................................................................... 160 Table 54 : Gold Recovery - CRMET - 002 - Leaching after Gravity Testing ...................................................................................... 161 Table 55 : Summary of Settling Tests Results ............................................................................................................................. ... 161 Table 56: Summary of Flotation Tests Results ............................................................................................................................. . 162 Table 57: CRMET – 005 - Head Sample Analysis ............................................................................................................................. 162 Table 58: Gravity Concentration Results – Gold, Silver and Tailing GRG ...................................................................................... 163 Table 59: Leaching Test Results – No Activated Carbon ............................................................................................................... 163 Table 60: Leaching Test Results – No Activated Carbon ............................................................................................................... 163 Table 61: Leaching Test Results – With Activated Carbon ............................................................................................................ 164 Table 62: Leaching Test Results – No Activated Carbon ............................................................................................................... 164 Table 63: CN Neutralization Using Sodium Metabisulfite (SMBS) as Oxidant .............................................................................. 164 Table 64: Samples Used in the Variability Tests........................................................................................................................ ... . 165 Table 65: Variability Tests Results – Oxide Samples ..................................................................................................................... 167 Table 66: Variability Tests Results – Transition Samples .............................................................................................................. 167 Table 67: Variability Tests Results – Transition Samples .............................................................................................................. 167 Table 68: Variability Tests Results – Sulphite Samples – South Area ............................................................................................ 168 Table 69: Variability Tests Results – Sulphite Samples – Centre Area........................................................................................... 168 Table 70: Variability Tests Results – Sulphite Samples - Centre Area............................................................................................ 168 Table 71: Variability Tests Results – Sulphite Samples - Centre Area............................................................................................ 169 Table 72: Variability Tests Results – Sulphite Samples - North Area............................................................................................. 169 Table 73: Variability Tests Results – Oxide Samples ..................................................................................................................... 169 Table 74: Variability Tests Results – Transition Samples .............................................................................................................. 170 Table 75: Variability Tests Results – Transition Samples .............................................................................................................. 170 16

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Table 76: Variability Tests Results – Sulphite Samples – South Area ............................................................................................ 170 Table 77: Variability Tests Results – Sulphite Samples – Center Area........................................................................................... 171 Table 78: Variability Tests Results – Sulphite Samples - Centre Area............................................................................................ 171 Table 79: Variability Tests Results – Sulphite Samples - Centre Area............................................................................................ 171 Table 80: Variability Tests Results – Sulphite Samples - North Area............................................................................................. 172 Table 81: Pilot Plant Sample - Size Distribution ............................................................................................................................ 172 Table 82: Pilot Plant Sample - Gold Distribution ........................................................................................................................... 172 Table 83: Gold Recovery by Size Fraction..................................................................................................................... ... .............. 173 Table 84: Gold Recovery in Gravity and Leaching Tests................................................................................................................ 173 Table 85: Statistical Summary of Gold Head Assaying.................................................................................................................. 176 Table 86: Summary of Gold Search Statistics................................................................................................................... ... .......... 176 Table 87: Summary of Cyanide Leach Conditions ......................................................................................................................... 178 Table 88: Borborema Project: Unconfirmed Compressive Strength Determination ..................................................................... 180 Table 89: Comminution Test work – Summary I ........................................................................................................................... 180 Table 90: Comminution Test work – Summary II .......................................................................................................................... 181 Table 91: Gold Grade by Size Results ............................................................................................................................. ... ............ 182 Table 92: Head Assays ............................................................................................................................. ... .................................. 182 Table 93: Summary Direct Leach Testing - Master Composite ..................................................................................................... 183 Table 94: Summary Direct Leach Testing ............................................................................................................................. ... ...... 184 Table 95: Summary Direct Leach Testing - Variability Sample...................................................................................................... 184 Table 96: Loading Carbon Testing - Master Composite Sample ................................................................................................... 185 Table 97: Sequential Batch CIP Test – Master Composite Sample ................................................................................................ 186 Table 98: Flotation Tests Conditions and Results...................................................................................................................... ... . 187 Table 99: Head Assay - Master Composite.................................................................................................................... ... ............. 187 Table 100: Screen Fire Assay Results...................................................................................................................... ... .................... 188 Table 101: Head Assay - Variability Composites ........................................................................................................................... 189 Table 102: SO2/Air (INCO) Cyanide Detoxification Test Conditions and Results........................................................................... 190 Table 103: Mica Screen Analysis ............................................................................................................................. ... ................... 190 Table 104: X - Ray Semi - Quantitative Assay ............................................................................................................................. ... ... 191 Table 105: Summary of Sample Inventory and Composition Interval ........................................................................................... 192 Table 106: Summary of the Comminution Tests ........................................................................................................................... 193 Table 107: Statistical Analysis of the Comminution Test Results .................................................................................................. 194 Table 108: Drilling database on the Borborema Property ............................................................................................................ 197 Table 109: Assigned bulk density for the Borborema Mineral Resource Block Model.................................................................. 198 Table 110: Summary Au and SG descriptive statistics by composite length ................................................................................. 201 Table 111: Summary length statistics for composite length analysis ........................................................................................... 201 Table 112: Summary descriptive statistics for raw assay data ..................................................................................................... 203 Table 113: Summary descriptive statistics for 2 m composited uncapped and capped Au by mineralization Shell ..................... 205 Table 114: Summary modeled variography by estimation zone................................................................................................... 209 17

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Table 115: Summary statistical evaluation of the 0.2 g/t Au grade shell ..................................................................................... 213 Table 116: Summary statistical evaluation of the 0.5 g/t Au grade shell ..................................................................................... 214 Table 117: Summary statistical evaluation of the 1.0 g/t Au grade shell ..................................................................................... 215 Table 118: 2022 Borborema block model parameters.................................................................................................................. 218 Table 119: Summary neighbourhood search parameters by estimation pass .............................................................................. 221 Table 120: Statistical comparison of block and composited Au grades ........................................................................................ 225 Table 121: Assumptions for Mineral Resource Cut - off Grade and economic shell (Deswik, 2025)............................................... 228 Table 122: Borborema Property – Summary of Gold Mineral Resources as of December 31, 2025, Based on a cutoff - grade of 0.20 g/t Au ............................................................................................................................. ... ................................................... 232 Table 123 : Mineral Resources exclusive of Mineral Reserve Grade - Tonnage Curve for Borborema ............................................ 233 Table 124 : Mineral Reserves Borborema Project, Effective Date December 31 st , 2025 ................................................................ 238 Table 125 : Pit Optimization Parameters ............................................................................................................................. ... ....... 240 Table 126 : Pit Optimization Run Results (In Situ Values) .............................................................................................................. 241 Table 127 : Mine Scheduling ............................................................................................................................. ... .......................... 251 Table 128 : Explosives and Accessories Consumption by Year ....................................................................................................... 253 Table 129: Major Open Pit Equipment Requirements................................................................................................................. .. 255 Table 130: Mine Labor Peak Number....................................................................................................................... ... .................. 255 Table 131: Ore characterization............................................................................................................. ... .................................... 259 Table 132: Project design criteria..................................................................................................................... ... .......................... 260 Table 133: Implementation Schedule Highway Modification ....................................................................................................... 272 Table 134: Plant substations.................................................................................................................. ... .................................... 274 Table 135: Structures and concepts developed.................................................................................................................... ... ...... 291 Table 136: Summary of analysis results - Safety Factors obtained ............................................................................................... 292 Table 137: Implementation Schedule Transmission Line Relocation ............................................................................................ 294 Table 138: Borborema Project Licenses and Permits Held by Aura............................................................................................... 298 Table 139: Description of Surface Water Sources ......................................................................................................................... 301 Table 140: Summary of the Water Balance for the Process Plant. ............................................................................................... 303 Table 141: Surface Water Parameters ............................................................................................................................. ... .......... 304 Table 142: Distance of Indigenous Lands and Conservation Areas of Rio Grande do Norte from the Borborema Project ........... 315 Table 143: Social and Environmental Plans and Programs........................................................................................................... 321 Table 144: List of Areas to be Recovered ............................................................................................................................. ... ...... 322 Table 145: Closure Costs Summary ............................................................................................................................. ... ............... 323 Table 146: Overall CAPEX Estimation................................................................................................................... ... ...................... 325 Table 147: Road deviation CAPEX Estimation ............................................................................................................................. .. 326 Table 148: Transmission Line relocation CAPEX Estimation.......................................................................................................... 326 Table 149: OPEX for the Borborema Project ..................................................................................................................... ... ......... 328 Table 150: Labour Cost Estimations.................................................................................................................. ... ......................... 329 Table 151: G&A Cost Estimations ............................................................................................................................. ... ................. 329 Table 152: Energy Cost Estimations ............................................................................................................................. ... .............. 330 18

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Table 153: Reagents and Consumables Cost Estimations............................................................................................................. 330 Table 154: Maintenance Cost Estimations.................................................................................................................. ... ............... 331 Table 155: CAPEX Sustaining................................................................................................................... ... ................................... 332 Table 156: Mine Closure - Calculation.................................................................................................................. ... ...................... 333 Table 157: Contributors and Their Roles in Developing the Total Economic Model. .................................................................... 334 Table 158: Summary Results of the Financial Model .................................................................................................................... 335 Table 159: Summary of Production Plan......................................................................................................................... ... ........... 338 Table 160: Initial Capital Cost Summary and Disbursement Schedule.......................................................................................... 339 Table 161: Working Capital Summary ............................................................................................................................. ... .......... 339 Table 162: Operating Costs Summary...................................................................................................................... ... .................. 340 Table 163: Annual Revenue...................................................................................................................... ... .................................. 342 Table 164: All - In Sustaining Costs ............................................................................................................................. ... ................. 343 Table 165: Project Cash Flow ............................................................................................................................. ... ........................ 344 Table 166: Gold Price x Exchange Rate (USD/BRL) (NPV – left table and IRR – right table) ......................................................... 345 Table 167: Gold Price x Discount Rate (NPV – left table and IRR – right table) ............................................................................ 345 Table 168: NPV Sensitivity.................................................................................................................. ... ........................................ 345 19

Technical Report Summary – Borborema Gold Project – March 30th, 2026 1 EXECUTIVE SUMMARY 1. PROPERTY DESCRIPTION AND LOCATION The Borborema Project, located in the southern portion of the state of Rio Grande do Norte in northeastern Brazil, is situated 26 km east from the well - established town of Currais Novos, which has good infrastructure and a population of approx . 45 , 000 people . The Project comprises three (3) mining concessions totalling 2 , 907 . 2 hectares . Most of the gold (Au) Mineral Resource based on the January 2023 estimate by SRK Consulting (US) Limited (“SRK”) is located in mining concession numbers 805049 / 1977 and 840152 / 1980 , with a small remaining portion located in mining concession 840149 / 1980 . 2. GEOLOGY AND EXPLORATION The Borborema Project area is situated in the top of the Seridó Group stratigraphy (the Seridó Formation) within a sequence of banded arkosic metapelitic schists, subjected to upper - amphibolite facies regional metamorphism . Mineral assemblages are dominated by plagioclase, potassium feldspar (K - feldspar) and quartz, with subordinate biotite, garnet, sillimanite, cordierite, muscovite and andalusite . This assemblage is indicative of high temperature ( 650 - 700 e C) and relatively low pressure ( 3 - 4 kb) conditions . Quartzo - feldspathic bands resulting from partial melts both crosscut and parallel the schistosity, dominantly in the more pelitic cordierite schists . Widespread retrograde sericite overprints the prograde mineral assemblage . The schists are intruded by Brasiliano - age pegmatite bodies . During the Neoproterozoic the region underwent a complex tectonic evolution involving thrusting (D 2 ) and transcurrent shearing (D 3 ), as indicated by the presence of both low - and high - angle structures (the S 2 and S 3 foliations, respectively) . The main Borborema ore body has overall dimensions of approximately 600 m in the down - dip direction, 3 , 500 m along the strike, and averages of 50 m in thickness in the central and 30 m in thickness in the southern and northern parts . The Borborema deposit is located within a northeast - southwest trending shear zone and displays a penetrative north - northeast - trending fabric, dipping southeast at around 40 degrees . The Borborema deposit has been drilled out at nominal drill spacing of approximately 50 m x 50 m . A total of 303 diamond drill holes and 921 reverse circulation (RC) holes totalling 109 , 090 m were drilled between 1979 and 2022 and were used to generate the Borborema 3 - D models . In the Borborema deposit area (Sao Francisco historical pit) four distinctive structural and strongly deformed domains were identified : A shallow dipping, leucosome - rich hanging - wall zone with strong deformation features which is metamorphosed under amphibolite facies . The folding is tight . Crenulations and S - C fabrics in shear zones are abundant . A mylonitic zone (retrograde zone) cut with faults (D 2 b) developed along the main Sao Francisco Shear zone (D 3 ) . Stratigraphy has been overturned and thrusted and retrograde alteration is strong and dominant . The mineralization mainly developed in the retrograde zone . A moderate to strong shearing zone with wavy shear fabric mainly developed within quartz - muscovite - biotite schist and on the footwall side of the Sao Francisco shear zone . Crenulation cleavages are abundant and dips steeper than in the shear zone . This zone is mainly barren and represents the main metamorphic event in lower amphibolite facies . 20

Technical Report Summary – Borborema Gold Project – March 30th, 2026 A quartz - feldspathic footwall schist with meta - sedimentary origin and bedding, which can be labelled as a footwall schist where layering and bedding are clearly preserved . The host rocks metamorphosed under lower amphibolite and upper greenschist facies . The mineralization is strongly controlled by regional structure with secondary structures providing the preferred host for gold . In addition to the main mineralised zone, several thinner sub - parallel zones of with gold mineralization were identified . Two distinct gold mineralization types are identified in drill cores : 1 ) disseminated free gold, and 2 ) gold in association with sulphide mineralization represented by pyrrhotite, chalcopyrite, pyrite, sphalerite, and galena . Additionally, the sulphide mineralization was observed in the outer contact between chert boudins and schist along with or within schist foliation . The continuity of mineralization observed in select diamond drill core shows a highly discontinuous nature . Sulphide - hosted gold (Au) appears primarily along psammitic schist foliations and around the perimeter of quartz veins and boudins . The visual inspection of sulphide mineralization in core with correlated analytical results appears to indicate a relatively high concentration of gold in pyrrhotite such that a sub - cm scale zone of sulphide mineralization resulted in grades commonly exceeding 1 g/t Au . The mineralised sequence has been subjected to a complex, multi - stage deformational history, with folded, sheared, dismembered and boudinage quartz and quartz - carbonate veins and veinlets commonly associated with the gold mineralization . The genesis of gold mineralization is poorly understood on a property and regional scale Some geologists who studied the geology of the deposit area in the past associated the gold mineralization with peak metamorphism adjacent to D 2 shear zones (Stewart, 2011 ), while others believe that the deformational event which accompanied gold mineralization was an extensional event forming a linear dilatational feature (Baars, 2011 ) . It has been suggested that the base metal sulphide mineralization event may be independent of the gold event ; the lack of direct correlation between gold and silver also suggests deposition in separate events or pulses . Other geologists concluded that a second shallow - dipping structure was associated with mineralization that was separate from and oblique to the main shear zone . The shallowly dipping ore system lies in a strongly attenuated axial plane - parallel zone within the overturned limb of a large, inclined fold (Holcombe, 2012 ) . The deposit at the Borborema Project is considered to be a classic mesothermal/orogenic gold deposit type in a sheared and deformed Archaean to Proterozoic age greenstone belt sequence comprised of metamorphosed volcanic - sedimentary rocks units intruded by slightly younger post - tectonic igneous bodies . Orogenic gold deposits are among the most important sources of gold production in the world . The geology of the Borborema Project area and its gold occurrences are strikingly like many other gold - bearing schist belts throughout the world . Several companies have completed various exploration programs at the Project and surrounding region including Itaperiba Mármores e Granitos LTDA ( 1979 - 1983 ), Mineração Xapetuba (1984), Mineração Santa Elina ( 1994 - 1997 ), Caraíba Metais LTDA (2007), Crusader ( 2009 - 2012 ), Big River ( 2021 - 2022 ), and Aura Minerals (2022) . Systematic exploration mainly was carried out by Crusader and later by Big River which included mapping and structural interpretations, geochemical sampling, and drilling . Aura since the acquisition of the project in 2022 , carried out regional geophysical modeling and will start more systematic exploration work in the acquired claims from Big River . 1.3 DRILLING, SAMPLING & ASSAYING Historical drilling on the Borborema Gold Project has been completed in various campaigns since 1979 by several companies including Xapetuba, JICA, Santa Elina, and Caraíba . Table 1 summarizes these different drilling campaigns . Figure 43 shows the location of these historical drillings . 21

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Table 1: Historical drilling (DDH & RC) statistics in Borborema Project Total Reverse Circulation Diamond Drilling Campaign Meters Holes Meters Holes Meters Holes Year Company 4,809 211 4,545 198 264 13 1984 - 1990 Xapetuba 400 2 400 2 1991 JICA 1,185 15 1,185 15 1995 Santa Elina 10,528 75 10,528 75 2007 Caraíba 16,922 303 4,545 198 12,377 105 Total 22 The diamond drilling was completed by conventional and wireline techniques using HQ and NQ diameter core except for the JICA drilling which used AX diameter core . Crusader began drilling on the Project in August 2010 and drilled consistently until the end of 2012 . Crusader drilled 1 , 235 m in 10 diamond drill holes for a metallurgical study . Big River drilled 13 holes to extend the known mineralisation at depth and increase the inferred mineral resources . Table 2 summarizes these drilling programs . Table 2: Crusader and Big River (DDH &RC) drilling statistics in Borborema Project Total Reverse Circulation Diamond Drilling Campaign Meters Holes Meters Holes Meters Holes Year Company 87,027 908 46,026 723 41,001 185 2010 - 2014 Crusader 5,141 13 5,141 13 2021 - 2022 Big River 92,168 921 46,026 723 46,142 198 Total The drilling was completed in various stages and for various purposes . Table 3 shows the detailed statistics of each drilling campaign . Crusader drilled 1 , 235 m in 10 diamond drill holes for a metallurgical study which is included in the resource building category since the results was used also for Mineral Resource estimation . Table 3: Crusader drilling detailed statistics in Borborema Project Total Rotary Air Blast Auger Drilling Reverse Circulation Diamond Drilling Drilling Program Meters Holes Meters Holes Meters Holes Meters Holes Meters Holes 62,925 552 23,794 380 39,131 172 Resource 13,984 267 13,984 267 Condemnation 8,501 77 8,248 76 253 1 Exploration 382 2 382 2 Geotechnical 1,235 10 1,235 10 Metallurgical 250 48 250 48 Heap Leach Piles 238 98 238 98 Grade Control 87,515 1,054 238 98 250 48 46,026 723 41,001 185 Total The diamond drilling has been completed by the wire line technique using HQ and NQ diameter core . Each core run was approximately 3 Meters and the core recovery in un - weathered rock was excellent . On average the fresh rock recovery in each hole was 97 . 9 % with an overall average recovery of 96 . 9% . The RC drilling generally used 5 . 5 ” drill - bits and some completed with 4 . 5 ” bits . The theoretical sample mass for each metre was calculated using the volume of the metre drilled, depending on the bit size, and multiplying it by the density of the material

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Technical Report Summary – Borborema Gold Project – March 30th, 2026

obtained from test work using drill core. The minimum recovery in the drilling contract was 85%, but in general the RC drill-holes achieved well above this, with minimal to no groundwater or voids in the area to cause major drilling problems.

All of Crusader's drill hole collars were surveyed using a differential GPS (DGPS) by the Crusader surveying team. The collar positions for all located historical drill holes (e.g., Caraíba drill holes) were also re-surveyed by Crusader. The drill holes were picked up using a DGPS to an accuracy of greater than 5 cm. Crusader has also compiled a surface topography file with a similar accuracy.

Downhole surveys for Crusader and Big River diamond drill-holes at the Borborema Project were completed using a Devico Peewee wellbore electronic single shot survey system. The instrument works the same as a Reflex Easy- Shot unit and is to industry standards.

There is a little information available for sample preparation and QA/QC measures for drilling and sampling prior to the Crusader acquisition of the Project.

Prior to the Crusader acquisition of the Project, diamond core was selectively sampled at intervals from 0.55 m up to 3 ml based on the interpreted geological contacts. Longer samples were taken where lithologies were not considered to be likely hosts for mineralisation. Due to subjective selection of lithological boundaries and the likely open pit mining methods, Crusader sampled uniform 1 metre intervals for both RC and diamond drill core.

The core was cut in half lengthways with a diamond core saw. Half core was sent for assay, and the remaining half core was stored at the Project core shed. The vast majority of RC sample splitting was done at the rig by a splitter attached to the cyclone.

Two Brazilian laboratories were contracted by Crusader for sample analyses: Bureau Veritas Laboratory (BV) and ALS Laboratory. In addition, check sampling was undertaken at Acme Analytical Laboratories Ltd (Acme) in Santiago, Chile and by Bureau Veritas' Ultratrace Laboratory in Perth, Western Australia. Big River used SGS GEOSOL Laboratórios LTDA (Rodovia MG010, Km 24,5, bairro Angicos, CEP: 33206-240. Vespasiano/MG.) for 2021-2022 drilling campaign.

The analyses carried out by the four laboratories are summarised in Table 4 below.

Table 4: Laboratory analysis techniques used by Crusader

Lab	Lab Code	Sample Digestion	Finish	Company	Main Element	Limit of detection (ppm)	Use
Bureau Veritas	FA001	Fire Assay	AAS	Crusader	Au	0.001	Normal
ALS	Au-AA26	Fire Assay	AAS	Crusader	Au	0.01	Normal
ACME	G6-50	Fire Assay	AAS	Crusader	Au	0.005	QC
Ultratrace	FA002	Fire Assay	ICPM	Crusader	Au	0.001	QC
SGS	FAA505	Fire Assay	AAS	Big River	Au		Normal

The entire sample preparation for Crusader 2010-2011 and 2021-2022 drilling campaigns was carried out in designated laboratories.

Crusader's QA/QC programme comprised submitting sample blanks, standard reference samples, sample duplicates, and inter-laboratory check samples. The rate of sample submissions for blanks and reference materials was 1 in 20 samples, duplicates 1 in 25 samples (only for RC holes) and interlaboratory check assays 1 in 10 samples.

A series of QC analyses on the QA/QC data was done by third party consultants and Crusader geologists. The Bureau Veritas assay results showed poor accuracy for the standards and contamination of the blanks. Investigation of the Bureau Veritas re-assays

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 showed no improvement of the QC data. The re - assaying of the pulps by Ultratrace was better. Key findings from this exercise are summarised below: I. Field duplicates show good repeatability, with almost 60% of assays within 10% precision limits. All field duplicates are RC chips. II. Lab repeats are fairly good (64% of data within 10% precision limits), with limited bias. III. 24 Lab checks are fair, better for RC samples than core, but both data sets show scatter at higher grades where original assays are significantly higher than subsequent checks . This may indicate that re - homogenization of the sample pulp has not occurred . IV. Blanks are reporting above detection limits ( 0 . 001 g/t Au) for both the Crusader internal blank and the Bureau Veritas QZ blanks . However, the highest value reported is 0 . 06 g/t, and this is an improvement on the Bureau Veritas laboratory . V. No Crusader standards have been submitted. VI. Ultratrace internal standards report within acceptable limits of 2 standard deviations from the expected mean. VII. Based on the available data, the Ultratrace data appears to be both accurate and reports acceptable levels of precision. VIII. Comparison of the original Bureau Veritas assays with the Ultratrace assays is poor, with only 28 % of data falling with 10 % precision limits (after removal of assays < 0 . 1 g/t Au) . However, the relative precision is consistent across the grade range at approximately 30% (see the T&H plot) and the relative bias is less than 5% . The bias is in favour of the Bureau Veritas assaying . This study indicated low confidence in the Bureau Veritas assay data, and therefore 1,166 samples from all batches (1 to 9) were sent to ACME Laboratory in Chile, for umpire checks. Summary findings of the ACME QC data are as follows: I. Blanks show no indications of contamination. II. It is difficult to comment on laboratory precision as the internal checks have returned codes of insufficient sample for nearly half (13) of the original 28 samples. Of these, 7 samples have check assays within 10% difference. III. ACME results compare poorly with both sets of Bureau Veritas assay data (i.e., original and re - assays). IV. ACME results compare well with ALS assay results. V. ACME results compare favourably (with a few exceptions at the data extremes), with the Ultratrace re - assays. VI. There is no difference (where there are sufficient samples) between pulp and coarse reject samples. VII. There is a slight negative bias for pulp samples (i.e., original results higher than ACME results, particularly at higher grades). 34% of pulp sample pairs are within 10% precision limits. VIII. There is a slight negative bias (i.e., original results higher than ACME results, particularly at higher grades). 35% of sample pairs are within 10% precision limits. Despite the relative lack of confidence in the Bureau Veritas results it was concluded that enough volume of samples had been re - analysed at ALS and ACME with reliable results to enable a JORC - compliant Mineral Resource to be estimated . It was recommended that all Bureau Veritas samples used in the estimate be re - assayed at an Umpire laboratory for inclusion in future resource and reserve estimates . This task was completed by the ALS laboratory .

Technical Report Summary – Borborema Gold Project – March 30th, 2026 The Big River QA/QC program included submittal of both blind and non - blind control samples into the sample stream being analyzed by the SGS laboratory . Big River maintained internal quality control by inserting a minimum of one blank sample in each batch mainly after each mineralized zone, two standards - one high grade and one low grade in each analytical batch of 40 samples ( 5% ), and a minimum of two core duplicates in each analytical batch of 40 samples ( 5% ) . Duplicate sample analysis, averaging five samples per hole, was requested after the original results were received . The control sample assay results of the internal QA/QC program were monitored, including the CRMs, blanks, and coarse duplicates . Additionally, systematic checks of the digital database were conducted against the original signed Certificates of Analysis from the laboratory . 4. DATA VERIFICATION As part of the mineral resource validation and estimation, SRK Consulting (U . S . ), Inc . (“SRK”) performed a data verification exercise . This included a site visit by the Qualified Person, review of drilling data, Au assay and SG data, review of select drill core, review of twin drilling data, review of data acquisition procedures, and interviews with site geologist . It is the Qualified Person’s opinion that the raw drilling data used for estimating Mineral Resources has been adequately reviewed and classified in accordance with S - K 1300 guidelines . Items identified as potential project risks, low confidence data, or lack of historical production data is accounted for in the Mineral Resource classification . Data verification performed by SRK included comparison of the drilling database by sample ID of gold grade found in original laboratory certificate data against corresponding values for gold with matching IDs in the assay database . From the certificate files provided, SRK identified 57 , 912 sample IDs in the certificates provided containing gold values that SRK could match IDs for in the database, representing 79 . 71 % of the gold values in the assay database . Of those 57 , 912 matching sample IDs, 211 mismatched values were identified representing an error rate of 0 . 37% ( 99 . 63 % match rate) . SRK identified a low ( 0 . 37% ) error rate between original source data found in certificates and the data in the assay database . In summary, it is the Qualified Person’s opinion that the assay database has been verified and is appropriate for use in Mineral Resource estimation . SRK reviewed the use of reverse circulation (RC) sampling alongside diamond drill core (DDH) data in the deposit to determine reliability of the RC data on grade and potential biases that may incur from RC sampling in a highly variable – moderate to high nugget deposit . In summary, it is SRK’s opinion that minor biases and dilution is likely occurring in RC holes . Additional reviews of collar, downhole surveys, logging, SG, and supporting data resulted in SRK’s opinion that the Borborema drilling database is suitable for use in estimation of mineral resources . 5. MINERAL PROCESSING AND METALLURGICAL TESTING In the initial test work and studies for the Borborema Project resource model, the metallurgical or lithological domains were not evaluated . Samples for metallurgical tests were developed by selecting a grade, i . e . , oxide, transition, or fresh, and then targeting head grades within each zone for that grade . Composite samples were then developed by combining cores from identified holes that would achieve the stipulated head grade . Although this approach identifies material with respect to head content, it does not necessarily develop samples that reflect variations in mineralogical species and spatial distribution . The studies of metallurgical tests to evaluate the behaviour of the ore and the definition of the process route started in 2010 with samples CRMET - 001 to CRMET - 036 , conducted by the company Testwork Desenvolvimento de Processos . These studies supported the development of the pre - feasibility study (PFS) in 2012 , prepared by CRA/TetraTech, for a 4 . 0 Mtpy project . These studies were used until 2016 and included hydrometallurgical tests, and tests to define the parameters of comminution, sedimentation, and filtration . Subsequently, new samples were collected based on the lithological characteristics of the ore, with the aim of revalidating the initial information . This new metallurgical test work, identified by A 17445 , was performed to validate the mineral processing flowsheet and to expand understanding of the metallurgical variability of the Borborema Project ore body . The program was completed by ALS Ammtec in Perth, Western Australia between July and September 2019 . The test work program comprised : 25

Technical Report Summary – Borborema Gold Project – March 30th, 2026  Test work to establish optimal leaching conditions (particle size and cyanide concentration) master composite sample.  Determination of reagent consumption under optimal conditions.  Leaching in master composite samples for sequential carbon - in - leach (CIL), loading carbon, and cyanide detoxification parameter setting.  Hydrocycloning and screen test to determine the behavior of the mica.  Leaching performance on 10 samples of variability in a grind size with P80 ≤106 μm. In addition to these tests, ALS Ammtec also prepared samples to be sent to Outotec for thickening and filtration testing . OMC performed a study for the comminution circuit to confirm the comminution behaviour with the option selected to achieve 2 . 0 Mtpy at a P 80 106 μm grind size . Test work was completed on master composite and variability samples prepared by ALS from eight boreholes that crossed the ore below the existing pit, and the samples were considered representative of the ore and average grade of these composites that were aligned with the long - term average grade of the mine operation . An optimization test program was performed on Sample Master Composite and included the following :  Preparation of samples for master composition and analysis of composites.  Determining the appropriate test method.  Grind optimization – cyanide leaching tests were performed on three grind sizes (P80 ≤ 90 μm, 106 μm, and 125 μm) to establish an optimal grind size.  Leach optimization for size P80 ≤ 106 μm, initial cyanide concentration of 350 ppm, and leaching time of 36 hours. Previous work identified a high degree of variability with head - grade content determination . Investigative work carried out at ALS/Ammtec in Perth - WA identified that this was due to a very high concentration of gold in coarse particles . The use of the “metallic screen fire assay” technique provided reasonable consistency in the determination of head contents . The results of tests to evaluate the adsorption kinetics of gold on carbon indicate an adsorption rate compatible with industrial practices . No unusual loading characteristics were observed . The results of the gold loading tests on the carbon in the steady state are also within the norms practiced in projects of similar size in the gold industry . The cyanide detoxification test was performed using the SO 2 /air oxidation process to determine the consumption of reagents and conditions to achieve the destruction of sodium cyanide in tailings . Test results for cyanide neutralization indicate that :  The Air/SO2/Cu2+ method successfully reduces cyanide weak acid dissociable (CNWAD) to levels below 1 ppm.  The lime dosage at 1.7 kg/kg SO 2 proved to be efficient to adjust the pH of the sodium metabisulfite/copper sulphate/cyanide SMBS/CuSO4/CN - reaction.  The addition of copper proved to be effective in eliminating dissolved iron. Ten leaching tests were carried out to evaluate gold recoveries between zones and head - grades in variability samples . Results showed a gold extraction in the range of 90 . 2 % to 97 . 9 % with residues in the range of 0 . 01 to 0 . 28 g/t Au . Reagent consumption was low in all evaluated tests . The average consumption of cyanide was 0 . 24 kg/t and 0 . 46 kg/t for lime, which is in line with the consumption observed in tests with master composite samples . The test for evaluation of the analysis test method was proposed to define a method to evaluate the gold content during the execution of specific tests on the bench . This work was carried out by ALS, in one master composite sample and eight samples for variability with different gold concentrations ; for each sample the 26

Technical Report Summary – Borborema Gold Project – March 30th, 2026 repeatability was defined . The results of the test work suggested that aqua regia extraction as a test method showed good results when gold contents are below 2 . 5 g/t Au . The tailings disposal method proposes to include a thickener after the cyanide neutralization to recycle the water and produce a pulp with density favorable for filtration . The tailings sample tested reached densities around 54 to 55 % solids (w/w) . The Horizontal Vacuum Belt Filter technology was tested, and the flocculant application increased the filtration rate and, consequently, decreased the final cake moisture . It's possible to achieve higher filtration rates with cake moisture in the stipulated range . 1.6 MINERAL RESOURCES SRK Consulting (U . S . ), Inc . (“SRK”), acting as third - party firm Qualified Person, performed the Mineral Resource Estimate in support of the Borborema Feasibility Study (FS) report with an effective date of 31 December 2025 . All definitions for Mineral Resources comply with all disclosure standards for mineral resources under ΑΑ 229 . 1300 through 229 . 1305 (subpart 229 . 1300 of Regulation S - K) . All supporting drilling and geological data were provided by Aura and reviewed by the Qualified Person . SRK constructed the block model, performed grade shell modeling of mineralization, interpolation of gold concentrations, scripting of bulk density, assigning Mineral Resource classification based on SEC definitions, and calculated the Mineral Resource statement . The mineral resource block model was finalized in late 2022 and updated mineral resource statement is effective as of 31 December 2025 . The drill hole database supporting the Mineral Resources contains 1 , 370 drillholes for 109 , 578 m across the entire property with 74 , 038 sample intervals utilized to inform the mineral resource estimate for Borborema . A breakdown of drilling method, number of holes and total meterage is presented in Table 5 . Table 5: Drilling database on the Borborema Property Meters No. Drill Method 250 48 AUG 238 98 RAB 58,519 303 DD 50,571 921 RC 109,578 1,370 Total 27 Note: AUG = auger, RAB = rotary air blast, DD = diamond drilling, RC = reverse circulation. There are 29 , 617 specific gravity (SG) measurements from drilling data in the database used in Mineral Resources . These measurements are collected from core by Crusader (Cascar) personnel using the immersion method via the specific gravity apparatus onsite . The SG data demonstrates low variance across all samples . Within the sulphide zone, the Qualified Person notes the generally unaltered nature and the lithologic similarity of the main two rock types hosting mineralization . Bulk density was applied to the resource block model by oxidation zone including allotment for the mineralised sulphide . The applied bulk density values utilized in the Mineral Resource block model by domain are shown in Table 6 . Table 6: Assigned bulk density for the Borborema resource block model Bulk Density (g/cm 3 ) Zone 2.65 Oxide 2.76 Sulfide 2.77 Mineralized Sulfide

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Technical Report Summary – Borborema Gold Project – March 30th, 2026

SRK reviewed raw, 1 m, 2 m, and 3 m composite lengths to determine material effect or bias on these various composite lengths. A 2 m composite was used for estimation of the 2022 Mineral Resource model. It is the Qualified Person's opinion that use of a 2 m composite is considered appropriate based on the raw sampling intervals with the majority collected at 1 m length.

A comparative upper capping analysis was performed to review potential gold outliers and assess the potential estimation impact of gold capping. SRK selected multiple upper-end capping limits and various domains to assess local and global sensitivity and impacts of capping. Ultimately, a 20 g/t Au upper cap value from 2 m composited data was set as the upper capping limit within the broadly defined mineralised domain, defined by a numeric indicator model at a 0.1 g/t Au threshold. The impact of this upper cap resulted in capping of 54 composites, 3.3% total metal loss which obtained a 26% improvement in coefficient of variation (CV).

The Borborema Mineral Resource block model does not utilize a lithological model to confine the grade estimation but instead utilizes multiple gold grade shells to define estimation domains. This approach was used due to the inability to model lithostratigraphic correlations across the deposit. As the gold mineralisation is predominantly controlled by a primary structural zone trending north-south and dipping ~35 degrees to the east; it was this orientation that was used to define the grade shell directionality and trend.

The Mineral Resource block model utilized a minimum 0.2 g/t Au grade shell to constrain the estimation and thus, define the overall mineralisation envelop with potential for economic material. Within the 0.2 g/t Au grade shell, SRK has utilized two additional nested gold grade shells of 0.5 and 1.0 g/t Au that were also created in Leapfrog® Geo using the indicator numeric modeling tools (Figure 1). Parameters of the indicator grade shells include a 0.4 ISO value (probability), anisotropic trend aligned with the primary mineralisation zone at 35° dip and 90° dip direction. The indicator interpolant utilized a spheroidal model with a base range of 300 m.

SRK utilized an oxidation boundary surface constructed in 2012 by Crusader (Cascar) to discriminate oxide from sulphide mineralisation as the logging data was considered too variable and of lower confidence to construct this surface. The oxidation model is used to code bulk density in the Mineral Resource block model. SRK notes the surface is utilized to provide an approximate indicator of the transition but recognizes the confidence in the boundary is considered poor. Therefore, the simplicity of the oxidation boundary is in question, and the Qualified Person has accounted for this uncertainly through Mineral Resource classification.


2022 Borborema Au Grade Shells
0.2 g/t Indicator Grade Shell
0.5 g/t Indicator Grade Shell
1.0 g/t Indicator Grade Shell

Figure 1: Longitudinal view of Au grade shells, looking west (SRK, 2022)

The spatial continuity of gold grades across the Borborema deposit was assessed though experimental and modeled semi-variograms calculated using Leapfrog® Geo and Isatis software. SRK calculated multiple experimental semi-variograms investigating the sensitivity of continuity parameters to multiple thresholds on indicator grade shells and differences between drilling methods (DDH and RC).

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Technical Report Summary – Borborema Gold Project – March 30th, 2026

Summary findings from the variography and grade shell sensitivity analyses includes:

- The nugget effect is relatively consistent across multiple sensitivity trials at 40% to 50% of the sill regardless of grade shell, capping, or exclusion of RC data. Given the known deposit style of orogenic gold, observed mineralisation in core, the two styles of gold mineralisation (free and sulphide hosted), and spatial distribution of grades, a high nugget effect is expected.

- Ranges are short, typically less than the 50 m. This is also the mean drill spacing across the deposit which indicates a relatively low range of continuity between samples. SRK notes that this is a common feature in some low continuity deposits where the range will appear correlated with drill spacing and may result in early-project over confidence at wider spacing.

- Anisotropy varies by grade shell with the lower grade shell thresholds (0.1 and 0.2 g/t Au) showing continuity trends along the main north-south structure while higher grade shell's (0.5 and 1.0 g/t Au) show the major direction of continuity to be oblique of the north-south structure. This may support a theory of higher-grade, secondary shoots oriented oblique to the main structure.

- Use of the 0.1 g/t Au grade shell is considered satisfactory in delineating minimal mineralisation from areas of no or trace gold occurrences.

- A 0.2 g/t Au grade shell improves mean internal grade values by 20%, thus removing a material portion of low-grade material on the edges of the mineralised area.

- Overall, the mineralisation appears to be consistent along two main, sub-parallel zones with strike consistent with historical interpretation for the discrete two zones of higher grade.

SRK created a digital 3-D Mineral Resource block model using Leapfrog® Geo software. The model extents and block size were influenced by the property extents, geometry of mineralisation, previous block model (2012), expected selective mining unit (SMU), and mean data spacing across the deposit which is nominally 50 m. The updated Mineral Resource block model construction parameters are shown in Table 7.

Table 7: Borborema block model parameters (SRK, 2022)

Parameters (m)	X	Y	Z
Origin	9745	19080	530
Offset	775	3350	400
Block Size	25	25	5
Sub-block size	5	5	2.5
Rotation	None		

The updated Mineral Resource block model gold grade was estimated using Ordinary Kriging (OK) and inverse distance weighted squared (IDW2) methodologies constrained within nested grade shells at 0.2 g/t, 0.5 g/t, and 1.0 g/t Au indicatory grade shells (Figure 1).

The aim of the nested grade shell approach is to constrain higher grade gold mineralisation into specific zones of occurrences while limiting the potential over-influence of outlier high grade composites to impact the mean block grades. Due to the lack of modeled structural and geological information, it is SRK's opinion that the nested shell approach provides a satisfactory representation of gold distribution across the Borborema deposit.

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 SRK utilized a nested, soft - boundary grade shell technique with shells at 0 . 2 , 0 . 5 , and 1 . 0 g/t Au to limit the influence of outlier data to the broader mineralised volume which displays general lower grade attributes . A multi - pass method was used for estimation based on domains defined by these grade shells . The pass method was implemented to ensure all blocks within the model contain grade and provide a quantitative means of assessing the relative confidence to aid in classification due to the less restrictive nature of each progressive pass search neighbourhood . Summary search neighborhoods by domain and pass are presented in Table 8 : Summary neighbourhood search parameters by estimation pass (SRK, 2022 ) . No variable orientation was utilized due to the consistent planar nature of the mineralisation. Mineral Resources are classified in accordance with definitions in S - K 1300 into Measured, Indicated, and Inferred classifications based on identified uncertainly and risks . Blocks are assigned a classification based on criteria listed below . The Borborema gold deposit does not contain Measured Mineral Resources at this time due to uncertainties related to :  Lack of a lithostructural model in an orogenic gold deposit.  Inherent variability of economic gold grades and relatively high nugget effect.  Lack of supporting detail on the oxidation model supporting recovery assumptions for near - surface mineralisation.  Lack of detailed topographic survey across the property.  Lack of deposit - wide geochemical data to assess the potential for deleterious elements.  Inconsistent geological logging across the property.  Estimation not accounting for the two identified styles of gold mineralisation observed at the deposit. The Borborema gold deposit contains Indicated Mineral Resources based on the following criteria:  Validation of analytical gold data used in the estimate.  Review of summary QA/QC supporting information.  Use of diamond drill core for sample assay.  Mean drill spacing less than or equal to approximately 75 m.  Interpolated block gold grades supported by drilling data on all sides spatially.  Volume within Qualified Person created Indicated classification volume. The Borborema gold deposit contains Inferred Mineral Resources based on the following criteria:  Validation of analytical gold data used in the estimate.  Review of summary QA/QC supporting information.  Use of diamond drill core or RC drilling for sample assay.  Mean drill spacing less than or equal to approximately 100 m.  Minor volume of mineralized material extrapolated at depth.  Volume within Qualified Person created Inferred classification volume. To establish reasonable prospects for economic extraction (RPEE) as per S - K 1300 definitions of Mineral Resources, SRK applied an economic cut - off grade (CoG) to blocks constrained within an economic pit shell on the Borborema Property . This shell utilizes a 1 . 0 revenue factor, and variable pit slopes across the property . A longitudinal section of the Mineral Resource pit shell is shown in Figure 2 . Mineral Resources represent mineralized material within the Mineral Resource pit shell exclusive of Mineral Reserves and above an economic cut - off grade of 0 . 20 g/t Au . 30

31 Technical Report Summary – Borborema Gold Project – March 30th, 2026 Table 8: Summary neighbourhood search parameters by estimation pass (SRK, 2022) Discretization Drillhole Limit Outlier Restrictions Number of Samples Ellipsoid Directions Ellipsoid Ranges (m) General X Max Samples per Hole Threshold Distance (m) Method Max. Min. Pitch Dip Azimuth Dip Min. Interm. Max. Domain Method Interpolant Name 5 3 10 50 Clamp 6 4 170 95 35 12 30 100 0.2 g/t Au grade shell OK OK_Au_cap20_0.2GS_P1 5 2 10 50 Clamp 6 3 170 95 35 10 40 100 0.2 g/t Au grade shell OK OK_Au_cap20_0.2GS_P2 5 3 10 50 Clamp 6 4 13 95 35 5 30 60 0.5 g/t Au grade shell OK OK_Au_cap20_0.5GS_P1 5 2 10 50 Clamp 6 3 13 95 35 10 60 80 0.5 g/t Au grade shell OK OK_Au_cap20_0.5GS_P2 5 None 6 2 170 95 35 75 150 200 0.5 g/t Au grade shell IDW2 IDW2_Au_cap20_0.20GS_P3 5 3 10 25 Clamp 6 4 145 95 35 6 30 60 1.0 g/t Au grade shell OK OK_Au_cap20_1.0GS_P1 Figure 2: Longitudinal section, looking west, of the economic pit shell. Insert exh962 shows cross section, looking north (SRK, 2025)

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Technical Report Summary – Borborema Gold Project – December 31st, 2025

The Mineral Resource statement is presented in Table 9 with an effective date of January 31, 2023.

Table 9: Borborema Property – Summary of Gold Mineral Resources as of January 31, 2023, Based on cut-off grade at 0.20 g/t Au

CLASS	OXIDATION	MASS (Mt)	AVERAGE (Au g/t)	Au COG	RECOVERY	TOTAL METAL (Au Kt oz)
INDICATED	OXIDE	0.5	0.27	0.20 g/t	92.1%	4.7
	SULFIDE	13.6	0.38			164.2
	TOTAL	14.1	0.37			168.9
INFERRED	OXIDE	0.2	0.56	0.20 g/t	92.1%	3.7
	SULFIDE	24.9	0.88			702.4
	TOTAL	25.2	0.87			706.1

**Notes:*

1. Mineral Resources are reported exclusive of Mineral Reserves. Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability.
2. Mineral Resources have been categorized subject to the opinion of a Qualified Person based on the quality of informing data for the estimate, consistency of geological/grade distribution, data quality, and have been validated using visual and statistical analyses.
3. Mineral Resources tonnages and contained metal have been rounded to reflect the accuracy of the estimate, and numbers may not add due to rounding.
4. The economic CoG for Mineral Resources is 0.20 g/t Au based on the long-term outlook sale price of US$3,1000/troy ounce of gold, 92.1% recovery, average mining costs of US$3.10/t, processing costs of US$13.28/t, and sustaining capital costs of US$0.92/t.
5. Variable pit slope angles between 45 and 64.5 degrees, 0% mining dilution, and 100% mining recovery have been used for mineral resources.
6. Mineral Resources were reported above the economic 0.20 g/t Au CoG and are constrained by an optimized resource pit shell with all material categorized as mineral reserves excluded from the resource calculation. The quantity of Indicated mineral resources listed above represents the Indicated mineral resources locationed outside the mineral reserve pit shell and incremental CoG between 0.20 g/t Au and 0.26 g/t Au. The quantity of Inferred mineral resources represent Inferred located within the reserve pit shell and the resource pit shell. Inferred mineral resources are not considered to be of sufficient confidence for the application of reserve modifying factors.
7. The Qualified Person for Mineral Resources is the third party firm, SRK Consulting (U.S.), Inc. based in Denver, USA.

The sensitivity of Mineral Resources to changes in the economic CoG is presented below through the grade-tonnage curve in Figure 3. As the economic CoG is at 0.20 g/t Au, any material changes to project economic assumptions may materially affect the Mineral Resource tonnage and average grades.

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Technical Report Summary – Borborema Gold Project – December 31st, 2025 Figure 3: Grade tonnage curve for Mineral Resources exclusive of Mineral Reserves at Borborema 1.7 MINERAL RESERVE Borborema Project Mineral Reserve estimates as of December 31 st , 2025 , presented in this report, are based on the Mineral Resources provided by SRK . The key modifying parameters used to develop the open pit Mineral Reserves estimates as December 31 st , 2025 are summarized in Table 10 . 33

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Technical Report Summary – Borborema Gold Project – December 31st, 2025

Table 10: Mineral Reserve Key Modifying Factors Used on Pit Optimization Run

Modifying Factor	Value
Gold price	US$ 2,600/oz
Gold Refining Charge	US$ 138.49/oz
Royalties (CFEM[1])	1.5% of Gross Revenue
Exchange rate	R$ 5.5:US$ 1
Costs	
Mining fixed	US$ 0.39/t
Mining weathered	US$ 2.31/t
Mining fresh rock ore	US$ 3.10/t
Mining fresh rock waste	US$ 3.10/t
Processing	US$ 13.28/t processed
G&A	US$ 8,680,000/year
Sustaining	US$ 0.92/t processed
Plant recovery	92.1%
Mining recovery	95%
Total Dilution (planned and unplanned)	5%
Overall Pit Slopes	36.5 – 61.5°

[1] Note: CFEM is the Brazilian government royalty

Mineral Reserves within the engineered pit designs were reported using cut-off grades (COG) estimated by rock type, based on a gold price of US$ 2,600/oz and a R$:US$ exchange rate of 5.5.

The paved highway (BR-226) to the south and the high-voltage transmission line (HVTL) to the north—previously identified in the prior Technical Report (TR) as limiting infrastructure—no longer impose constraints on the pit design.

The Mineral Reserves are presented in Table 11. The Mineral Reserves have been estimated in accordance with Canadian National Instrument (NI) 43-101 Standards of Disclosure for Mineral Projects of June 2011 and Definition Standards for Mineral Resources and Mineral Reserves adopted by the CIM Council on May 2014 (CIM, 2014), which are consistent with the definitions in S-K 1300.

Table 11: Mineral Reserves Borborema Project, Effective Date December 31st, 2025

CLASS	OXIDATION	MASS (Mt)	AVERAGE (Au g/t)	Au COG	RECOVERY	TOTAL METAL (Au Kt oz)
PROVEN	OXIDE	0.1	0.64	0.26 g/t	92.1%	3
	SULFIDE	3.1	0.71			71
	TOTAL	3.2	0.71			73
PROBABLE	OXIDE	2.3	0.65	0.26 g/t	92.1%	49
	SULFIDE	65.0	0.89			1,865
	TOTAL	67.3	0.88			1,915
TOTAL		**70.6**	**0.88**	**0.26 g/t**	**92.1%**	**1,988**

Notes:
1. CIM (2014) definitions were followed for Mineral Reserves. These definitions are consistent with the definitions in S-K 1300.
2. Mineral Reserves have an effective date of December 31st, 2025. The Qualified Person for the estimate is Bruno Yoshida Tomaselli, B.Sc., FAusIMM, an employee of Deswik.

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Technical Report Summary – Borborema Gold Project – December 31st, 2025

3. Mineral Reserves are confined within an optimized pit shell that uses the following parameters: gold price US$ 2,600/oz; mining costs US$ 2.70/t weathered material, US$ 3.49/t fresh rock; processing costs US$ 13.28/t processed; general and administrative costs US$ 8.68 M/a; sustaining costs US$ 0.92/t processed; process recovery of 92.1%; mining dilution of 5%; ore recovery of 95%; pit inter-ramp angles that range from 36 – 64°. Average bulk density of 2.7 t/m³.
4. The point of reference for Mineral Reserves is the point of feed into the processing facility.
5. Tonnages and grades have been rounded in accordance with reporting guidelines. Totals may not sum due to rounding.
6 The Proven Mineral Reserves are entirely composed of stockpiled material.

The QP is not aware of any risk factors associated with, or changes to, any aspects of the modifying factors such as mining, metallurgical, infrastructure, permitting, or other relevant factors that could materially affect the Mineral Reserve estimate.

1.8 MINING METHOD

The mine design and operational assumptions were developed based on the following key criteria. The project comprises a single open pit with one Waste Rock Storage Facility (WRSF) located on the eastern side of the pit. Multiple haulage routes provide access between the pit, the run-of-mine (ROM) crushing pad, and the waste storage areas. A low-grade stockpile is located adjacent to the ROM/crushing pad to support feed blending. An existing 3.2 Mt stockpile is available at the start of the schedule; however, its use is not necessarily prioritized in the early years. Mining is planned on 20-meter bench intervals.

The Life of Mine (LOM) schedule extends for approximately thirty-five years and four months. Key scheduling parameters include a nominal plant throughput of 2.0 Mt per year and adherence to Aura's existing mine plan during the initial two years of operation. The processing facility is limited to a maximum of 10% oxidized material in the feed blend. Total material movement is estimated at approximately 16 Mt per year. Vertical development is supported by a 100-meter annual sink rate, equivalent to five 20-meter benches. A low-grade stockpiling strategy is incorporated to increase the head grade during the early phases of the operation.

Two key start-up constraints were also considered in the mine plan:

(1) the road bypass area becomes available for mining only after January 2028, and

(2) the HVTL (High-Voltage Transmission Line) corridor becomes available only after January 2029.

1.9 RECOVERY METHODS

The proposed beneficiation plant design is based on metallurgical testing and designed for optimal gold recovery with low capital and operating costs. In its initial conception, a conventional circuit for feeding 4.0 Mtpy was foreseen, consisting of three-stage crushing, ball mill, CIL, and thickening and filtering for dry stacking of the tailings, including desorption by the Anglo American Research Laboratory (AARL) method and electrolysis. The current design is based on a nominal feed of 2 Mtpy of ore, assuming a crushing plant availability of 75% and 90% for milling/CIL and supported downstream operations by an emergency stockpile of crushed ore and reserve equipment in critical areas. The Project includes single-stage primary crushing with a single stage semi-autogenous grinding (SSSAG) mill circuit at the 2.0 Mtpy stage to obtain a P_{80} of 106 µm product for cyanide leaching in the presence of activated carbon in obtaining gold recovery of 92.1%.

The beneficiation plant design incorporates the following unit process operations:

- Single-stage primary crushing to produce a crushed product size with 80% pass (P80) in 122mm.
- Belt conveyor to transfer the crushing product to feed a surge bin with a storage capacity of 500 t of ore. The recovery of ore from this bin will be through vibrating feeders and the excess crushed ore will be stored in an emergency pile with the material being recovered by a front loader.
- Grinding SSSAG in a closed circuit with hydrocyclones to produce a grinding size P80 ≤ 106 µm.

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Technical Report Summary – Borborema Gold Project – December 31st, 2025  Gravimetric concentration and intensive leaching circuit for the recovery of coarse gold, with a feed of 30 % of the circulating grinding load .  A hybrid circuit, incorporating a leaching tank and six tanks for leaching in the presence of activated carbon for gold adsorption .  Zadra Pressure elution circuit divided into a column for acid washing and a column for elution, with a capacity of six tonnes of activated carbon, electrolyte tank, electrowinning extraction, and precious metals smelting to recover gold and silver from carbon charged to produce bullion .  Thickening unit to recover water containing cyanide and reduce consumption of cyanide itself and reagents for neutralization .  Tailing treatment incorporating tanks for cyanide destruction using sodium metabisulfite/air/copper sulphate .  Final thickening unit for adapting the tailings slurry to the optimal density for filtering and recovering cyanide - free water for the process .  Tailings filtering station to obtain a cake with a moisture content of around 20 % that will be transported to an intermediate pile, and subsequently recovered by mechanical shovel and transported by trucks to the disposal shared with the mine waste . The crushing plant will operate with a nominal production of up to 304 tph, with an availability of 75% . Excess ore from the mill feed bin will be stored and retrieved from the emergency stockpile (approximately 12 , 000 t capacity) via a front loader (FEL) and belt conveyor to transfer the material to the SSSAG mill feed . The mill design was selected to produce a P 80 ≤ 106 μm product with a nominal feed rate of 254 tph . The SAG mill will be equipped with a variable speed drive and will operate in a single stage (SSSAG) in a closed circuit with a set of five hydrocyclones in operation . After metallurgical tests confirmation of the presence of coarse gold in the feed, a gravimetric concentration and intensive leaching circuit will absorb 30 % of the circulating load for the concentration of gold by gravity . Based on metallurgical test work, a configuration of one leach tank and six tanks containing leached activated carbon (CIL) was adopted to achieve 92 . 1 % gold recovery with consistently low tailings grades . The tanks will be identical in size with cyanide added to the CIL tanks as needed . The residence time will be 30 hours with solids density of 35 % w/w . Atmospheric air will be sparged to maintain an adequate level of dissolved oxygen for leaching into the CIL tanks . A Zadra - type elution circuit under Pressure (ZP), with two columns, one for the acid washing of carbon and the other for the elution of this pregnant carbon, was designed with the capacity to treat six tonnes of loaded carbon based on the metallic content of the feeding and recovery from gold extraction . An AARL - type circuit would be the initial option for offering greater operational flexibility . However, due to the uncertainty of the quality of water, with low concentrations of salts because of the use of wastewater from the city of Currais Novos, the option for ZP was chosen . Two electrowinning cells will operate one dedicated to the gravimetry circuit and the other to the CIL circuit . The Air/SO 2 system was selected as the cyanide destruction method after the tailings slurry undergoes thickening to recover cyanide - containing water and decrease reagent consumption . Subsequently, this neutralized pulp will be thickened again to recover cyanide - free water and thicken the pulp to suitability for filtration . With a higher percentage of solids in the tailings slurry, the efficiency of the filtering system will be facilitated to obtain dry tailings or tailings with low humidity of 20% . After filtering, the material will be deposited by a conveyor to form a heap in the shape of a bean, and from there it will be recovered by a front loader and transported by bucket truck to the disposal shared with the mine waste dump . 1.10 PROJECT INFRASTRUCTURE The general site plan (Figure 4 ) shows the planned locations of the main Project facilities, including the gatehouse and administrative areas, primary substation, processing plant, wastewater treatment plant (WTP), filtration, mine support area, access roads, pit and piles . Access to the facility is from the south side of the property from road BR - 266 . The main access will be 36

Technical Report Summary – Borborema Gold Project – December 31st, 2025 through the security gate near the process plant . The site will be fenced off to prevent access by unauthorized persons . The process plant is located west of the pit . The site plan design considered the site geography and terrain, and optimization of soil movement from cutting and for embankments . 37

Technical Report Summary – Borborema Gold Project – March 30th, 2026 38 Source: Aura (2026) Figure 4: General site plan

Technical Report Summary – Borborema Gold Project – March 30th, 2026 1.11 ENVIRONMENTAL STUDIES, PERMITTING, SOCIAL AND COMMUNITY IMPACTS The Borborema Project is in a semi - arid region with an average annual rainfall of 695 mm and an annual evaporation rate of around 2 , 600 mm, resulting in a large yearly water deficit . The Project site is located about 172 km from Natal, 30 km from Currais Novos, and about 1 - 4 km from the local communities São Luiz, São Rafael, São Sebastião and Maxixe . The Project area is not located in Conservation Units (Parks, Forest Reserves) or Indigenous Lands . There is a Traditional Quilombola community, called Negros do Riacho, located about 20 km from the project site and 7 . 5 km from the wastewater pipeline (sewage), that will not be affected, however deserves actions for the development of a positive relationship, in view of the attention and importance that traditional communities are gaining in Brazil and in the world . Aura owns the São Francisco and Pedra Branca Farms, which were sufficient to house the project structures . However, with the expansion of the Pit, the increase in the NW - 01 Dry Stack Tailings Facility, the alternative route construction of Federal Highway BR 226 and the relocation of segments of two 230 kV power lines, other lands will be needed to house them . Negotiations are underway . Other Farm, Jesus Maria, was also acquired to be a Forestry Reserve area and conducting reforestation, according to the Brazilian Forest Code and IDEMA - State Environmental Regulatory Authority requirements . The water demand for the annual productions is 75 . 6 m 3 /h of raw water for the operational process . This demand will be met by wastewater (sewage) from the municipality of Currais Novos, which will be treated at the Sewage Treatment Plant in the Project area, and by rainwater accumulated in the fines dike (Granted Flow rate of 1 . 270 . 200 m 3 /year), located inside São Francisco Farm, owned by Aura . The geochemical studies conducted for the Borborema Project indicate generally low potential for acid generation and metal leaching in tailings, waste rock, low - grade ore, and oxidized ore . Early investigations ( 2012 – 2013 ) showed minimal risk of acid drainage and only trace - level metal mobilization . Additional testing initiated in 2022 expanded the dataset and confirmed that most samples exhibit low or uncertain acid - generating potential, with fewer than 20 % of waste rock and fewer than 6 % of oxidized ore samples suggesting possible acidity generation . Kinetic tests identified seven samples with acid generation, consistent with static test predictions . Metal leaching remains limited, although lead and copper show potential mobility . Further kinetic testing and field assessments are recommended to refine reactivity predictions and support mine waste management and closure planning . The Environmental Impact Study (EIA) and Environmental Impact Report (RIMA) were prepared in 2011 in which the main impacts of the Borborema Project were identified and evaluated and mitigating measures, plans, and environmental programs were proposed . The Project's areas of influence were defined, and field studies were carried out on the terrestrial and aquatic fauna, flora, water resources, historical and archaeological heritage, socioeconomic diagnosis of the region, and traditional populations, among others . The presentation of the Project and the environmental impact study was held at a Public Hearing in the city of Currais Novos on December 05 th 2013 , which was very well received by the local population . After the public hearing and analysis of the study by the State Environmental Regulatory Authority (IDEMA - Institute for Sustainable and Environmental Development of Rio Grande do Norte), the Preliminary License - LP No . 2011 - 047788 /TEC/LP - 0136 was issued in April 2017 . On April 15 , 2019 , Installation License No . 2018 - 129191 /TEC/ 0083 was issued, which has already expired . In March 2023 , an update Installation License - LI nº 2022 - 188699 /TEC/LI - 0181 was issued for the construction of the project for an area of 490 hectares and is valid until March 2028 . Currently, the Borborema Project is in the operating phase and meeting all requirements of the Operating License - LO No . 2024 - 219477 /TEC/LO - 0639 that authorizes the mining and processing of gold ore for an area of 490 hectares . The Operating License incorporates all project modifications and improvements implemented during the construction phase within the authorized 490 - hectare project footprint . Any project changes or expansions extending beyond this permitted area are subject to mandatory notification and approval by the State Environmental Regulatory Authority - IDEMA . Aura has fulfilled this 39

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Technical Report Summary – Borborema Gold Project – March 30th, 2026

reporting requirement, and an application for an Expansion License has been formally submitted to IDEMA. The application is currently under regulatory review.

Expanding the pit will require the construction of a 5.3 km alternative route of Highway BR226 and the relocation of segments of two 230 kV transmission power lines. The permitting process of the alternative route of the Highway BR-226 has been initiated at both the federal and state levels. The agencies involved are DNIT (National Department of Infrastructure and Transport) and IDEMA (State Environmental Regulatory Agency).

For the relocation of the segments of the two 230 kV power transmission lines, the environmental permitting process will fall under state jurisdiction and will be conducted through IDEMA, in the name of the concessionaires (TAESA and CHESF). This process will require the submission of simplified environmental impact studies and the application of simplified environmental permits (Simplified Preliminary License and Simplified Installation and Operation License). Additional authorizations for Native Vegetation Clearing and Wildlife Rescue will also be required.

1.12 CAPITAL AND OPERATING COSTS

Following construction and the start of commercial production in 2025, the Borborema Project is currently in ramp-up. The as-built CAPEX for the Borborema Project reflects the capital invested in the execution, procurement, construction and commissioning of the project facilities. As summarized in Table 12, these costs were developed based on the basic engineering for the mechanical, electrical, civil, instrumentation and piping disciplines, together with the consolidated project quantities and scope definitions agreed with Aura. In addition, the as-built CAPEX includes expenditures associated with the mine, pile and other indirect items required for project implementation. Table 12 presents the overall as-built CAPEX for the Project.

Table 12: As-built CAPEX for Borborema Project Construction

Item	Total	%
Services (US$ x 1,000)	$49,878.18	25,41%
Supply (US$ x 1,000)	$67,691.61	34,49%
Mine, Pile and LT (US$ x 1,000)	$39,962.51	20,36%
Indirect Costs (US$ x 1,000)	$29,082.00	14,82%
Contingency (US$ x 1,000)	$9,648.43	4,92%
TOTAL CapEx (US$ x 1.000)	**$196,262.73**	**100%**

To allow the expansion of the Project, additional capital will be required for the deviation of the federal road and for the relocation of the power transmission line, including indirect costs. The road deviation costs are detailed in Table 13, and the power transmission line relocation costs are detailed in Table 14.

Table 13: Road deviation CAPEX Estimation

Item	Total	%
New Road Construction (US$ x 1,000)	$7,486.70	77%
Indirect Costs (US$ x 1,000)	$1,342.90	14%
Contingency (US$ x 1,000)	$883.00	9%
TOTAL CapEx (US$ x 1.000)	**$9,712.60**	**100%**

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Technical Report Summary – Borborema Gold Project – March 30th, 2026

Table 14: Transmission Line relocation CAPEX Estimation

Item	Total	%
Relocation – LT 230 kV Paraíso – Açu II C2 (US$ x 1,000)	$ 2,782.73	50%
Relocation – LT 230 kV Lagoa Nova II – Paraíso C2 (US$ x 1,000)	$ 2,980.91	50%
TOTAL CapEx (US$ x 1,000)	**$ 5,763.64**	**100%**

Operating costs are shown in Table 15, in which the unit costs per tonnes/year are presented for labor, G&A, laboratory, access maintenance, equipment rental, water and sewage treatment plant, pile and mine.

Table 15: OPEX for the Borborema Project

	OPEX (AISC) – Borborema per t Feed		OPEX (AISC) – Borborema Per Oz Produced	
	Per Tonne/Year		Per Oz/Year	
	Total (US$)	%	Total (US$)	%
Unitary Costs	**35.49**	**100%**	**1367.99**	**100%**
Labor (Fixed Costs)	3.11	9%	119.74	9%
G&A (Fixed Cost)	2.65	7%	102.08	7%
Laboratory (Fixed Cost)	0.75	2%	28.88	2%
Access Maintenance (Fixed Cost)	0.00	0%	0.00	0%
Equipment rental (Fixed Cost)	0.20	1%	7.81	1%
Energy (Variable Costs)	2.47	7%	95.18	7%
Reagents and Consumables (Variable Costs)	4.46	13%	171.84	13%
Maintenance	1.50	4%	57.92	4%
Water and sewage treatment plant	0.24	1%	9.06	1%
Pile	1.98	6%	76.31	6%
Mine	14.01	39%	539.84	39%
Selling	3.22	9%	124.06	9%
Sustaining – Informative	0.71	2%	27.51	2%
Mine Closure – Informative	0.20	1%	7.76	1%

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 1.13 ECONOMIC ANALYSES The financial model adopts the concept of project free cash flow, in which all the project's cash generation capacity is evaluated by countering this flow with a weighted discount rate (“WACC”) which reflects the average cost of sources of funds (cost of equity and third parties) . The amounts in the cash flow were expressed in thousands of United States Dollars (USD x 1 , 000 ) and on a real basis (without inflation) . Based on a WACC of 5.0%, adopted by Aura, the net present value (“NPV”) of Aura Minerals amounts to USD 1,727 million. Based on a WACC of 7.8%, technically calculated by EY, the NPV of Aura Minerals amounts to USD 1,326.31million. In both scenarios, it is possible to conclude that the NPV maintains a positive value for the rates presented above. The results are summarized in Table 16. 42

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Technical Report Summary – Borborema Gold Project – March 30th, 2026

Table 16: Project Cash Flow

		Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10	Year 11	Year 12
Operational Cash Flow	**USD x 1000**	**172,024**	**218,034**	**191,819**	**202,017**	**156,267**	**104,366**	**79,890**	**88,942**	**66,653**	**70,650**	**83,603**	**71,167**
(+) EBITDA	USD x 1000	248,105	257,081	216,105	241,324	167,737	109,483	87,748	106,490	69,069	84,115	99,363	77,472
(-) Income tax FCFE	USD x 1000	(36,227)	(37,552)	(31,225)	(35,001)	(23,756)	(14,844)	(11,524)	(14,377)	(8,664)	(10,953)	(13,267)	(9,917)
(+/-) Working capital variation	USD x 1000	(39,853)	(1,495)	6,939	(4,306)	12,286	9,728	3,666	(3,171)	6,248	(2,511)	(2,493)	3,612
Investment Cash Flow	**USD x 1000**	**(5,863)**	**(10,173)**	**(9,223)**	**(3,030)**	**(3,625)**	**(734)**	**(734)**	**(734)**	**(734)**	**(1,534)**	**(1,534)**	**(1,534)**
Capex - Expansion	USD x 1000	(4,274)	(8,584)	(7,634)	(2,125)	(2,720)	-	-	-	-	-	-	-
Capex - Sustaining	USD x 1000	(1,590)	(1,590)	(1,590)	(905)	(905)	(734)	(734)	(734)	(734)	(1,534)	(1,534)	(1,534)
Free Cash Flow to Firm (FCFF)	**USD x 1000**	**166,161**	**207,860**	**182,596**	**198,987**	**152,642**	**103,632**	**79,156**	**88,207**	**65,918**	**69,116**	**82,069**	**69,633**

		Year 13	Year 14	Year 15	Year 16	Year 17	Year 18	Year 19	Year 20	Year 21	Year 22	Year 23	Year 24
Operational Cash Flow	**USD x 1000**	**73,017**	**66,901**	**101,595**	**129,536**	**115,427**	**57,909**	**74,461**	**112,674**	**127,592**	**103,950**	**82,189**	**44,437**
(+) EBITDA	USD x 1000	85,465	74,526	128,073	156,144	128,425	50,696	94,004	139,639	152,651	114,758	92,116	42,390
(-) Income tax FCFE	USD x 1000	(11,124)	(9,444)	(17,598)	(21,867)	(17,629)	(5,763)	(12,356)	(19,304)	(22,884)	(17,138)	(13,751)	(6,226)
(+/-) Working capital variation	USD x 1000	(1,323)	1,820	(8,880)	(4,740)	4,630	12,976	(7,187)	(7,661)	(2,176)	6,330	3,824	8,273
Investment Cash Flow	**USD x 1000**	**(1,534)**	**(1,534)**	**(1,534)**	**(1,534)**	**(1,534)**	**(1,534)**	**(1,534)**	**(1,534)**	**(1,534)**	**(1,534)**	**(1,534)**	**(1,534)**
Capex - Expansion	USD x 1000	-	-	-	-	-	-	-	-	-	-	-	-
Capex - Sustaining	USD x 1000	(1,534)	(1,534)	(1,534)	(1,534)	(1,534)	(1,534)	(1,534)	(1,534)	(1,534)	(1,534)	(1,534)	(1,534)
Free Cash Flow to Firm (FCFF)	**USD x 1000**	**71,483**	**65,367**	**100,061**	**128,002**	**113,892**	**56,375**	**72,927**	**111,140**	**126,058**	**102,415**	**80,655**	**42,902**

		Year 25	Year 26	Year 27	Year 28	Year 29	Year 30	Year 31	Year 32	Year 33	Year 34	Year 35	Year 36
Operational Cash Flow	**USD x 1000**	**68,109**	**82,760**	**96,178**	**101,708**	**124,129**	**115,857**	**142,739**	**68,077**	**48,037**	**48,037**	**47,169**	**17,992**
(+) EBITDA	USD x 1000	89,296	99,385	116,543	120,611	152,456	132,494	176,768	56,404	56,404	56,404	55,091	12,537
(-) Income tax FCFE	USD x 1000	(13,391)	(14,946)	(17,556)	(18,170)	(23,021)	(19,970)	(26,722)	(8,367)	(8,367)	(8,367)	(8,166)	(1,677)
(+/-) Working capital variation	USD x 1000	(7,796)	(1,679)	(2,809)	(733)	(5,307)	3,333	(7,307)	20,040	(0)	0	245	7,132
Investment Cash Flow	**USD x 1000**	**(1,534)**	**(1,534)**	**(1,534)**	**(1,534)**	**(1,534)**	**(1,534)**	**(1,534)**	**(1,534)**	**(1,534)**	**(1,534)**	**(1,534)**	**(8,067)**
Capex - Expansion	USD x 1000	-	-	-	-	-	-	-	-	-	-	-	-
Capex - Sustaining	USD x 1000	(1,534)	(1,534)	(1,534)	(1,534)	(1,534)	(1,534)	(1,534)	(1,534)	(1,534)	(1,534)	(1,534)	(8,067)
Free Cash Flow to Firm (FCFF)	**USD x 1000**	**66,575**	**81,226**	**94,643**	**100,173**	**122,594**	**114,322**	**141,204**	**66,543**	**46,503**	**46,503**	**45,635**	**9,925**

Source: EY

43

Technical Report Summary – Borborema Gold Project – March 30th, 2026 14. CONCLUSION After the evaluation, the NPV, at a WACC rate between 5 . 0 % and 7 . 8 % per year, resulted in a range with a minimum value of USD 1 , 326 . 31 Million and a maximum value of USD 1 , 727 Million . For this scenario, the gold price adopted has an average value of USD 3 , 607 /Oz considering all the operational years and the exchange rate used was USD 5 . 50 in 2026 onwards . 15. RECOMMENDATIONS This Report and the results herein have been verified and approved by the QPs Mr . Farshid Ghazanfari, M . Sc . (P . Geo . ), Dr . Homero Delboni, Jr . Ph . D . , (MAusIMM – CP Metallurgy), Bruno Yoshida Tomaselli, B . Sc . (FAusIMM) and SRK Consulting (U . S . ), Inc . Specific recommendations can be found in Chapter 23 . 44

Technical Report Summary – Borborema Gold Project – March 30th, 2026 2 INTRODUCTION AND TERMS OF REFERENCE Aura Minerals has prepared this Technical Report Summary (TRS) on the Feasibility Study for the Borborema Gold Project, Currais Novos Municipality, Rio Grande do Norte, Brazil . This TRS conforms to United States Securities and Exchange Commission’s (SEC) Modernized Property Disclosure Requirements for Mining Registrants as described in Subpart 229 . 1300 of Regulation S - K, Disclosure by Registrants Engaged in Mining Operations (S - K 1300 ) and Item 601 (b)(96) Technical Report Summary . The Borborema Gold Project is in the southern portion of the state of Rio Grande do Norte, Brazil . The Project comprises three active mining concessions for the last forty years, totaling 2 , 907 hectares, and was acquired by Aura from its previous owner, Big River Gold, in 2022 . Borborema Project has a long and continued historic exploration program carried out by different companies since 1980 . Preliminary resource models were constructed based on the results of the exploration work . Mineração Xapetuba LTDA mined the São Francisco open pit between 1984 and 1991 and reported that approximately 100 , 000 ounces of gold were recovered . Aura reviewed all information received from Big River Gold (Crusader Resources) . Aura performed additional metallurgical work and a preliminary mining study . The results of these studies are incorporated into this TRS . Information used in this TRS is listed in the References section . T he most recent technical report o n the Project was prepared b y Aura in accordance with Canadian National Instrument (NI) 43 - 101 and was entitled “Feasibility Study Technical Report (NI 43 - 101 ) for the Borborema Gold Project, Currais Novos Municipality, Rio Grande do Norte, Brazil”, d at e d October 5 , 2023 (the 2023 Technical Report) . There has been no material change to the information contained in the 2023 Technical Report, and Aura considers the Technical Report to be current . This Technical Report Summary presents information from the 2022 Technical Report in compliance with S - K 1300 . Aura has prepared this T RS to support a listing o n the NYSE . 1. PROJECT BACKGROUND The Borborema Project is in the municipality of Currais Novos, in Rio Grande do Norte State, Brazil . The gold deposit is the focus of this Feasibility Study and will be the primary source of potential ore . The following activities and project developments were completed by Aura between 2022 and 2023 :  Database validation and QA/QC review .  Mineral Resource and Reserves estimation updates .  Mining studies and pit optimization .  Improvements in the processing studies with elaboration of the definitive and adequate flowsheet : comminution, leaching in the presence of active carbon, carbon elution, electrolysis, and smelting .  The beneficiation plant will have an operational capacity of 2 . 0 Mtpy . The process plant includes crushing, grinding, classification, gravity concentration, leaching and adsorption (CIL), acid washing and desorption, followed by electrolysis and smelting .  Preliminary estimates of capital and operating expenditures for the project, a discounted cash flow for the life of the project, a project implementation plan, and a site rehabilitation plan for the decommissioning of the project .  Acquiring permits for a wildlife survey and the EIA/RIMA (Environmental Impact Study and Environmental Impact Report) general field survey . 45 aura 360° MINING
Technical Report Summary – Borborema Gold Project – March 30th, 2026

2.2 QUALIFIED PERSONS

The following individuals, by virtue of their education, experience, and professional association, are considered Qualified Persons as defined in S-K 1300 and are members in good standing of appropriate professional institutions.

The Qualified Persons are responsible for the specific sections as follows:

Farshid Ghazanfari, M.Sc. (P.Geo.), Member of the Association of Professional Geologists of Ontario, Canada (PGO), Aura Mineral Geology and Resource Director (Geology), is the Qualified Person responsible for Sections 3, 4, 5, 6, 7, 8, 20, 21, and 25 and related disclosures in Sections 1, 2, 22, 23, 24, and 26.

Dr. Homero Delboni, Jr. Ph.D., (MAusIMM – CP Metallurgy), Independent Senior Consultant (Metallurgy), is the Qualified Person responsible for Sections 10, 14, 15, 16, 17, 18, and 19, and related disclosures in Sections 1, 2, 22, 23, 24, and 26.

Bruno Yoshida Tomaselli, B.Sc., Fellow of the Australasian Institute of Mining and Metallurgy (FAusIMM), Mining Engineer employed as a Consulting Manager with Deswik Brazil., is the Qualified Person responsible for Sections 12 and 13, and related disclosures in Sections 1, 2, 22, 23, 24, and 26.

SRK Consulting (U.S.), Inc. based in Denver, USA., is acting as the third-party firm Qualified Person responsible for Sections 9 and 11, and related disclosures in Sections 1, 2, 22, 23, 24, and 26.

Table 17: Qualified Person Responsibilities

CHAPTER NUMBER	SECTIONS	QUALIFIED PERSONS (QP)
1	EXECUTIVE SUMMARY	Farshid Ghazanfari, M.Sc., (P.Geo) Dr. Homero Delboni, Jr. Ph.D. (MAusIMM – CP Metallurgy) Bruno Yoshida Tomaselli, B.Sc. (FAusIMM) SRK Consulting (U.S.), Inc.
2	INTRODUCTION	Farshid Ghazanfari, M.Sc., (P.Geo) Dr. Homero Delboni, Jr. Ph.D. (MAusIMM – CP Metallurgy) Bruno Yoshida Tomaselli, B.Sc. (FAusIMM) SRK Consulting (U.S.), Inc.
3	PROPERTY DESCRIPTION	Farshid Ghazanfari, M.Sc., (P.Geo)
4	ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE, AND PHYSIOGRAPHY	Farshid Ghazanfari, M.Sc., (P.Geo)
5	HISTORY	Farshid Ghazanfari, M.Sc., (P.Geo)
6	GEOLOGICAL SETTING, MINERALIZATION AND DEPOSIT	Farshid Ghazanfari, M.Sc., (P.Geo)
7	EXPLORATION	Farshid Ghazanfari, M.Sc., (P.Geo)
8	SAMPLE PREPARATION, ANALYSES AND SECURITY	Farshid Ghazanfari, M.Sc., (P.Geo)
9	DATA VERIFICATION	SRK Consulting (U.S.), Inc.
10	MINERAL PROCESSING AND METALLURGICAL TESTING	Dr. Homero Delboni, Jr. Ph.D. (MAusIMM – CP Metallurgy)
11	MINERAL RESOURCE ESTIMATES	SRK Consulting (U.S.), Inc.
12	MINERAL RESERVE ESTIMATES	Bruno Yoshida Tomaselli, B.Sc. (FAusIMM)
13	MINING METHODS	Bruno Yoshida Tomaselli, B.Sc. (FAusIMM)
14	PROCESS AND RECOVERY METHODS	Dr. Homero Delboni, Jr. Ph.D. (MAusIMM – CP Metallurgy)
15	INFRASTRUCTURE	Dr. Homero Delboni, Jr. Ph.D. (MAusIMM – CP Metallurgy)
16	MARKET STUDIES	Dr. Homero Delboni, Jr. Ph.D. (MAusIMM – CP Metallurgy)

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Technical Report Summary – Borborema Gold Project – March 30th, 2026

CHAPTER NUMBER	SECTIONS	QUALIFIED PERSONS (QP)
17	ENVIRONMENTAL STUDIES, PERMITTING AND PLANS, NEGOTIATIONS OR AGREEMENTS WITH LOCAL INDIVIDUALS OR GROUPS	Dr. Homero Delboni, Jr. Ph.D. (MAusIMM – CP Metallurgy)
18	CAPITAL AND OPERATING COSTS	Dr. Homero Delboni, Jr. Ph.D. (MAusIMM – CP Metallurgy)
19	ECONOMIC ANALYSIS	Dr. Homero Delboni, Jr. Ph.D. (MAusIMM – CP Metallurgy)
20	ADJACENT PROPERTIES	Farshid Ghazanfari, M.Sc., (P.Geo)
21	OTHER RELEVANT DATA AND INFORMATION	Farshid Ghazanfari, M.Sc., (P.Geo)
22	INTERPRETATION AND CONCLUSIONS	Farshid Ghazanfari, M.Sc., (P.Geo) Dr. Homero Delboni, Jr. Ph.D. (MAusIMM – CP Metallurgy) Bruno Yoshida Tomaselli, B.Sc. (FAusIMM) SRK Consulting (U.S.), Inc.
23	RECOMMENDATIONS	Farshid Ghazanfari, M.Sc., (P.Geo) Dr. Homero Delboni, Jr. Ph.D. (MAusIMM – CP Metallurgy) Bruno Yoshida Tomaselli, B.Sc. (FAusIMM) SRK Consulting (U.S.), Inc.
24	REFERENCES	Farshid Ghazanfari, M.Sc., (P.Geo) Dr. Homero Delboni, Jr. Ph.D. (MAusIMM – CP Metallurgy) Bruno Yoshida Tomaselli, B.Sc. (FAusIMM) SRK Consulting (U.S.), Inc.
25	RELIANCE ON INFORMATION PROVIDED BY THE REGISTRANT	Farshid Ghazanfari, M.Sc., (P.Geo)
26	DATE AND SIGNATURE PAGE	Farshid Ghazanfari, M.Sc., (P.Geo) Dr. Homero Delboni, Jr. Ph.D. (MAusIMM – CP Metallurgy) Bruno Yoshida Tomaselli, B.Sc. (FAusIMM) SRK Consulting (U.S.), Inc.

2.3 QUALIFIED PERSONS SITE VISITS

Mr. Farshid Ghazanfari, Qualified Person (Aura, Geology and Mineral Resources) has been involved with the Borborema Gold Project since 2018, as well as during the due diligence prior to Aura's acquisition. Mr. Ghazanfari visited the Borborema Gold Project on a few occasions during the past three years. His most recent site visit was from November 8 to 12, 2022.

SRK Consulting (U.S.), Inc. staff visited Borborema property between November 19 to 21, 2021.

Mr. Bruno Yoshida Tomaselli, QP (Mineral Reserves), visited the Borborema property for 2 days between February 13 to 14, 2023. During this period the following were evaluated: road conditions, possible accesses to the site, potential location for the processing plant and for infrastructure, existing infrastructure conditions, pit and stockpile locations.

2.4 TERMS AND DEFINITIONS

All measurement units used in this report are metric and the currency is expressed in US dollars (US$) or Brazil Real (R$). Units of measurement are listed in Table 18.

Location coordinates are expressed in the Universal Transverse Mercator (UTM) grid coordinates using the SIRGAS 2000 Datum, Zone 24M, unless otherwise noted.

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 The following terms and definitions are used in this report .  Aura refers to Aura Minerals 360 Mining.  Deswik refers to Deswik Brasil (Belo Horizonte, Brazil).  SRK refers to SRK Consulting do Brasil (Belo Horizonte, Brazil).  ANM refers to the (Agência Nacional de Mineração do Brasil).  Ausenco refers to Ausenco do Brasil Engenharia LTDA (São Paulo, Brazil).  TWSP refers to TestWork Desenvolvimento de Processos LTDA (São Paulo, Brazil).  ALS refers to ALS Metallurgy (São Paulo, Brazil).  HDA refers to HDA Serviços S/S LTDA. (São Paulo, Brazil)  Promon refers to Promon Engenharia LTDA (São Paulo, Brazil) 2.5 UNITS, SYMBOLS AND ABBREVIATIONS Aura has based all measurements in the metric system, exceptions to this primarily list both English and Metric standards . Currencies are generally based on the July 32 , 2023 , US Dollar, with the conversion exchange rate of 5 . 0 Brazilian Reals per 1 US Dollar for the long - term exchange rate unless otherwise stated . Dollars are United States Dollars, and weights are in metric tonnes of 1 , 000 kilograms ( 2 , 204 . 62 pounds) . Location coordinates are expressed in the Universal Transverse Mercator (UTM) grid coordinates using the SIRGAS 2000 Datum, Zone 24 M, unless otherwise noted . The abbreviations used in this report are described in Table 18 . Table 18: Units, symbols and abbreviations 48 UNITS, SYMBOLS AND ABBREVIATIONS Percent(age) % Inch “ United States Dollars $ / USD / US$ Atomic Adsorption Spectroscopy AA/AAS Anglo American Research Laboratories AARL Abrasion index Ai All - In - Sustaining Costs AISC Australian Institute of Geoscientists AIG Australasian Institute of Mining and Metallurgy AusIMM Additional of Freight AFRIMM Silver Ag National Mining Agency (Agência Nacional de Mineração) ANM aura 360° MINING
Technical Report Summary – Borborema Gold Project – March 30th, 2026

UNITS, SYMBOLS AND ABBREVIATIONS	
As	Arsenic
AT	Assay Ton
Au	Gold
R$	Brazilian Reais
BWI	Bond Work Index
$Ca(OH)_2$	Calcium hydroxide
CAERN	Water and Sewage Company of Rio Grande do Norte State
CAPEX	Capital Expenditure
CFEM	Financial Compensation for the Exploration of Mineral Resources (*Compensação Financeira pela Exploração de Recursos Minerais*)
CIL	Carbon-in-Leach
CIM	CIM guidelines
CIP	Carbon-in-Pulp
CN	Cyanide
CNWAD	Weak acid dissociable cyanide
CP	Chartered Professional
CPG	Certified professional geologist
CRM	Certified reference material
CSLL	Social Contribution (Contribuição Social Sobre o Lucro Líquido)
Cu	Copper
DCF	Discounted Cash Flow
DDH	Diamond Drill Hole
DETOX	Detoxification
Dique de finos	Dam designed to contain the fines dragged by the drainages in the rainy season
DFS	Definitive Feasibility Study
DWI	Drop-Weight Index
EBIT	Earnings Before Interest and Taxes
EBITDA	Earnings Before Interest, Taxes, Depreciation, and Amortization
EEE	Sewage Pumping Station
EIA	Environmental Impact Study
ETA	water treatment plant
ETE	Sewage Treatment Station

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Technical Report Summary – Borborema Gold Project – March 30th, 2026

UNITS, SYMBOLS AND ABBREVIATIONS	
FAIG	Fellow of the Australian Institute of Geoscientists
FCFF	Free Cash Flow to Firm
F80	Feed- 80% passing particle size
Fe	Iron
FEL	Front End Loaded Project Evaluation Study
FS	Feasibility Study
ft	feet
ft^3	cubic feet
g	gram
Ga	Gigaannum, a unit of time equal to one billion years
g/cc	gram per cubic centimeter
g/cm^3	gram per cubic centimeter
g/L	gram per liter
g/t	gram per metric ton
G&A	General and Administrative
GO	Goias state of Brazil
GPS	Global Positioning System
GRG	Gravity Recoverable Gold
Hg	Mercury
HTS Code	Harmonized Tariff Schedule Code
Hz	Hertz
IBC	Intermediate Bulk Container
ICP	Inductively Coupled Plasma
ID^2	Inverse Distance Squared
ILR	Intensive Leach Reactor
in	Inch
IRPJ	Income Tax (Imposto de Renda de Pessoa Jurídica)
IRR	Internal Rate of Return
IPI	Taxes over industrialized products (Imposto sobre Produtos Industrializados)
ISO	International Standards Organization
ISU	International System of Units

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Technical Report Summary – Borborema Gold Project – March 30th, 2026

UNITS, SYMBOLS AND ABBREVIATIONS	
ITR	Independent Technical Report
JORC	Australasian Code for Reporting of Exploration Results, Mineral Resources, and Ore Reserves
k	thousands
K-feldspar	Potassium-dominant feldspars
kg	kilogram
kg/t	kilogram per metric ton
km	kilometer
kPag	kilopascals, gauge
kV	kilovolts
kW	kilowatts
kWh/t	kilowatt-hour per metric ton
LI	License of Installation
LMC	Linear co-regionalization model
LO	License of Operation
LOM	Life of Mine
LP	Preliminary License
M	Millions
m	meter
m/h	meter per hour
m^2/tpd	square meter per tons per day
m^3	cubic meter
Ma	Megaannum, a unit of time equal to one million years
MCW	Meters of Column of Water
mg/L	milligram per liter
mm	millimeters
Mt or mt	Million metric tons
Mt/a	Million metric tons per annum (year)
mtpy	Million metric tons per year
mV	millivolt
MW	Megawatts
NI 43-101	Canadian National Instrument 43-101
NPI	Net Profitability Index

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Technical Report Summary – Borborema Gold Project – March 30th, 2026

UNITS, SYMBOLS AND ABBREVIATIONS	
NPV	Net Present Value
OEAS-ICP	Chemical analysis method by plasma
OK	Ordinary Kriging
ONAN/ONAF	Oil Natural Air Natural/Oil Natural Air Forced
OPEX	Operational Expenditure
Oz or toz	Troy ounces
P_{80}	Product- 80% passing particle size (0.106 mm = 150# Tyler)
PB	Paraiba state of Brazil
PIS and COFINS	Recoverable taxes (Programa de Integração Social – Contribuição para o Financiamento da Seguridade Social)
ppb	parts per billion
ppm	parts per million
PSA	Pressure Swing Adsorption
QA/QC	Quality assurance/Quality control
QP	Qualified person
R$ / BRL$	Brazilian Real
RC	Reverse circulation drilling
RIMA	Environmental Impact Report
RN	Rio Grande do Norte state
ROM	Run-of-Mine
SAG mill	semi-autogenous grinding mill
S	Sulphur or sulphide
SEC	U.S. Securities and Exchange Commission
SI	International System of Units
S-K 1300	Report for mining disclosure according to SEC regulations
SMC test	SAG mill comminution test
SO_2	Sulphur dioxide
st	Short ton (tn) = 907.185 kg
SUDAM	Amazon Development Superintendent Agency (Superintendência de Desenvolvimento da Amazônia)
T or t	Metric Tonne (1,000 kg or 2,204.6 lbs)
t/a or tpa	metric tons per annum

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Technical Report Summary – Borborema Gold Project – March 30th, 2026

UNITS, SYMBOLS AND ABBREVIATIONS	
t/d or tpd	metric tons per day
t/h or tph	metric tons per hour
t/m^3	tons per cubic meter
TDA	Total De-clustered Average
TDS	Total Dissolved Solids
TMF	Tailings Management Facility
toz	Troy Ounce
Tpa or tpy	Metric tons per annum/year
tph/m^2	Metric ton per hour per square meter
TSF	Tailings Storage Facility
TSS	Total Suspended Solids
UTM	Universal Transverse Mercator coordinate system
VAT	Value-added tax
WACC	Weighted Average Cost of Capital
w/v	Weight by volume ratio
w/w	Weight by weight ratio
XRF	X-Ray Fluorescence
y	Year
Zn	Zinc
yd^3	cubic yards
µm	micron or micrometer

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 3 PROPERTY DESCRIPTION AND LOCATION 1. PROPERTY LOCATION The Borborema Project, located in the southern portion of the state of Rio Grande do Norte in northeastern Brazil, is situated 26 km east from the well - established town of Currais Novos and 35 km west from the town of Santa Cruz . The town of Currais Novos has good infrastructure and a population of approx . 45 , 000 people . The Project site is strategically located to benefit from direct access to the BR - 226 federal highway linking it to the state capital Natal ( 172 km east, population approximately 880 , 000 ) . The highway is a single - lane paved road in excellent condition and usable all year round fed by a network of well - maintained dirt roads providing access to all major areas within the Project . Figure 5 shows the location of the Borborema Project area and access routes . Figure 5: Borborema Project Map Location, Rio Grande do Norte State, Brazil 3.2 MINERAL RIGHTS, MINING CONCESSION AND PERMITTING The Project comprises three (3) mining concessions totalling 2 , 907 . 2 hectares . Most of the gold (Au) Mineral Resource based on the January 2023 estimate by SRK Consulting (US) Limited (“SRK”) is in mining concession numbers 805049 / 1977 and 840152 / 1980 , with a small remaining portion located in mining concession 840149 / 1980 ( Figure 6 ) . The last two mining concessions are currently in suspense and mining is inactive . The suspension requested awaits response from the National Mining Agency (“ANM”) . It is intended that these two concessions be reactivated once mining activities commence . Mining concession No . 805 . 049 / 1977 has a valid and active operating license (“LO”) issued by IDEMA, the state environmental authority, related to prior mining and beneficiation activities on the property . 54

Technical Report Summary – Borborema Gold Project – March 30th, 2026 In addition, Borborema Inc . currently holds other six (6) claims around the mining concessions ( Figure 6 ), some of which has Final Report approved by ANM, with right to apply for Mining Concession granted ( 848 . 093 / 2013 and 848 . 208 / 2016 ) . Claim 848 . 011 / 2015 has Final Report under ANM analysis and the other three claims are exploration licenses valid trough 2026 and 2027 (see detail in Table 20 ) . Figure 6: Borborema Project area comprising three mining concessions and surrounding claims Borborema Inc . also holds more 23 exploration licenses in the Seridó Belt (located in the states of Rio Grande do Norte and Paraiba) and two (2) claims around Iron Ore Saquinho Mine, in the municipality of Cruzeta, further west in state of Rio Grande do Norte . These two claims are in phase of Final Report analysis by ANM, with Iron Ore resource estimated by historical drilling . Borborema’s 55

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Claims are summarized in Table 19 and detailed in Table 20 below. The map in Figure 7 shows all these claims the company holds up to date, comprising Borborema mining concessions and near - mine claims, Seridó Belt claims and Iron Ore claims . Table 19: Borborema Inc. land holding status Area (km2) Area (Ha) Mineral No of Tenements State Project 112.74 11273.83 Gold 9 RN Borborema & Near - mine 38.67 3867.32 Iron 2 RN Iron Ore - Saquinho Mine 173.73 17373.42 Lithium 23 RN - PB Seridó Belt 325.15 32514.57 34 Total Figure 7: Regional Claims of Borborema Project comprising the near - mine concessions and surroundings, and the Seridó Belt claims. Further west is the Iron Ore claims (Saquinho Mine surroundings) The table below details the claims of Borborema, Iron Ore and Seridó Belt, which has different phases and status . Most of them has valid exploration license and some has final reports under analysis by ANM . After the final report is approved, the company has 1 year period granted for apply for mining concession with a PAE report (“ Plano de Aproveitamento Econômico ”) . 56

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Technical Report Summary – Borborema Gold Project – March 30th, 2026

Table 20: Borborema Inc. Mine and Regional Claims

Claim	Project	Area (ha)	Phase	Status	Expiry Date	Company	Municipality
848.053/2021	Borborema	1923.05	Exploration Permit	Valid Exploration Permit	30/09/2027	Cascar Brasil Mineracao Ltda	Currais Novos/RN
848.052/2021	Borborema	1945.65	Exploration Permit	Valid Exploration Permit	30/09/2027	Cascar Brasil Mineracao Ltda	Currais Novos/RN
848.208/2016	Borborema	1854.69	Final Report approved; Right to Apply for Mining Concession	Right to Apply for Mining Concession	03/01/2026	Crusader do Nordeste Mineracao Ltda	Currais Novos/RN
848.011/2015	Borborema	1489.69	Exploration Permit	Final report under ANM analysis	TBD*	Crusader do Nordeste Mineracao Ltda	Currais Novos/RN
848.007/2015	Borborema	154.62	Exploration Permit	Valid Exploration Permit	03/04/2026	Crusader do Nordeste Mineracao Ltda	Currais Novos/RN
848.093/2013	Borborema	998.93	Final Report approved; Right to Apply for Mining Concession	Request for deadline extension under ANM analysis	10/04/2025	Crusader do Nordeste Mineracao Ltda	Currais Novos/RN
840.152/1980	Borborema	1000	Mining Concession	Mining Concession	no expiry	Cascar Brasil Mineracao Ltda	Currais Novos/RN
840.149/1980	Borborema	907.2	Mining Concession	Mining Concession	no expiry	Cascar Brasil Mineracao Ltda	Currais Novos/RN
805.049/1977	Borborema	1000	Mining Concession	Mining Concession	no expiry	Cascar Brasil Mineracao Ltda	Currais Novos/RN
848.055/2015	Iron Ore	1934.35	Exploration Permit	Final report under ANM analysis	TBD*	Cascar Brasil Mineracao Ltda	Cruzeta/RN
848.281/2014	Iron Ore	1932.97	Exploration Permit	Final report under ANM analysis	TBD*	Cascar Brasil Mineracao Ltda	Cruzeta/RN
848.029/2019	Seridó Belt	1200.35	Exploration Permit	Valid Exploration Permit	28/09/2026	Crusader do Nordeste Mineracao Ltda	Currais Novos/RN
846.124/2018	Seridó Belt	1777.27	Exploration Permit	Valid Exploration Permit	18/04/2027	Crusader do Nordeste Mineracao Ltda	Frei Martinho/PB
846.316/2012	Seridó Belt	226.86	Exploration Permit	Final report under ANM analysis	TBD*	Cascar Brasil Mineracao Ltda	Nova Palmeira/PB
846.313/2012	Seridó Belt	131.68	Exploration Permit	Valid Exploration Permit	16/04/2027	Cascar Brasil Mineracao Ltda	Frei Martinho/PB
846.131/2012	Seridó Belt	723.59	Exploration Permit	Valid Exploration Permit	21/06/2027	Cascar Brasil Mineracao Ltda	Picui/PB
846.130/2012	Seridó Belt	632.61	Exploration Permit	Final report under ANM analysis	TBD*	Cascar Brasil Mineracao Ltda	Picui/PB
846.654/2011	Seridó Belt	734.53	Exploration Permit	Valid Exploration Permit	21/06/2027	Cascar Brasil Mineracao Ltda	São Vicente Do Seridó/PB
846.651/2011	Seridó Belt	912.93	Exploration Permit	Valid Exploration Permit	21/06/2027	Cascar Brasil Mineracao Ltda	Picui/PB
846.644/2011	Seridó Belt	716.42	Exploration Permit	Valid Exploration Permit	16/04/2027	Cascar Brasil Mineracao Ltda	Pedra Lavrada/PB
846.643/2011	Seridó Belt	40.12	Exploration Permit	Valid Exploration Permit	16/04/2027	Cascar Brasil Mineracao Ltda	Picui/PB
846.640/2011	Seridó Belt	210.06	Exploration Permit	Valid Exploration Permit	16/04/2027	Cascar Brasil Mineracao Ltda	Currais Novos/RN
846.639/2011	Seridó Belt	1081.98	Exploration Permit	Valid Exploration Permit	02/05/2026	Cascar Brasil Mineracao Ltda	Nova Palmeira/PB
846.638/2011	Seridó Belt	877.32	Exploration Permit	Valid Exploration Permit	16/04/2027	Cascar Brasil Mineracao Ltda	Nova Palmeira/PB
846.637/2011	Seridó Belt	397.69	Exploration Permit	Exploration Permit deadline extension under ANM analysis	TBD*	Cascar Brasil Mineracao Ltda	Pedra Lavrada/PB
846.635/2011	Seridó Belt	1245.37	Exploration Permit	Valid Exploration Permit	21/06/2027	Cascar Brasil Mineracao Ltda	Parelhas/RN
846.604/2011	Seridó Belt	6.68	Exploration Permit	Valid Exploration Permit	16/04/2027	Cascar Brasil Mineracao Ltda	Picui/PB

57

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Municipality Company Expiry Date Status Phase Area (ha) Project Claim Nova Palmeira/PB Cascar Brasil Mineracao Ltda 21/06/2027 Valid Exploration Permit Exploration Permit 937.86 Seridó Belt 846.506/2011 Picuí/PB Cascar Brasil Mineracao Ltda 16/04/2027 Valid Exploration Permit Exploration Permit 1677.63 Seridó Belt 846.505/2011 Picuí/PB Cascar Brasil Mineracao Ltda 16/04/2027 Valid Exploration Permit Exploration Permit 799.84 Seridó Belt 846.504/2011 Picuí/PB Cascar Brasil Mineracao Ltda 16/04/2027 Valid Exploration Permit Exploration Permit 6.41 Seridó Belt 846.503/2011 Frei Martinho/PB Cascar Brasil Mineracao Ltda 16/04/2027 Valid Exploration Permit Exploration Permit 391.41 Seridó Belt 846.502/2011 Picuí/PB Cascar Brasil Mineracao Ltda TBD* Final report under ANM analysis Exploration Permit 1839.13 Seridó Belt 846.227/2011 Currais Novos/RN Cascar Brasil Mineracao Ltda TBD* Final report under ANM analysis Exploration Permit 805.68 Seridó Belt 846.158/2011 58 *TBD = to be defined after ANM analysis Regarding Environmental Licensing follow de main Licenses granted for mining and processing of gold ore to date :  The Environmental License (Licença Prévia - LP) in April 2017 and updated 30 July 2018.  The Installation License (Licença de Instalação - LI) was approved one year later in April 2019 by the State Environmental Regulatory Authority (IDEMA) . The Installation License (LI) granted in April 2019 covers most of the three ANM mining concessions at 805 . 049 / 1977 , 840 . 149 / 1980 , and 840 . 152 / 1980 .  In March 2023 , upon request of Aura, the Installation License was updated by IDEMA for a total area of 490 hectares (LI Nº 2022 - 188699 /TEC/LI - 0181 ) located in UTM coordinates (SIRGAS 2000 Datum) : 9 , 314 , 875 . 56 m N ; 800 , 289 . 00 m E and linked to No. 805.049/1977, 840.149/1980 and 840.152/1980 Mining Concessions.  On February 03 , 2025 , IDEMA issued the Operation License – LO Nº 2024 - 219477 /TEC/LO - 0639 that authorizes the mining and processing of gold ore for an area of 490 hectares . Approximately 16 additional environmental permits have been requested and granted by IDEMA to complete the environmental licensing process for the Borborema project . For more details, see section 17 . 3 . 2 . 3.3 SURFACE RIGHTS: ACCESS TO LAND Borborema Inc became the owner of Fazenda São Francisco, which has an area of 752 . 06 hectares and covers the entire Project area . As well as the properties adjacent to Fazenda São Francisco, totaling 164 , 70 hectares, comprising the Pedra Branca site – western continuation of the São Francisco farm, the Santo André site and the Mulungu site located south of the São Francisco farm . Figure 8 shows the São Francisco Farm area, the new Aura properties and other properties surrounding the venture .

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 8: Small farms around the São Francisco farm. In red are the properties of the Aura Borborema 3.4 ROYALTIES AND EXPLOITATION TAXES CFEM is a “royalty” payment, like a tax, created by the Brazilian Federal Constitution as compensation for states and municipalities for the economic use of mineral resources in their territory . It applies to any individual or entity qualified to extract mineral substances for economic purposes . CFEM is calculated on the revenue of the value of sales when the mineral product is sold . Net sales are the sales value of the mineral product, less taxes (ICMS, PIS, COFINS, IOF and ISS), and insurance expenses incurred at the time of sale . 59

Technical Report Summary – Borborema Gold Project – March 30th, 2026 The rates applied on net sales or on the sum of direct and indirect expenses vary according to the mineral substance. For gold mining the applicable CFEM rate is 1.5% (one integer and five tenths per cent). CFEM will be distributed according to the following percentages and criteria:  Seven per cent (7%) for the mining sector regulator;  One whole and eight tenths’ percent (1.8%) for the Centre for Mineral Technology (CETEM), linked to the Ministry of Science, Technology, Innovations, and Communications, created by Law No. 7,677 October 21, 1988, for research, studies, and projects for the treatment, processing and industrialization of mineral goods;  Two tenths per cent (0.2%) for the Brazilian Institute of Environment and Renewable Natural Resources (IBAMA), for environmental protection activities in regions impacted by mining;  Fifteen per cent (15%) for the federal district and states where production occurs;  Sixty percent (60%) for the federal district and municipalities where production occurs;  Fifteen percent (15%) for the federal district and municipalities when mining activity and production does not occur in their territories unless in the following situations:  Crossed by infrastructure used for rail or pipeline transport of mineral substances;  Affected by port operations and loading and unloading of mineral substances;  Where waste piles, tailings dams and mineral processing facilities are located, and other facilities provided for in the Economic Recovery Plan (PAE). 60 As part of funding or negotiations with old owners of Borborema Project, Aura has agreements with: 1) Dundee:  1,5% until the production of 1.500.000 oz  1,0% from 1.500.001 to 2.000.000 oz  No charge for production above 2.000.000 oz 2) Gold Royalty:  2,0% until 725.000 oz of production  0,5% for above 725.000 oz of production

Technical Report Summary – Borborema Gold Project – March 30th, 2026 4 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE, AND PHYSIOGRAPHY 1. ACCESS Access to the Project from both Currais Novos and Natal is via the BR - 226 federal highway which crosses the Property . The highway is asphalt, marked, single - lane road that is maintained in excellent condition and is useable throughout the year . A network of cleared dirt roads provides access to all the main areas within the Project . 2. CLIMATE The Project has a semi - arid climate, with little or no water surplus is characterized by hot summers extending from October to March and warm and generally dry winters . The average annual rainfall is 695 mm, with a rainy season predominantly from January to April, but generally irregular . The average annual temperature is 27 . 5 Σ C, with a minimum average of 18 Σ C and maximum average of 33 Σ C . The variation between the warmest months (October to March) and the coldest month (July) is approximately 8 Σ C . The prevailing wind direction is from the south - east at an average speed of 1 . 4 m/s . 3. PHYSIOGRAPHY The Project is located on the Western Borborema Plateau . Relief is predominantly undulating with ridges and hills aligned toward the north - east . The altitude in the immediate mine area varies from approximately 470 m to 490 m above sea level . The environment has predominantly low erosion, with steep - sided smaller drainage systems and flat - bottomed large drainage systems . The thin soil (generally less than 40 cm) is poorly drained with a sandy upper horizon and a clay - rich lower horizon with corresponding low permeability . The soil is classified as a natric planosol (Bezerra Junior and da Silva, 2007 ) . 1. GEOMORPHOLOGY The state of Rio Grande do Norte has a wide variety of landforms carved in the Cretaceous sedimentary rocks of the Potiguar Basin and the older crystalline basement rocks . Based on the classification of Brazil’s Morphoclimatic Domains (Ab Saber, 1969 ), the Potiguar landform is inserted in two domains and a transition range . Mares de Morros Domain, which corresponds to the Coastal Northeastern Trays . Domains of the Intermontane and Interplanaltic Depressions of the Caatingas in the state territory were formed by four sets of morphological features ; the flattening surfaces of the Country Depression plateaus are supported by sedimentary rocks, isolated saws, and Borborema Plateau . Interspersing these domains is an important morphoclimatic transition range, from the humid coast to the semi - arid hinterland, called Agreste Potiguar (Dantas & Ferreira, 2010 ) . Based on analysis of remote sensing data, field profiles, and previous regional - geomorphological studies (IBGE, 1995 ; ROSS, 1985 , 1997 ), the state of Rio Grande do Norte was divided into seven geomorphological domains ( Figure 9 ) . The state of Rio Grande do Norte has a total of 17 relief patterns, which are inserted in the various morphoclimatic domains referred to and represented in the State of Rio Grande do Norte Relief Pattern Map and served as a base for the state geodiversity map ( Figure 10 ) . Individual relief information was obtained based on an analysis of SRTM exh962s (Shuttle Radar Topography Mission), with a resolution of 90 m, and GeoCover exh962s, where the relief units are interpreted according to texture analysis and exh962 roughness . 61

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 9: Geomorphological domains of Rio Grande do Norte state Figure 10: Relief patterns of Rio Grande do Norte state Degraded, flattened surfaces (R 3 a 2 ) have formed a set of flat and gently undulating landforms resulting from generalized weathering processes on various types of lithologies . These vast flattened surfaces are dotted with inselbergs (R 3 b), which appear in the landscape as isolated hills, rising in many cases hundreds of Meters above the regional surface floor . 62

Technical Report Summary – Borborema Gold Project – March 30th, 2026 At the northwest boundary of the state are a set of isolated mountain massifs (R 4 c) with elevations above 300 Meters from the adjacent flattened surface . In the eastern region of the state, that borders with the state of Paraíba, there is a set of hills and low mountains (R 4 b) with gaps below 300 Meters which together with the plateau morphology (R 2 b 3 ) (Figure 10 ), located more to the north, form part of the northern rim of the Borborema Plateau representing remnant landforms ( Figure 12 ) of that plateau . In contact with the plateau landform is the imposing escarpment of the Serra de Santana, which represents a transition landform between different surfaces raised to different elevation levels, with an unevenness of approximately 400 Meters, and deposition of colluvial ramps and deposits with talus at the base of the escarpment (R 4 d) . Serra de Santana consists of a plateau (R 2 c) ( Figure 13 ) representing a fragment of a past summit surface capped by Neogene sandstones of the Serra do Martins Formation, with elevations reaching 750 Meters in altitude . At the northeast Rio Grande do Norte state are a set of dissected hills (R 4 a 2 ) ( Figure 14 ) with convex - concave slopes and sharp tops varying in height from 30 to 80 Meters located on the threshold of the plateau domain . On the regional floor there are some boulder fields, indicating a predominance of physical weathering . Figure 11: Domain of ridges and low hills, Gargalheiras dam (Acari/RN) 63

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 12: Residual landform of Acari pluton detached from flattened surface (Border of BR - 227: Currais Novos/RN) Figure 13: North edge of Borborema Plateau (representing remaining residual landforms (municipality of Currais Novos/RN) 64

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 14: Erosive escarpment of Serra de Santana; flat top of the Plateau (Currais Novos Municipality/ RN is observed) Figure 15: Domain of dissected hills with boulders field indicating predominance of physical weathering (Municipality of Cerro Corá / RN) 65

Technical Report Summary – Borborema Gold Project – March 30th, 2026 4.3.1.1 Borborema Plateau The Planalto da Borborema (Borborema Plateau) (IBGE, 1995 ), is in the eastern portion of northeast of Brazil, occupying an extensive area that covers part of the states of Alagoas, Pernambuco, Paraíba, and Rio Grande . It is a relief of degradation in a Precambrian crystalline massif, general direction north - northeast – south - southwest, with vast plateau surfaces (R 2 b 3 ) raised in elevations that vary between 450 and 1 , 000 m of altitude, clearly visible in relation to the surrounding areas (MORAES NETO and ALKMIN, 2001 ) . Situated in the state of Rio Grande do Norte, the Borborema Plateau along its northern edge, where relief ranges from 300 to 700 m, consists of an area quite dissected by erosive processes . This plateau morphology comprises a diverse set of relief patterns composed of hills and mountains of lower elevations (R 4 b), small crests and sparse plateau surfaces (R 2 b 3 ) with plateaus (R 2 c) covered by Cenozoic covers, delimited by erosive short ridges (R 4 e) and mountain slopes (R 4 d), with some mountainous segments (R 4 c), representing residual reliefs remaining from the eroded highland . At the extreme north of the plateau area, interspersing the mountain domain, lies a set of hills dissected (R 4 a 2 ) by the lowest relief of the area ( Figure 16 ) . Figure 16: Location of the Colinas Dissecadas and Morros Baixos Unit (R4a2) in the state of Rio Grande do Norte; (b) dissected hills in the municipality of Lages In the highlands, pedogenesis (formation of thick and well - drained soils, in general, with low to moderate susceptibility to erosion) processes predominates . Sporadic erosion occurrences are restricted to accelerated laminar or linear erosion processes (ravines and gullies) . The eastern slope of Borborema Plateau is drained by the Potengi, Salgado and Japi rivers towards the Zona da Mata, northeastern Brazil . This is a slightly wetter area located on the windward slope of the Borborema Plateau, in an of agreste (a geographical subregion of transition between the forest zone and the hinterland of the northeast characterized by the semi - arid climate and the vegetation of the Caatinga) with intensive subsistence agriculture . Due to this orographic barrier, the easterly trade winds climb the eastern slope of Borborema Plateau, causing more rainfall, especially in winter . The western slope – or interior slope – is drained by the Piranhas - Açu River to the Sertaneja Depression in localities like Caico . This region is regionally known such as Seridó, an area of progressive desertification process due to the complete loss of the meager ground cover and irreversible exposure of the outcropping rock . 66

Technical Report Summary – Borborema Gold Project – March 30th, 2026 The semi - arid region located on the eastern slope of the Borborema Plateau, where the trade winds flow over the area without humidity, results in caatinga (semi - arid tropical vegetation, meaning white vegetation) (DANTAS et al . , 2008 ) . In the Borborema Plateau, Luvisols soils predominate, Chromic, Eutrophic Litholic Neosols and Argisols Eutrophic red yellows . In this region of the Borborema Plateau are the cities of Currais Novos, Campo Redondo, Cerro Corá and Jaçanã . The regional economy is predominantly agriculture, arable farming and animal husbandry, and the mining of the scheelite in the municipality of Currais Novos, an important economic activity that in the area since 1940 . The production of scheelite concentrate comes from mines and garimpos (artisanal mining) that occur mainly in metamorphic rocks within the Seridó Group . 4.3.2 HYDROGRAPHY The Borborema Project area is part of the Piranhas - Açu River basin, which covers a territory of 42 , 900 km² distributed between the states of Paraíba and Rio Grande do Norte, with an approximate population of 1 , 552 , 000 . The basin has a semi - arid climate with average rainfall ranging from 400 to 800 mm annually, concentrated between February and May . Rain occurs in a few months of the year combined with the region’s geomorphology, characterized by shallow soils formed on a crystalline substrate with low storage capacity, is responsible for the intermittent character of the region’s rivers . In addition, the rainfall pattern tends to present strong interannual variability, causing alternation between years of regular rainfall and years of severe water scarcity, leading to the occurrence of water droughts . However, evapotranspiration rates are quite high and can reach over 2 , 000 mm / year, which causes a significant water deficit and is a key factor to be considered in the operation of reservoirs in the region . The Piranhas - Açu River rises from the Serra de Piancó in the state of Paraíba and flows near the city of Macau in Rio Grande do Norte . Like most of the north - eastern semi - arid rivers, except for the São Francisco and Parnaíba rivers, the Piranhas - Açu River is an intermittent river under natural conditions . The continuity of its flow is ensured by two regularisation reservoirs built by DNOCS : Firstly, Coremas - Mãe d’Água in Paraíba, with a capacity of 1 , 360 billion m³ and a regularised flow of 9 . 5 m³/s and dam ; and secondly, Armando Ribeiro Gonçalves (ARG), in Rio Grande do Norte, with 2 . 400 billion m³ and regularised flow of 17 . 8 m³/s (Q 90% ) . Throughout the water system formed by the river channel and its reservoirs called the Sistema Curema - Açu, various uses have been developed such as diffuse irrigation, irrigation in public perimeters, human water supply, animal desensitization, leisure, energy production, and aquaculture . The Cristalina geological formation comprises the bedrock for most of the basin, formed by impermeable rocks with low water storage capacity and often of low water quality . The sedimentary formations, with higher porosity and, therefore, greater water storage capacity, are present only in two locations of the basin : a smaller area in the Peixe river sub - basin near Souza - PB ; and a second location where the bedrock is the Jandaíra Formation, covering the Lower Açu region . Another important source of groundwater is alluvial aquifers, which in most cases provide good quality water for human, animal, and irrigation supplies . The Piranhas - Açu Basin covers, in full or in part, 147 municipalities, 102 in Paraíba and 45 in Rio Grande do Norte . These municipalities have a population of approximately 1 , 280 , 000 , 67 % in Paraíba . The average rate of urbanisation in the Basin is around 66 % with most municipalities ( 75% ) having less than 10 , 000 inhabitants . The largest city in the Basin is Patos (population 88 , 000 ) . Other important cities are Sousa, Cajazeiras, and Pombal in Paraíba, and Caicó, Assu, and Currais Novos in Rio Grande do Norte . 67

Technical Report Summary – Borborema Gold Project – March 30th, 2026 In the Piranhas - Açu River Basin, including the reservoirs Curemas - Mãe d’água and Armando Ribeiro Gonçalves, are 46 reservoirs (dams) considered strategic because of a combined storage capacity of over 10 million m³ . This water capacity is required to enable the reservoir to cope with periods of drought, permitting adequate water supply between rainy periods . The Seridó Oriental region is bordered by the Piranhas - Açu River Basin, which occupies a surface area of 17 , 498 . 5 km², corresponding to about 32 . 8 % of the land mass the state of Rio Grande do Norte, and covers 33 municipalities comprising the entire central mesoregion and part of the Agreste region . The Basin’s head waters are at Serra do Bongá, Paraíba, enter the Rio Grande do Norte through the municipality of Jardim de Piranhas, and flow into the Atlantic Ocean near the city of Macau (GRUBEN and LOPES, 2001 ) . In the Seridó Oriental, part of the Piranhas - Açu Basin, is the Seridó River sub - basin which covers the entire area studied . The Seridó River sub - basin’s main tributaries include : Acauã River, Carnauba, São José, Barra Nova, Cobras River and Sabugi . According to Guerra and Cunha (2003), a drainage system is characterized by the formation of slopes, tops, valley bottoms, canals, and bodies of groundwater, amongst others . These characteristics interconnect to form a surface that drains water, sediment, and materials into the river channel . Thus, the Piranhas - Açu basin can be characterized in two different ways – drainage in the Planalto and Depression areas . In the Borborema Plateau, the Basin has a radial drainage that flows from a topographically high point, meaning that most of the rivers of the Seridó Oriental have their headwaters at the edge of the plateau . In the depression area, rivers have a dendritic drainage pattern, noticeable in maps, with a tree - root appearance . These rivers are very rectilinear, denoting a structure markedly controlled by the contours of the Plateau (Figure 17 ) . Figure 17: Seridó Oriental hydrography (Fonte: BEZERRA JR. 2008) Due to the crystalline formation of the Seridó soil, the Basin has low subsurface water potential and has a fragile system, emphasizing the importance of avoiding the removal of vegetation cover on river slopes, as the soil can erode and silt the Basin water . Other natural factors contributing to the low water potential, besides the soil, is the semi - arid climate with its high hour/day insolation rate . Thus, the water deficit is estimated at 2 , 022 l/s for 2010 , but 90 % of this deficit comes from the Seridó River sub - basin (Gruben and Lopes, op . cit) . 68

Technical Report Summary – Borborema Gold Project – March 30th, 2026 These elements explain how the basin is mostly formed by temporary rivers . The natural characteristics of the Seridó Basin means that the natural water supply is unable to meet the needs of the entire population . For this reason, the seridoense hydrography is marked by reservoirs, such as those in Cruzeta (located in the municipality of Cruzeta) that store 35 , 000 , 000 m³ of water . The São José Creek Dam, Cruzeta, supplies rural and urban communities in the region for irrigated agriculture and small crops located downstream, close to the river . These reservoirs include :  Zangarelhas in Jardim do Seridó, capable of storing 7,916.00 m³ of water and damming the Rio da Cobra, thus supplying local communities, ebb crops, fish farms and diffuse irrigation.  Parelhas Cauldron in Parelhas, which stores 10,195,600 m³ of water.  Riacho dos Quintos’s dam, supplying Santana do Seridó and serving for ebb cultivation and fish farming.  Boqueirao de Parelhas, also in Parelhas, with a capacity of 85,012,750 m³ of water, helps to perpetuate the course of the Seridó River, supplying Parelhas and other communities and is useful for fish farming, agriculture, and leisure. Water bodies in the study area include several small dams identified in the Project area of influence, most of these are located near rural communities, and two are in the direct Project area of influence near the old pit area . These are the Onça Dam and São Francisco Dam . The main uses of water are artisanal fishing and animal desedentation . 4.3.3 VEGETATION In the Project region, the Hyperxerophilous Caatinga predominates - drier vegetation, with abundance of cactaceans, and smaller and scattered plants ; and the Seridó Subdesertic Caatinga - the driest vegetation in the state, with bushes and low trees, thinning and more severe xerophytism . The main ecosystem of the city is the Caatinga do Seridó, which is in transition between the countryside and Caatinga Arbórea, with medium and low trees, and an abundance of cacti and bare patches . The Subcaducifolia Forest is still present in the region, in the Serra de Santana region . In these types of vegetation (Caatinga), the most common species are : pereiro, faveleiro, facheiro, macambira, mandacaru, xique - xique and black jurema . The National Plan to Combat Desertification (PNCD) in Brazil defines desertification as land degradation in arid, semi - arid and sub - humid zones, resulting from diverse factors like climate variations and human activities . Currais Novos’ susceptibility to desertification has been categorised by the PNCD of Brazil as serious . 4.4 LOCAL RESOURCES AND INFRASTRUCTURE The Project is located approximately 26 km east of the regional centre of Currais Novos, a town with a population of approximately 45 , 000 . The regional town of Campo Redondo lies a similar distance east of the Project along highway BR - 226 and is much smaller than Currais Novos . Several small communities and villages are found closer to the Project site but often comprise only a few houses and families . The more significant of these communities include Maxixe, São Luiz, São Sebastião, Santa Rita, Santo André and Pedra Branca . None of these communities, however, lie close enough to the Project to be impacted to any significant extent and instead should benefit from the future employment possibilities and improvements in infrastructure . 69

Technical Report Summary – Borborema Gold Project – March 30th, 2026 The Quilombola community of Negros do Riacho lies approximately 10 km east of the Project . Quilombolas are small communities originally settled by escaped slaves during the 19 th Century . Today these communities are recognised as traditional communities and as such protected by Brazilian law . Twin high - tension power lines ( 230 kV) cross the Project area in its northern section . Low - tension power lines also reach the Project area and provide power to all existing buildings and offices . Several buildings on the property date back to the previous project owners . Many are now run - down and beyond use . However, three main buildings close to the entrance to the Project remain in excellent condition . These buildings are currently being used by the Company for offices, mess facilities, sampling areas and storage . All buildings are complete with earthed power supplies, running water and bathroom facilities . Another large building has since been constructed by the Company for storing the drill core and samples from the extensive drilling programs ( 104 , 500 m) that have been completed . 70

Technical Report Summary – Borborema Gold Project – March 30th, 2026 5 HISTORY 1. PRIOR OWNERSHIP AND EXPLORATION DEVELOPMENT The history of the Borborema Project prior to 1979 is unclear . The earliest reference to mining appears in the government records from the 1940 s when prospectors (“garimpeiros”) discovered gold (Au) in the area ; an estimated 150 , 000 ounces of gold are reported to have been recovered over the subsequent 50 years . In 1979 , the company Itaperiba Mármores e Granitos LTDA (“Itaperiba”) acquired the principal tenement of the Project (number 805049 / 1977 ), and completed mapping, sampling, trenching and drilling programs . In 1984 , Mineração Xapetuba LTDA acquired the Project from Itaperiba and through further sampling, trenching, mapping and drilling finalized the exploration of the principal tenement and two other neighbouring tenements comprising the Project ( 840149 / 1980 and 840152 / 1980 ) . After approval by the National Mining Agency (ANM) of the positive exploration reports, Xapetuba commenced open - pit mining to extract the precious metal via heap leaching, the first time this process had been attempted in Brazil . It is reported that approximately 100 , 000 ounces of gold were recovered up to 1991 , when Xapetuba requested a suspension of the mining licence from the ANM quoting poor recoveries and low gold prices as the reasons . In 1991 , the company METASA (Metais Seridó LTDA . ) acquired the three tenements comprising the Project from Xapetuba . From 1991 until 1994 , METASA re - processed the existing heap - leach piles using a simple gravity circuit . It is not stated in the DNPM (now ANM) records how much gold was recovered during this period . In 1994 , the company Mineração Santa Elina Indústria e Comercio S . A . acquired the mineral rights from METASA and reviewed all existing data . However, after undertaking a diamond - drilling programme it returned the mineral rights to METASA in 1997 . In 1998 , MGP (Mineração e Agropecuária LTDA . ) acquired the project, installed a simple gravity circuit, and began treating the existing heap - leach piles, processing at a rate of approximately 15 t/hr . Whilst under MGP ownership ; Caraíba Metais LTDA (“Caraíba”) negotiated an option to buy the project in 2007 . Caraíba completed a significant diamond drilling programme and resource estimate update but decided not to exercise their purchase option . In 2009 , Crusader Resources Limited (“Crusader”) negotiated a similar purchase option with MGP . After careful evaluation of the Project data and some significant fieldwork, in August 2010 Crusader exercised their option and acquired the Project together with the São Francisco farm upon which most of the Project is located . In October 2011 , Conestoga, Rovers and Associates (“CRA”) in Belo Horizonte was retained by Crusader to prepare a bankable feasibility study (“BFS”) for the Borborema Project . During this time CRA’s mining division was acquired by Tetra Tech Inc . who assumed the role of principal consultant for the study . Tetra Tech produced a Feasibility Study in 2013 , the Tetra Tech Brazil’s Feasibility Study of 2013 that was based on a process plant throughput of 4 . 2 Mtpy . However, the Feasibility Study (“FS”) showed unsatisfactory financial returns and Crusader subsequently continued to optimise the Borborema development at a 2 Mtpy, completing several technical studies based on this scenario . Further studies were commissioned in 2018 (TTP and Ausenco), based on a revised process plant throughput of 2 Mtpy . These studies were extrapolated from the completed BFS and presented a low level of engineering definition and cost accuracy ( 30% - 40% ) with the expressed intent of attaining an order of magnitude capital estimate, revised economics, and environmental approval . In mid - 2019 , Crusader Resources was delisted from the ASX and following corporate restructure, downsizing, and divestment of non - core assets, and relisted as Big River Gold Limited (ASX : BRV) (“Big River”) . With a renewed focus on its core asset, the 71

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Borborema Gold Project, the company commissioned Perth, Australia, based Wave International to produce an “enhanced” Definition Phase Study . In November 2019 , Big River published a definitive feasibility study (“DFS”) for the Borborema Project showing that the Project may be economically developed to mine 20 Mt of gold ore reserves recovering an average of 72 , 564 oz of gold per year for 10 years . The average grade is estimated to be 1 . 2 g/t Au . The operation was estimated to produce 2 Mtpy of ore with a cash cost of US $ 23 . 36 per tonne, the Internal Rate of Return on the of 41 . 8 % and US $ 642 per ounce production cost . The Project NPV was at 8 % discount rate equal to US $ 203 M . The total capital cost estimated to be US $ 99 . 3 M . In July 2020 , CPC Project Design (CPC) was commissioned by Big River to develop the design and estimate the cost differences brought about by recent post DFS design changes . The updated capital costs were estimated to be approximately US $ 101 M . In late 2021 and early 2022 , Big River drilled 13 additional holes in the Project to prove down dip extension of the mineralized ore body . Big River announced the results of drilling in July 2022 and indicated that all holes intercepted elevated grades in projected zones of mineralization at 100 m down dip to the known mineralisation and along 1 . 2 km of strike . On September 21 , 2022 , the Company concluded the acquisition of 100 % of outstanding shares of Big River Gold Limited (“Big River”) through its recently created entity Borborema Inc (“Borborema” or “JV Company”) . As part of the acquisition of Big River, Dundee Resources Limited (“Dundee”) has received 20 % of the outstanding shares of Borborema in compensation for its previously owned shares of Big River (“project”), thus establishing the JV Company . After the conclusion of the acquisition, Aura and Dundee were the only shareholders of 80 % and 20% , respectively of the issued and outstanding shares of the joint venture Borborema Inc, which is the indirect owner of all the rights, titles and interests in Big River . At this point, Borborema was accounted for as a joint venture in the Company’s financial statements, since according to the Shareholders’ Agreement, decision making was equally divided among the Company and Dundee . On August 29 , 2023 , the Company and Dundee Resources Limited entered into a Transfer of interest and Borborema shareholder agreement termination agreement (“Borborema agreement”) . The Borborema agreement states that Dundee desired to exit the Borborema joint venture and agreed to sell, transfer and otherwise convey all of their shares in the capital of the JV Company to Aura in exchange for the granting of a net smelter returns royalty under a Royalty agreement . 72

Technical Report Summary – Borborema Gold Project – March 30th, 2026 6 GEOLOGICAL SETTING AND MINERALIZATION 1. REGIONAL GEOLOGY The Project, located in the Borborema Province, sits within the domain of the Seridó Fold Belt in north - eastern Brazil ( Figure 18 ). The regional basement is comprised of Archaean and Paleoproterozoic gneisses and migmatites unconformably overlain by a sequence of supra - crustal rocks of Neoproterozoic age belonging to the Seridó Group . The basal unit of this group is the Jucurutu Formation, comprised of gneisses, amphibolites, marbles, and calc - silicate rocks . The middle unit is the Ecuador Formation of quartzites and meta - conglomerates, whilst the upper unit, the Seridó Formation, consists of mica - schists and phyllites . During the Brazilian Orogeny, the basement and sequence of super crustal rocks were intruded by granitic, granodioritic, and locally gabbroic and tonalitic stocks, sills and dykes . During the Neoproterozoic the region underwent a complex tectonic evolution involving thrusting (D 2 ) and transcurrent shearing (D 3 ), as indicated by the presence of both low - and high - angle structures (the S 2 and S 3 foliations, respectively) . During this deformation period the metamorphic conditions varied from greenschist facies in the western portion of the belt to upper amphibolite facies in the east, with some local contact metamorphism (localised granulite facies) and anatexis (partial melting) (Crusader Resources PFS 2011 ) . A series of quartz vein - hosted or vein - related gold (Au) deposits occur within the Seridó Belt, concentrated along the eastern margin of the Seridó Group, in addition to several tungsten skarn - style deposits that are often associated with varying degrees of bismuth, copper, and gold mineralisation . The Borborema Project deposit is the largest known gold occurrence in the region . 73

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N
CE NW
MCD
CE NW
Sobral Fault
Fortaleza
Atlantic Ocean
CE Central
Borborema Project
Basin
Basin
Natal
Or
RGND
SFB
SJC
RGND
PaSZ
João Pessoa
SJCT
SJCT
PeSZ
PABT
APT
DZT
AMT
RCT
Recife
RPD
DZT
PEAL
PEAL
SFC
(M)
(C)
(MPR)
(M)
SMASZ
(M)
(VB)
(E)
Gavião block
Jequié block
Salvador
Legend
BASIN
SFB
MCD
CE
RGND
SJC
DZT
RCT
APT
PABT
AMT
Or
SJCT
RPD
PEAL
SFC
0
50
100
200

Figure 18: Regional geological setting (after Brito Neves et al., 2000)

Notes for Figure 18: Major domains and terranes: CE ¼ Ceará Domain (Or: 1.8 Ga Orós fold belt); DZT: Domínio da Zona transversal; MCD: Médio Coreaú Domain; PEAL: Pernambuco-Alagoas Domain; RGND : Rio Grande do Norte domain (SFB: Seridó fold belt); SJC: São José do Campestre Archean nucleus); RPD: Riacho do Pontal domain; SD: Sergipano domain (C: Caninde complex; E: Estancia subdomain; M: Macurure subdomain; MPR: Maranco- Poco Redondo sub domain; VB: Vaza Barris sub domain); SFC: São Francisco Craton; SLC: São Luiz Craton. Zona Transversal subdivisions are: AMT: Alto Moxoto terrane; APT: Alto Pajeú terrane; CV: Cariris Velhos orogenic belt; PABT: Piancó-Alto Brígida terrane; RCT: Rio Capibaribe terrane; SJCT: SJC: São José do Caiano terrane; ZTTTN: Zona Tectônica Teixeira-Terra Nova. Faults and shear zones: PAsz: Patos shear zone; PEsz: Pernambuco shear zone; SMAsz: São Miguel do Aleixo shear zone. Cities and towns: Fo: Fortaleza; JP: João Pessoa; Na: Natal; Re: Recife; Sa: Salvador

6.2 PROPERTY GEOLOGY

The Borborema Project area is situated in the top of the Seridó Group stratigraphy (the Seridó Formation) within a sequence of banded arkosic metapelitic schists, subjected to upper-amphibolite facies regional metamorphism (Baars, et. al., 2011). Mineral

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 assemblages are dominated by plagioclase, K - feldspar and quartz, with subordinate biotite, garnet, sillimanite, cordierite, muscovite and andalusite . This assemblage is indicative of high temperature ( 650 - 700 Σ C) and relatively low pressure ( 3 - 4 kb) conditions . The sequence comprises alternating pelitic (cordierite - sillimanite) and more psammitic (garnet - sillimanite) units (Stewart, 2011 ) . Quartzo - feldspathic bands resulting from partial melts both crosscut and parallel the schistosity, dominantly in the more pelitic cordierite schists . Widespread retrograde sericite overprints the prograde mineral assemblage . The schists are intruded by Brasiliano - age pegmatite bodies . 1. DEPOSIT LITHOLOGY AND STRATIGRAPHY The sequence of rocks at the map scale has been subdivided into several packages broadly correlating to protolith characteristics and metamorphic mineral assemblages (Stewart, 2011 ) . Each of the following rock packages exhibits variable interlayering, generally observed on the metre - scale . The lithological units occurring in the greatest abundance in any given area of the property have been used to map out the sequences . Figure 19 shows the geology map of the Project as produced by PGN Geoscience (Stewart, June : 2011 ) . 1. Biotite Schist In the quartz - feldspathic - biotite +/ - sillimanite - garnet schist, biotite schist is the most abundant mapped lithological unit within the Project area and contains a varying proportion of biotite . Accessory minerals include sillimanite and garnet . This unit is generally fine to medium - grained and contains a well - preserved, early gneissic fabric (S 1 ), sub parallel to the lithological layering . Lithological layering within this unit comprises differentiated millimetre to centimetre - scale, biotite - rich and granular quartz - feldspar - rich bands that often resembles rhythmic layering within a laminated sedimentary rock . Based on its outcrop character and lithology, this unit could be described as psammopelitic, which suggests it may have a sandy siltstone protolith (Figure 19 and Figure 20 ) . 75

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 19: Borborema deposit geology map (after Stewart, 2011) 76

Technical Report Summary – Borborema Gold Project – March 30th, 2026


(a)
N
S3
S1
partial melt
D2 high strain zone
(b)
S3
S1
N

Figure 20: (a) Well-developed gneissic fabric in Quartzofeldspathic-rich biotite schist. Note the PGB partial melt that is oblique to S1. (b) Folded biotite schist with a strong muscovite overprint (Stewart, 2011)

6.2.1.2 Cordierite Schist

In the quartz-feldspathic-biotite +/- cordierite-sillimanite-garnet schist, cordierite schist is the second most abundant lithology mapped in the Project area (Figure 19).

This map unit generally comprises metre-scale packages of interbedded cordierite-rich quartz-feldspathic-biotite schist and more psammitic quartzo-feldspathic-biotite schist. Cordierite-rich horizons are generally very coarse grained and defined by 20-100 mm diameter cordierite porphyroblasts, constituting up to ~50% of the rock mass within some horizons. Cordierite is variably altered to fine-grained muscovite and commonly weathered to an iron-rich clay mineral. The proportion of sillimanite within this unit increases towards D2 high-strain zones.

Two types of cordierites have been observed:

1. Large oblate to prolate porphyroblasts that overgrow S1, either late in D1, after development of the gneissic foliation, or during M2 (Figure 21)
2. Asymmetric porphyroblasts that clearly overgrow and rotate the S1 fabric (Figure 22). These cordierites are associated with concentrated feldspar and biotite. They also show characteristics of partial melt development (cordierite growth within M2 mineral assemblage with partial melt), correlated structurally to sites of extensional shearing and foliation boudinage. These cordierite porphyroblasts commonly develop north-northwest–south-southeast trending long axes and sigma-type geometries within D2 shear zones.

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(a)
Biotite schist
S3
Cordierite schist
S1-2
S0
N
(b)
S1-2

Figure 21: (a) Porphyroblast-rich horizon (S0) within cordierite schist package. Cordierite is strongly altered at this locality. (b) Massive cordierite-schist (Stewart 2011).


N
N
F3
S2
D3 fault
cordierite
S1
S3
D3 fault
andalusite

Figure 22: Photograph and sketch of altered cordierite porphyroblast with internal S1 fabric. S1 shows clockwise rotation and cordierite strain shadow is indicative of dextral shear and suggests syn-shear mineral growth during the development of D2 shears. S3 crenulations overprint the asymmetric S1 fabric (Stewart, 2011).

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 6.2.1.3 STAUROLITE Schist In the quartz - feldspathic - biotite +/ - staurolite - garnet schist, this metamorphic mineral has possibly been misidentified in the field and likely constitutes D 2 cordierite - potassium feldspar - biotite partial melt, which occurs within D 2 high strain zones ( Figure 23 ) . Interpreted staurolite schist horizons are in the northwest of the mapped area ( Figure 19 ), within the Project property, and identified at the southwest end of the main open - cut pit within the Borborema Shear Zone . The occurrence of this unit, which can be correlated with high - grade D 2 shearing, corresponds to a tectonostratigraphic horizon that can be used as a marker and may control the distribution of mineralisation . Figure 23: Cordierite - rich partial - melt infilling asymmetric boudinage dilatational site within mylonitic biotite schist (typical of zone mapped as Staurolite Schist). Boudinage geometry is antithetic (sinistral) with respect to D2 dextral shearing. Note the strong muscovite alteration (Stewart, 2011) 4. Andalusite Schist In the quartz - feldspathic - biotite +/ - cordierite - andalusite - garnet schist the andalusite schists comprise a very small proportion of the mapped rocks in the Project area . These andalusite schists usually occur as thin centimetre - to metre - scale psammopelitic horizons within biotite schists and are mostly found within areas associated with high grade D 2 shear zones ( Figure 24 . The andalusite porphyroblasts are generally 2 - 8 mm in diameter and are mostly replaced by mats of milky white, fine - grained sillimanite (fibrolite) . 5. Quartz - Staurolite Schist Thin (< 500 mm width) horizons of what appear to be felsic igneous rocks have been observed in two places within the Project area . Closer inspection reveals the presence of rare garnets and abundant millimetre - scale, randomly oriented, dark greenish - grey staurolite porphyroblasts that overgrow a quartzo - feldspathic S 1 gneissic fabric, most likely associated with M 2 peak metamorphism . 79

Technical Report Summary – Borborema Gold Project – March 30th, 2026


(a)
S1
S3


(b)
Andalusite schist
Biotite schist

Figure 24: (a) Coarse andalusite porphyroblasts in folded andalusite schist horizon. (b) Well-differentiated quartzofeldspathic-biotite S1 fabric within andalusite schist and biotite schist (Stewart 2011)

6.2.1.6 Granitic Orthogneiss (PGB Lozenges)

Small lenses, lozenges and boudins of plagioclase-quartz-biotite+/-garnet (possibly after amphibole) are common throughout the mapped area and have mineralogy consistent with a dioritic protolith. The millimetre-to centimetre-scale clots of biotite may be pseudo-morphing hornblende. PGB lozenges are most hosted within more psammitic rocks with a higher quartzo-feldspathic component than adjacent schists. PGB lozenges are associated with increased proportions of garnet with higher concentrations at their margins. Garnets occurrence shows some correlation with the location of folded and boudinaged D1 quartzo-feldspathic leucosomes, suggesting its relationship between their respective productions.

6.2.1.7 Mylonite

Mylonite has been interpreted by other workers (e.g., Araujo et al., 2002) as a widespread lithological association within the mapped area. Mylonite is interpreted in the mapped area where there is an association between intense foliation developments, shear-sense indicators such as rotated porphyroblasts, and development of quartz ribbon textures indicative of intense recrystallization. The abundance of true mylonite is less than previously suggested as much of the apparently "mylonitic" rock is lacking kinematic or shear sense indicators that would suggest shear zone development. Rather it is interpreted here that much of the previously interpreted mylonite is indicative of a more psammopelitic biotite schist, which is well-banded at the millimetre-to centimetre-scale, indicative of the S1 gneissic fabric (Figure 25).

Mylonites occur frequently and are generally associated with northeast–southwest oriented S2 foliations offset by D3 faults and reoriented into a more north-northeast–south-southwest trend within the Sao Francisco Shear Zone. However, mylonites do occur and are associated with high grade D2 shearing, the kinematics of which is described below. Also, some D3 faults exhibit narrow, centimetre-scale zones of mylonite development. This deformation is related to attenuation of the F3 long limb during folding.

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 25: (a) Quartz ribbons in mylonitic biotite schist folded by F3 with axial planar S3 biotite. (b) D2 mylonite in cordierite schist with dextral syn - shear cordierite porphyroclast and layer of boudinaged cordierite (Stewart, 2011) 6.2.1.8 Pegmatite Pegmatite dykes are common across the Project area and appear to be focused into two northwest trending belts that cross the mapped area ( Figure 26 ) . Pegmatites are generally 1 - 5 m wide with strike lengths of several hundred Meters or more . Pegmatites primarily comprise quartz - potassium feldspar - plagioclase - muscovite, however, some also contain a tourmaline component that appears to have grown parallel to S 3 (Figure 26 ) . Tourmaline growth is axial planar to gentle - to - open F 3 folds and commonly parallel to a centimetre - spaced muscovite - filled fracture cleavage . Axial planar muscovite alteration is particularly strong where pegmatite dykes crosscut biotite schist ; the dykes are commonly accompanied by focused muscovite alteration within the schists along the dyke contacts . These pieces of evidence put pegmatite emplacement within a late - D 3 position and indicate that M 3 retrogression passed from the biotite field to the muscovite field at some stage during this deformation . The mapped area comprises outcrop - scale, thinly alternating pelitic and psammitic layering that cluster into broadly psammitic packages (biotite schists) and pelitic packages (cordierite schists) . This suggests that the protolith comprised of thinly alternating silt - rich and sand - rich layers is indicative of a relatively low - energy depositional environment or a distal sediment source . There may have been subtle stratigraphic relationships . If this was present in the sequence, high - grade metamorphism has obscured this within the Project area . However, there may be a fundamental protolith contrast that has led to the partitioning of partial melt and vein - rich zones, features that are concentrated within and adjacent to D 2 shear zones . This tectonostratigraphy may be crucial in future exploration and provides marker zones that can be used to assess the effect of D 3 deformation and movement on the Sao Francisco Shear Zone and adjacent structures . 81

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(a)
(b)
(c)

Figure 26: (a) Pegmatite dykes cross-cutting biotite- and cordierite-schist. Note the S3 axial planar cleavage. (b) Tourmaline parallel to S3. (c) Gneissic fabric within quartz-staurolite schist. Staurolite porphyroblasts are dark-coloured sub-mm flecks. (Stewart, 2011)

6.2.2 STRUCTURAL GEOLOGY AND DEFORMATION HISTORY

The Project consists of a garnet-biotite-schist package coarsely sub-dividable into alternating sequences of psammopelitic garnet-sillimanite schist and more pelitic cordierite-sillimanite schist. Localised horizons of andalusite-and staurolite-bearing schists occur proximal to high-grade shear zones approximately parallel to the stratigraphic layering and contain abundant partial melt products and early vein networks (Stewart, 2011).

The event and deformation framework are complex and is interpreted as follows:

- D0 - Deposition of fine-grained, siltstone-dominated, sedimentary package with minor medium-grained (sandy siltstone) intercalations (turbiditic);

- D1a - Thickening of the stratigraphic pile coincident with possible magmatism and high temperature, low-pressure metamorphism leading to the emplacement of a pervasive layer-parallel gneissic fabric.

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Technical Report Summary – Borborema Gold Project – March 30th, 2026  D 1 b - Development of quartzofeldspathic dominated partial melt products oblique to the gneissic foliation and concentrated/confined to tectonostratigraphic horizons within the sedimentary package . These are generally found in more pelitic rocks such as the cordierite schists . Late M 1 cordierite porphyroblasts overgrow the S 1 foliation .  D 2 a - The partitioning of high strain along rheological contrasts between partial melt - rich and partial melt poor/psammitic tectonostratigraphy, leading to mylonite development within the brittle - ductile transition zone . Progressive flattening and partitioned southerly - directed extensional shearing led to isoclinal folding of D 1 a partial melt products and boudinage of F 2 fold limbs synchronous with top - to - south (clockwise in present orientation) rotation of cordierite porphyroclasts .  D 2 b - Increased fluid pressures during peak amphibolite facies metamorphism (M 2 ) late in D 2 promoted localized brittle deformation and rapid pressure drops . Low pressure sites occurred within north - northeast trending, east - southeast dipping brittle zones that cross - cut S 1 and S 2 as fault - vein networks . Within these zones auriferous quartz was deposited in two primary orientations : 1 ) parallel to the east - southeast trending fault zones ; and 2 ) in a Riedel, west - northwest dipping position . The laterally propagating Riedel quartz veins situated themselves preferentially in more psammitic lithologies, particularly within the footwall of D 2 mylonite zones .  D 3 - Regional folding tilts the sequence and S 1 - 2 fabrics shallowly to the southeast . This causes the cordierite porphyroclasts that were rotated during D 2 to take on a dextral sense of movement, which is only an apparent sense within the Sao Francisco Shear Zone and is not representative of the D 3 kinematics . East - southeast dipping, D 2 quartz - veined faults are unrotated as they are in the extensional field with respect to the D 3 stress orientation . The veined faults locally accommodate shallow reverse faulting or steep thrusting (~ 30 - 65 Σ east - southeast) accompanied by project - wide northwest verging F 3 asymmetric folds and development of a steeply east - southeast dipping axial planar biotite crenulation cleavage . Adjacent to some D 3 faults, the stratigraphy becomes overturned and the F 3 folds become southeast verging . The short - limb of these asymmetric fold structures represents the sites least - affected by D 3 strain (generally within the footwall to D 3 shear zones) and preserve crenulated, but un - sheared Riedel D 2 Au - bearing quartz veins . Pegmatite dykes are emplaced within northwest – southeast oriented corridors synchronous with shortening and exhibit a variably developed S 3 foliation . Biotite retrograde metamorphic reactions accompany D 3 .  D 4 - The fracture orientation initiated during pegmatite emplacement develops into a prominent fault trend accompanied by ~east – west to ~southwest – northeast conjugate faults . A pervasive west - northwest – east - southeast oriented extensional dissolution and/or fracture cleavage develops . The orientation of S 4 forms “domains” bound by major north - northeast - trending D 3 faults indicating that these structures were still active . Muscovite alteration accommodates this deformation and is focused along fault zones . The deformation history at Borborema as interpreted by Stewart is summarised in Figure 27. 83

Technical Report Summary – Borborema Gold Project – March 30th, 2026



INTERPRETED DEFORMATION HISTORY
D0
D1
SHORTENING
D1 boudinage and partial melting
D2
SHORTENING
Southward tilting
S2
Early D2 shearing
S2
S1
S0
F2
Late D2 brittle-faulting/ quartz veining
D3
Eastward tilting and folding
S2
Barren vein
mineralized vein
S3
D4
conjugate faulting
fracture cleavage

Figure 27: Interpreted deformation history at Borborema (Stewart: 2011)

6.2.3 STRCTUCTUAL AND DEFORMATION COMPONENTS OF SAO FRANSISCO PIT

Figure 28 and Figure 29 show the southwest face of the Sao Francisco Pit and the four distinctive structural and strongly deformed domains. These domains are as follows:

- A shallow dipping, leucosome-rich hanging-wall zone with strong deformation features which is metamorphosed under amphibolite facies. The folding is tight and crenulations and S-C fabrics in shear zones are abundant. (Zone a Figure 28, Figure 29)

- A mylonitic zone (retrograde zone) cut with faults (D2b) developed along the main Sao Francisco Shear Zone (D3)., This mylonite zone is stratigraphy overturned and thrusted, retrograde alteration is strong and dominant. The eastern margin of the retrograde shear zone is the strongly silicified and chloritic (shown in greenish color). Stewart (2011) reported folded layering within this zone that has the same overturned limb vergence as in the hanging wall. Both Stewart (2011) and Holcombe (2012) interpret the host for this high strain zone as being within the deformed hanging all. the retrograde shear seems to be a structure truncating the main ore shoots (Holcombe, 2012). (Zone b Figure 28, Figure 29)

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Technical Report Summary – Borborema Gold Project – March 30th, 2026

- A moderate to strong shearing zone with wavy shear fabric mainly developed within quartz-muscovite-biotite schist and developed on the footwall side of Sao Francisco Shear Zone. Crenulation cleavages are abundant, and dips are steeper than the shear zone. This zone is mainly barren and represents the main metamorphic event in lower amphibolite facies. (Zone c Figure 28, Figure 29)

- A quartz-feldspathic footwall schist with meta-sedimentary origin and bedding. It can be labelled as footwall schist where layering and bedding clearly preserved. The ribbon-like (pressure solution) structures with accumulation of biotite and quartz-feldspar shows turbiditic origin of the host rocks. This zone is still strongly attenuated by D1-2 event. The host rocks were metamorphosed under lower amphibolite and upper greenschist facies. (Zone d Figure 28, Figure 29)


D2 shear zone
D2 footwall
D2 hangingwall
Zone (a)
Zone (b)
Zone (c)
Zone (d)
SE
NW

Figure 28: Photograph of the SW end of the Sao Francisco Pit

Major structures are evident, and structural domains are separated into the following zones: (a) Shallowly SE-dipping D1 leucosome-rich hanging wall with strongly developed S1 fabric and increasing D3 fabric intensity towards the NW. F3 vergence to NW and steeply to SE approaching the shear zone; (b) D2 mylonite zone cut by SE-dipping primary D2b faults that are reworked by D3 Sao Francisco Shear Zone. Stratigraphy is locally overturned stratigraphy within the short limb of a major F3 fold. F3 vergence to SE; (c) ~NW-dipping hinge zone in the footwall of D2-3 shear zone containing abundant late-D2 Au-bearing quartz veins. Few D1 leucosomes are present. The S1-2 fabric is strongly developed. F3 W-folds and local vergence changes from SE- to NW-verging; (d) bedding and foliation dip SE. F3 vergence to NW (Stewart, 2011).

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Technical Report Summary – Borborema Gold Project – March 30th, 2026


Uppermost amphibolite facies (qtz-bio-ga-andal-cord-sill-Kspar ± melt/intrusive lozenges?) qtzofelspathic psammopelite, minor pelite. Locally low amph facies overprint topographic artifact in image
SW-verging F3 folds on overturned limb of hangingwall antiform abundant coarse wavy shears shown stylised
?
?
Mid to low amphibolite facies biot-rich shear zone (in pit only). Biot-qtz±garn schist with abundant deformed vein qtz. (In core, this zone has less shear character and is more a zone of tight folding and local transposition within a large overturned fold limb).
Greenschist facies retrograde shear zone. Silicified chlorite schist. Protolith probably the HW qtz-biotite schist. The silicification may be dominantly metamorphic
Zone of moderate to strong retrograde shears and faults with a distinctive coarse wavy shear fabric. Qtz-biot-musc±chlorite qtzofeldspathic schist (garnet rare to absent). Remnant S0/S2 preserved in low strain lozenges in footwall synform. Strong development of S3 cren cleavage as a shear-related fabric. Cleavage dips steeper than shears but curves into higher strain laminae
Lowermost amphibolite/uppermost greenschist facies qtz-bio±garnet±chlorite qtzofeldspathic schist (metasiltstone and silty feldspathic metasandstone). Bedding well-preserved. S3 crenulation weakly to moderately developed. Metamorphic fabric slightly coarser than in hangingwall schists with no relict higher grade fabric or minerals. (i.e. peak met fabric is low amph facies)
shear features increase in frequency and intensity
The retrograde shear zones are not intersected within distal HW drillholes

Figure 29: Modified structural domains inside Sao Francisco Pit-Borborema Project (Holcombe, 2012).

Although the retrograde shear has associated lowermost amphibolite facies fabrics in its footwall, it also has a significant component of greenschist facies fabrics. That is, the entire retrograde shear system may have started evolving at lowermost amphibolite facies but has been exhumed during its development into greenschist facies.

The retrograde shear in the Sao Francisco Pit and local shears associated with the ore zone are dip-slip thrusts with no strike-slip components. The similar kinematics of both the shallow and the steeper zones suggest that they may be simply different parts of the same evolving D3 contraction. The faults are then kinematically coherent, the structure is commonly observed, and requires no rotation of crustal blocks (Holcombe,2012).

6.2.4 MINERALIZATION AND ALTERATION

The Borborema deposit is located within a northeast–southwest trending structure which forms part of the northern segment of the Santa Mônica dextral shear zone (Araujo et. al, 2002). The shear zone displays a penetrative north-northeast-trending fabric, dipping southeast at around 40 degrees. In the Project area the principal mineralised shear zone, termed the Morro Pelado Shear, is around 30 Meters thick.

86

Technical Report Summary – Borborema Gold Project – March 30th, 2026 The mineralization is strongly controlled by regional structure with secondary structuring providing the preferred host for gold ( Figure 30 ) . In addition to the main mineralized zone, several thinner sub - parallel zones of increased gold mineralization (> 0 . 1 g/t Au) can be seen in drill core . Genesis of the gold mineralizing event or events is poorly understood . Two distinct gold mineralization types are identified both by SRK and Aura Geologists in drill cores : 1 ) disseminated free gold, and 2 ) gold in association with sulphide mineralization represented by pyrrhotite, chalcopyrite, pyrite, sphalerite, and galena . Additionally, the sulphide mineralization was observed in the outer contact between chert boudins and schist along with or within schist foliation . Figure 30: Map of Sao Francisco - Borborema mineralized trend (SRK, 2022) The continuity of mineralization observed in select diamond drill core shows a highly discontinuous nature to both types of observed gold mineralization . Sulphide - hosted gold appears primarily along psammitic schist foliations and around the perimeter of quartz veins and boudins . The visual inspection of sulphide mineralization in core with correlated analytical results appears to indicate a relatively high concentration of Au in pyrrhotite such that a sub - cm scale zone of sulphide mineralization resulted in grades commonly exceeding 1 g/t Au (SRK, 2022 ) . Sulphide mineralization throughout the main mineralized zone is sporadic in nature . For example, a 10 cm zone of sulphides hosted the entirety of the metal for the 1 m sampling interval while the remaining core appeared barren was noted (SRK, 2022 ) . The mineralised sequence has been subjected to a complex, multi - stage deformational history, with folded, sheared, dismembered and boudinage quartz and quartz - carbonate veins and veinlets commonly associated with the gold mineralisation . 87

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Technical Report Summary – Borborema Gold Project – March 30th, 2026

Recrystallised sulphides, both finely disseminated and locally forming centimetre-scale patches, dominated by pyrrhotite with lesser pyrite, chalcopyrite, sphalerite, and galena are common within the mineralised zones. Microscopic examination, however, does not appear to indicate a direct relationship between gold mineralisation and sulphide abundance. Magnetite closely associated with gold, post-dates the sulphides (Baars, 2011).

Stewart (2011) suggests that the gold mineralisation was emplaced at close to peak metamorphism adjacent to D2 shear zones, preferentially in the more psammitic units as shown in Figure 31.

Baars (2011) believes that the deformational event which accompanied gold mineralisation was an extensional event forming a linear dilatational feature. Limited analytical data for silver indicate overall a silver/gold ratio of approximately 2:1, although on an individual sample basis there appears to be little or no correlation between gold and silver values. Phillips (personal comm.) suggests that the base metal sulphide mineralisation event may be independent of the gold event; the lack of direct correlation between gold and silver also suggests deposition in separate events or pulses.

Holcombe (2012) concluded that the main host of mineralization developed along steeply dipping, retrograde reverse-sense shear that occurs within the Sao Francisco Pit. He concluded also that a second shallow-dipping structure was associated with mineralization that was separate and oblique to the main shear zone. The shallowly dipping mineralized system lies in a strongly attenuated, axial plane-parallel zone within the overturned limb of a large, inclined fold. The mineralization is locally sheared but the displacement between its hanging wall rocks, and its footwall rocks is not significant from a crustal point of view.

Mineralisation within the wide retrograde shear within the pit is dominantly within deformed veins. The mineralisation extracted from the eastern part of the main pit may have been from dissection of the pre-existing shallowly dipping mineralized zone that now forms the main mineralized orebody. Mineralisation within the remainder of the shear, within the pit, is likely from a separate source at depth.


Steep SE-dip.
SE-vergence
Normal dip.
NW-vergence
ore
zone
NW-dipping
enveloping surface.
SE-vergence
10
L2/3
Normal dip.
NW-vergence
plunging
ore shoots
S3

Figure 31: Structural context for gold mineralisation (after Stewart, 2011)

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 Evidence of alteration of the host rock in association with gold mineralization is not well understood . The retrograde metamorphism in the Sao Francisco Pit has not examined for altered minerals and low - temperature mineral assemblage . There is no or little geochemical analysis was done to identify the mineralogical and chemical signatures of gold bearings host rocks . Further analysis on alteration chemistry and mineralogy needs to be done to better clarify the genesis of gold in the Borborema deposit . 6.3 DEPOSIT TYPES The Borborema deposit, Borborema Project, is a classic orogenic - gold deposit type in a sheared and deformed Archaean to Proterozoic age greenstone belt sequence, that is comprised of metamorphosed volcanic - sedimentary rocks units intruded by slightly younger post - tectonic igneous bodies . According to Goldfarb et al . (2005), the term orogenic gold deposit is used for a class of deposits formed during compressional to transgressional deformation processes at convergent plate margins in accretionary or collisional orogens . The single most consistent characteristic of this type of deposit is their association with deformed metamorphic terrains of all ages . Observations from preserved Archaean greenstone belts and most recently active Phanerozoic metamorphic belts throughout the world indicate a strong association of gold and greenschist - facies rocks, however, some significant deposits occur in higher metamorphic - grade terrains . Pre - metamorphic protoliths for the auriferous Archaean greenstone belts are predominantly volcano - plutonic terrains of oceanic back - arc basalt and felsic to mafic arc rocks ; terrains dominated by clastic marine sedimentary rocks that metamorphosed to metagreywacke, slate, phyllite, and mica schist . Studies carried out in the Borborema Project area (Phillips, 2011 ) concluded that the gold deposit is classified as a mesothermal orogenic - gold type in view of its key characteristics . Orogenic gold deposits are among the most important sources of gold production in the world . The geology of the Borborema Project area and its gold occurrences are strikingly like many other gold - bearing schist belts throughout the world . Orogenic gold deposits collectively account for more than 20 percent of the world’s total gold production . This class of mineralisation, orogenic gold, is normally controlled by first - order faults that act as conduits for the auriferous fluids ; second - and third - order faults are sites of mineral deposition (Robert et al . , 2005 ) . Additional favourable areas with low or minimum mean stress zones include regional fault intersections, areas of regional uplift or anticlines, and zones of competency contrast, such as along granitoid margins (Robert, 1989 ; Vearncombe et al . , 1989 ; Groves et al . , 2000 ) . In compressional regimes, reverse faults in these zones have the highest degree of disorientation and the highest levels of fluid overpressure, making them most susceptible to a high fluid flux and deposition of gold (Sibson et al . , 1988 ) . The mineralisation generally classified as “mesothermal,” means it is thought to have formed under relatively high temperature at considerable depth in the earth’s crust by hydrothermal and/or metamorphic processes . The deposits of this type may have great vertical extents (down - plunge), commonly two kiloMeters or more . In many deposits, the gold occurs in fissure veins, veinlets, stockworks and altered wall rock . Gold mineralisation at the Borborema Project, Borborema Province, occurs in a succession of (meta) pelitic and psammopelitic schists intruded by minor occurrences of pegmatite and granitic orthogneiss (Stewart : 2011 ) . Rocks are metamorphosed in upper greenschist facies to amphibolite conditions (Araújo et al . , 2002 ; Stewart, 2011 ) . The pit in the São Francisco Mine exposes a greenschist facies retrograde shear zone and above this shear zone, gold mineralisation occurs within an overturned limb of an F 3 fold (Holcombe, 2012 ) . The kinematics on this shear zone is consistent with thrusting (Stewart, 2011 ; Holcombe, 2012 ), but how exactly this structure continues at depth is an unresolved question . One possibility, suggested by Holcombe (2012), is that gold mineralisation is localized along a shallowly dipping system parallel to the axial plane of these folds . 89

Technical Report Summary – Borborema Gold Project – March 30th, 2026 7 EXPLORATION 1. HISTORICAL EXPLORATION Several companies have completed various exploration programs on the Project and surrounding region . Between 1979 and 1983 , Itaperiba Mármores e Granitos LTDA completed 13 trenches on the Borborema Project area, totalling 3 , 250 Meters . The trenches were sampled and assayed by Geosol Laboratories for gold, silver and lead using OES - AA methods . A very primitive resource model was constructed based on the results . In 1984 , Mineração Xapetuba continued the work of Itaperiba, completing 56 trenches across the project area, totalling 5 , 120 Meters of trenching . Geochemical soil - samples and surface rock chip samples were also taken . Along with drilling results, the trench sampling results were used to update the resource . Xapetuba used this resource to mine in an open - cut operation that was Brazil’s first gold extraction project using heap - leaching methods . In 1991 , Metasa - Metais Seridó acquired the project from Xapetuba to re - process the existing heap - leach piles and did not complete any further exploration work . In 1991 , the Brazilian and Japanese governments formed an accord to explore for gold in the northeast of Brazil, known as JICA . JICA completed a five - phase regional exploration programme across the Seridó Belt, which incorporates the area of the Project . The programme included regional mapping, geochemical soil - sampling, stream - sediment sampling and pan concentrates, and eventually some minor drilling . From 1994 to 1997 , Mineração Santa Elina Indústria e Comercio S/A completed detailed mapping of the Project area, re - opened and re - sampled the existing trenches, surveyed the topographical surface, re - logged and re - sampled the existing drill - holes, and completed their own drilling program . In 2007 , Caraíba Metais LTDA held an exploration option over the Project with the then - owners MGP - Mineração e Agropecuária LTDA . Whilst a new drilling programme was the focus, Caraíba also re - mapped and re - sampled some of the existing data . In a more - regional sense, the CPRM - Brazil’s Geological Survey - completed several regional exploration programs across the Seridó Belt and Project area, including geological mapping ( 1 : 500 , 000 ), airborne geophysical radiometric and magnetic surveys, geochemical soil - sampling, and stream - sediment sampling and pan concentrates . None of the historic exploration data has been used by Crusader in the Project Mineral Resources estimation . 2. EXPLORATION BY CRUSADER In addition to drilling, brownfields exploration work by Crusader has concentrated on mapping and soil sampling within the deposit corridor covering approximately 4 kiloMeters of strike length . Mapping has been predominantly conducted by Australian - based consultants with extensive South American experience, assisted by site geologists and field technicians . Soil sampling has been performed using the Company’s site - based teams . The Company also commissioned a study of the public domain geophysical data which was integrated with both local and more regional (greenfields) mapping . 1. MAPPING AND STRUCTURAL ANALYSIS In 2011 , PGN Geoscience was engaged by Big River Gold to provide a lithological and structural interpretation of the Project, and an ore genesis model for the gold occurrence . Mapping was conducted over 14 days in March and June 2011 and covered an area of around 5 km 2 , focussing on an approximate 4 km strike length of the Sao Francisco and Morro Pelado Shear Zones associated with known gold mineralisation at Borborema . The mapping included integration of detailed field observations at GPS localities and inferred/interpolated structure in areas of no outcrop, with minor aerial photograph interpretation . In Stewart’s (2011) summary there appear to be numerous factors that influenced the tectonic evolution of the rocks within the Project area, each of which contributed to the existence and preservation of significant gold mineralisation : 90

Technical Report Summary – Borborema Gold Project – March 30th, 2026  D0 decimetre - scale interlayering of pelitic and psammitic stratigraphy provides a heterogeneous primary rheology;  Heterogeneous rheology focuses D1 partial melting and leucosome production;  D2 shear zones develop at the interface between D1 leucosome - rich and D1 leucosome - poor stratigraphy;  Mylonite - and gneiss - dominated D2 shear zones provide unique rheology suited for fracturing and propagation of secondary D2b quartz veins from major east - southeast - dipping brittle conduits;  Fold vergence and scale plays a critical role implicated in the preservation and geometry of mineralized ore zones. Holcombe (2012) also stated the shallowly dipping ore system, defined by drilling, is dominantly a strongly folded, and locally sheared, zone located in the overturned limb of a large fold but parallel to the axial plane of the fold . It is not within a single unit but crossed by the folded stratigraphy . Passive biotite accumulation related to the degree of deformation (pressure solution) has produced an artificially simple view of the structure in the current cross - sections . Lithological packages of alternating biotite schist and garnet schist form a stack of units parallel to the main ore zone, which is hosted in biotite schist . Rather than being stratigraphic units, the biotite - rich zones are zones of strong folding and deformation parallel to the axial plane of the main fold . The ore body is one such deformation zone, possibly with more intense folding than the others . Currently only the lower biotite schist host zone is routinely sampled for assaying . Given the similarity of the upper biotite schist to the mineralised zone, Holcombe suggested that the higher - level zones should also be sampled for assaying . The assaying procedure was modified on this recommendation, but only sporadic mineralisation was found . The shear zone within the pit has some very distinctive characteristics (coarse, curved flaser fabrics, and a chloritic component) that were not recognised in the few drill - holes examined by Holcombe (2012) . Given that this shear zone does host mineralisation in the old pit, one priority should be to define its location at depth . The most important conclusion of Holcombe’s (2012) work is the observation that the shallowly dipping ore zone at depth is separate from, and cut by, the slightly more steeply dipping, retrograde reverse - sense shear that occurs within the pit and which was the main host for the extracted mineralisation . 7.2.2 GEOCHEMICAL SAMPLING Geochemical soil sampling has been conducted by Big River Gold on the Borborema tenements since 2009 . Initially, samples were taken approximately every 100 Meters along lines spaced 1 - 2 km apart . The sample lines ran perpendicular to the regional shear zones and shear fabric, approximately northwest – southeast, forming a local grid that later became the Borborema Local Grid (“BLG”) . The samples were taken from shallow pits 30 - 50 cm deep, intended to sample from the in - situ soil horizon B . The early samples were analysed on - site with a portable Niton XRF analyser, assayed semi - quantitatively for 32 elements . Whilst gold was not included in the results, several key elements including Cu, As, Pb and Zn were perceived to have anomalous results consistent with the surface expression of the known gold mineralisation at Borborema . Hence, these anomalous soils results were used to map targets for follow - up work, in which case the sample spacing was reduced to better define the anomalies . In April 2011 , it was decided that all soil samples be assayed for gold and hence all existing samples, as well as all future samples, were sent to the ALS Brasil LTDA laboratory in Minas Gerais state for sample preparation and gold analyses by fire assay (with AA finish) . To - date the entire three tenements of the Project have been covered by geochemical soil - sampling on a spacing of 50 Meters by 50 Meters or closer, except in the areas of previous workings in which the surface material was deemed to no longer be in situ . The results have defined several broad anomalies along strike and parallel to the main Borborema deposit, the larger of which have been named Cobia, Remora and Northern Extension (Figure 32 ) . 91

Technical Report Summary – Borborema Gold Project – March 30th, 2026



Legend
Soil Sample Locations
Crusader - Tenement Boundary
Area of Previous Workings
Major Au Surface Anomalies
Suface Expression Mineralised Envelope
Northern Extension
Cobia
Remora
798000
800000
802000
N

Figure 32: Soil-sampling and resulting gold anomalies at Borborema Project

7.2.3 GEOPHYSICAL INTERPRETEATION

PGN Geoscience (2011) reviewed the public domain regional geophysical data. This data consisted of aeromagnetic and radiometric data collected on a 1,000 metre-spaced flight lines. The data was reprocessed and both structurally and lithologically modelled with the additional input of regional mapping traverses by Stewart to constrain the geophysical interpretation (Figure 33).

The magnetic response of the region appears to represent a combination of magnetic marker units within metamorphosed sedimentary successions and orthogneiss, as well as alteration along shear zones. Differentiation of stratigraphy and structure relied upon constraints from regional traverse mapping and offset of magnetic anomalies.

The interpretation indicates that the region can be divided into three general belts of rocks. The western part of the belt coincides with the Rio Grande do Norte domain of Van Schmus et al. (2011) and is dominated by a higher map abundance of orthogneiss and granitoid complexes within interleaved meta-sedimentary and calc-silicate rocks. This domain is less effected by fault repetitions related to D2 thrust development, but regional folds are more prevalent, possibly suggesting a difference in the mode in which crustal shortening occurred (Figure 33).

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Technical Report Summary – Borborema Gold Project – March 30th, 2026


N
660000
680000
700000
720000
740000
760000
780000
800000
820000
840000
9360000
9340000
9320000
9300000
9280000
9260000
9240000
Legend
0 5 10 20 30 40
km

Figure 33: Geophysical reinterpretation geophysical interpretation of the Rio Grande do Norte Domain and Seridó Fold Belt, showing distribution of major rock packages and the major structural elements (Stewart, 2011)

A central belt coincides with the Seridó Fold Belt (Van Schmus et al., 2011) and is characterised by interleaving belts of schist, volcanoclastic rocks, and minor conglomeratic belts, orthogneiss and calc-silicate packages. These packages are repeated by regional D2 folds and thrust repetitions to give complex rock distributions (Figure 33). The far eastern part of the belt is a repetition of the Rio Grande do Norte domain of Van Schmus et al., (2011), and is characterised by higher map abundance of granitoid complexes and orthogneiss and along their margins (Figure 33).

The geophysical interpretation suggests that the rocks hosting the Borborema gold deposit are hosted in a generally non-magnetic package of rocks (Borborema Schist) that trend in a north-northeast orientation. This package of rocks is part of a larger belt of rocks located on the eastern limb of a regional, shallowly east-dipping, inclined, regional antiformal fold, interpreted to have formed during regional D2 (Stewart, 2011).

Magnetic data has insufficient resolution to map out individual units and is only effect at mapping broad packages of rocks and as a result no early deformation associated with D1 has been mapped.

The eastern part of the interpreted map is dominated by northeast to north-northeast trending faults that are interpreted as regional thrusts and reverse faults that duplicate rock packages and juxtapose orthogneiss packages with the psammitic and pelitic rocks of the Seridó Schist and Borborema Schist. These faults are correlated with the D2b low angle shear zones and mylonites documented in and surrounding the Borborema Mine and surrounding area (Stewart, 2011). The distributions of these structures suggest that they formed in response to regional northwest-directed tectonic transport (Figure 34).

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Technical Report Summary – Borborema Gold Project – March 30th, 2026


Legend
N
Rock_packages
rock_unit
Faults
Generation, Kinematics
Borborema Mine
0 2 4 8 12 16
km

Figure 34: Geophysical interpretation of the eastern Seridó Fold Belt in the region immediately surrounding the Borborema mine (Stewart, 2011)

Several regional folds are also interpreted from the geophysical data. Fold axial traces trend in a general northeast direction parallel with the regional D2b thrust, although they have been locally modified during later deformation episodes, most likely refolding during D3. The regional map pattern suggests that the central part of the interpreted area is characterised by a regional antiformal fold that is doubly plunging (Figure 33). The fold is dismembered by later D3 and D4 shear zones and faults, suggesting they formed during D2. The Borborema Schist Belt is located on the eastern limb of this D2 antiform.

The third phase of deformation is characterised by a series of wide shear zones identified during regional traverses and from offsets in geophysical data. These shear zones are steeply dipping and trend in a north to north-northeast orientation. Stewart (2011) interpreted these structures as a zone of flattening strain. Regional data suggest that there may be a component of dextral apparent offset, although both sinistral and dextral kinematics are locally identified in the geophysical data. Small faults that are parallel with these shear zones are also interpreted to belong to this generation. D3 shear zones dismember the Borborema Belt. D3 shear zones are more prevalent in the central part of the belt (Figure 37 and Figure 38) and have duplicated and dismembered major orthogneiss and Seridó Schist packages. D3 shear zones are not identified in the mine area.

94

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 35: Distribution of major faults delineated by their generations. The thick grey package represents a zone of distributed D3 shear zones interpreted with the aid of regional traverses (Stewart, 2011) Figure 36: Geophysical interpretation of the Rio Grande do Norte Domain and Seridó Fold Belt showing distribution of major D2 thrust faults, A high density of D2 thrusts occur north of the Borborema Fault and to the immediate north of the Patos Fault Zone. (Stewart, 2011) 95

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 37: Geophysical interpretation of the Rio Grande do Norte Domain and Seridó Fold Belt showing distribution of major D3 faults (Stewart, 2011) Figure 38: Geophysical interpretation of the Rio Grande do Norte Domain and Seridó Fold Belt showing distribution of major dextral D3b faults. These faults truncate D3 faults but are overprinted by D4 faults (Stewart, 2011) Stewart (2011) reported several structural implications for mineralisation as summarised below: 96

Technical Report Summary – Borborema Gold Project – March 30th, 2026  The presence of D 2 shear zones within the Borborema Project area appears to be a fundamental controlling factor on the localization of gold . The mapping demonstrates that there is potential for identifying these structures at the local scale, as these structures have been mapped at the regional scale (Araujo et al . , 2004 ) . Thus, if these shear zones can be correlated to a regional structural pattern ; this will be a powerful tool for targeting further exploration, provided that high - resolution data can establish some contrast between the early shear zones and the surrounding schists .  Structures that appear at a local scale that are relevant to identifying D 2 deformation in outcrop and drill holes include shallowly - dipping mylonite ; shear - sense indicators within the shallowly - dipping fabric ; apparent dextral shear sense related to the growth of high - grade metamorphic minerals such as cordierite ; the localization of D 1 leucosomes, which appeared to show a degree of conformity at the large scale with the position of D 2 shearing . Based on this observation three priority areas were identified by Stewart (2011) for further geophysical exploration (Figure 39 ) : Priority area 1 : This area has all structural elements as it covers the mine and therefore it will be possible to constrain the magnetic response of the mine . This area also has a high density of D 2 thrust faults and is located near the boundary between the Seridó Fold Belt and the Rio Grande do Norte Domain . Priority area 1 also has a significant component of interpreted Borberema Schist . Priority area 2 : Is located to the south of Priority area 1 and has many of the structural elements as Priority area 1 . This area is also located near the boundary between the eastern Seridó Fold Belt and orthogneissic rocks and granitoid complexes of the Rio Grande do Norte Domain . The major issue is that this domain does not overlap with the deposit area and thus aeromagnetic characterisation of the mine will not be achieved . This domain also contains some interpreted Borborema Schist . Priority area 3 : This domain is located to the west of Priority area 1 and has several of the structural characteristics . It is located in the western Seridó Fold Belt and the orthogneissic rocks and granitoid complexes of the Rio Grande do Norte Domain . This area does not cover the deposit area and therefore aeromagnetic characterisation of the mine will not be achieved . This area also has Borborema Schist . 97 aura
360° MINING
Technical Report Summary – Borborema Gold Project – March 30th, 2026


N
Priority area 1
Priority area 3
Borborema Mine
Priority area 2
Legend
0 3.757.5 15 22.5 30

Figure 39: Proposed areas for collection of new high-resolution magnetic data. (Stewart, 2011)

7.3 EXPLORATION BY AURA MINERALS

7.3.1 GEOPHYSICAL MODELING

At the request of Aura, a 3-D magnetic modeling over the Borborema Project was performed by Revo Geoscience (a consulting geophysical company from Belo Horizonte, Brazil) in November 2022. The modeling was done based on public aeromagnetic and radiometric surveys flown between 2007 and 2009 by Brazilian Geological Survey (CPRM).

The modeling areas selected by Aura are located within these surveys approximately 170 km away from Natal, Rio Grande do Norte State, Brazil. The areas are regional with a block scale of 100 x 100 km and a deposit scale with a block scale of 18 x 20 km (Figure 40).

The main goal of the modeling is quantifying the depths and geometries of the magnetics sources and support the interpretation of the regional structural framework.

98

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 40: Total field aeromagnetic data showing the boundaries of the areas selected for 3 - D inversion The inversion models are produced using MVI susceptibility solids or voxels in MVI - Si units for both regional and deposit scale blocks . MVI susceptibility at elevation slices at 0 m, 40 m, 200 m, 400 m, 600 m, 1 , 000 m, 2 , 000 m, 3 , 000 m, 4 , 000 m, 5 , 000 m, 7 , 500 m and 10 , 000 m in Geosoft and GeoTiff formats . Iso - surfaces of the MVI susceptibility extracted from the 3 - D voxel at 0 . 001 SI, 0 . 003 SI, 0 . 005 SI, 0 . 007 SI and 0 . 009 SI . These are in 3 - D DXF and Geosoft formats . The results of this modeling are shown in Figure 41 and Figure 42 for regional and deposit scales, respectively . The results of this modeling are preliminary . Aura intends to carry out drone - base and ground geophysical surveys over the target areas near the mine and on a regional scale . This will provide more comprehensive coverage to make more informed conclusions from previous geophysical surveys and generate some targets for drilling . 99

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 41: Magnetic inversion models in regional scale Figure 42: Magnetic inversion models in deposit scale 100

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Technical Report Summary – Borborema Gold Project – March 30th, 2026

7.4 HISTORICAL DRILLING

Multiple phases of drilling have been completed by different companies broadly grouped as historical (Figure 43) (drilled prior to Crusader) and the more recently drilling programs managed by Crusader and Big River Gold.

Historical drilling on the Borborema Gold Project has been completed in various campaigns since 1979 by several companies including Xapetuba, JICA, Santa Elina and Caraíba. Table 21 shows the statistics of these different drilling campaigns and Figure 43 shows the locations of these historical drill holes.

Table 21: Historical drilling statistics in Borborema Project

		DIAMOND DRILLING		REVERSE CIRCULATION		TOTAL	
Company	**Year**	**Holes**	**Meters**	**Holes**	**Meters**	**Holes**	**Meters**
Xapetuba	1984 - 1990	13	264	198	4,545	211	4,809
JICA	1991	2	400			2	400
Santa Elina	1995	15	1,185			15	1,185
Caraíba	2007	75	10,528			75	10,528
Total		105	12,377	198	4,545	303	16,922

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 43: Historic drill hole locations at Borborema Project The diamond drilling was completed by conventional and wireline techniques using HQ and NQ diameter core except for the JICA drilling which used AX diameter core . From these drilling campaigns, drill holes collars related to Itaperiba and JICA were not identified in the field by Crusader geologists . Therefore, these drill holes were not used in past and current Mineral Resource estimations . Xapetuba drill holes are mainly drilled in areas of historical production and the pit, therefore, most of the collars have been mined out . These drill holes, although located inside the historical pit and partially mined out, were drilled in close spacing and were used by SRK for the current, 2023 Mineral Resource Estimate . 102

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Between August and November 1995 , Santa Elina completed 15 diamond drill holes of HQ diameter totalling 1 , 185 . 26 Meters . The core was logged, with half - core sampled for gold analyses by commercial labs using gravimetric ( 468 samples) and fire assay ( 626 samples) methods . Previous Mineral Resource Estimates by Crusader (Big River) did not utilise these 15 drill - holes as their locations had not been verified in the field . However, 13 of the 15 collars were located by Crusader (Big River) and their positions surveyed with a DGPS unit to an accuracy of greater than 5 cm . No down - hole surveys were used for the Santa Elina drill - holes but given that the drill - holes were all relatively shallow (majority < 100 Meters deep) this is not a major issue . Since the quality of the Santa Elina data was consistent with industry - accepted standards, Crusader decided to use the data from these drill - holes in the July 2012 Mineral Resources Estimate for the Borborema Project . SRK also utilized these holes in the current, 2023 Mineral Resource estimation presented in this report . In 2007 , whilst exercising an exploration option over the Project, Caraíba completed a diamond drilling programme comprising 75 drill - holes totalling 10 , 528 . 47 Meters, using HQ and NQ diameter drill core . The collars of these drill - holes were readily located in the field . The drill core is in core trays on the Project site . Down - hole surveys for the Caraíba diamond drill - holes at the Project were completed using a Reflex Easy - shot wellbore electronic single shot survey system and are to industry standards . The drill - holes were re - logged by the Crusader’s geologists and sampled as half - core . The samples were assayed by SGS Geosol Laboratórios LTDA using conventional fire assay methods . The data quality is consistent with industry accepted standards, and hence the Crusader has used the data from these 75 drill - holes in all their historical Mineral Resource Estimates for the Project . SRK also utilized these holes in the current, 2023 Mineral Resource Estimation presented in this report . 7.5 CRUSADER DRILLING Crusader began drilling at the Project in August 2010 , and drilled consistently until the end of 2012 , having anywhere up to two RC drill - rigs and four diamond drill - rigs on - site at one time . In 2014 , Crusader drilled 1 , 235 m in 10 diamond drill holes for purpose of a metallurgical study . Table 22 shows the statistics from Crusader and Big River drilling programmes for the Project . The drilling was completed in various stages which can be grouped into categories discussed below and summarized in Figure 44 and Table 23 . Table 22: Crusader and Big River Drilling Statistics, Borborema Project 103 Total Reverse Circulation Diamond Drilling Meters Holes Meters Holes Meters Holes Year Company 87,027 908 46,026 723 41,001 185 2010 - 2014 Crusader 5,141 13 5,141 13 2021 - 2022 Big River 92,168 921 46,026 723 46,142 198 Total Table 23: Crusader Drilling Detailed Statistics, Borborema Project Total Rotary Air Blast Auger Drilling Reverse Circulation Diamond Drilling Drilling Program Meters Holes Meters Holes Meters Holes Meters Holes Meters Holes 62,925 552 23,794 380 39,131 172 Resource 13,984 267 13,984 267 Condemnation 8,501 77 8,248 76 253 1 Exploration 382 2 382 2 Geotechnical 1,235 10 1,235 10 Metallurgical 250 48 250 48 Heap Leach Piles 238 98 238 98 Grade Control 87,515 1,054 238 98 250 48 46,026 723 41,001 185 Total

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 44: The Crusader’s drilling at Borborema Project  Resource building drilling Crusader has drilled a combination of RC and diamond drill - holes (DDH) which were the principal drill - holes used in the historical Mineral Resource estimation in 2013 and were used in the current Mineral Resource Estimate . The drill - holes were cased and the drill - hole sites suitably rehabilitated . Casing consists of PVC tubes inserted down to the end of the HQ collar, generally, only a few Meters in depth .  Condemnation drilling During 2011 and 2012 , Crusader undertook a dedicated condemnation drilling programme to confirm a lack of mineralization, to sterilize the areas immediately around the Borborema deposit where permanent infrastructure, waste dumps and tailings storage facilities are planned . The programme comprised vertical RC drill - holes, generally 50 Meters deep, with a drill - hole spacing of 100 104

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Meters east - west by 250 Meters north - south (BLG local grid) . The sterilization drill - holes were automatically sampled on metre intervals at the drill - rig . For analyses, 4 metre composites were made up from the individual metre samples . The condemnation drilling consisting of 267 drill - holes totalling 13 , 984 Meters and has indicated that no significant mineralisation exists in the proposed footprint of the Project .  Exploration drilling In addition to the resource drilling and condemnation drilling, the main targets generated by the geochemical soil sampling were tested with relatively shallow RC drill - holes . The intention of this programme was two - fold : to delineate further gold mineralisation and add to the current resources ; or to effectively sterilize these areas so that they could be used for future mining infrastructure . In general terms, significant intervals of gold mineralisation were encountered in several drill - holes in the Remora, Cobia, and Northern Extension targets . These intervals were modelled into geological shapes but were deemed to be uneconomic at this time, for example, too thin and/or too low - grade Further testing of these zones at depth may be warranted in the future .  Auger drilling Hand - held auger drills were used to complete a drilling programme of the existing heap - leach piles that were left from the Xapetuba operations . A total of 48 drill - holes totalling 249 . 6 Meters were drilled across the three main piles at roughly 25 – 30 metre spacings . The drill - holes were drilled from the surface of the pile until the true topographical surface was encountered with drill - hole depths varying from 0 . 3 to 16 . 4 Meters . Each drill - hole was sampled in its entirety as one sample and assayed for gold by the ALS laboratory, fire assay with AA finish . The average grade of these holes is about 0 . 28 g/t Au . There was no Mineral Resource Estimate calculated for the Heap Leach Pile . 1. TYPE OF DRILLING The diamond drilling has been completed by the wire line technique using HQ and NQ diameter core . The drilling contractor used since 2007 , by Crusader and Caraíba, was Servitec Sondagem Geológica with industry standard MACH 1200 drill rigs produced by Maquesonda of Rio de Janeiro, Brazil . All diamond drill - holes were cored from surface, collaring with HQ diameter, and changing to NQ when fresh, competent rock was encountered which generally occurred within the first 15 – 20 Meters of the hole . Each core run was approximately 3 Meters and the core recovery in un - weathered rock was excellent . On average the fresh rock recovery in each hole was 97 . 9 % with an overall average recovery of 96 . 9% . For the shallower drilling required for resource, condemnation and brownfields exploration drilling, the reverse circulation (RC) drill method was utilised by Servitec Sondagem Geológica using an Atlas Copco Explorac 50 RC drill rig . In general, the RC drill - holes have a final depth of less than 150 Meters, the practical limit of the drill rig and its compressor . The RC drilling generally used 5 . 5 ” drill - bits and some were completed with 4 . 5 ” bits . The theoretical sample mass for each metre was calculated by calculating the volume of the metre drilled, depending on the bit size, and multiplying it by the density of the material that resulted from test work using drill core . The minimum recovery in the drilling contract was 85% , but in general the RC drill - holes achieved well above this, with minimal to no groundwater or voids in the area to cause major drilling problems . At the start of the RC drilling programme, two diamond drill - holes were selected and twinned with RC drill - holes to verify the validity of RC drilling and results . The assays from the twin - holes were compared and assessed statistically . It was concluded that there were no material differences between the results of the two drilling techniques . 2. DRILLING GRID, COLLAR AND DOWN HOLE SURVEYS The Project lies within the UTM Zone 24 South using the SAD 69 Datum which refers to the 1967 International Ellipsoid (SGR - 67 ) . The Project is centred approximately at 6 . 205 Σ South and 36 . 285 Σ west . During the exploration and resource building phases, 105

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Crusader established a local grid with grid north rotated 37° east of True North to match the strike trend of the mineralized zone and surrounding tectono-stratigraphic trend.

After completion of the June 2011 Mineral Resource Estimate, a surveying error was identified by qualified and experienced surveyors newly employed by Crusader. The error was related to differences between the regional government survey points and the local survey stations previously established at the Project. The relative positions and distances between the drill-hole collars at Borborema were not the issue, but as a precaution Crusader corrected the survey of the local survey stations against the government IBGE grid and resurveyed all drill-hole collar positions.

This change does not materially affect the June 2011 published, historical Mineral Resource by Crusader; however, the conversion between UTM24S SAD69 and the local grid was modified. To avoid any potential for confusion, the new local grid is referred to as the BLG (Borborema Local Grid).

All its drill-hole collars (Figure 45) were surveyed using a differential GPS (DGPS) by Crusader's surveying team (Figure 46). The collar positions for all located historical drill holes, e.g., Caraíba drill-holes, were also re-surveyed by the Company. The drill holes were located using a DGPS to an accuracy of greater than 5 cm. Crusader has also compiled a surface topography file with similar accuracy.

Most of the drilling and site work has been completed using the local grid (BLG). Therefore, to improve both the geological interpretation process and block model generation, it was decided to utilise the local grid for the Borborema Mineral Resource model. The conversion to local grid is a simple two-point grid transformation from Universal Transverse Mercator Zone 24 South (UTM 24S) and SAD69 datum to BLG Local Grid using the two coordinates listed in Table 24. The elevation used is the same for both grid systems.

Down-hole surveys for the Company diamond drill holes on the Project were completed using a Devico Peewee wellbore electronic single shot survey system. The instrument works the same as a Reflex Easy-Shot unit and is to industry standards.

Table 24: Grid Transformation coordinates (UTMS24 SAD69 to Local Grid)

Point	UTMS24 SAD69 (IBGE)		BORBOREMA LOCAL GRID (BLG)	
	Easting	Northing	Easting	Northing
1	800,316.15	9,314,144.89	9,568.75	20,977.21
2	799,524.11	9,313,147.62	9,536.39	19,704.90

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 45: Examples of drill hole collar markers at Borborema – Caraíba and Crusader drilling Figure 46: Crusader’s survey base station for differential GPS (2012) 7.6 BIG RIVER DRILLING Big River drilled 5 , 141 m in 13 holes in late 2021 and early 2022 to investigate the down dip extension of the ore body . The drilling target was the central zone of the mineralized ore body ( Figure 47 ) . All holes were drilled 60 Σ westward (Grid Datum : UTM 24 S_SAD 69 _IBGE) . All holes intercepted elevated gold grades in zones of mineralization 100 12 m down dip to the known mineralized ore body and along 1 . 2 km of strike . Drilling of the central zone has confirmed thick zones of significantly high grades over 300 m of strike extending below the depth of previous drilling . Figure 48 shows the location of these holes in longitudinal section (Big River Press Release, July 26 , 2022 ), and Figure 49 shows a representative vertical cross - section from this drilling . 107

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 47: Plan view showing the location of diamond drill hole collars for all drilling campaigns at Borborema Project, Big River`s 2021 - 2022 drill plan are shown in green Figure 48: Long section of Borborema Mineral Resource showing Big River`s drill targets (green circles) and previous pit outlines (background lines) (adopted from Big River`s Press Release - July 26, 2022) 108

Technical Report Summary – Borborema Gold Project – March 30th, 2026


NW
SE
10000mE
10500mE
CRDD-042
CRDD-103
CRDD-136
CRDD-182
400mRL
400mRL
200mRL
8m @ 1.50g/t Au
206m
18m @ 1.12g/t Au
262m
36m @ 2.19g/t Au
353m
44m @ 1.38g/t Au
incl. 3m @ 4.64g/t Au
422m
FINAL PIT DESIGN
Current Drill Hole
(Significant Intersection)
Previous Drill Hole
(Significant Intersection)
Previous Drill Hole
Mineralisation
(High Grade)
Mineralisation
(>0.3g/t Au)
0
100m
Projection: Local Grid
BIGRIVERGOLD
Borborema Project
Section 20210N

Figure 49: Typical vertical Cross-section (20210N) showing diamond drill hole CRDD-182 (adopted from Big River`s Press Release- July 26, 2022)

All samples from the 2021-2022 drill campaign were analyzed in SGS GEOSOL Laboratórios LTDA (Rodovia MG010, Km 24,5, bairro Angicos, CEP: 33206-240. Vespasiano/MG, Brazil) and the significant assay intercept results are listed in Table 25.

Table 25: Big River significant intercepts from 2021-2022 drill campaign

Hole ID	Total depth	From (m)	To (m)	Apparent width (m)	Au g/t
CRDD-174	334.35	248.00	268.00	20.00	1.21
CRDD-175	353.05	287.00	321.00	34.00	0.95
CRDD-176	448.85	401.00	432.00	31.00	1.38
CRDD-177	435.30	362.00	380.00	18.00	1.10
CRDD-178	394.50	320.00	357.00	37.00	1.11
CRDD-179	382.50	294.00	334.00	40.00	1.25
CRDD-180	385.25	246.00	286.00	40.00	0.74
CRDD-181	343.90	260.00	297.00	37.00	0.71
CRDD-182	421.42	351.00	395.00	44.00	1.38
CRDD-183	410.10	326.00	386.00	60.00	0.78
CRDD-184	421.30	345.00	388.00	43.00	3.27
CRDD-185	400.25	336.00	377.00	41.00	1.58
CRDD-186	410.00	334.00	371.00	37.00	0.65

7.7 HYDROGEOLOGY

FMD Geologia Aplicada was contracted to conduct a hydrogeological study and develop a numerical flow model for the Borborema Project region. The study, titled "Hydrogeological Assessment for Mining Activity," began in January 2022 with the objective of evaluating the project's feasibility from a hydrogeological perspective. The initial analysis considered aquifer recharge estimates based on climatic data from 2013 to 2020, adopting a conservative scenario of prolonged drought in the region. The results indicated that recharge could potentially meet the project's water demand but highlighted critical gaps regarding the quantity and quality of existing monitoring and supply wells.

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 To enhance understanding of the regional hydrogeological behavior and reduce uncertainties, several activities were proposed and executed, including hydraulic testing in monitoring wells, geophysical data acquisition to analyze faults and fractures, water sample collection for isotopic analyses, refinement of the conceptual hydrogeological model, and construction of a mathematical model to evaluate pumping rates and the impacts of aquifer drawdown . The study covered an area of approximately 570 km² and involved literature reviews, data acquisition from specialized platforms, and field campaigns conducted between July and September 2023 . Numerical flow modeling and dewatering simulations were carried out between September and November 2023 . The adopted methodology followed the three - dimensional geological modeling and mathematical modeling approach proposed by D’Affonseca et al . (2020), allowing the integration of multiple data sources and iterative evaluation of hydrogeological scenarios . The digital elevation model (DEM) was generated using data from the ALOS satellite and PALSAR sensor, complemented by geological and hydrographic maps from CPRM and detailed satellite exh962 analyses . Additionally, climatological data were obtained from INMET and ANA, and drainage networks were modeled in ArcGIS® software to support the definition of the numerical model’s calculation domain . The conceptual hydrogeological model considered four main domains : granito - gneissic, schistose, sedimentary, and alluvial, incorporating hydrodynamic parameters, groundwater flow dynamics, and recharge estimates . Geophysical characterization identified weathering layer thicknesses ranging from 5 to 10 meters, consistent with the casing depth of local wells, in addition to relevant geological structures such as shear zones and faults predominantly oriented NNE - SSW and WNW - ESE . Hydro chemical and isotopic tests revealed the existence of two distinct groundwater circulation systems : a shallow system, associated with the weathering mantle and alluvium, characterized by short residence times, and a deep system, marked by higher electrical conductivity and low connectivity with the shallow system . Drawdown simulations indicated that wells within the mine would be completely depleted and that at least eight external wells registered in SIAGAS would be impacted under higher dewatering scenarios . The depletion cone would extend to the São Sebastião reservoir, south of the project site, with estimated drawdowns ranging between 5 and 20 meters . Since the simulations were conducted under steady - state conditions, the results represent an equilibrium scenario without considering seasonal or temporal effects, which may overestimate the impacts . The study identified several limitations inherent to the mathematical modeling of fractured aquifers in crystalline bedrock, given the high heterogeneity and anisotropy of the medium . The lack of detailed data on hydrodynamic parameters and the absence of a consolidated piezometric monitoring network generates additional uncertainties regarding the representativeness of the results . Consequently, further investigations were recommended, including aquifer and slug tests distributed across the study area, as well as the installation of piezometers at different depths for continuous groundwater level monitoring . Additionally, a detailed structural survey is recommended to map the location, extent, and geometry of major faults and their associated damage zones, which are linked to low - resistivity anomalies and potentially control groundwater flow . Transient groundwater flow modeling was also suggested to improve the predictability of dewatering impacts over time . The hydrogeological study conducted by FMD represents a significant advancement in understanding the hydrodynamic behavior of the Borborema Project, providing essential insights for pit dewatering planning and sustainable water resource management in the region . However, the continuation of hydrogeological investigations and the implementation of a groundwater monitoring network are crucial for reducing uncertainties and refining predictions regarding the impact of dewatering on local aquifers . 7.8 GEOTECHNICAL DATA TEC 3 Engenharia conducted a comprehensive geotechnical study for the Borborema mine to characterize the geomechanical conditions of the rock mass and assess the key structural factors influencing the stability of the final pit slopes . The fieldwork was carried out between October 29 and November 14 , 2024 , and included a series of in situ geotechnical surveys and tests . 110

Technical Report Summary – Borborema Gold Project – March 30th, 2026 TEC 3 ’s approach involved analyzing a wide range of data, including the Technical Report of the Borborema Gold Project Feasibility Study (NI 43 - 101 ), the structural geology map of the pit, geological and geotechnical drill hole descriptions, and geological models provided by Aura Minerals . The team also utilized updated orthophotos and recent topographic surveys to build a comprehensive geomechanical context of mine . During the field campaign, geomechanical and structural mapping activities were conducted to determine the rock mass characteristics and the primary slope failure mechanisms . Sampling windows were opened throughout the accessible pit areas, including natural outcrops that had not yet been mined . Measurements included roughness parameters (JRC), digital Schmidt hammer tests for determining the uniaxial compressive strength of discontinuity walls (JCS), and geomechanical descriptions of exploratory drill cores to assess rock mass behavior at depth . Geomechanical mapping was carried out using 20 - meter - wide windows, enabling the identification of predominant lithologies, major geological structures, and relevant geomechanical parameters . The rock mass classification followed the Rock Mass Rating (RMR) methodology based on the criteria established by Bieniawski ( 1989 ; 2011 ), as well as the Jr and Ja parameters from the Q' classification system (Barton, 1974 ), in accordance with ISRM (International Society for Rock Mechanics) guidelines . A total of 2 , 315 meters of drill core were geomechanically described to evaluate subsurface conditions . The surveys covered parameters related to intact rock strength and alteration, as well as discontinuity characteristics such as type, spacing, fracture intensity, roughness, infill material, weathering, and Rock Quality Designation (RQD) . Tilt tests were conducted on drill cores to determine the basic friction angle of the lithologies present in the final pit . The geological and geotechnical survey identified that the pit slopes are predominantly composed of schists, with quartz schist (QX) being the dominant lithology in the final pit . Biotite schist (BX) will also be extensively mined as part of the mineralized orebody . Geological structures such as Sn - 2 and Sn - 3 schistosities, fracture families, and structural lineaments were analyzed . The geomechanical characterization of discontinuities was restricted to rocks with a strength rating of R 2 or higher, following ISRM standards . Rock mass classification was performed using both field mapping data and drill core descriptions, ensuring a representative assessment of the pit at different depths . Some parameters were estimated based on observed field trends, considering the limitations of direct measurements in drill cores . The results provide critical information for characterizing the rock mass and its geomechanical conditions, supporting future geotechnical assessments related to pit stability . Understanding the geomechanical and structural conditions enables the geotechnical zoning of the mine and the prediction of potential failure modes, directly contributing to pit stability planning . Despite some limitations related to accessibility in certain areas of the pit and the quality of some drill cores, the data obtained is consistent and reliable to support technical and operational decision - making . As such, the work conducted by TEC 3 represents a significant advancement in the geotechnical understanding of the Borborema mine, playing a key role in ensuring the continuity of operations and the safety of mineral extraction at the site . 111

Technical Report Summary – Borborema Gold Project – March 30th, 2026 8 SAMPLE PREPARATION, ANALYSIS AND SECURITY To date Aura has completed no drilling at the Borborema Project . There is no information available for sample preparation and QA/QC measures for drilling and sampling prior to Crusader and Big River Gold . This section is partly taken from the Big River/Cascar Definitive Feasibility study (2019) report and summarizes the sample preparation, analyses and security practices of Cascar/ Big River on the Project . The Qualified Person has also reviewed the Cascar monthly quality assurance/ quality control (QA/QC) reports . In the QP’s opinion, the QA/QC program as designed and implemented by Aura Minerals is adequate and the assay results within the database are suitable for use in a Mineral Resource estimate . 1. CORE HANDLING, LOGGING, AND SAMPLING PROTOCOLS The drilling contractor (Servitec for Crusader) was responsible for transporting and delivering core boxes to the Borborema core shed . Drill cores and RC samples are stored in the core sheds at the Borborema site as shown below in Figure 50 and Figure 51 . After receiving the core boxes, the headers (labels) are checked for the purpose of the depth, progress, and core recovery, length or meterage, drilled by the drill rig . When carrying out measurements of drill cores, the boxes are marked with the number of the box, the beginning and end of the length of the box and drill hole ID . At the end of measuring and closing the boxes, the information was passed to the drill contractor to make the individual front panels for each box . After the measurement was completed, photographs of the dry and wet core boxes are taken . Logging of diamond core and RC chips was detailed, identifying main mineral assemblages (and hence basic rock types), colour alteration, structure/fabric, quartz veining and percentage, and sulphide assemblages and abundance . Geological logging is completed using standard nomenclature and is to be considered high quality . Basic geotechnical logging (RQD, etc . ) was completed for all diamond holes, and detailed structural logs were completed for several holes . Core orientation was limited to selected holes, and generally only through the zone of the mineralized envelope . Discontinuities (mechanical or natural breakage), foliation of layers and veins is determined by marking with crayons and with the help of a REFLEX device (IQ - LOGGER) . The measurements were done by aligning the device in the orientation which was provided by the drilling contractor to indicate the actual orientation of the core . Data was transferred to the REFLEX software program and exported as a csv file . Rock Quality Index (RQD), is calculated at each drilled interval, adding all the cores in the interval, with a size greater than 10 cm and converted into percent value ( Figure 52 ) . Prior to the Cascar/Crusader acquisition of the project, diamond core was selectively sampled at intervals from 0 . 55 Meters up to 3 Meters based on the interpreted geological contacts . Longer samples were taken where lithologies were not considered to be likely hosts for mineralisation . Due to subjective selection of lithological boundaries and the likelihood of open pit mining methods, Cascar sampled uniform 1 metre intervals for both RC and diamond core . The core was cut in half lengthways with a diamond core saw . Half core was sent for assay and the remaining half core was stored at the project core shed . The vast majority of RC sample splitting was done at the rig by a splitter attached to the cyclone . Cascar personnel then prepared plastic bags and labelled the bags with drill holes identification and information . Samples are accompanied by a worksheet for proper checking with information including hole ID, sample number and interval designation in Meters . One label was inserted inside the sample bag and one attached to outside of the bag (Figure 53 ) . Sample bags were also marked by hand in permanent ink . The sample numbers were electronically entered into the database, according to the proper sample intervals . This system then provided an electronic sample submittal form . 112

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 50: On - site drill core storage at Borborema Project Figure 51: Borborema core boxes in core shack 113

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 52: IQ - LOGGER Tool for identifying marked core from oriented drill holes Figure 53: Sample bags prepared and ready to be shipped to the lab (Cascar, 2022) 8.2 DENSITY DETERMINATIONS Bulk densities of geological materials encountered in drill core are required to determine mass for Mineral Resource estimation . Density data must be representative of the lithologies found in the deposit and determined on replicate samples . Cascar had completed 36 , 444 bulk density samples during 2011 and 2012 drilling campaigns using the Archimedes method . This test is based on a 10 cm length of diamond core which is dried, weighed, waxed, and weighed dry and in water to determine the volume . Samples from within the oxide zone have been analysed separately from the fresh rock . The drill database provided has limited bulk density measurements for oxide samples however this represents a relatively small proportion of the deposit . 114

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Technical Report Summary – Borborema Gold Project – March 30th, 2026

Table 26 shows the bulk density values used to populate the block model for fresh versus oxidised material in the 0.1 g/t Au envelope. These were calculated as a mean of the results falling within a 90% confidence range for the fresh and oxidised samples, which excluded those data clearly erroneously high. For the fresh material, the bulk density values for the fresh material within the mineralised zones (0.3 g/t Au) are also shown for comparison.

Table 26: Bulk density values statistics used in Mineral Resource Estimation

Zone	No. Samples	Min.	Max.	Mean	St. Dev.	CV
Oxidised	1,806	1.440	3.410	2.650	0.174	0.066
Fresh	35,693	1.080	9.330	2.757	0.097	0.035
Fresh Mineralised	4,665	2.390	7.720	2.773	0.100	0.036

8.3 SAMPLE ASSAYING

Two Brazilian laboratories were contracted by Crusader for sample analyses: Bureau Veritas Laboratory (BV) and ALS Laboratory. In addition, check sampling was undertaken at Acme Analytical Laboratories Ltd (Acme) in Santiago, Chile and by Bureau Veritas' Ultratrace Laboratory in Perth, Western Australia. Big River used SGS GEOSOL Laboratórios LTDA (Rodovia MG010, Km 24,5, bairro Angicos, CEP: 33206-240. Vespasiano/MG.) for the 2021-2022 drilling campaign.

The analyses carried out by the four laboratories are summarised in Table 27 below.

Table 27: Laboratory analysis techniques used by Cascar

Lab	Lab Code	Sample Digestion	Finish	Company	Main Element	Detection Limit ppm	Use
Bureau Veritas	FA001	Fire Assay	AAS	Crusader	Au	0.001	Normal
ALS	Au-AA26	Fire Assay	AAS	Crusader	Au	0.01	Normal
ACME	G6-50	Fire Assay	AAS	Crusader	Au	0.005	QC
Ultratrace	FA002	Fire Assay	ICPM	Crusader	Au	0.001	QC
SGS	FAA505	Fire Assay	AAS	Big River	Au		Normal

The entire sample preparation for Crusader 2010-2011 and 2021-2022 drilling campaigns was carried out in designated certified laboratories.

8.4 QA/QC PROGRAM

Crusader's QA/QC programme comprised submitting sample blanks, standard reference samples, sample duplicates, and inter-laboratory check samples. The approximate rate of sample submissions is summarised in Table 28.

Table 28: Sample submission rate by Cascar

Sample Type	Frequency
Blanks	1/20
Reference Material	1/20
Duplicates	1/25 (RC only)
Interlab Check Assays	1/10

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 8.4.1 Crusader Drilling QA/QC Analysis - Bureau Veritas Assay Data (2011 - 2012) Between August 2010 and February 2011 , the Bureau Veritas Laboratory in Brazil was used for sample assaying . Blanks Crusader submitted blanks (pure quartz) inserted every 20 samples . Laboratory blanks consist of fused flux only . The Bureau Veritas laboratory also randomly inserted pure quartz samples at the crushing stage . Blanks were used to test for contamination during the sample preparation process . Internal and laboratory blanks both show signs of contamination ( Figure 54 and Figure 55 ) . The quartz wash samples have improved over time, but still report values above detection (Figure 56 ) . Figure 54: Field blanks performance (Crusader, 2012) 116

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 55: Lab blanks performance (Crusader,2012) Figure 56: Lab blanks (quartz wash) performance (Crusader, 2012) 117

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Standards

Certified Reference samples were also inserted every 20 samples to check the accuracy of the assay laboratory. The reference samples were labelled CAS1 through to CAS6 (Table 29). The first three were sourced from Geostats Pty Ltd and are as follows: G909-6, G908-7, and G907-7. The standards CAS4 to CAS6 were sourced from CDN Resource Laboratory in Canada but were only used for batches 1 to 7. These are CDN-GS-2E, CDN-GS-P8, and CDN-GS-5E respectively.

The CAS standards CAS1 (3% bias low and 30% of data in tolerance), CAS2 (11% bias low and 47% of data in tolerance), CAS3 (12% bias low and 39% of data in tolerance) all show results falling below the expected mean, and also lower than 2 standard deviations from that mean.

Table 29: Table of field and laboratory (BV) standards

STD ID	Mean Au ppm	Exp. Value	Exp. Range	
CAS1	0.55	0.57	0.513	0.627
CAS2	4.25	4.82	4.338	5.302
CAS3	1.35	1.54	1.386	1.694
CAS4	1.4	1.52	1.368	1.672
CAS5	n/a	0.78	0.702	0.858
CAS6	4.91	4.83	4.347	5.313
OxF65	0.81	0.81	0.725	0.886
OxG83	0.99	1.00	0.902	1.102
Sj53	2.58	2.64	2.373	2.901
OxG60	1.01	1.02	0.92	1.13

Field Duplicates

Field duplicates are duplicate samples sent to the laboratory as original samples to test precision and repeatability of the sampling process. Field duplicates were taken at a rate of 1 in every 25 samples for the RC drilling only. The field duplicates taken from RC chips were riffle split. Field duplicates show significant scatter at all grade ranges. Only 43 % of the data are within =/-10 % precision limits (Figure 57).

Duplicate Pulp Samples

Duplicate Pulp Samples are duplicates generated after pulverisation of the coarse sample and during the stage of weighing before fusion with the flux. They are routinely inserted to the sample stream as part of the laboratory's internal QC. The Bureas Veritas repeat pulp samples are given a suffix of DFA, ALS samples given the prefix Ch and Ultratrace the suffix RPT.

Overall, the relative accuracy, measured in terms of mean half relative difference (HRD), is acceptable with a mean HRD of 1.67% returned. 61% of data is within +/- 10% precision limits (Figure 58).

Duplicate Coarse Rejects

Duplicate Coarse rejects are duplicates split after the crushing stage. Bureau Veritas refers to these samples as splits with the suffix of DUP. The duplicate core samples submitted to ALS are all coarse crush duplicates. 309 coarse reject duplicates (or laboratory splits) were undertaken by Bureau Veritas. These show significant scatter (r=0.91), but no relative bias (HRD = -0.33). 58% of data are within 10% precision (Figure 59).

118

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 57: Field duplicates performance in BV lab (Crusader, 2012) 119

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 58: Pulp duplicates performance in BV lab (Crusader, 2012) 120

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 59: Coarse rejects duplicates performance in BV lab (Crusader, 2012) 121

Technical Report Summary – Borborema Gold Project – March 30th, 2026 8.4.2 Crusader Drilling QA/QC Analysis - ALS Assay Data (2011 - 2012) ALS was used to assay core samples drilled prior to August 2010, and then for all core and RC samples from sample batch 9 onwards. Blanks Crusader submitted blanks (pure quartz) inserted every 20 samples. Both field and lab blanks show no signs of contamination ( Figure 60 and Figure 61 ). Figure 60: Field blanks (ALS lab) performance (Crusader,2012) Figure 61: Lab blanks (ALS lab) performance (Crusader,2012) 122

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Standards

Crusader sent the certified field standards listed in Table 30 (CAS1 to CAS5) to ALS for quality assurance and quality control purposes. The CAS standards (CAS1 to CAS5) all plot within acceptable limits. The laboratory standards are generally within acceptable limits.

Table 30: Table of field and laboratory (ALS) standards

STD ID	Mean Au ppm	Exp. Value	Exp. Range	
CAS1	0.57	0.57	0.513	0.627
CAS2	4.80	4.82	4.338	5.302
CAS3	1.50	1.54	1.386	1.694
CAS4	1.49	1.52	1.368	1.672
CAS5	0.76	0.78	0.702	0.858
OxP76	14.97	14.98	14.40	15.45
SQ36	29.80	30.0	28.24	31.84
OxJ68	2.33	2.33	2.1	2.56
OxD87	0.41	0.42	0.38	0.46
GLG304-2	0.07	0.07	0.06	0.08

Duplicates

The charts in Figure 62 show that field duplicates have a low relative bias, but a poor correlation (r=78); 3% of data are within +/- 10% precision tolerance.

The ALS laboratory pulp duplicates (Figure 63) all show good correlation, with a low relative bias. Nearly 70% of the data are within 10% precision limits.

123

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 62: Field duplicates performance in ALS lab (Crusader, 2012) 124

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 63: Pulp duplicates performance in ALS lab (Crusader, 2012) 125

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8.4.3 Crusader Drilling QA/QC Analysis-Inter-Laboratory Checks (2011-2012)

Laboratory checks were carried out on individual samples where the assays have returned anomalous or very high readings. These checks consist of a 30 g to 50 g sample depending on the laboratory method which is analysed by fire assay. The results are generally reported as AuCheck by ALS together with the original Au result.

The following inter-laboratory assay checks have been completed by Crusader:

- 9 work orders were re-assayed by Bureau Veritas Laboratory accounting for 670 samples;
- work orders were re-assayed by Ultratrace - some 900 samples;
- 1,166 samples were sent to ACME laboratory;

Table 31 summarizes the number of check assay samples from each of the assay laboratories. Note that 59 pulps submitted to ACME were not returned.

In September 2011, an additional 674 samples were sent to ACME Laboratory for umpire checks, and in February 2012 a further 662 samples were sent.

Table 31: Summary of laboratory check samples by Crusader (2011)

Type	ACME	BV Original	BV Re-Assays	ALS Original	Ultratrace Re-Assays	Samples Not Returned
Pulp	1012	789	71	235	71	59
Coarse Reject	95	95	3		12	
Total	1107	884	74	235	83	59

In December 2010, Crusader undertook a QA/QC analysis of batches 1 to 3 which had been analysed by the Bureau Veritas Lab (BV) in Brazil. In the QA/QC report, Crusader highlighted some significant problems mainly with poor accuracy results for the standards and contamination of the blanks. As a result of this review, nine (9) work orders were selected to be re-assayed by the BV laboratory.

Key findings from the re-sampled batches in Bureau Veritas (Brazil) are summarized below:

I. Field duplicates compare poorly with original results, which is probably due to the nature of the mineralisation. There are also only 31 sample pairs, which are not enough data to draw any meaningful conclusions, particularly when you are dealing with a low-grade deposit, and many samples are below the detection limit. It was recommended that additional field duplicates are inserted into the sampling stream to try and address this issue.
II. Lab repeats show better correlation, with some spurious values.
III. Lab splits show good correlation, with some scatter at higher grades. Sparse data is possibly due to the nature of the Au mineralisation.
IV. Blanks generally plot below detection limit of 0.001 g/t Au, the Bureau Veritas quartz blank samples show signs of contamination.
V. CAS standards CAS1, CAS2, CAS5 and CAS6 show inconsistencies. This is probably attributable to the fact that there was insufficient sample available for re-assay.
VI. Internal laboratory standards report within acceptable limits.
VII. Comparison of the original assays with the re-assay is very poor, with only 22% of the data falling within 10% precision limits. There is an overall relative bias of about 25% towards the original Bureau Veritas assays; this bias seems to be consistent at all grade ranges (Figure 64).

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 64: Comparison between original and re - assayed samples in BV lab (Crusader, 2012) 127

Technical Report Summary – Borborema Gold Project – March 30th, 2026 A series of QC analyses on the QA/QC data was done by third party consultants and Crusader geologists . The history of these QC analyses is described below . The flow chart in Figure 65 illustrates the workflow . In January 2011 , Crusader hired a consultant (Lauritz Barnes) to undertake another review of all QC data from batches 4 to 7 including some data which pre - dated batches 1 to 3 . The findings were similar to those of December 2010 . It was decided to take the pulps from 13 work orders (batches 4 – 7 ) and submit them for analyses at the Bureau Veritas – Ultratrace Laboratories in Perth, Western Australia . Subsequent batches from number 9 onwards have been analysed by ALS in Brazil . Investigation of the Bureau Veritas re - assays showed no improvement of the QC data . The re - assaying of the pulps by Ultratrace was better . Key findings from this exercise are summarised below : 128 VIII. I. Field duplicates show good repeatability, with almost 60% of assays within 10% precision limits. All field duplicates are RC chips. II. Lab repeats are fairly good (64 % of data within 10% precision limits), with limited bias. III. Lab checks are fair, better for RC samples than core, but both data sets show scatter at higher grades where original assays is significantly higher than subsequent checks. This may indicate that re - homogenisation of the sample pulp has not occurred. IV. Blanks are reporting above detection limits (0.001 g/t Au) for both the Crusader internal blanks and the Bureau Veritas quartz blanks. However, the highest value reported is 0.06 g/t, and this is an improvement on the Bureau Veritas laboratory. V. No Crusader standards have been submitted for QC. VI. Ultratrace internal standards report within acceptable limits of 2 standard deviations from the expected mean. VII. Based on the available data the Ultratrace data appears to be both accurate and reports acceptable levels of precision. Comparison of the original Bureau Veritas assays with the Ultratrace assays is poor, with only 28% of data falling with 10% precision limits (after removal of assays < 0.1 g/t Au). However, the relative precision is consistent across the grade range at approximately 30% and the relative bias, is less than 5%. The bias is in favour of the Bureau Veritas assaying. This study indicated low confidence in the Bureau Veritas (BV) assay data, and therefore 1,166 samples from all batches (1 to 9) were sent to ACME Laboratory in Chile, for umpire checks. Summary findings of the ACME QC data are as follows: VIII. I. Blanks show no indications of contamination. II. It is difficult to comment on laboratory precision as the internal checks have returned codes of insufficient sample for nearly half (13) of the original 28 samples. Of these, 7 samples have check assays within 10% difference. III. ACME results compare poorly with both sets of BV assay data (i.e. original and re - assays). IV. ACME results compare well with ALS assay results. V. ACME results compare favourably (with a few exceptions at the data extremes), with the Ultratrace re - assays. VI. There is no difference (where there are sufficient samples) between pulp and coarse reject samples. VII. There is a slight negative bias for pulp samples (i.e. original results higher than ACME results, particularly at higher grades). 34% of pulp sample pairs are within 10% precision limits. There is a slight negative bias (i.e. original results higher than ACME results, particularly at higher grades). 35% of sample pairs are within 10% precision limits.

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Despite the relative lack of confidence in the BV results it was concluded that enough volume of samples had been re - analysed at ALS and ACME with reliable results to enable a JORC - compliant Mineral Resource Estimate . It was recommended that all BV samples used in the estimate be re - assayed at an umpire laboratory for inclusion in future Mineral Resource and Mineral Reserve Estimates . This task was completed by the ALS laboratory . Figure 65: QC analysis flow chart (Big River, 2019) In September 2011 , 4541 original Bureau Veritas samples (coded as 1 XX XXX and 3 XX XXX series) were selected for re - assay by the ALS laboratory . These were re - numbered with code 9 XX XXX sample numbers . 394 of these were standards (BLANK, CAS 1 , CAS 2 , CAS 3 ) . Of the original sample numbers chosen, 245 were standards, and 144 were QC samples (CHP - SPL 3 duplicates) . The direct comparison of the sample pairs shows that the correlation is poor with a correlation coefficient of r 2 = 0 . 47 ( Figure 66 and Figure 67 ) . However, this was expected given the re - assays were undertaken due to low confidence in the original data . 129

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 66: Comparison between original BV assays and re - assay by ALS - all data (Crusader, 2012) Figure 67: Comparison between original BV assays and re - assay by ALS - Au<10g/t (Crusader, 2012) The re - assayed field duplicates showed a high degree of scatter and very poor repeatability ( Figure 68 ) . These field duplicates were all flagged with a sample type of CHP_SPL 3 which indicates they were RC holes, and the samples were split using a 3 - tier riffle splitter . It is not known whether these duplicates were also riffle split . This poor duplicate correlation is probably a combination of high nugget effect and poor duplicate sampling method . 130

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 68: Comparison between original BV assays and re - assay by ALS - Field Duplicates (Crusader, 2012) Several blanks appear to have been mislabelled in the sample renumbering process ( Figure 69 ) . These samples are all original BV standards, so there may have been insufficient sample for the resubmission, and they were replaced with other standards . The blanks submitted with the re - assays all appear to be reporting below or at detection . Figure 69: Comparison between original BV assays and re - assay by ALS - Blanks (Crusader, 2012) Standards samples are all original BV standards, so there may have been insufficient sample for the resubmission, and they were replaced with other standards. Internal Crusader standards are all within expected limits. ALS standards all plot within acceptable 131

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limits. CAS1 is consistently biased low (7.2%) (Figure 70). The results are within acceptable tolerances. CAS2 results are good, with little bias. CAS 3 has a sample which appears to be mislabelled. Removing this outlier shows there is still one sample just outside of two standard deviations from the mean. This standard is also biased low (3.5%).

Table 32 shows all gold standards that were submitted with original assays to ALS lab. ALS standards all plot within acceptable limits (Figure 71).

Table 32: List of Standard Samples

Au Standard(s)			No. of Samples	Calculated Values			
StandardCode	Value	SD		Mean Au	SD	CV	Mean Bias
BlankLab	0.00	0.000	283	0.01	0.0	0.17	0
GLG304-2	0.07	-	85	0.06	0.005	0.077	-8.7395
OxD87	0.42	-	25	0.40	0.010	0.024	-4.2857
SH55	1.38	0.045	4	1.37	0.017	0.013	-0.7273
OXJ68	2.33	-	16	2.32	0.040	0.017	-0.6170
SL34	5.89	0.140	34	5.87	0.064	0.011	-0.4652
SL61	5.93	0.057	6	6.02	0.095	0.016	1.4725
OxP91	14.82	0.100	9	15.11	0.646	0.043	1.9268
OxP76	14.98	0.295	75	14.93	0.277	0.019	-0.3115
SQ36	30.04	0.703	11	29.55	0.623	0.021	-1.6463

Note: SD = standard deviation.

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Technical Report Summary – Borborema Gold Project – March 30th, 2026


CAS1
CAS3
'CAS1','CAS3' (Exp: 1.54 ppm): Au by FA_AAS Dates : 7/10/2011 to 25/10/2011
Au ppm
Instance

Figure 70: Comparison between original BV assays and re-assay by ALS-CAS1 and CAS3 Standards (Crusader, 2012)


SH55
'SH55' (Exp: 1.38 ppm): Au by FA_AAS Dates : 7/10/2011 to 25/10/2011
Au ppm
Instance

Figure 71: Example of ALS Standards Performance - SH55 (Crusader, 2012)

QA/QC analysis of the ALS laboratory for 2011 and 2012 samples indicated that inserted standards and blanks are within expected tolerances although the standards consistently have a low bias. Laboratory standards are generally within expected limits; however, some standards do have values outside of these limits. Laboratory repeats are good. Field duplicates and coarse crush duplicates have only been submitted from late 2011 and it is difficult to comment on the repeatability of the Au assays with a small sample population. Laboratory pulp repeats are good with 70% of repeat samples falling within a 10% range of the original results. Field duplicates are poor and with wide scatter. Coarse crush duplicates of core are better with 65% repeating within 10% of the original results. Laboratory checks (Au checks) are consistent with two results from 29 showing extreme differences (i.e., greater than 50%).

133

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Approximately 900 sample pulps from 13 work orders prepared by Bureau Veritas laboratory in Brazil were sent to Ultratrace in Perth for re - analysis by Fire Assay . Included in the pulps were Bureau Veritas splits (duplicate samples) and Bureau Veritas quartz washes (Lab Blanks) . Field duplicates showed good repeatability, with almost 60 % of assays being within 10 % precision limits . All field duplicates are RC chips . Lab repeats are fairly good, 64 % of data within 10 % precision limits, with limited bias . Blanks are reporting above detection limits ( 0 . 001 g/t Au) for both the Crusader internal blanks and the Bureau Veritas quartz blanks . However, the highest value reported is 0 . 06 g/t Au, and this was an improvement on the Bureau Veritas laboratory . Comparison of the original BV assays with the Ultratrace assays is poor, with only 28 % of data falling with 10 % precision limits, after removal of assays < 0 . 1 g/t Au . However, the relative precision is consistent across the grade range at approximately 30 % and the relative bias, as measured in terms of the MRD, is less than 5% . The bias is in favour of the Bureau Veritas assaying (Figure 72 ) . In September 2011 , 674 assays were sent to ACME for re - assays ; only 48 % of these checks are within 10 % difference to the original ALS assay results . This result may reflect the nature of the mineralisation . Ongoing QC for the ALS assay results shows that field duplicates and coarse crush laboratory duplicates have poor repeatability . The results showed that ACME results compare poorly with both sets of BV assay data (i . e . original and re - assays) . ACME results compare well with ALS assay results . ACME results compare favourably, with a few exceptions at the data extremes, with the Ultratrace re - assays . There is no difference, where there are sufficient samples, between pulp and coarse reject samples ( Figure 73 and Figure 74 ) . A second set of checks on the ALS results was undertaken in February 2012 . A total of 662 samples were sent to ACME for re - assays ; only 49 % of these checks are within 10 % difference of the original ALS assay results, a similar result to the first set of checks carried out in September 2011 ( Figure 75 ) . Ongoing QC for the ALS assay results shows that field duplicates and coarse crush laboratory duplicates have poor repeatability . 134

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 72: Comparison between original BV assays and re - assay by Ultratrace (Crusader, 2012) 135

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 73: Comparison between original BV assays versus ACME Lab - Pulps (Crusader, 2012) 136

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 74: Comparison between original BV assays versus ACME Lab - Coarse Rejects (Crusader, 2012) 137

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 75: Comparison between ALS Lab assays versus ACME lab - pulps (Crusader, 2012) 138

Technical Report Summary – Borborema Gold Project – March 30th, 2026 4. Internal QA/QC Analysis for Big River Drilling (2021 - 2022) Big River drilled 14 diamond drill holes on the Project between December 2021 and April 2022 . The Big River QA/QC program included the submittal of both blind and non - blind control samples into the sample stream being analyzed by the SGS laboratory . Big River maintained internal quality control by inserting blind control samples into the sample stream whilst external quality control was established by the laboratories who insert their own control samples into the sample stream being analyzed . The results of the internal and external QA/QC program are discussed below . The following types of control samples were routinely analyzed as part of QA/QC program .  Certified Reference Materials (CRM, “standards”).  Blanks.  Coarse Crush duplicate. The following summary is the minimum number of control samples to be inserted into the sample stream being submitted to the laboratory :  One high ore - grade and one low ore - grade CRM (or medium grade) in each analytical batch of 40 samples (5%).  A minimum of one blank inserted in each batch mainly after mineralized zones.  A minimum of two core duplicates in each analytical batch of 40 samples (5%). Duplicate samples analyses were requested to the lab after received the original results, an average of 5 samples per hole.  The control sample assay results of the internal QA/QC program were monitored, including the CRMs, blanks, and coarse duplicates. Additionally, systematic checks of the digital database were conducted against the original signed Certificates of Analysis from the laboratory. The following criteria were used to establish acceptance and rejection thresholds for internal control samples analyzed for the Project. For CRMs:  Automatic batch failure if the CRM assay result is greater than three standard deviations of the accepted mean value of the CRM, then re - assay the batch.  Contact the laboratory if trends on CRM plots suggest possible bias, work with lab to resolve the problem.  For Blanks:  If assays on field blanks exceed three times the detection limit of 0.005 ppm Au, then automatic re - assaying of 20 samples surrounding the blank sample in the batch.  For Duplicate Samples:  Assays from duplicates were not used to determine failed batches. Blank Samples A total of 77 blank samples were analysed by the laboratories for which no contamination was observed. The blank sample 329130 failed in the QA/QC with a value above 3 detection limits (0.015 ppm Au) and 24 samples surrounding the blank sample position 139

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Technical Report Summary – Borborema Gold Project – March 30th, 2026

in the batch were re-assayed, but the reanalysed samples returned with consistent results and the original data was considered to be preferable. Figure 76 shows a chart and statistics for the final blank samples results.


BLANK
SGS Laboratory
zScore by Detection limit
Au ppm
4
3
2
1
0
0.0200
0.0175
0.0150
0.0125
0.0100
0.0075
0.0050
0.0025
0.0000
25-Mar-22 to 30-Aug-22

BLK name	BLANK
Detection limit	0.005
Samples	77
# Outside Error Limit	0
Mean	0.0028
Min	0.0025
Max	0.012
Standard Deviation	0.0013
% Rel. Std. Dev.	46.2482
Coeff. of Var.	0.4625
Standard Error	0.0001
% Rel. Std. Err.	5.2705
Total Bias	-0.4481
% Mean Bias	-44.8052

Figure 76: Internal QA/QC- Blank samples

<u>Standards</u>

A total of 77 purchased certified standards were inserted into the sample stream during the 2022 drill program, including high, medium, and low gold grades, purchased from Geostats Pty Ltd. The summary details of these standards are shown in the Table 33 and Figure 77.

Table 33: List of field standard samples and respective values

Standard ID	Gold Grade ppm	Standard Deviation	Expected Min	Expected Max
High (G315-7)	4.82	0.22	4.16	5.48
Medium (G319-4)	1.54	0.07	1.33	1.75
Low (G916-6)	0.57	0.03	0.48	0.66

The Standard performance was acceptable with only one instance of failure beyond the three standard deviation thresholds. The high-grade Standard sample 329300 was re-assayed and the original results were confirmed and kept as preferred. A minor positive bias is apparent in high standards G315-7 but is not considered to be significant. Figure 77 shows the charts for the 2021-2022 drill campaigns set of field standards and the statistics for the same samples.

140

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 77: Internal QA/QC - Standard samples Coarse Rejects Duplicate Samples A total of 77 coarse duplicate samples were analysed in the SGS laboratory as part of QA/QC program . Figure 78 shows in a scatter plot the performance of field duplicates samples and their statistics . A good correlation is shown between the duplicates and the original assays as defined by a correlation value of 0 . 97 . Figure 78: Internal QAQC - Coarse rejects samples Check Assays A total of 50 samples were reanalyzed in 2022, due to the failure of one standard and one blank sample. The original results were kept as preferred for these samples. Figure 79 shows the chart and statistical information for the re - assays. 141

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 79: Internal QAQC - Re - assays 8.4.5 External QA/QC Analysis for Big River Drilling (2021 - 2022) Commercial laboratory contracted for the Project QA/QC, SGS Geosol Laboratórios LTDA, routinely inserted blanks, standards and replicates into each batch of samples to be analyzed . SGS Geosol includes the results of their internal QA/QC analyses with their analytical reports . The results of control sample analyses were stored in the laboratory’s files while a copy was also stored in the Borborema’s digital database . All analytical results were delivered in digital format to Big River’s database manager while the Certificates of Analysis were provided separately . Copies of the digital assay files and certificates are stored in the Borborema digital database . Blank Samples The total of 48 blank samples were analysed by SGS laboratory as part of your QA/QC program . All returned results were approved with values below three times the detection limit for the method ( 0 . 015 ppm Au) . Figure 80 shows a summary chart and statistics for the SGS blank samples . Figure 80: External QAQC - Blanks Standards The SGS Geosol Laboratory included 28 CRMs in the sample batches sent during the 2022 drilling programs, as shown in the Figure 81 displaying a variation plot and statistical information for these samples . The charts show a good degree of analytical accuracy and precision as all CRM analyses were well within the threshold of three standard deviations of the mean . Therefore, no analytical batch was rejected by virtue of external CRM performance . 142

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Replicates Replicate pulp samples were used as external controls at the SGS laboratory as part of QA/QC program . As shown in Figure 82 , a total of 39 accumulated duplicate samples were analyzed . A good degree of correlation is shown between the replicates and the original assays as defined by a correlation value of 0 . 99 . Figure 81: External QA/QC - Lab standards 143

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 82: External QA/QC - Lab replicates 144

Technical Report Summary – Borborema Gold Project – March 30th, 2026 9 DATA VERIFICATION This section provides an overview of data verification and validation methods employed by SRK Consulting (U . S . ), Inc . (SRK) in reviewing the foundational geological, drilling, and gold analytical data used in support of Mineral Resource estimation . The Qualified Person conducted a site visit to the Project property and has reviewed the raw drilling data including assay and density information for the Project . SRK received the Borborema Project Access database which included four commas separated variable ( . csv) files : collar, survey, assay, and geology . These files represent the base of verification . 1. SITE VISITE The Qualified Person has conducted a personal site inspection of the Project as part of data verification . SRK visited the project site November 19 to 20 , 2021 . During the site visit, SRK staff inspected the historical open pit, toured the general layout of the site, inspected the core shed and logging procedures, reviewed select drill core, and conducted interviews with site geological staff . 2. COLLAR AND DOWNHOLE SURVEY In 2011 , all drill hole collar locations were re - surveyed using differential global positioning system (DGPS) measurements after Borborema personnel discovered a minor error . After 2011 , all drilling completed includes collars surveyed by DGPS, it is the opinion of the Qualified Person that all collars in the drilling database used for Mineral Resource calculations are considered accurate and reliable . The Qualified Person did not perform a validation check in the field to confirm collar locations . Downhole surveys have been completed on all diamond drill holes based on historical documentation . No details were provided relating to the downhole survey tool(s) used during historical drilling campaigns . Many historical reverse circulation (RC) holes focused in the pit area do not include downhole surveys (prefix CRRC holes) . Due to the relative shallow nature of the RC holes, tight spacing, and concentration in one area, it is the Qualified Person’s opinion that the lack of downhole data for these RC holes does not represent a material risk, but this potential uncertainty is considered as part of the Mineral Resource classification . 3. LOGGING Geological logging is completed onsite by geological staff with the data logged including rock type, color, alteration, fabric, veining, and notes if sulphides are present . During the Qualified Person site visit, logged core was reviewed at the on - site core shed . As part of the logging review, the Qualified Person observed mineralization styles and noted that alteration and mineralization is subtle, with minor differences observed in both the psammite and pellitic host lithology . The Qualified Person notes two observed styles of mineralization represented as disseminated free gold and sulphide - hosted gold mineralization, typically observed within schistose planes and augens . The geological logging is considered satisfactory but notes that this data is not utilized for geological modeling or Mineral Resources . 4. ANALYTICAL VALIDATION SRK performed a validation exercise for the drill hole database that covered all analyses performed at independent laboratories prior to 2022 . Laboratory certificates were obtained from Aura to validate the original data against the drilling database . The validation exercise was performed in mid - 2022 prior to the completion of the 2022 drill program . Data verification efforts performed by SRK included comparison by sample ID of gold grade found in original laboratory certificate data against corresponding values for gold with matching IDs in the Aura - provided Microsoft Access assay database . Only gold values were provided and reviewed . SRK was provided scanned pdf certificate files from SGS laboratories and Excel (xls and csv) certificate files from ALS Laboratories . 145

Technical Report Summary – Borborema Gold Project – March 30th, 2026 From the certificate files provided, SRK identified 57 , 912 sample IDs in the certificates provided which contained values for gold to which SRK could match IDs in the database representing 79 . 71 % of the values for gold in the assay database . Of those 57 , 912 matching sample IDs, 211 mismatched values were identified representing an error rate of 0 . 37% ( 99 . 63 % match rate) . Of the mismatching values, 151 can be traced to one scanned pdf (Caraíba . pdf) which includes all the SGS certificates indicating that many of the mismatched values may be the result of optical character recognition limitations due to the poor quality of the supplied pdf document . Further, some of the mismatched values may have been transcription errors . For example, sample ID 901101 was found in the certificates with a value of 4 . 72 ppm but was found in the assay at 0 . 72 ppm . Sample ID 901100 was found in the database with a value of 0 . 72 ppm Au leading to our belief that a transcription error was at fault for this and many of the other 60 errors found for certificates not from the Caraíba . pdf file . Of interest is the treatment in the assay database of values below detection threshold . Customarily, values identified in certificates as below detection threshold are clearly indicated in assay databases as being below the threshold . In this case, however, many values in the certificates identified as below detection threshold were included in the assay at the detection threshold . This is not considered good practice but has no material impact on the Mineral Resources . SRK identified a low ( 0 . 37% ) error rate between original source data found in certificates and the data in the assay database . Obvious errors which could be corrected were corrected prior to data use in estimation . In summary, it is the Qualified Persons opinion that the assay database has been verified and is appropriate for use in Mineral Resource Estimation . 9.5 REVERSE CIRCULATION TWIN REVIEW SRK reviewed the use of reverse circulation (RC) sampling alongside diamond drill core (DDH) data in the deposit to determine reliability of the RC on grade and potential biases that may incur from RC sampling in a highly variable – moderate to high nugget deposit . In summary, it is SRK’s opinion that minor biases and dilution is likely occurring in RC holes . That stated, the use of RC drilling does not represent a material risk to the deposit and close - spaced RC drilling can add value in identifying short range variability in mineral resources . SRK notes that RC drilling does represent most data used to inform the early mining period (years one through five) and as such, recommends additional diamond core drilling be completed in initial mining phases to provide additional support for tonnes and grade prediction using the robust method as validation during early mine start up . SRK reviewed the previously completed RC versus DDH Q - Q plots and a twin analysis provided b y Aura conducted b y the property’s previous owners ( Figure 83 ) . These summary reports and data indicate minor dilution in RC holes but given the discontinuous nature of gold mineralization, i t is unclear h o w representative samples are and whether a true “twin” h ol e can be completed . Performing a visual validation of an area containing both drilling methods shows inconclusive results, in some locations there appears t o be continuity of high grade while other areas show material differences ( Figure 84 ) . Overall, it is SRK’s opinion that Aura conduct diamond core drilling for all future Mineral Resource evaluation work on the Borborema deposit . This will eliminate the potential for sample loss and grade contamination known to be associated with the RC drilling method and exasperated by the high nugget nature of the Borborema deposit . 146

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 83: Q - Q plot of RC versus DDH assay less than 5 g/t Au. (Source: Big River data room, 2021) Figure 84: North - looking vertical cross section showing RC and DDH holes coloured by Au grade. (Source: SRK, 2021) 147

Technical Report Summary – Borborema Gold Project – March 30th, 2026 6. STATISTICAL DATA REVIEW SRK performed a statistical review of the drilling database as part of the validation . The review included calculation of descriptive statistics, multiple charts, and review of potential outlier and erroneous data . This validation check aimed to identify errors common amongst databases including the use of zero values, treatment of below detection limits, negative or non - numeric values, extreme outlier identification, and interpretation of the distribution of gold values across the property . It is the Qualified Person’s opinion that the statistical review did not identify major errors not already identified in associated validation steps as described in this section . 7. LIMITATIONS The following are the known limitations on data verification as identified by the Qualified Person :  Only gold analytical data was reviewed and validated.  The Qualified Person did not supervise or oversee data acquisition of any drilling, logging, or analytical data used in the determination of Mineral Resources. Instead, the Qualified Person reviewed summary data, technical reporting, and supporting documentation that summarize procedures and protocols. All descriptions of procedures and methods used in the collection of data supporting Mineral Resources were provided by Aura, a trusted source. Based on these documents, it is the Qualified Person’s opinion that drilling and analytical data used in support of Mineral Resources were collected in a manner aligned with good industry practices sufficient for Mineral Resource classification.  The Qualified Person has not conducted a visit or inspection to the analytical laboratories which provided the baseline analytical data supporting Mineral Resources. The laboratories used are considered reputable and independent laboratories suitable for the analyses performed.  QA/QC summary data reviewed represented summary documentation and did not include a detailed review of raw quality control sample data. As such, errors may have been introduced or omitted prior to the Qualified Person’s review.  No independent duplicate samples were collected nor analyzed for verification purposes by the Qualified Person.  The Qualified Person did not verify drill hole collar locations in the field but relied on historical collar surveys as accurate in X, Y, and Z coordinates. Collar locations were checked against LiDAR topography and satellite exh962ry and deemed acceptable.  Historical open pit mining production data was not available for the Qualified Person to review. 8. OPINION ON DATA ADEQUACY It is the Qualified Person’s opinion that the raw drilling data used for estimating Mineral Resources has been adequately reviewed and classified in accordance with SEC S - K 1300 guidelines . Items identified as potential project risks, low confidence data, or lack of historical production data are accounted for in the Mineral Resource classification . 148

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Technical Report Summary – Borborema Gold Project – March 30th, 2026

10 MINERAL PROCESSING AND METALLURGICAL TESTING

10.1 INTRODUCTION

The ore processing and metallurgical testing described in this section for the Borborema Project included various campaigns carried out during 2011 to 2019. Each campaign comprised different aspects such as ore characterization, comminution assessment, gold liberation and metallurgical testing. Selected aspects of each campaign are described in the following sections.

10.2 2011-2013 TESTING CAMPAIGNS

The technological reports summarizing the Borborema Project ore processing and metallurgical testing campaigns are listed in Table 34.

Table 34: 2011-2013 Test Reports

Title	Author	Document	Date
Metallurgical Test work for Mineral Processing Flowsheet Determination for Borborema Project – Final Report	Testwork Desenvolvimento de Processo LTDA	TWK-BORB-F-4105-RL-D21-001-R0	August 2011
Testes de Sedimentação Com Minério Do Projeto Borborema"	Testwork Desenvolvimento de Processo LTDA	TWK-BORB-F-4105-RL-D21-002-R0	March 2012
Gravity Concentration, Leaching, Equilibrium Isotherm, Carbon Kinetic Test work	Testwork Desenvolvimento de Processo LTDA	TWK-BORB-F-4105-RL-D21-003-R0	August 2012
Final Report Variability Leaching Tests with Borborema Ore	Testwork Desenvolvimento de Processo LTDA	TWK-BORB-F-4105-RL-D21-004-R1	January 2013
Final Report Size Distribution and Leaching Tests with Borborema Ore"	Testwork Desenvolvimento de Processo LTDA	TWK-BORB-F-4105-RL-D21-005-R1	January 2013
Characterisation of Borborema Ore Samples"	HDA Serviços S/S LTDA.	HDA-BORB-B-0012-RL-D21-001-R2	27 Mar 2013
Design of Borborema Industrial Comminution Circuit	HDA Serviços S/S LTDA.	HDA-BORB-B-0012-RL-D21-002-R2	30 Mar 2013
Survey of Gold Occurrences Borborema Classifier Overflow	ALS Metallurgy, Kamloops	KM3686	8 February 2013
Preliminary Assessment of Borborema Gold samples	ALS Metallurgy, Kamloops	KM3720	5 April 2013

Selected aspects of the reports listed in Table 34 are described in the following sections.

10.2.1 Selected Samples for Metallurgical Testing

Detailed description of the metallurgical composite samples (met samples) used, and the tests carried out, in the 2011-2013 metallurgical testing campaigns are shown in Table 35.

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Table 35: Summary of Samples Used for the Metallurgical Tests

Metallurgical Sample ID	Drill Hole Type	Sample Weight (kg)	Average Grade Au (ppm)	Date Sampled	Zone	Ore Type	Metallurgical Test work
CRMET-001	RC	27.0	1.22	Nov-2010	All	Oxides	PFS Metallurgical Test work
CRMET-002	RC	45.0	1.67	Dec-2010	All	Fresh (Sulphides)	PFS Metallurgical Test work
CRMET-003	DD	25.0	1.67	Feb-2011	All	Fresh (Sulphides)	PFS Metallurgical Test work
CRMET-004	RC	21.0	1.70	May-2011	All	Fresh (Sulphides)	Post-PFS Metallurgical Test work
CRMET-005	DD	25.0	NA	Aug-2011	Central	Trans / Fresh	WI & Comminutions
CRMET-006	DD	25.0	NA	Aug-2011	Northern	Trans / Fresh	WI & Comminutions
CRMET-007	DD	25.0	NA	Aug-2011	Southern	Trans / Fresh	WI & Comminutions
CRMET-008	RC	10.0	6.03	Nov-2011	Central	Transition	Granulometry Test of RC Sample
CRMET-009	DD	7.0	4.94	Nov-2011	Central	Fresh (Sulphides)	WI & Comminutions - BFS
CRMET-010	DD	6.0	0.41	Dec-2011	Central	Transition	WI & Comminutions - BFS
CRMET-011	DD	6.0	0.80	Dec-2011	Southern	Fresh (Sulphides)	WI & Comminutions - BFS
CRMET-012	DD	6.0	0.79	Dec-2011	Central	Fresh (Sulphides)	WI & Comminutions - BFS
CRMET-013	DD	6.0	0.58	Dec-2011	Northern	Fresh (Sulphides)	WI & Comminutions - BFS
CRMET-014	DD	100.0	NA	Jan-2012	All	All	WI & Comminutions - BFS
CRMET-015	DD	5.0	NA	Jan-2012	All	All	Pilot Plant Comminutions Tests
CRMET-016	RC	5.0	0.91	Jul-2012	Southern	Oxides	Zone Variation Leach Tests
CRMET-017	RC	5.0	2.39	Jul-2012	Central	Oxides	Zone Variation Leach Tests
CRMET-019	RC	5.0	0.95	Jul-2012	Northern	Oxides	Zone Variation Leach Tests
CRMET-020	RC	5.0	1.06	Jul-2012	Southern	Transition	Zone Variation Leach Tests
CRMET-021	RC	5.0	1.17	Jul-2012	Central	Transition	Zone Variation Leach Tests
CRMET-022	RC	5.0	1.56	Jul-2012	Central	Transition	Zone Variation Leach Tests
CRMET-023	RC	5.0	1.69	Jul-2012	Central	Transition	Zone Variation Leach Tests
CRMET-024	RC	5.0	1.50	Jul-2012	Northern	Transition	Zone Variation Leach Tests
CRMET-025	DD	5.0	1.33	Jul-2012	Southern	Fresh (Sulphides)	Zone Variation Leach Tests
CRMET-026	RC	5.0	1.33	Jul-2012	Southern	Fresh (Sulphides)	Zone Variation Leach Tests
CRMET-027	RC	5.0	1.59	Jul-2012	Central	Fresh (Sulphides)	Zone Variation Leach Tests
CRMET-028	RC	5.0	2.28	Jul-2012	Central	Fresh (Sulphides)	Zone Variation Leach Tests
CRMET-029	DD	5.0	1.09	Jul-2012	Central	Fresh (Sulphides)	Zone Variation Leach Tests
CRMET-030	DD	5.0	1.39	Jul-2012	Central	Fresh (Sulphides)	Zone Variation Leach Tests

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Metallurgical Sample ID	Drill Hole Type	Sample Weight (kg)	Average Grade Au (ppm)	Date Sampled	Zone	Ore Type	Metallurgical Test work
CRMET-031	DD	5.0	2.12	Jul-2012	Central	Fresh (Sulphides)	Zone Variation Leach Tests
CRMET-032	DD	5.0	1.87	Jul-2012	Central	Fresh (Sulphides)	Zone Variation Leach Tests
CRMET-033	DD	5.0	1.68	Jul-2012	Central	Fresh (Sulphides)	Zone Variation Leach Tests
CRMET-034	DD	5.0	1.16	Jul-2012	Central	Fresh (Sulphides)	Zone Variation Leach Tests
CRMET-035	RC	5.0	1.76	Jul-2012	Central	Fresh (Sulphides)	Zone Variation Leach Tests
CRMET-036	DD	5.0	1.20	Jul-2012	Northern	Fresh (Sulphides)	Zone Variation Leach Tests

In July 2012, CRMET-016 to CRMET-036 metallurgical samples were chosen to assess variability aspects. These samples, weighing approximately 5 kg each, were obtained from slurries and coarse tailings from drilling campaigns as representative of respective ore type and zone within the Mineral Reserves. The locations of these samples are shown in Figure 85 in plan view and Figure 86 in longitudinal section.

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 85: Variability Metallurgical Testing Sample Locations Map Figure 86: Variability Metallurgical Testing Sample Locations Longitudinal Section 152

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Technical Report Summary – Borborema Gold Project – March 30th, 2026

10.2.2 Testwork – 2012 Campaign

This section discusses the results of the tests carried out by TESTWORK in their laboratories at Nova Lima, MG, Brazil, from the report entitled "Gravity Concentration, Leaching, Equilibrium Isotherm, Carbon Kinetic" issued by TESTWORK on 09/05/2012 (2012b). The campaign supported the bankable feasibility study (BFS) prepared by Tetra Tech company, for a 4 Mtpy circuit capacity.

The campaign included gravity and cyanidation testing to assess the performance of carbon-in-leach (CIL) processing; Bond Ball Mill Work index ("BWi") determination for comminution characterization, together with sedimentation and flotation testing.

The summary of tests carried out in each sample is as follows:

- **Sample CRMET – 001**: Laboratory scale column leach for oxidized ore; roller bottle leach test for ore ground to P80 = 0.106 mm (150# Tyler) to determine maximum gold recovery;
- **Sample CRMET – 002**: Exploratory flotation tests; leach test (kinetic) without gravity concentration and varying griding size; leach in grinding test; size distribution and leaching test per fraction; gravity concentration curve; gravity concentration, followed by leach tests (kinetic) varying grain size; leach tests to optimize cyanide concentration; preliminary flotation test; sedimentation tests.
- **Sample CRMET – 003**: Determination of the BWi of the sample. This test was carried out at SGS laboratories in MG, Brazil.

The selected results obtained are listed in the following tables.

Head Sample Analysis: Table 36 to Table 38.

Table 36: CRMET-001 – Head Sample Analysis

Element	Unit	Data
S	%	0.14
Fe	%	5.5
Au	g/t	1.07
Ag	g/t	2.33
As	ppm	10.7
Hg	ppm	0.026
Cu	ppm	173.3

Table 37: Gold Grade Samples CRMET-001 and CRMET-002

Sample CRMET - 001		
Gold (g/t)	**Average**	**Std**
1.037	1.07	0.034
1.067		
1.105		
Silver (g/t)	**Average**	**Std**
2.0	2.33	0.577
2.0		
3.0		

Sample CRMET - 001		
Gold (g/t)	**Average**	**Std**
2.411	1.59	0.459
1.357		
1.448		
1.419		
1.337		
Silver (g/t)	**Average**	**Std**
3.0	2.40	0.548

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Table 38: Multi Element Analysis by ICP

Element	Unit	CRMET - 001	CRMET - 002
C (CO_3)	%	<0.005	0.054
C (Elemental)	%	<0.005	0.009
C (Organic)	%	0.074	0.031
Al	%	7.67	7.64
Ca	%	1.25	1.39
Fe	%	4.91	4.77
K	%	2.04	2.2
Mg	%	1.63	1.69
Mn	%	0.19	0.11
Na	%	1.5	1.51
P	%	0.07	0.08
S	%	N.A.	0.61
Ti	%	0.44	0.42
As	ppm	39	102
Ba	ppm	432	431
Be	ppm	<3	<3
Bi	ppm	<20	<20
Cd	ppm	<3	<3
Co	ppm	15	16
Cr	ppm	45	49
Cu	ppm	151	127
La	ppm	22	21
Li	ppm	13	13
Mo	ppm	<3	<3
Ni	ppm	49	52
Pb	ppm	87	163
Sb	ppm	<10	<10
Sc	ppm	16	17
Se	ppm	<20	<20
Sn	ppm	<20	<20
Sr	ppm	129	130
Th	ppm	<20	<20
Tl	ppm	<20	<20
U	ppm	<20	<20
V	ppm	126	129
W	ppm	<20	<20
Y	ppm	12	13
Zn	ppm	117	103
Zr	ppm	85	94
Hg	ppm	N.A.	0.013

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Laboratory Leach Tests for Oxide Ore: Table 39 to Table 41

Table 39: CRMET- 001 Size Distribution "As Received"

Mesh tyler	Size (mm)	Retained (%)	Retained Accum. (%)	% Passing Accum.
65	0.212	45.6	45.6	54.4
100	0.150	11.1	56.7	43.3
150	0.106	12.3	68.9	31.1
200	0.075	9.4	78.3	21.7
270	0.053	4.67	83.0	17.0
325	0.045	1.9	84.9	15.1
-325	-0.045	15.1	100	-

The CRMET-001 sample was ground to P_{80} = 0.075 mm and leached under the following condition:

Concentration: 50% of solids; pH = 10.5 – 11.0; 1000 g/t of NaCN and 24 hours contact time.

The results are listed in Table 40.

Table 40: Maximum Recovery Results CRMET-001

Test n°	Reagents (g/t)			Gold			
	NaCN Initial	NaCN Consumption	Lime	Calculated Feed (g/t)	Tailing (g/t)	Recovery (%)	Recovery Average (%)
1	1000	647	1160	0.96	0.06	94.3%	90.1%
2	1000	684	1140	1.03	0.06	93.9%	
3	1000	583	1540	1.47	0.26	82.0%	

The following gold recovery tests were carried out on sample CRMET-002, Table 41.

Table 41: Size Distribution and Gold Recovery by Fraction – Sample CRMET-002

Size Distribution						Gold Recovery by Fraction		
Mesh Tyler	Size (micron)	Mass (g)	% Retained	% Retained Accumulated	% Passing Accumulated	Au Feed (g/t)	Au Tailing (g/t)	Au Recovery (%)
100	150	119.26	11.8	11.8	88.2	0.50	0.07	85.7
115	125	72.17	7.2	19.0	81.0	0.86	0.10	88.9
150	106	46.47	4.6	23.6	76.4	1.17	0.15	87.7
200	75	187.55	18.6	42.3	57.7	0.58	0.10	82.6
270	53	149.20	14.8	57.1	42.9	0.95	0.09	90.5
-270	-53	431.83	42.9	100.0	0.0	1.57	0.05	97.1
	TOTAL	**1006.48**				**1.10**	**0.07**	**93.3**

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Leaching Curves without Gravity: Table 42 to Table 43

Parameters of the kinetic test: 50% of solids: slurry pH adjusted to 10-11; Size P_{80} of 0.125; 0.106, and 0.075 mm; total residence time of 36 hours; sampling at 2, 6, 8, 20, 24, 36 hours; elements analysis for Au, Ag, CN, pH; cyanide initial concentration of 1,000 g/t: and carbon concentration 18 g/L of slurry (when used).

Table 42: Gold Tailings – CRMET-002 – Leaching Without Gravity

Leaching without Gravity Concentration - Tailings Gold Grade (g/t)						
Time (h)	P_{80} = 125 micron without C	P_{80} = 125 micron with C	P_{80} = 106 micron without C	P_{80} = 106 micron with C	P_{80} = 75 micron without C	P_{80} = 75 micron with C
0	1.06	1.06	1.39	1.59	1.49	1.59
2	0.39	0.83	0.44	0.86	0.58	3.03
6	0.21	0.12	0.15	0.37	0.14	0.13
8	0.11	0.11	0.14	1.78	0.75	0.13
20	0.08	0.09	0.08	0.09	0.06	0.05
24	0.08	0.08	0.08	0.06	0.07	0.06
36	0.14	0.07	0.07	0.08	0.06	0.04

Table 43: Silver Tailings – CRMET-002 – Leaching Without Previous Gravity Testing

Leaching without Gravity Concentration - Tailings Silver Grade (g/t)						
Time (h)	P80 = 125 micron without C	P80 = 125 micron with C	P80 = 106 micron without C	P80 = 106 micron with C	P80 = 75 micron without C	P80 = 75 micron with C
0	1.82	1.82	2.12	2.12	1.99	2.40
2	2.00	1.00	1.00	1.00	2.00	2.00
6	1.00	1.00	1.00	1.00	1.00	2.00
8	1.00	<1.00	1,00	1,00	1.00	1.00
20	1.00	<1.00	<1.00	<1.00	1.00	<1.00
24	1.00	1.00	1.00	<1.00	1.00	1.00
36	1.00	<1.00	<1.00	1.00	1.00	1.00

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Table 44: Gold Recoveries – CRMET-002 – Leaching Without Previous Gravity Testing

Leaching without Gravity Concentration - Gold Recovery (%)												
Time (h)	P80 =125micron without C		P80=125 micron with C		P80 = 106micron without C		P80 = 106 micron with C		P80 = 75 micron without C		P80 = 75 micron with C	
	Real	Curve	Real	Curve	Real	Curve	Real	Curve	Real	Curve	Real	Curve
0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
2	68.8	58.8	21.9	51.6	67.0	61.1	46.0	43.4	61.3	61.3		58.3
6	77.8	88.4	88.8	85.3	84.4	91.8	76.7	80.4	86.4	92.2	91.9	91.2
8	87.2	91.3	89.6	89.9	89.4	94.8		87.6		95.2	92.1	94.9
20	92.0	93.0	91.5	93.7	94.4	96.6	94.3	96.1	97.0	97.0	97.1	97.5
24	93.0	93.0	92.6	93.8	96.6	96.6	96.3	96.2	95.7	97.0	96.3	97.5
36	87.2	93.0	93.8	93.8	92.9	96.6	94.8	96.3	94.0	97.0	97.5	97.5
K		0.5		0.4		0.5		0.3		0.5		0.456

Table 45: Silver Recoveries – CRMET-002 – Leaching Without Previous Gravity Testing

Leaching without Gravity Concentration - Silver Recovery (%)						
Time (h)	P80 = 125 micron without C	P80 = 125 micron with C	P80 = 106 micron without C	P80 = 106 micron with C	P80 = 75 micron without C	P80 = 75 micron with C
0	0.0	0.0	0.0	0.0	0.0	0.0
2	23.7	44.9	44.2	52.7	26.7	16.7
6	35.5	44.9	51.9	52.7	36.8	16.7
8	36.3	44.9	47.5	52.7	43.6	58.3
20	46.9	44.9	48.9	52.7	55.1	58.3
24	36.1	44.9	70.3	52.7	48.2	58.3
36	41.5	44.9	37.5	52.7	41.2	58.3

GRG/GRS (Gravity Recoverable Gold and Silver): Table 46.

Table 46: Gold Gravity Concentration Testing

SAMPLE WEIGHT (g):					4000 g				
ID	Weight (g)	Mass (%)	Cumulative Mass (%)	Au Grade (g/t)	Au (mg)	Cumulative Au Grade (g/t)	Au Recovery (%)	Au Cumulative Recovery (%)	Milling time (min)
Conc. 1	47.25	1.18	1.12	50.15	2.370	50.15	35.60	35.60	5
Conc. 2	23.9	0.60	1.8	45.79	1.094	48.69	16.44	52.04	10
Conc. 3	50.4	1.26	3.0	14.86	0.749	34.66	11.25	63.29	19
Tailing	3878.5	96.96		0.63	2.443	1.08	36.71	100	
Feed Recalculated	4000.0			1.66	6.656				
Feed Anal.	4000.0			1.59					

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Gravity Concentration Curve: Table 47 and Table 48.

Table 47: Gold Gravity Concentration - CRMET - 002 - P80 of 0.075 mm

SAMPLE WEIGHT (g): 4000 g								
ID	Weight (g)	Mass (%)	Cumulative Mass (%)	Au Grade (g/t)	Au (mg)	Cumulative Au Grade (g/t)	Au Recovery (%)	Au Cumulative Recovery (%)
Pan	6.59	0.16	0.2	316.45	2.085	316.45	33.72	33.72
Conc. 2	11.94	0.30	0.5	23.27	0.278	127.54	4.49	38.21
Conc. 3	5.83	0.15	0.6	105.07	0.613	122.16	9.90	48.11
Conc. 4	28.50	0.71	1.3	18.42	0.525	66.23	8.49	56.60
Conc. 5	19.34	0.48	1.8	7.80	0.151	50.58	2.44	59.04
Tailing	3927.8	98.20		0.64	2.533	1.55	40.96	100.00
Feed Calc.	4000.0			1.55	6.185			
Feed Anal.				1.59				

Table 48: Silver Gravity Concentration - CRMET - 002 - P80 of 0.075 mm

SAMPLE WEIGHT (g): 4000 g								
ID	Weight (g)	Mass (%)	Cumulative Mass (%)	Au Grade (g/t)	Au (mg)	Cumulative Au Grade (g/t)	Au Recovery (%)	Au Cumulative Recovery (%)
Pan	6.59	0.16	0.2	1210	0.797	121.00	8.52	8.52
Conc. 2	11.94	0.30	0.5	9.0	0.107	48.83	1.15	9.67
Conc. 3	5.83	0.15	0.6	39.0	0.227	46.48	2.43	12.10
Conc. 4	28.5	0.71	1.3	9,0	0.257	26.27	2.74	14.84
Conc. 5	19.34	0.48	1.8	6,0	0.116	20.84	1.24	16.08
Tailing	3927.8	98.20		2.0	7.856	2.34	83.92	100.00
Feed Calc.	4000.0			2.34	9.36			
Feed Anal.				2.40				

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Gravity Concentration followed by Kinetic Leaching Tests: Table 49 to Table 51.

Table 49: Gold and Silver Gravity Concentration Before Leaching - CRMET - 002 - P80 of 0.125 mm

SAMPLE WEIGHT (g): 4000 g								
ID	**Weight (g)**	**Mass (%)**	**Cumulative Mass (%)**	**Au Grade (g/t)**	**Au (mg)**	**Cumulative Au Grade (g/t)**	**Au Recovery (%)**	**Au Cumulative Recovery (%)**
Conc. 1	54.06	1.35	1.4	62.031	3.353	62.03	52.40	52.40
Tailing	3945.9	98.65		0.772	3.046	1.60	47.60	100.00
Feed Calc.	4000.0		1.47	1.60	6.400			
Feed Anal.	4000.0			1.59				
ID	**Weight (g)**	**Mass (%)**	**Cumulative Mass (%)**	**Ag Grade (g/t)**	**Ag (mg)**	**Cumulative Ag Grade (g/t)**	**Ag Recovery (%)**	**Ag Cumulative Recovery (%)**
Conc. 1	54.06	1.35	1.4	18,0	0.973	18.00	10.98	10.98
Tailing	3945.9	98.65		2,0	7.892	2.22	89.02	100.00
Feed Calc.	4000.0			2.22	8.865			
Feed Anal.	4000.0			2.40				

Table 50: Gold and Silver Gravity Concentration Before Leaching - CRMET - 002 - P80 of 0.105 mm

SAMPLE WEIGHT (g): 4000 g								
ID	**Weight (g)**	**Mass (%)**	**Cumulative Mass (%)**	**Au Grade (g/t)**	**Au (mg)**	**Cumulative Au Grade (g/t)**	**Au Recovery (%)**	**Au Cumulative Recovery (%)**
Conc. 1	44.96	1.12	1.1	55.847	2.511	55.85	45.78	45.78
Tailing	3955.0	98.88		0.752	2.974	1.37	54.22	100.00
Feed Calc.	4000.0			1.37	5.485			
Feed Anal.	4000.0			1.59				
ID	**Weight (g)**	**Mass (%)**	**Cumulative Mass (%)**	**Ag Grade (g/t)**	**Ag (mg)**	**Cumulative Ag Grade (g/t)**	**Ag Recovery (%)**	**Ag Cumulative Recovery (%)**
Conc. 1	44.96	1.12	1.1	19	0.854	19.00	9.75	9.75
Tailing	3955.0	98.88		2.000	7.91	2.19	90.25	100.00
Feed Calc.	4000.0			2.19	8.764			
Feed Anal.	4000.0			2.40				

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Table 51: Gold and Silver Gravity Concentration Before Leaching - CRMET - 002 - P80 of 0.075 mm

SAMPLE WEIGHT (g): 4000 g								
ID	Weight (g)	Mass (%)	Cumulative Mass (%)	Au Grade (g/t)	Au (mg)	Cumulative Au Grade (g/t)	Au Recovery (%)	Au Cumulative Recovery (%)
Conc. 1	29.15	0.73	0.7	84.368	2.429	84.37	43.64	43.64
Tailing	3970.9	99.27		0.800	3.177	1.41	56.36	100.00
Feed Calc.	4000.0			1.41	5.636			
Feed Anal.	4000.0			1.59				
ID	Weight (g)	Mass (%)	Cumulative Mass (%)	Ag Grade (g/t)	Ag (mg)	Cumulative Ag Grade (g/t)	Ag Recovery (%)	Ag Cumulative Recovery (%)
Conc. 1	29.15	0.73	0.7	20	0.583	20.00	6.84	6.84
Tailing	3970.9	99.27		2.000	7.942	2.13	93.16	100.00
Feed Calc	4000.0			2.13	8.525			
Feed Anal.	4000.0			2.40				

Summary of Gold and Silver Gravity Recovery by grinding size - Sample CRMET-002: Table 52

Table 52: Gravity Recovery - Gold and Silver

Size P80	125 micron	106 micron	75 micron
Mesh Tyler	115	150	200
Au Recovery (%)	52.4	45.8	43.64
Ag Recovery (%)	10.98	9.75	6.84

Leaching after Gold Gravity Recovery: Table 53 and Table 54

Table 53: Gold Tailings - CRMET - 002 - Leaching after Gravity Testing

Leaching with Gravity Concentration - Tailings Gold Grade (g/t)						
Time (h)	P_{80} = 125 micron without C	P_{80} = 125 micron with C	P_{80} = 105 micron without C	P_{80} = 105 micron with C	P_{80} = 74 micron without C	P_{80} = 74 micron with C
0	0.64	0.64	0.58	0.58	0.75	0.75
2	0.16	0.15	0.12	0.11	0.08	0.07
6	0.14	0.13	0.10	0.09	0.07	0.06
8	0.12	0.09	0.08	0.08	0.06	0.05
20	0.13	0.09	0.07	0.07	0.06	0.08
24	0.09	0.09	0.07	0.01	0.04	0.05
36	0.08	0.08	0.08	0.06	0.07	0.05

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Table 54: Gold Recovery - CRMET -002 - Leaching after Gravity Testing

Leaching without Gravity Concentration - Gold Recovery (%)												
Time (h)	P80 =125micron without C		P80=125 micron with C		P80 = 106micron without C		P80 = 106 micron with C		P80 = 75 micron without C		P80 = 75 micron with C	
	Real	Curve	Real	Curve	Real	Curve	Real	Curve	Real	Curve	Real	Curve
0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
2	78.8	65.9	77.3	77.4	82.7	81.3	81.0	81.7	88.3	77,0	90.1	77.9
6	72.3	86.1	80.3	86.9	85.5	89.3	85.0	89.8	91.4	91.9	92.3	92.9
8	82.1	87.1	85.8	87.0	89.0	89.4	86.7	89.8	91.5	92.2	93.7	93.3
20	77.8	87.4	85.9	87.0	88.5	89.4	87.8	89.8	92.3	92.3	89.6	93.3
24	86.9	87.4	86.3	87.0	89.4	89.4	99,0	89.8	93.7	92.3	93.3	93.3
36	87.4	87.4	87,0	87.0	89.0	89.4	89.8	89.8	90.8	92.3	94.0	93.3
K		0.7		1.1		1.2		1.2		0.9		0.9

Bond Ball Mill Work index (BWi):

The BWi result obtained for the CRMET -003 sample was as 15.8 kWh/st equivalent to 17.4 kWh/t.

Settling Tests Results: Table 55

The settling testing campaign was carried out using the ore ground to a P_{80} of 0.075 mm, aiming to obtain a 40% solids slurry for the thickening prior to pulp leaching. The test summary is listed in Table 55, which shows that the targeted solids concentration was obtained in all the tests.

Table 55: Summary of Settling Tests Results

Floculant		% Solids Feed	Settling Rate (m/h)	Unit area (m^2/t/d)	O/F Characteristic	Final % Solids	Thickener Diameter (m)
Type	(gpt)						
H2O - 20A	5	15	6.22	0.106	clear	52	37
	10	15	5.45	0.107	clear	44	38
	20	15	8.71	0.118	clear	47	37
	15	5	43.56	0.205	clear	40	39
	15	11	21.78	0.106	clear	50	52
	15	15	4.84	0.106	clear	40	37
	15	15	7.26	0.079	clear	49	32
	15	20	5.45	0.073	clear	50	31

Flotation Tests: Table 56 and Table 57

Three exploration flotation tests were carried out to assess the respective gold recoveries. The adopted test conditions were as follows:

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% solids	30%	
P80	74 µ	
pH	7,5 - 8,0	
Froth	MIBCOL (as required to have a good froth)	
Collector	Test 1	PAX – 100 g/t (4 x 25 g/t)
	Test 2	Dithiophosfate – 100 g/t (4 x 25 g/t)
	Test 3	PAX – 50 gpt (1 x 30 g/t + 2 x 10 g/t) and Dithiophosfate 50 g/t (1 x 30 g/t + 2 x 10 g/t)
OBS:	No gravity concentration before flotation.	

The flotation test results are listed in Table 56.

Table 56: Summary of Flotation Tests Results

Test 1				Test 2				Test 3			
Parameter	Feed	Conc.	Tail	Parameter	Feed	Conc.	Tail	Parameter	Feed	Conc.	Tail
Ore (g)	1.000	48.1	951.9	Ore (g)	1.000	57.1	942.9	Ore (g)	1.000	56.5	943.5
% solids	30	18	27	% solids	30	18	27	% solids	30	18	27
Au Grade (g/t)	1.59	26.74	0.32	Au Grade (g/t)	1.59	22.7	0.31	Au Grade (g/t)	1.59	24,0	0.25
Mass Pull (%)	100	4.81	95.19	Mass Pull (%)	100	5.71	94.29	Mass Pull (%)	100	5.65	94.35
Recovery (%)	-	80.8	19.2	Recovery (%)	-	81.6	18.4	Recovery (%)	-	85.2	14.8

Further testing was carried out with sample CRMET 005 by TESTWORK, including gold gravity concentration, leaching and adsorption on activated carbon, together with cyanide neutralization. The obtained results are listed in Table 57. The sample head grades as obtained by SGS-Geosol are listed in Table 57.

Table 57: CRMET–005 - Head Sample Analysis

ID	Au (g/t)	Ag (g/t)
CAS-AL 1-T1	1.00	1.8
CAS-AL 2-T1	4.83	2.4
CAS-AL 3-T1	1.15	3.3
CAS-AL 4-T1	1.21	2.0
CAS-AL 5-T1	0.86	1.9
Average	1.06	2.03
SD	0.16	0.26

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Gravity Concentration Tests: Table 58

Table 58: Gravity Concentration Results – Gold, Silver and Tailing GRG

Gold						Silver						Tailing		
ID	Weight (kg)	Mass (%)	Au Grade (g/t)	Au (mg)	Au Recovery (%)	ID	Weight (kg)	Mass (%)	Ag Grade (g/t)	Ag (mg)	Ag Recovery (%)	ID	Au (ppm)	Ag (ppm)
Concentrate	0.076	0.33%	209.5	15.834	44,5%	Concentrate	0.076	0.33%	60,0	4.536	9.8%	CAS-RG1-CT1	0.90	1.7
Tailing	22.92	99.67%	0.86	19.715	55,5%	Tailing	22.924	99.67%	1.83	41.952	90.2%	CAS-RG2-CT1	0.81	1.6
Calculated Feed	23.0		1.55	35.549		Calculated Feed	23.0		2.02	46.488		CAS-RG3-CT1	0.88	2.2
Analyzed Feed	23.0		1.06			Analyzed Feed	23.0		2.03			Average	0.86	1.83

Kinetic Leaching Test without Activated Carbon: Table 59 and Table 60

Table 59: Leaching Test Results – No Activated Carbon

Conditions of tests:	Parameters
% of solids	50% solids
Slurry pH	10.5 -11.0 (adjusted with lime)
P80	105 microns
Residence Total Time	24 hours
Sampling	2, 4, 6, 16, 22, 24 hours.
Analysis	Au, CN, pH
Cyanide Initial Conc.	1,000 g/t
Activated Carbon in the slurry	No carbon in pulp

Table 60: Leaching Test Results – No Activated Carbon

Time (hours)	Au Tail Grade (g/t)	Au Solution Grade (g/t)	Au Feed (g/t)	Au Recovery (%)	Ag Tail Grade (g/t)	Ag Feed (g/t)	Ag Recovery (%)
0	0.994	-	-	0.0	2.14	-	0.0
2	0.140	0.823	0.96	85.5	1.40	2.27	38.2
4	0.120	0.800	0.92	87.0	1.30	2.11	38.4
6	0.110	0.824	0.93	88.2	1.10	1.96	44.0
16	0.090	0.829	0.92	90.2	1.10	1.99	44.7
22	0,120	0.989	1.11	89.2	1.20	2.19	45.2
24	0.100	1.018	1.12	91.1	1.30	2.30	43.4
Average			0.99			2.14	
Analyzed Feed			0.86			1.83	

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 Kinetic Leaching Test with Activated Carbon : Table 61 and Table 62 Table 61: Leaching Test Results – With Activated Carbon Table 62: Leaching Test Results – No Activated Carbon Cyanide Neutralization : Sample CRMET - 005: Table 63 to Table 72, Figure 87 Table 63: CN Neutralization Using Sodium Metabisulfite (SMBS) as Oxidant The TESTWORK report ( 2012 b) also included leach testing of different samples for assessing variability in gold extraction as a function of ore type and gold grade . The first testing route comprised both gravity and leaching tests while the second route involved leaching test only . Twenty samples identified as CRMET 16 to 36 were classified in three ore types, i . e . , oxides, transition, and sulfide, as shown in Table 64 . 164

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Table 64: Samples Used in the Variability Tests The conditions adopted in the leaching tests were as follows:  P 80 of 0.105 mm.  Carbon - in - pulp concentration: 18 g/L.  Solids concentrations: 50% of solids.  pH: 10.5 to 11.0.  Initial NaCN concentration: 700 ppm.  Leaching time: 16 hours. Figure 87 shows the adopted leach test procedures. 165

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 87: Leach Test Procedures - Variability Testing The variability test results are presented in Table 65 to Table 72. 166

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Technical Report Summary – Borborema Gold Project – March 30th, 2026

Table 65: Variability Tests Results – Oxide Samples

Sample	CRMET 16				CRMET 17			
Type	Oxidized				Oxidized			
	Au		Ag		Au		Ag	
Analyzed Feed (g/t)	2.34		13.0		2.14		1.02	
Calc. Feed (g/t)	1.01		7.16		1.9		1.00	
Leaching	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.
	0.069	97.1%	3.21	75.3%	0.39	81.8%	0.45	55.9%
	0.122	94.8%	3.94	69.7%	0.32	85.0%	0.465	54.4%
	0.084	96.4%	3.66	71.8%	0.28	86.9%	0.485	52.5%
	0.104	95.6%	3.45	73.5%	0.32	85.0%	0.479	53.0%
Global Recov. Average	95.98%		72.6%		84.7%		53.9%	

Table 66: Variability Tests Results – Transition Samples

Sample	CRMET 19				CRMET 20				CRMET 21			
Type	Transition				Transition				Transition			
	Au		Ag		Au		Ag		Au		Ag	
Analyzed Feed (g/t)	0.90		0.38		0.94		1.26		1.22		5.89	
Calc. Feed (g/t)	0.96		0.30		0.82		0.75		1.64		4.92	
Leaching	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.
	0.051	94.3%	0.12	68.4%	0.092	90.2%	0.29	77.0%	0.043	96.5%	4.09	30.6%
	0.048	94.7%	0.01	97.4%	0.065	93.1%	0.25	80.2%	0.326	73.3%	4.59	22.1%
	0.05	94.4%	0.14	63.2%	0.075	92.0%	0.30	76.2%	0.026	97.9%	4.02	31.7%
	0.034	96.2%	0.04	89.5%	0.08	91.5%	0.23	81.7%	0.049	96.0%	4.13	29.9%
Global Recov. Average	94.9%		79.6%		91.7%		78.8%		90.9%		28.6%	

Table 67: Variability Tests Results – Transition Samples

Sample	CRMET 22				CRMET 23			
Type	Transition				Transition			
	Au		Ag		Au		Ag	
Analyzed Feed (g/t)	1.08		0.52		1.15		0.51	
Calc. Feed (g/t)	0.97		0.32		1.07		0.28	
Leaching	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.
	0.053	95.1%	0.10	80.8%	0.067	94.2%	<0.01	98.0%
	0.050	95.4%	0.08	84.6%	0.067	94.2%	<0.01	98.0%
	0.056	94.8%	0.03	94.2%	0.073	93.7%	0.02	96.1%
	0.052	95.2%	0.02	96.2%	0.083	92.8%	0.07	86.3%
Global Recov. Average	95.10%		88.90%		93.70%		94.6%	

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Table 68: Variability Tests Results – Sulphite Samples – South Area

Sample	CRMET 24				CRMET 25			
Type	Sulphite - South				Sulphite - South			
	Au		Ag		Au		Ag	
Analyzed Feed (g/t)	1.33		2.18		0.99		2.07	
Calc. Feed (g/t)	1.24		1.71		1.23		1.23	
Leaching	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.
	0.053	96.0%	0.78	64.2%	0.219	77.9%	0.96	53.6%
	0.065	95.1%	0.85	61.0%	0.073	92.6%	0.60	71.0%
	0.052	96.1%	0.75	65.6%	0,075	92.4%	0.58	72.0%
	0.064	95.1%	0.76	65.1%	0,066	93.3%	0.59	71.5%
Global Recov. Average	95.6%		64.0%		89.1%		67.0%	

Table 69: Variability Tests Results – Sulphite Samples – Centre Area

Sample	CRMET 26				CRMET 27				CRMET 28			
Type	Sulphite - Center				Sulphite - Center				Sulphite - Center			
	Au		Ag		Au		Ag		Au		Ag	
Analyzed Feed (g/t)	1.54		1.24		2.30		7.55		0.79		0.51	
Calc. Feed (g/t)	1.34		0.65		2.18		5.56		0.88		0.73	
Leaching	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.
	0.091	94.1%	0.14	88.7%	0.11	95,20%	4.59	39.2%	0.066	91.6%	0.25	51.0%
	0.087	94.4%	0.12	90.3%	0.11	95,20%	4.94	34.6%	0.066	91.6%	0.15	70.6%
	0.082	94.7%	0.17	86.3%	0.10	95,70%	4.56	39.6%	0.072	90.9%	0.40	21.6%
	0.064	95.8%	0.15	87.9%	0.10	95,70%	5.19	31.3%	0.087	89.0%	0.23	54.9%
Global Recov. Average	94.7%		88.3%		95.40%		36.2%		90.8%		49.5%	

Table 70: Variability Tests Results – Sulphite Samples - Centre Area

Sample	CRMET 29				CRMET 30				CRMET 31			
Type	Sulphite - Center				Sulphite - Center				Sulphite - Center			
	Au		Ag		Au		Ag		Au		Ag	
Analyzed Feed (g/t)	1.80		0.96		3.58		1.49		2.01		0.87	
Calc. Feed (g/t)	1.17		0.77		2.27		1.34		2.06		1.06	
Leaching	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.
	0.123	93.2%	0.45	53.1%	0.33	90,80%	0.69	53.7%	0.128	93.6%	0.46	47.1%
	0.132	92.7%	0.48	50.0%	0.56	84,30%	0.73	51.0%	0.146	92.7%	0.58	33.3%
	0.143	92.1%	0.39	59.4%	0.40	88,80%	0.65	56.4%	0.227	88.7%	0.50	42.5%
	0.117	93.5%	0.42	56.3%	0.36	90,00%	0.73	51.%	0.163	91.9%	0.44	49.4%
Global Recov. Average	92.8%		54.7%		88.5%		53.0%		91.7%		43.1%	

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Table 71: Variability Tests Results – Sulphite Samples - Centre Area

Sample	CRMET 32				CRMET 33				CRMET 34			
Type	Sulphite - Center				Sulphite - Center				Sulphite - Center			
	Au		Ag		Au		Ag		Au		Ag	
Analyzed Feed (g/t)	1.26		2.61		1.60		2.03		1.75		0.68	
Calc. Feed (g/t)	1.41		1.23		2.21		1.61		1.31		0.59	
Leaching	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.
	0.161	87.2%	0.73	72.0%	0.188	88.3%	0.83	59.1%	0.204	88.3%	0.25	63.30%
	0.333	73.6%	0.78	70.1%	0.201	87.4%	0.86	57.6%	0.213	87.8%	0.27	60.30%
	0.154	87.8%	0.80	69.3%	0.199	87.6%	0.90	55.7%	0.193	89.0%	0.28	58.80%
	0.198	84.3%	0.78	70.1%	0.314	80.4%	0.87	57.1%	0.191	98.1%	0.28	58.80%
Global Recov. Average	83.2%		70.4%		85.9%		54.7%		88.6%		60.3%	

Table 72: Variability Tests Results – Sulphite Samples - North Area

Sample	CRMET 35				CRMET 36			
Type	Sulphite - North				Sulphite - North			
	Au		Ag		Au		Ag	
Analyzed Feed (g/t)	1.12		0.52		1.13		0.47	
Calc. Feed (g/t)	1.16		0.48		1.02		0.46	
Leaching	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.
	0.089	92,10%	0.12	76.9%	0.187	83,50%	0.24	48.9%
	0.107	90,40%	0.12	76.9%	0.224	80,20%	0.15	68.1%
	0.092	91,80%	0.12	76.9%	0.156	86,20%	0.16	66.0%
	0.121	89,20%	0.15	71.2%	0.176	84,40%	0.10	78.7%
Global Recov. Average	90.9%		75.5%		83.6%		65.4%	

<u>Leaching Testes with Gravity Concentration</u>: Table 73 to Table 80.

Table 73: Variability Tests Results – Oxide Samples

Sample	CRMET 16				CRMET 17				CRMET 18			
Type	Oxidized				Oxidized				Oxidized			
	Au		Ag		Au		Ag		Au		Ag	
Analyzed Feed (g/t)	1.06		13.0		3.11		1.77		NA		NA	
Calc. Feed (g/t)	1.57		11.25		2.34		1.30		1.49		0.96	
Gravity Conc. Recov. (%)	54.9%		14.2%		11.4%		12.6%		24.7%		9.6%	
Leaching Feed (g/t)	0.73		9.94		2.13		1.17		1.15		0.89	
Leaching	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.
	0.031	95.8%	2.86	71.2%	0.458	78.5%	0.95	18.8%	0.106	90.7%	0.30	66.3%
	0.031	95.8%	3.16	68.2%	0.456	78.6%	0.71	39.3%	0.128	88.8%	0.26	70.8%
	0.046	93.6%	2.50	74.8%	0.457	78.5%	0.68	41.9%	0.121	89.5%	0.27	69.7%
Global Recov. Average	97.7%		74.8%		80.4%		40.0%		92.1%		71.0%	

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Table 74: Variability Tests Results – Transition Samples

Sample	CRMET 19				CRMET 20				CRMET 21			
Type	Transition				Transition				Transition			
	Au		Ag		Au		Ag		Au		Ag	
Analyzed Feed (g/t)	0.95		1.08		1.04		1.31		1.13		7.16	
Calc. Feed (g/t)	1.13		0.99		1.12		1.55		1.46		7.08	
Gravity Conc. Recov. (%)	57.90%		20.60%		30.50%		15.40%		54.80%		27.60%	
Leaching Feed (g/t)	0.49		0.81		0.80		1.35		0.68		5.28	
Leaching	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.
	0.033	93.30%	0.30	62.96%	0.041	94.90%	0.39	71.11%	0.019	97,20%	3.61	31.63%
	0.023	95.40%	0.28	65.43%	0.033	95.80%	0.46	65.93%	0.015	97,80%	3.53	33.14%
	0.021	95.80%	0.29	64.20%	0.034	95.80%	0.41	69.63%	<0.010	98,50%	3.31	37.31%
Global Recov. Average	97.80%		70.70%		96.80%		72.90%		97.83%		50.80%	

Table 75: Variability Tests Results – Transition Samples

Sample	CRMET 22				CRMET 23			
Type	Transition				Transition			
	Au		Ag		Au		Ag	
Analyzed Feed (g/t)	1.22		1.02		1.20		1.09	
Calc. Feed (g/t)	1.95		1.37		1.53		1.07	
Gravity Conc. Recov. (%)	28.50%		17.00%		54.40%		21.80%	
Leaching Feed (g/t)	1.43		1.17		0.72		0.86	
Leaching	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.
	0.086	94.00%	0.70	40.20%	0.046	93.60%	0.51	40.70%
	0.064	95.50%	0.55	53.00%	0.042	94.20%	0.30	65.10%
	0.055	96.20%	1.14	29.89%	0.045	93.70%	0.28	67.40%
Global Recov. Average	96.50%		41.08%		97.10%		66.00%	

Table 76: Variability Tests Results – Sulphite Samples – South Area

Sample	CRMET 24				CRMET 25			
Type	Sulphite - South				Sulphite - South			
	Au		Ag		Au		Ag	
Analyzed Feed (g/t)	1.36		2.64		0.83		1.58	
Calc. Feed (g/t)	1.46		3.22		1.20		1.65	
Gravity Conc. Recov. (%)	54.90%		27.10%		58.10%		24.70%	
Leaching Feed (g/t)	0.68		2.42		0.52		1.28	
Leaching	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.
	0.042	93.90%	0.82	66.10%	0.044	91.50%	0.82	35.90%
	0.039	94.30%	0.95	60.70%	0.045	91.40%	0.75	41.40%
	0.039	94.20%	0.94	61.20%	0.049	90.50%	0.76	40.60%
Global Recov. Average	97.30%		72.00%		96.20%		53.00%	

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Table 77: Variability Tests Results – Sulphite Samples – Center Area

Sample	CRMET 26				CRMET 27				CRMET 28			
Type	Sulphite - Center				Sulphite - Center				Sulphite - Center			
	Au		Ag		Au		Ag		Au		Ag	
Analyzed Feed (g/t)	1.37		1.35		2.02		6.56		0.91		1.99	
Calc. Feed (g/t)	1.72		1.64		1.95		7.34		1.04		1.26	
Gravity Conc. Recov. (%)	37.20%		16.50%		34.40%		28.60%		40.90%		12.00%	
Leaching Feed (g/t)	1.11		1.41		1.32		5,4		0.63		1.14	
Leaching	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.
	0.094	91.50%	0.47	66.70%	0.076	94.20%	3.31	38.70%	0.048	92.50%	0.70	38.60%
	0.070	93.70%	0.46	67.40%	0.071	94.70%	3.50	35.20%	0.051	92.00%	0.52	54.40%
	0.077	93.10%	0.50	64.50%	0.071	94.60%	3.38	37.40%	0.065	89.60%	0.38	66.70%
Global Recov. Average	95.30%		70.90%		96.30%		53.70%		94.80%		57.60%	

Table 78: Variability Tests Results – Sulphite Samples - Centre Area

Sample	CRMET 29				CRMET 30				CRMET 31			
Type	Sulphite - Center				Sulphite - Center				Sulphite - Center			
	Au		Ag		Au		Ag		Au		Ag	
Analyzed Feed (g/t)	1.15		1.12		2.26		1.85		1.68		1.49	
Calc. Feed (g/t)	2.48		1.37		2.43		1.99		1.77		1.62	
Gravity Conc. Recov. (%)	19.80%		16.20%		39.40%		24.90%		50.50%		23.40%	
Leaching Feed (g/t)	2.05		1.18		1.52		1.54		0.90		1.28	
Leaching	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.
	0.118	94.20%	0.64	45.80%	0.318	79.10%	0.77	50.00%	0.101	88.80%	0.62	51.60%
	0.109	94.70%	0.59	50.00%	0.314	79.30%	0.90	41.60%	0.092	89.90%	0.46	64.10%
	0.100	95.10%	0.67	43.20%	0.322	78.80%	0.86	44.20%	0.085	90.50%	0.57	55.50%
Global Recov. Average	95.60%		53.70%		86.90%		57.60%		94.80%		66.10%	

Table 79: Variability Tests Results – Sulphite Samples - Centre Area

Sample	CRMET 32				CRMET 33				CRMET 34			
Type	Sulphite - Center				Sulphite - Center				Sulphite - Center			
	Au		Ag		Au		Ag		Au		Ag	
Analyzed Feed (g/t)	1.18		1.18		1.25		2.12		2.36		1.31	
Calc. Feed (g/t)	1.32		1.32		1.79		2.11		1.60		1.39	
Gravity Conc. Recov. (%)	40.60%		15.30%		36.10%		13.40%		39.50%		10.00%	
Leaching Feed (g/t)	0.81		1.64		1.19		1.88		1.00		1.29	
Leaching	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.
	0.136	83.20%	0.95	42.10%	0.116	90.30%	1.76	6.40%	0.171	82,90%	0.55	57.40%
	0.135	83.30%	0.97	40.90%	0.107	91.00%	1.17	37.80%	0.180	82,00%	0.47	63.60%
	0.143	82.40%	1.07	34.80%	0.115	90.30%	1.12	40.40%	0.195	80,50%	0.49	62.00%
Global Recov. Average	89.60%		24.60%		93.70%		35.90%		88.60%		63.80%	

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Table 80: Variability Tests Results – Sulphite Samples - North Area

Sample	CRMET 35				CRMET 36			
Type	Sulphite - North				Sulphite - North			
	Au		Ag		Au		Ag	
Analyzed Feed (g/t)	1.35		1.06		1.11		0,95	
Calc. Feed (g/t)	1.64		1.29		1.33		0.81	
Gravity Conc. Recov. (%)	47.40%		14.90%		39.90%		15.70%	
Leaching Feed (g/t)	0,89		1.13		0.83		0.70	
Leaching	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.	Tailings	Recov.
	0.081	90.90%	0.33	70.80%	0.138	83.40%	0.43	38.60%
	0.091	89.80%	0.35	69.00%	0.138	83.30%	0.38	45.70%
	0.083	90.70%	0.33	70.80%	0.143	82.70%	0.34	51.40%
Global Recov. Average	94.80%		73.90%		89.50%		52.50%	

Final report, size distribution and leaching tests: Table 81 to Table 84

The TESTWORK (2013b) report also included leaching test results of a sample obtained in the pilot plant test work carried out on sample CRMET – 015 at the facilities of the Instituto de Pesquisas Tecnológicas – IPT, in São Paulo, SP. The size distribution of the sample is listed in Table 81.

Table 82 and Table 83 show, respectively, gold distribution by size and gold recovery from the leaching test by size.

Table 81: Pilot Plant Sample - Size Distribution

Mesh	Size	Mass	% Retained	% Retained	% Passing
Tyler	(µm)	(g)	Simple	Accum.	Accum.
65	212	24.70	24.9%	24.9%	75.1%
100	150	15.10	15.2%	40.1%	59.9%
150	106	16.15	16.3%	56.4%	43.6%
200	75	9.44	9.5%	65.9%	34.1%
325	45	12.87	13.0%	78.9%	21.1%
-325	-45	20.98	21.1%	100.0%	0.0%
	TOTAL	99.24			

Table 82: Pilot Plant Sample - Gold Distribution

Mesh	Size	Au Grade	Au	% Au Retained	% Au Retained	% Au Passing
Tyler	(µm)	(gpt)	(µg)	Simple	Accum.	Accum.
65	212	0.41	10.19	20.2%	20.2%	79.8%
100	150	0.60	9.11	18.1%	38.3%	61.7%
150	106	0.41	6.68	13.2%	51.6%	48.4%
200	75	0.36	3.37	6.7%	58.2%	41.8%
325	45	0.42	5.35	10.6%	68.8%	31.2%
-325	-45	0.75	15.70	31.2%	100.0%	0.0%

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Table 83: Gold Recovery by Size Fraction

Mesh	Size	Au Grade by Fraction	Au Tailing by Fraction	Au Recov. by Fraction	Au Recovery relative to the Feed	
Tyler	(µm)	(gpt)	(gpt)	Au (%)	Au (%) Simple	Au (%) Accum
65	212	0.41	0.22	46.0%	9.3%	9.3%
100	150	0.60	0.25	58.4%	10.6%	19.9%
150	106	0.41	0.07	82.3%	10.9%	30.8%
200	75	0.36	0.07	81.8%	5.5%	36.2%
325	45	0.42	0.06	86.5%	9.2%	45.4%
-325	-45	0.75	0.04	94.5%	29.5%	74.9%

The same sample obtained from the ball milling pilot plant was further ground and used in a gravity test performed in a Knelson MD3 Gravimetric Concentrator under the following conditions:

- Sample mass: 5.0 kg.
- Dilution water flow rate: 5.0 L/minute.
- Applied G-force: 60 Gs.

Tailings from the gravity test were leached according to the following conditions:

- Activated carbon concentration: 18.0 g/L.
- PH adjusted to 10-11.
- Solids concentration: 50% solids.
- Leaching Time: 16 hours.
- Initial NaCN concentration: 700 ppm.

The results obtained in the gravity and the leaching tests are shown in Table 84.

Table 84: Gold Recovery in Gravity and Leaching Tests

Gravity Concentration					Tailing Leaching			Global Recov. (%)
Feed Grade Analyzed (g/t)	Feed Grade Calculated (g/t)	Gravity Conc. Grade (g/t)	Gravity Conc. Mass (%)	Gravity Conc. Recov. (%)	Feed (g/t)	Tailings Average (g/t)	Leaching Recov. (%)	
0.40	0.46	3.80	1.50%	12.34%	0.41	0.095	76.8%	79.54%
1.23	1.32	13.0	1.50%	14.83%	1.14	0.817	28.4%	38.05%

10.2.3 HDA – 2013 Campaign

The work carried out by HDA Serviços in 2013 comprised the following:

- Ore characterization assessments.
- Pilot plant campaign.

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- Simulations of comminution circuits - Base Case - mass balance, equipment design, and selection.
- Comminution circuit simulations - six additional scenarios - mass balance, equipment design, and selection.
- Comparison of the Base Case and additional simulated scenarios – equipment, installed power, energy consumption, and consumption of balls and coating.

The samples used in the HDA characterization campaign were as follows:

#	Sample ID
1	CRMET005
2	CRMET006
3	CRMET007
4	CRMET009
5	CRMET010
6	CRMET011
7	CRMET012
8	CRMET013
9	Full DWT
10	Pilot Plant

The results of the tests carried out by HDA are summarized as follows:

Impact Resistance Test – DWT, Sample: Full DWT:

- A*b = 60.39 (moderately low).
- A = 61.6.
- b = 0.99.
- ta = 0.73 (moderately high).
- Specific weight = 2.64.
- Ai = 0.23 (samples: CRMET005, 006 and 007).

Bond Work Index (BWi):

- Sample: CRMET005 - Closing screen: 0.105 mm (150# Tyler) → WI = 23.3 kWh/t.
- Sample: CRMET006 - Closing screen: 0.105 mm (150# Tyler) → WI = 22.9 kWh/t.
- Sample: CRMET007 - Closing screen: 0.105 mm (150# Tyler) → WI = 23.5 kWh/t.
- Average CRMET005 to CRMET007 - Closing screen: 0.105 mm (150# Tyler) → WI = 23.2 kWh/t.

Sample: Pilot Plant:

- Closing screen: 0.297 mm (48# Tyler) → WI = 11.9 kWh/t.
- Closing screen: 0.210 mm (70# Tyler) → WI = 14.0 kWh/t.
- Closing screen: 0.149 mm (100# Tyler) → WI = 20.8 kWh/t.

174

Technical Report Summary – Borborema Gold Project – March 30th, 2026  Closing screen: 0.105 mm (150# Tyler) → WI = 23.6 kWh/t (predicted). The comments and conclusions derived from the Borborema Project characterization campaign at this stage of the studies are that the main sample ("Full DWT") indicates moderately low resistance to high - energy particle breakage . Such a characteristic would be suitable for a milling medium such as autogenous or semi - autogenous, as a single particle would be resilient in a high - energy environment . The same characteristics indicate that there will be no particular need to crush pebbles in AG/SAG grinding, as the grinding energy will balance the accumulation of grinding media and consumption within the mill load . The variability assessment indicates two samples with similar characteristics (CRMET 11 and 12 ), two relatively more resistant (CRMET 009 and 013 ), along with one significantly less resistant to high particle breakage energy (CRMET 010 ) . The average value of the Bond Index obtained for samples CRMET 005 , 006 , and 007 are considered very high ( 23 . 2 kWh/t) . However, the three tests performed on the "Pilot Plant" sample indicated a notable reduction in the BWi value as the test screen opening was increased . Such a bias often results from the combination of grain size and the opening of the BWi test screen . In this case, the intensity of such a reduction, 20 . 8 kWh/t to 11 . 9 kWh/t for screen openings of 0 . 149 mm and 0 . 297 mm respectively, indicates that high resistance to the type of mineral grinding is driving the balance between grain size and test screen opening . Such a situation is supported by information provided by Crusader that the Borborema material has a significant mica mineral content, which generally show exponentially high BWi values . Although the Abrasion Index was considered average for the three samples tested (CRMET 005 , 006 , and 007 ) . The above test results indicated that material from the Borborema Project could be suitable for grinding in autogenous or semi - autogenous mills, and it would be unlikely that there would be a need to include a pebble crusher . 10.2.4 ALS Metallurgy Kamloops – 2013 Campaign In April 2013 , ALS METALLURGY KAMLOOPS, Canada prepared a report on the mineralogical study program for the Borborema Project . The objective of this program was to determine the mineralogical status of gold in the Borborema selected samples . To achieve these goals, five composite samples were examined for gold and scanned by QEMSCAN using the Trace Mineral Search (TMS) protocol to locate and quantify occurrences of gold . This system uses a scanning electron microscope to identify the gold, but it can quickly scan the millions of minima needed to complete the analyses . Samples were also tested using a cyanide leaching procedure in bottles on rollers for 48 hours to determine the cyanide leach response . In summary, the unoptimized cyanide leaching tests achieved between 82 and 97 percent gold inheritance for the five Exceptions . Gold search routines, performed on all samples, located 18 occurrences of gold, which on average were small, but mostly susceptible to cyanide leaching . The relatively small population of gold occurrences located for each composite sample has rendered the relationship between metallurgy and gold mineralogy inconclusive . Additional particle surveys could increase the gold occurrence population, but this would not be recommended . Relatively good leaching performance and evidence of coarse gold from various head - content analyses warrant testing on coarse evidence roller bottles to determine whether leaching gold recovery may be a viable process for this deposit . Chemical composition : The gold grade of the five composite samples was determined by fire assay digestion with AA finish . A summary of the gold head grade data is shown in Table 85 . 175

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Table 85: Statistical Summary of Gold Head Assaying As shown in the Table 85 , the average gold content in the samples ranged from 0 . 96 to 1 . 37 g/t Au . Analysis data for a single - head sample exhibited considerable variation . The variation was beyond the standard deviation typical of the analytical method . This suggests sampling errors are often related to the presence of some coarse gold . Gold occurrence : Gold occurrence data for the composites are presented in Table 86 , together with Figure 88 and Figure 89 . Data were generated by ADIS scans of the composite samples . The following comments may be of interest when reviewing the data :  A total of around 10 million particles were searched for all composites . Eighteen occurrences of gold were located . On average, gold occurrences had a mean circular diameter of 0 . 006 mm, which is relatively small . There was evidence of coarse gold, and an occurrence of gold with a diameter greater than 0 . 022 mm was observed .  By sample, the gold occurrence data did not indicate a specific trend, however, it is expected that gold will be observed as released or as adhesions that behave well under leaching .  The population occurrence of gold per sample was relatively low and the analysis may not be indicative of the true distribution of gold . To improve the gold mineralogy statistics, additional particle searches would be needed .  Gold is associated with quartz and feldspar . Part of the gold was observed with biotite . Table 86: Summary of Gold Search Statistics 176

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 88: Distribution of Gold Occurrences by Type Figure 89: Distribution of Gold Occurrence and Mineral Association Leaching test results : Each composite sample was milled to a P 80 of 0 . 105 mm . Forty - eight - hour bottle tests on rollers with the presence of cyanide were carried out on the ground sample . Tests were conducted at pH 11 , modulated by lime . Cyanide levels of the leach solution were accepted at 1 , 000 ppm . Oxygen was sprayed into the bottle at the beginning of each leaching period . Table 87 shows the respective reagent consumption, while Figure 90 shows a graph representing the kinetic leaching curves . 177

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Table 87: Summary of Cyanide Leach Conditions Figure 90: Kinetic Response for Gold Leaching The following comments were highlighted:  Cyanide consumption was relatively inexpensive, except for the Composite Oxidized sample;  Lime consumption was relatively high, without optimization, on average around 1.3 kg/t;  Gold recovery ranged from 82% to 97%;  The results were relatively good considering that the tests were on individual samples without optimization;  Bottle testing on rolls with thick material should be considered as a possible process option for this deposit. 10.3 ALS METALLURGY – 2016 CAMPAIGN In August 2016 , Crusader Resources Ltd, the previous owner of the Borborema Project, requested ALS Metallurgy, Australia to carry out a defined program for metallurgical testing (ALS, 2016 ), except for geological drill holes . Samples were received in September 2016 , and the following test work was carried out :   Sample preparation and composition. Comminution test work including: o Determination of resistance to uniaxial resistance (UCS). 178

Technical Report Summary – Borborema Gold Project – March 30th, 2026 o o o o o o o 179 Determination of the specific gravity (SG); Determination of the crushing work index (CWi); the JK Drop Weight Test (JKDWT). SMC Test (definition of parameters for the SAG mill calculator (Mia; Mic; Mih), A*b; ta; Determination of the Bond abrasion index (Ai). Determination of the work index for rod mill (RWi). Determination of work index for ball mill (BWi). Levin test for open circuit grinding.    Analysis of granulometric distribution by size. Determination of the head - grade of the composite sample. Mineralogical analysis of samples. Tests to determine comminution parameters were conducted by JKTech in Australia and are contained in the JKDW AND SMC TEST® REPORT (JKTech Job No : 16001 /P 73 ) prepared for ALS Metallurgy WA Perth, Western Australia . JKDW (JK drop weight) and SMC (SAG mill comminution) test analysis data for fourteen samples from the Borborema Project were received from ALS Metallurgy, WA, on January 9 , 2017 , by JKTech for the JKDW and SMC test analysis . The samples were identified as MET 12 - 1 F ( 26 - 29 m), MET 12 - 1 F ( 41 - 44 m), MET 12 - 2 F ( 41 - 44 m), MET 12 - 3 G ( 131 - 135 m), MET 12 - 3 G ( 141 - 145 m), MET 12 - 4 F ( 61 - 64 m), MET 12 - 4 F ( 73 - 77 m), MET 12 - 5 F ( 125 - 128 m), MET 12 - 5 F ( 133 - 136 m), MET 12 - 6 F ( 62 - 65 m), MET 12 - 6 F ( 72 - 75 m), MET 12 - 7 F ( 101 - 104 m), MET 12 - 8 F ( 57 - 60 m) and MET 12 - 8 F ( 62 - 65 m) . Data were analyzed to determine the JKSimMet and SMC Test comminution parameters . SMC test results were forwarded to SMC Testing Pty Ltd for SMC test data analysis. The samples tested were:  JKDW test - (MET 12 - 3G (131 - 135m), MET 12 - 3G (141 - 145m) and MET 12 - 4F (73 - 77m); and  SMC test - (MET 12 - 1F (26 - 29m ), MET 12 - 1F (41 - 44m), MET 12 - 2F (41 - 44m), MET 12 - 3G (131 - 135m), MET 12 - 3G (141 - 145m), MET 12 - 4F (61 - 64m ), MET 12 - 4F (73 - 77m), MET 12 - 5F (125 - 128m), MET 12 - 5F (133 - 136m), MET 12 - 6F (62 - 65m), MET 12 - 6F (72 - 75m ), MET 12 - 7F (101 - 104m), MET 12 - 8F (57 - 60m) and MET 12 - 8F (62 - 65m)). The analysis and report were completed on January 13, 2017. Summary of test results are described below. Unconfirmed Compressive Strength Determination (UCS): Twenty - seven (27) Exception (full and ¾) were tested for determining the respective unconfined compression strength (UCS), The results are listed in Table 88 .

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Technical Report Summary – Borborema Gold Project – March 30th, 2026

Table 88: Borborema Project: Unconfirmed Compressive Strength Determination

Borborema Project: UNCOFINED COMPRESSIVE STENGTH DETERMINATION				
Test ID	Drill Hole (m)	UCS (mPa)	Strength	Failure Mode
18	MET-12-1F (26-27)	39.770	Medium Strong	Columnar
19	MET-12-1F (26-27)	7.629	Weak	Shear
20	MET-12-1F (28-29)	7.275	Weak	Shear
4	MET-12-1F (41-42)	5.576	Very weak	Shear
6	MET-12-1F (42-43)	24.680	Medium Strong	Shear
7	MET-12-1F (42-43)	5.212	Very weak	Shear
3	MET-12-1F (43-44)	54.076	Medium Strong	Shear
21	MET-12-3G (132-133)	7.753	Weak	Shear
22	MET-12-3G (134-135)	37.858	Medium Strong	Columnar
23	MET-12-3G (14-142)	47.924	Medium Strong	Columnar
24	MET-12-3G (142-143)	14.433	Weak	Shear
10	MET-12-3G (143-144)	24.846	Medium Strong	Columnar
11	MET-12-4F (62-63)	14.303	Weak	Shear
12	MET-12-4F (62-63)	16.641	Weak	Columnar
14	MET-12-4F (63-64)	12.100	Weak	Shear
13	MET-12-4F (62-63)	13.313	Weak	Columnar
15	MET-12-4F (74-75)	10.507	Weak	Columnar
16	MET-12-4F (76-77)	8.271	Weak	Shear
17	MET-12-4F (76-77)	4.873	Very weak	Shear
27	MET-12-5F (125-126)	54.559	Medium Strong	Shear
25	MET-12-5F (126-127)	44.117	Medium Strong	Shear/Columnar
26	MET-12-5F (126-127)	34.402	Medium Strong	Columnar
2	MET-12-5F (127-128)	26.019	Medium Strong	Shear
1	MET-12-5F (133-134)	35.254	Medium Strong	Shear
9	MET-12-6F (74-75)	6.498	Weak	Shear
8	MET-12-7F (103-104)	24.852	Medium Strong	Columnar
5	MET 112-8F (58-59)	3.644	Very weak	CataCasis

Comminution Test Work:

A summary of all comminution testing results is presented in Table 89 and Table 90.

Table 89: Comminution Test work – Summary I

Drill Hole ID	UCS (MPa)	Bond Work Indices kWh/t			Bond Ai
		CWi	RWi	BWi (*)	
1F	5.212 - 54.076	8.2 - 8.6	12.1 - 14.3	16.0 - 17.6	0.0804 - 0.1227
2F	-	-	11.9 - 13.3	16.8 - 17.7	0.1034 - 0.1134
3G	7.753 - 47.924	9.4 - 9.8	10.5 - 12.4	17.4 - 17.6	0.0792 - 0.0946
4F	4.873 - 16.641	7.2 - 8.4	-	17.2 - 18.1	-
5F	26.019 - 54.559	5.9 - 8.0	11.7	15.1 - 17.0	0.1137
6F	6.498	5.2	11.9	17.0 - 18.8	0.1288
7F	24.852	5.9 - 8.4	-	15.1 - 19.1	-
8F	3.644	4.1 - 6.9	-	17.6	-
Note: (*) mesh closure 150 µ					

180

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Table 90: Comminution Test work – Summary II Size by Size Test Work : Three composed sub - samples (2F 12, 3G 15 e, 6F 29) were prepared for gold grade by size determinations. The results are shown in Table 91. 181

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Technical Report Summary – Borborema Gold Project – March 30th, 2026

Table 91: Gold Grade by Size Results

BORBOREMA PROJECT: SIZE-by-SIZE TESTWORK						
Screen size (µm)	Distribution (%)					
	2F 12		3G 15		6F 29	
	Sizing	Au (g/t, %)	Sizing	Au (g/t, %)	Sizing	An lq/t, %)
3350	0.0	-	0.0	-	0.00	-
1000	56.15	0.53, 47.62	54.04	0.23, 32.78	51.41	1.04, 43.40
150	29.35	0.73, 34.29	31.62	0.36, 29.60	32.73	1.32, 35.11
<150	14.50	0.78, 18.09	14.34	1.00, 37.62	15.86	1.66, 21.48
Total	100.00	0.62	100.00	0.38, 100.00	100.00	1.23, 100.00

Sub-samples were selected for assaying the elements listed in Table 92.

Table 92: Head Assays

BORBOREMA PROJECT: HEAD ASSAYS							
Comp. ID	Au½ (g/t)	Au (ave) (g/t)	Ag (g/t)	Hg (ppm)	Ssulphur (%)	Ssulphide (%)	Cu (ppm)
1F-1	0.26/0.34	0.34	3.6	0.20	0.16	<0.02	165
1F-2	8.45/7.91	7.13	14.4	0.20	1.92	0.92	535
1F-3	1.15/0.98	1.28	1.2	0.10	0.44	0.40	95
1F-4	0.33/0.55	0.44	0.9	<0.1	0.46	0.40	130
1F-5	0.86/0.62	0.78	3.0	<0.1	0.96	0.76	170
1F-6	1.15/1.02	1.10	3.0	<0.1	0.74	0.58	185
2F-7	0.78/0.29	0.55	<0.3	<0.1	0.10	0.06	35
2F-8	0.41/0.29	0.55	1.2	<0.1	0.26	0.20	70
2F-9	0.74/0.67	0.67	1.2	<0.1	0.50	0.42	100
2F-10	0.58/0.77	1.27	1.5	<0.1	1.00	0.82	180
2F-11	0.67/0.61	0.66	2.7	<0.1	0.68	0.48	120
2F-12	1.43/0.88	1.10	1.2	<0.1	0.42	0.30	105
2F-13	18.2/4.64	7.95	6.3	<0.1	0.92	0.76	310
3G-14	0.97/13.1	3.30	3.0	<0.1	0.44	0.40	80
3G-15	0.37/0.38	1.37	2.7	<0.1	0.68	0.46	100
3G-16	1.64/4.49	3.46	1.5	<0.1	0.54	0.38	95
3G-17	1.00/2.44	1.39	1.2	<0.1	0.64	0.44	170
3G-18	2.40/0.95	1.47	2.4	<0.1	1.22	1.06	215
3G-19	2.29/3.54	2.14	1.2	<0.1	0.62	0.52	155
3G-20	4.00/4.26	3.13	2.1	<0.1	0.72	0.62	160
4F-21	1.50/1.41	1.44	3.0	<0.1	0.88	0.70	185
4F-22	3.63/5.76	4.12	1.2	<0.1	0.62	0.46	165
4F-23	2.37/2.47	2.49	6.0	<0.1	0.86	0.62	165
5F-24	9.01/1.26	4.00	0.6	<0.1	0.42	0.28	65
5F-25	0.82/0.80	1.31	0.9	<0.1	0.26	0.18	80
5F-26	2.44/1.12	1.88	1.5	<0.1	0.90	0.70	130
5F-27	0.46/0.91	0.76	1.2	<0.1	0.64	0.48	130
5F-28	1.63/1.48	1.58	1.5	<0.1	0.58	0.42	220
6F-29	8.55/2.00	3.61	4.5	<0.1	0.40	0.30	120
6F-30	1.79/1.50	1.51	3.6	<0.1	0.68	0.54	190
6F-31	0.80/0.70	3.51	2.7	<0.1	0.58	0.44	65
6F-32	0.18/0.18	1.83	1.2	<0.1	0.56	0.44	125
6F-33	1.01/0.74	0.82	6.9	<0.1	0.90	0.64	220
7F-34	3.59/0.71	1.72	1.2	<0.1	0.38	0.30	115
7F-35	0.72/0.74	0.76	0.3	<0.1	0.12	0.10	60
7F-36	15.9/0.93	4.06	0.9	<0.1	0.30	0.24	50
7F-37	0.61/0.50	0.61	0.9	<0.1	0.30	0.20	90
8F-38	0.19/0.14	0.17	9.6	<0.1	0.76	0.66	155
8F-39	1.60/1.66	1.83	1.2	<0.1	0.20	0.16	55
8F-40	0.57/0.45	0.67	1.8	<0.1	0.72	0.70	190

182

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Technical Report Summary – Borborema Gold Project – March 30th, 2026

10.4 WAVE INTERNATIONAL/ALS AMMTEC - 2019 CAMPAIGN

Wave International (WAVE, 2019) was contracted to conduct a metallurgical testing campaign to validate the mineral processing flow sheet, as well as to enhance the variability studies. The program was conducted by ALS Ammtec in Perth, Australia between July and September 2019. The testing program comprised the following items:

- Test work to establish optimal leaching conditions (particle size and cyanide concentration) in composite samples.
- Determination of reagent consumption under ideal conditions.
- Leach tests on master composite samples for sequential CIL/CIP (carbon-in-leach/carbon-in-pulp) circuit simulation, equilibrium charging and cyanide detoxification, and establishing operating parameters.
- Cycloning test and investigation to determine the behavior of mica present in the ore.
- Leaching performance on 10 samples for variability study at a grind size of P_{80} <106 µm.

In addition, ALS Ammtec also prepared samples for shipment to Outotec for thickening and filtration tests. OMC - ORWAY MINERAL CONSULTANTS (OMC, 2019) was contracted for the comminution testing.

ALS Metallurgical Tests Program

Tests were performed with "Master Composite" and Variability samples, according to the following program:

- Direct Cyanide Whole of ore test work Master Composite sample.
- Flotation Tests, Reagents Scheme and Results.
- Direct Cyanide Whole of ore test work Variability sample.
- Equilibrium Carbon Loading test work Master Composite sample.
- Sequential Batch CIP test – Program: JR5276 – gold adsorption data.
- Head Assay – Master Composite and Variability samples.
- SO_2/Air (INCO) Cyanide Detoxification test work.
- Borborema Mica Screen Analysis P_{80} < 0.106 mm.
- Variability Composites: Gravity Separation/Direct Cyanide Leaching test work.
- Semi-quantitative XRD analysis.

The obtained results are listed in Table 93 to Table 103.

Table 93: Summary Direct Leach Testing - Master Composite

SAMPLE ID	Variation	Test #	Grind Size (P80 µm)	Gold Extraction 4Hrs (%)	Gold Extraction 8Hrs (%)	Gold Extraction 12Hrs (%)	Gold Extraction 24Hrs (%)	Total Gold Extraction (%)	Residue Grade (Aug/t)	Calculated Head (Aug/t)	Assyed Head (Aug/t)	NaCN Consumption (kg/t)	Lime Consumption (kg/t)
MP2029	Grind Optimization	JR5216	125	58.38	68.12	72.25	78.76	78.76	0.28	1.32	1.30	0.12	0.51
Master Composite 2019	Grind Optimization	JR5217	106	72.23	83.28	88.87	92.43	92.43	0.12	1.55	1.30	0.15	0.61
Master Composite 2019	Grind Optimization	JR5218	90	68.34	76.99	82.69	90.18	90.18	0.13	1.32	1.30	0.15	0.57
Master Composite 2019	NaCN Optimization 250	JR5254	106	55.14	67.57	72.65	83.07	91.88	0.16	2.00	1.30	0.18	0.43
Master Composite 2019	NaCN Optimization 300	JR5255	106	60.34	71.88	78.75	86.87	92.61	0.11	1.48	1.30	0.21	0.46
Master Composite 2019	NaCN Optimization 350	JR5256	106	60.45	73.60	78.87	89.73	94.98	0.08	1.68	1.30	0.22	0.50
Master Composite 2019	NaCN Optimization 450	JR5257	106	60.92	72.16	75.92	86.18	93.52	0.09	1.46	1.30	0.27	0.40
Master Composite 2019	Bulk Leach	JR5276	106	67.69	78.23	81.56	87.11	92.11	0.11	1.35	1.30	0.33	0.55

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Technical Report Summary – Borborema Gold Project – March 30th, 2026

Table 94: Summary Direct Leach Testing

SAMPLE ID	TEST#	SIZE (µm)	EXT 4HS	EXT 8HS	EXT 12HS	EXT 24HS	Total Ext (%) 36 hs	Head Calc.	Residue Grade	Extraction
Master Composite 2019	JR5217	106	72.23	83.28	89.87	92.43	92.43	1.55	0.12	92.43%
Master Composite 2019	JR5254	106	55.14	65.57	72.65	83.07	91.88	2.00	0.16	91.88%
Master Composite 2019	JR5255	106	60.34	71.88	78.75	86.67	92.61	1.48	0.11	92.61%
Master Composite 2019	JR5256	106	60.45	73.60	78.87	89.73	94.98	1.68	0.08	94.98%
Master Composite 2019	JR5257	106	60.92	72.16	75.92	86.18	93.52	1.46	0.09	93.52%
Master Composite 2019	JR5276	106	67.69	78.23	81.56	87.11	92.11	1.35	0.11	92.11%

Table 95: Summary Direct Leach Testing - Variability Sample

SAMPLE ID	TEST #	GRIND SIZE (P80 um)	GOLD EXTRACTION 4Hrs (%)	GOLD EXTRACTION 8Hrs (%)	GOLD EXTRACTION 12Hrs (%)	GOLD EXTRACTION 24Hrs (%)	TOTAL GOLD EXTRACTION (%)	RESIDUE GRADE (Au g/t)	CALCULATED HEAD (Au g/t)	ASSAYED HEAD (Au g/t)	NaCN CONSUMPTION (kg/t)	LIME CONSUMPTION (kg/t)
MET-12-6F 62-65m	JR5277	106	63.94	78.25	83.19	93.65	95.16	0.06	1.25	1.27	0.26	0.40
MET-12-6F 71-72m	JR5278	106	53.18	67.41	73.22	89.94	91.73	0.03	0.35	0.33	0.22	0.67
MET-12-1F 31-32m	JR5279	106	84.33	93.89	94.89	96.83	97.77	0.02	0.67	0.77	0.23	0.38
MET-12-4F 64-65m	JR5280	106	74.38	82.97	86.91	91.03	92.11	0.28	3.49	3.65	0.26	0.36
MET-12-8F 62-65m	JR5281	106	54.01	70.18	82.54	91.44	94.29	0.01	0.22	0.13	0.22	0.46
MET-12-7F 104-106m	JR5282	106	79.13	86.15	90.52	91.49	94.27	0.04	0.68	0.77	0.22	0.57
MET-12-2F 41-45m	JR5284	106	60.14	72.74	77.03	87.72	90.89	0.07	0.79	0.81	0.29	0.53
MET-12-3G 141-145m	JR5285	106	63.21	74.42	79.44	86.95	90.24	0.19	1.91	1.69	0.26	0.34
MET-12-1F 41-44m	JR5286	106	71.96	80.93	85.44	90.17	92.66	0.22	3.03	4.37	0.22	0.38

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Technical Report Summary – Borborema Gold Project – March 30th, 2026

Table 96: Loading Carbon Testing - Master Composite Sample

EQUILIBRIUM CARBON LOADING TESTWORK

Test No.	Carbon Conc (g/L)	Carbon Added (g)	Solution (mL)	Initial Soln [Au] (mg/L)	Final Solution Assay [Au] (mg/L)	Loading Au g/t (calc)
1	0.77	0.383	500	0.840	0.035	1051
2	0.38	0.191	500	0.840	0.145	1819
3	0.22	0.109	500	0.840	0.370	2156
4	0.11	0.055	500	0.840	0.545	2682
5	0.08	0.038	500	0.840	0.630	2763



CARBON EQUILIBRIUM GOLD LOADING
10000
1000
100
0,01
0,10
1,00
10,00
Equilibrium Solution Tenor (Au mg/L)
Carbon Gold Loading (g/t)

Log(soln)	Log(assay load)
-1.456	3.022
-0.839	3.260
-0.432	3.334
-0.264	3.428
-0.201	3.441

3.505	intercept
0.992	correl
0.326	slope

*Log (X/M) = Slope * log C + Intercept*

For 0.20 mgpl solution:
Log (X/M) = 3.2772
X/M = 1893

For 0.50 mgpl solution:
Log (X/M) = 3.4067
X/M = 2551

For 1.00 mgpl solution:
Log (X/M) = 3.5047
X/M = 3197

C. Flaming Modelling

Carbon Loading Capacity

log (X/M) = m log C + log K

EQUIL LOADING

3197	**at 1.00 mgpl**
2551	**at 0.50 mgpl**
1893	**at 0.20 mgpl**

Where X/M = mg of gold adsorbed per gram of carbon at equilibrium.
C = mgpl of gold remaining in solution.
m = constant (slope)
K = constant (intercept)

185

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Table 97: Sequential Batch CIP Test – Master Composite Sample A17445 PROJECT: WAVE INT. / BIG RIVER GOLD CLIENT: JR5276 TEST No.: MASTER COMPOSITE (2019) SAMPLE IDENTITY: AUG - 2019 DATE: CARBON TYPE : HAYCARB YAO 6x12 CARBON WEIGHT (g) : 3.2 40.0 SLURRY % SOLIDS (%) : 4500.0 (PER CONTACT) Eqv Vol (ml) : 4500.0 SOLUTION WEIGHT (g) : 64.515 Eqv Vol (ml) : 80.0 SLURRY SAMPLE VOLUME (mls) : 2.80 ORE SG : 1.00 SOLUTION SG : SEQUENTIAL BATCH CIP TEST : JR5276 - GOLD ADSORPTION DATA TEST RESULTS CYCLE SOLUTION ELAPSED TIME SOLUTION CARBON CARBON CARBON ASSAY LOADING CALC'd LOADING CALC'd LOADING GOLD Cumulative Cycle VOLUME Cumulative Cumulative Incremental Au Au Au Au (ppm) (ppm) (ppm) (ppm) (Hours) (Hours) (mls) 0 0 0.840 0.00 0.00 4500 1 120 120 0.755 0.50 0.50 4435 286 166 0.635 1.00 1.00 4371 416 130 0.540 2.00 2.00 4306 416 0 0.840 2.00 0.00 4500 2 430 14 0.830 2.50 0.50 4435 492 62 0.785 3.00 1.00 4371 622 130 0.690 4.00 2.00 4306 622 0 0.840 4.00 0.00 4500 3 629 7 0.835 4.50 0.50 4435 691 62 0.790 5.00 1.00 4371 821 130 0.695 6.00 2.00 4306 929 108 0.615 7.00 3.00 4242 975 46 0.580 8.00 4.00 417 1562 587 0.130 24.00 20.00 4112 FLEMING KINETIC CONSTANTS, REGRESSION OVER FIRST 6 HOURS Fleming k (hr - 1 ) : 152.98 Fleming n : 0.705 40 g carbon/Litro de pulp 10 100 1000 10000 0 5 10 15 20 25 Gold Loading Carbon (g/t) TIME (Hours) GOLD LOADING ON CARBON 186

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Technical Report Summary – Borborema Gold Project – March 30th, 2026

Table 98: Flotation Tests Conditions and Results

Description	Datas					
Project	A17445	A17445	A17445	A17445	A17445	A17445
Sample Composite	MC-BS Au	MC - GS Au	MC - Q Au	MC - BS Mica	MC - GS Mica	MC - Q Mica
Test Number	JRF1027	JRF1028	JRF1029	JRF1024	JRF1025	JRF1026
Grind Size P80 (µm)	125	125	125	125	125	125
Water Type	Perth Tap Water	Perth Tap Water	Perth Tap Water	Perth Tap Water	Perth Tap Water	Perth Tap Water
Pulp Density (% solids)	35	35	35	35	35	35
Reagents:	-	-	-	-	-	-
$CuSO_4$ (g/t)	100	100	100	-	-	-
PAX (g/t)	160	160	-	-	-	-
MIBC (mL)	-	-	-	0.20	0.30	0.25
Aero 3030C	-	-	-	250		
pH	7.70	8.19	8.14	7.69	8.30	8.20
Float time (min)	15	15	15	15	15	15
Cell Volume (L)	2.2	2.2	2.2	2.2	2.2	2.2
Head Assay Calc. (Au g/t)	2.21	1.85	0.77	1.37	0.91	0.72
Tail Assay (g/t)	0.20	0.14	0.10	0.66	0.48	0.10
Mass Pull (%)	5.99	4.40	5.90	9.26	10.23	12.17
Gold Recovery (%)	91.5	92.77	87.76	56.25	52.87	87.79

Table 99: Head Assay - Master Composite

ANALYTE	Grade	ANALYTE	Grade
Ag(ppm)	<2.00	Fe(%)	4.7
Al(%)	7.36	Hg(ppm)	<0.1
As(ppm)	<10.0	K(%)	2.65
Au(ppm)	0.84	Li(ppm)	20.0
Au(ppm)_rpt1	1.37	Mg(%)	1.88
Au(ppm)	4.31	Mn(ppm)	1100.0
Au(ppm)_rpt1	2.67	Mo(ppm)	<5.0
Au(ppm)	3.55	Na(%)	1.55
Au(ppm)_rpt1	1.03	Ni(ppm)	70.0
SFA (g/t)	1.30	P(ppm)	700.0
Ba(ppm)	450	Pb(ppm)	195.0
Be(ppm)	<5.0	S(%)	0.60
Bi(ppm)	<10.0	S^{-2}(%)	0.52
C(%)	0.12	SiO2(%)	56.0
C org(%)	0.06	Sr(ppm)	126.0
Ca(%)	1.40	Ti(ppm)	4800.0
Cd(ppm)	<5.0	V(ppm)	134.0
Co(ppm)	25.0	Y(ppm)	<100.0
Cr(ppm)	130.0	Zn(ppm)	138.0
Cu(ppm)	136.0	-	-

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Table 100: Screen Fire Assay Results

Screen Fire Assay							
Sample Description	Oversize (+75µm)		Undersize (-75µm)				Head Au Grade (g/t)
	Mass (g)	Au (g/t)	Mass (g)	Au_1 (g/t)	Au_2 (g/t)	Au_{Ave} (g/t)	
MASTER COMPOSITE	21.39	17.0	978.34	1.01	0.90	0.96	1.30

Distribution										
+75µm				-75µm				Total		
Mass	Gold			Mass	Gold			Gold		
Dist	units	Dist	g/t*	Dist	units	Dist	g/t*	units	Dist	g/t*
2.14%	364	28.0%	0.36	97.9%	934	72.0%	0.93	1298	100.0%	1.30

g/t* = Expressed as equivalent g/t in Feed Grade

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Table 101: Head Assay - Variability Composites

ANALYTE	VC1	VC2	VC3	VC4	VC5	VC6	VC7	VC8	VC9	VC10
Ag(ppm)	2.0	4.0	<2.0	4.0	<2.0	<2.0	<2.0	<2.0	<2.0	<2.0
Al(%)	7.52	7.48	8.36	8.4	7.16	7.72	8.0	7.88	8.28	7.76
As(ppm)	<10.0	<10.0	<10.0	<10.0	<10.0	<10.0	<10.0	<10.0	<10.0	<10.0
Au(ppm)	1.07	0.43	0.65	4.17	0.11	0.64	5.09	0.84	1.6	26.9
Au(ppm)_rpt1	1.10	0.31	0.95	3.26	0.10	0.67	3.5	2.39	1.34	22.9
SFA (g/t)	1.27	0.33	0.76	3.65	0.13	0.77	2.09	0.81	1.68	4.37
Ba(ppm)	500.0	400.0	500.0	700.0	1200.0	1300.0	2400.0	500.0	500.0	500.0
Be(ppm)	<5.0	<5.0	<5.0	<5.0	<5.0	<5.0	<5.0	<5.0	<5.0	<5.0
Bi(ppm)	<10.0	<10.0	<10.0	<10.0	<10.0	<10.0	<10.0	<10.0	<10.0	<10.0
C(%)	0.12	0.18	0.03	0.09	0.12	0.15	0.09	0.09	0.06	0.06
C org(%)	<0.03	<0.03	<0.03	<0.03	<0.03	0,.5	<0.03	<0.03	0.03	0.03
Ca(%)	1.60	1.80	1.60	2.8	1.30	1.6	1.40	1.0	1.8	1.5
Cd(ppm)	<5.0	<5.0	<5.0	<5.0	<5.0	<5.0	<5.0	<5.0	<5.0	<5.0
Co(ppm)	25.0	20.0	25.0	25.0	35.0	25.0	25.0	25.0	25.0	20.0
Cr(ppm)	210.0	150.0	100.0	100.0	120.0	100.0	110.0	90.0	100.0	130.0
Cu(ppm)	238.0	128.0	94.0	162.0	212.0	70.0	122.0	180.0	186.0	118.0
Fe(%)	5.00	5.18	5.30	5.58	5.4	4.8	5.36	5.32	5.42	4.92
Hg(ppm)	<0.10	<0.10	<0.10	<0.10	<0.1	<0.10	<0.1	<0.1	<0.10	<0.1
K(%)	2.39	2.35	2.53	2.61	2.21	2.16	3.18	3.24	2.82	2.7
Li(ppm)	25.0	20.0	20.0	10.0	15.0	25.0	20.0	20.0	20.0	15.0
Mg(%)	1.96	1.76	2.12	2.08	1.6	1.92	1.96	2.12	2.16	1.96
Mn(ppm)	1200.0	1100.0	1100.0	1700.0	1100.0	1000.0	1300.0	1300.0	1200.0	1200.0
Mo(ppm)	<5.0	<5.0	<5.0	<5.0	<5.0	<5.0	<5.0	<5.0	<5.0	<5.0
Na(%)	1.45	1.68	1.89	0.978	1.66	1.9	1.56	1.3	1.59	1.63
Ni(ppm)	70.0	55.0	60.0	70.0	50.0	60.0	65.0	60.0	65.0	60.0
P(ppm)	800.0	1000.0	600.0	1000.0	800.0	500.0	1000.0	800.0	1000.0	900.0
Pb(ppm)	165.0	145.0	65.0	200.0	165.0	15.0	155.0	160.0	45.0	85.0
S(%)	0.44	1.32	0.40	0.96	1.28	0.12	0.74	0.94	0.64	0.6
S^{-2}(%)	0.40	1.14	0.38	0.84	1.10	0.10	0.66	0.82	0.52	0.5
SiO2(%)	62.6	61.0	60.2	58.2	63.6	61.2	60.4	58.2	61.0	62.6
Sr(ppm)	132.0	132.0	148.0	176.0	124.0	160.0	116.0	100.0	142.0	128.0
Ti(ppm)	6000.0	6200.0	5600.0	5000.0	4800.0	5000.0	5400.0	4800.0	5200.0	5200.0
V(ppm)	136.0	106.0	118.0	138.0	102.0	128.0	152.0	150.0	148.0	126.0
Y(ppm)	<100.0	<100.0	<100.0	<100.0	<100.0	<100.0	<100.0	<100.0	<100.0	<100.0
Zn(ppm)	116.0	94.0	100.0	110.0	90.0	108.0	106.0	110.0	102.0	92.0

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Table 102: SO2/Air (INCO) Cyanide Detoxification Test Conditions and Results

Feed Slurry Details	
Parameter	Value
Slurry % solids	40.0
Solution Sg	1.0
Solids Sg	2.7
Slurry Sg	1.337

Sample	Tests	Slurry pH	Solution Feed Analysis (mg/l - unless stated otherwise)						
			Titr'd NaCN %	Calc CN_T	CN_p	Cu	Fe	Ni	Zn
JR5276 CIP Tailings	D1, Bulk	10.39	0.008	103.0	57.5	13.4	15.6	2.80	0.78

Note: CN_p is equivalent to CN_{WAD}

Notes:	Test No.	Test parameters		Solution Assays (from last 2 samples) (mg/l)									
				Reagents Used									
		pH	Ret'n time	SO_2 (g/g CN_p)	$CuSO_4.5H_2O$ (mg/L)	Lime 60% CaO (g/g SO_2)	CN_p	Cu	Fe	Ni	Zn	Calc CN_T
5:1 SO_2:W_{AD} CN	D1	8.52	56.39	4.70	116.0	3.56	1.29	0.18	<0.10	0.43	<0.02	1.56
6:1 SO_2:W_{AD} CN	Bulk	8.70	59.06	5.90	118.0	0.72	0.82	0.17	1.70	0.25	<0.02	5.50

Test	Slurry Feed Rate	Solids Feed Rate	Reagent Solution Flow Rates			Reagent Solution Strength			Reagent Consumption		
			$Na_2S_2O_5$	CuSO4.5H2O	Lime 60% CaO	$Na_2S_2O_5$	CuSO4.5H2O	Lime 60% CaO	$Na_2S_2O_5$	CuSO4.5H2O	Lime 60% CaO
	(ml/hr)	(g/hr)	(ml/hr)	(ml/hr)	(ml/hr)	(g/l)	(g/l)	(g/l)	(kg/t)	(kg/t)	(kg/t)
D1	800,0	427.7	9.67	9.83	31.67	27.34	7.56	20.0	0.62	0.17	0.99
Bulk	5000.0	2673.3	19.67	10.0	50.0	105.32	47.25	20.0	0.77	0.18	0.25
									Expressed as kg per tonne of solids		

Table 103: Mica Screen Analysis

SIZE-BY-SIZE Au ASSAYS						
Size (µm)	Mass (g)	Mass (%)	Au (g/t)	Au Dist'n (%)	Muscovite *	Annite - biotite - phlogopite*
+106	216.7	21.72	1.13	18.6	26	64
-106	781.2	78.28	1.37	81.4	16	29
TOTAL	997.9	100.0		100.0		

* % of fraction by mass


Mass & Gold Distribution
100
90
80
70
60
50
40
30
20
10
0
%
Mass %
Gold %
+106
-106
Size (µm)

Right Solutions · Right Partner www.alsglobal.com

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Semi-quantitative XRD analysis

A master composite sample was submitted to ALS Metallurgy for semi-quantitative X-ray analysis. Table 104 shows the results.

Table 104: X-Ray Semi-Quantitative Assay

Mineral or mineral group	Sample 1
	Master Comp
	Mass %
Pyrite	1
Clay mineral	< 1
Kaolinite	< 1
Chlorite	1
Annite - biotite - phlogopite	41
Muscovite	5
Clinopyroxene	1
Calcic amphibole	< 1
Plagioclase	19
Quartz	32

Comminution Testing Results

Comminution tests were performed by JKTech under the supervision of ALS Metallurgy. The following parameters for comminution were evaluated: uniaxial compressive strength (UCS); Bond crushing work index (CWi); Bond ball mill work index (BWi); Bond rod mill work index (RWi), SMC, JKDWT and Bond Abrasion Index (Ai).

A summary of the sample inventory and composition ranges is shown in Table 105.

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 Table 105: Summary of Sample Inventory and Composition Interval Table 106 summarizes the comminution test results. 192

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Table 106: Summary of the Comminution Tests 193

Technical Report Summary – Borborema Gold Project – March 30th, 2026 The statistical analysis of the comminution test results is presented in Table 107. Table 107: Statistical Analysis of the Comminution Test Results 10.5 OPINION OF ADEQUACY It is the Qualified Person’s opinion that the data described throughout of this chapter were obtained according to conventional industry practice, therefore here considered adequate as for the purposes used in the technical report summary. 194

Technical Report Summary – Borborema Gold Project – March 30th, 2026 11 MINERAL RESOURCE ESTIMATES The Mineral Resource estimate in support of the Borborema Feasibility Study (FS) report has an effective date of 31 January 2023 . Mineral Resource work was performed by SRK Consulting (U . S . ), Inc . (SRK) acting as a third - party firm Qualified Person (QP) for Mineral Resources with work completed in late 2022 . All definition of terms used in relation to mineral resources comply with SEC Subpart 229 . 1300 . All supporting drilling and geological data were provided by Aura and reviewed by the QP . SRK constructed the block model, performed grade shell modeling of mineralization, interpolation of gold concentrations, scripting of bulk density, assigning Mineral Resource classification methodology based on internationally accepted guidelines (CIM, 2019 ) and SEC definitions, and estimation the Mineral Resource statement as presented in this technical report summary . The Mineral Resource block model and all supporting drilling and modeling data are projected in the Borborema local grid (BLG). 1. KEY ASSUMPTIONS, PARAMETERS, AND METHODS USED Chapter 11 provides an overview of all key assumptions, parameters, and methods used to estimate the mineral resources . The QP has aimed to provide sufficient detail on the supporting data, methodology, interpretation, and conclusions associated with the estimation of mineral resources . The specific point of reference as selected by the QP for the Borborema mineral resources is an effective date of 31 December 2025 . Changes from the previously reported statement include updates to project economics, updated resources and reserve pit optimization, and mining depletion . 2. RESOURCE DRILLHOLE DATABASE The drill hole database (DHDB) supporting the Mineral Resources contains 1 , 370 drill holes totalling 109 , 578 m across the entire property . Drilling on the property includes auger, rotary - at - bit (RAB), reverse circulation (RC), and diamond drill core (DDH) drill methods . The RC and DDH drill collar locations are focused on evaluating the north - south trending mineralisation while other methods were used further afield for exploration purposes ( Figure 91 ) . A breakdown of drilling method, number of holes and total meterage is presented in Table 108 . Within the broader property - wide database, 1 , 041 drill holes intercept the broad gold - mineralization zone, defined as greater than 0 . 1 g/t Au and are thus utilized in the determination of Mineral Resources . Drilling was conducted from 1985 through 2022 on the Borborema Property . 195

Technical Report Summary – Borborema Gold Project – March 30th, 2026 196 Source: SRK, 2023 Figure 91: Oblique view of the Borborema Project site showing drill collar locations

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Table 108: Drilling database on the Borborema Property 197 Meters No. Drilling Method 250 48 Auger 238 98 RAB 58,519 303 DD 50,571 921 RC 109,578 1370 Total Source: SRK, 2023 1. Assay The property drilling database contains 74 , 038 sample intervals within the drilling database that used for the Mineral Resource estimation . There is limited multi - element analytical data via ICP including :  74,038 samples analyzed for Au.  2,053 samples analyzed for Ag.  666 samples analyzed for As.  666 samples analyzed for S. For model construction and estimation, only gold (Au) values were provided to SRK from Aura for data validation and Mineral Resource modeling with the expanded database provided to SRK post - model completion . SRK has recommended re - assay of historical samples for multi - element analyses as well as all future drilling to include an expanded suite of elements for deposit characterization . The average raw sampling interval length is 1 m with some samples at 4 m and 2 m lengths . The Qualified Person notes that there are minor silver occurrences on the property of greater than 10 g/t Ag which should be assessed for their economic potential, in addition to a detailed review of deleterious materials . The lack of incorporating fundamental geochemical data, both potentially economic and deleterious, introduces uncertainly into the model and the ability to predict recoverability, zones of elevated deleterious materials (As, Fe, S, etc . ), and the ability to evaluate exploration targets . The Qualified Person has accounted for this lack of data and certainly through Mineral Resource classification . The gold population distribution is shown in Figure 92 as a log - normal chart . Gold values across the property are represented by a log - normal distribution characterized by most samples being low grades (< 0 . 1 ppm Au) with a long tail of extreme high grades (> 10 ppm Au) . Given the type of deposit and nature of mineralization, this is the expected distribution for the gold population which includes targeted holes in the mineralized area along with regional exploration data .

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Source: SRK, 2023 Figure 92: Log histogram of total Au population on the Borborema Property 11.2.2 Bulk Density There are 29 , 617 specific gravity (“SG”) measurements from drilling data in the database used for the Mineral Resource Estimate . These measurements are collected from drill core by company personnel using the immersion method via the specific gravity apparatus onsite . The SG data demonstrates low variance across all samples . Within the sulphide zone, the Qualified Person notes the generally unaltered nature and the lithologic similarity of the main two rock types (biotite schist and quartz schist) hosting mineralization . Bulk density was applied to the Mineral Resource block model by oxidation zone including allotment for the mineralized sulphide zone . The applied bulk density values utilized in the Mineral Resource block model by domain are shown in Table 109 . Table 109: Assigned bulk density for the Borborema Mineral Resource Block Model Bulk Density (g/cm 3 ) Zone 2.65 Oxide 2.76 Sulfide 2.77 Mineralized Sulfide Source: SRK, 2023 198

Technical Report Summary – Borborema Gold Project – March 30th, 2026 3. EXPLORATORY DATA ANALYSIS Exploratory data analysis (“EDA”) was performed focused on gold values in the drilling database as provided by Aura . EDA included an assessment of composite length, high - end outlier analysis, descriptive statistics, and domain assessment within the mineralized grade shells . 1. Compositing and Outlier Analysis SRK reviewed raw, 1 m, 2 m, and 3 m composite lengths to determine material effect or bias on these various composite lengths . A 2 m composite was used for estimation of the Mineral Resource model . It is this Qualified Person’s opinion that use of a 2 m composite is considered appropriate based on the raw sampling intervals, with the majority collected at 1 m length and other campaigns which used up to a 4 m sample for analyses ( Figure 93 ) . This composite length is the same as the previous 2012 model . Table 110 illustrates differences in the compositing lengths reviewed . The population distribution of gold grades is shown in Figure 94 . The mean value does not materially vary while the variance is reduced with increasing composite length, as expected . Source: SRK, 2023 Figure 93: Raw sample interval lengths 199

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Source: SRK, 2021 Figure 94: Log histograms of Au (g/t) by composite length Summary descriptive statistics are provided in Table 109 showing minor differences between raw data and the three composite lengths. 200

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Table 110: Summary Au and SG descriptive statistics by composite length

Raw data (Leapfrog project export)										
Column	**Count**	**Mean**	**Median**	**Min**	**Max**	**Variance**	**StDev**	**CV**	**IQR**	**Outlier**
AuPPM	72116	0.353	0.031	0.001	208	3.9	1.975	5.6	0.18	0.46
SG	29617	2.724	2.74	2.63	2.74	0	0.039	0.01	0	2.74
1m comp										
Column	Count	Mean	Median	Min	Max	Variance	StDev	CV	IQR	Outlier
AuPPM	84799	0.304	0.02	0.001	208	3.21	1.792	5.9	0.139	0.3575
SG	35988	2.723	2.74	2.63	2.74	0	0.04	0.01	0	2.74
2m comp										
Column	Count	Mean	Median	Min	Max	Variance	StDev	CV	IQR	Outlier
AuPPM	42925	0.303	0.03	0.001	119.1	1.97	1.405	4.64	0.182	0.463
SG	18125	2.723	2.74	2.63	2.74	0	0.04	0.01	0	2.74
3m comp										
Column	Count	Mean	Median	Min	Max	Variance	StDev	CV	IQR	Outlier
AuPPM	28772	0.301	0.033	0.001	82.12	1.43	1.195	3.97	0.205	0.5205
SG	12152	2.723	2.74	2.63	2.74	0	0.038	0.01	0	2.74

Source: SRK, 2021

Table 111: Summary length statistics for composite length analysis

	COUNT	**AVG ENGTH**	**MIN**	**MAX**	**MEDIAN**	**CV**
raw	72786	1.181	0.2	200	1	1.07
1 m	85322	1.000	0.5	1.49	1	0.02
2 m	43084	1.988	0.5	2.48	2	0.06
3 m	28845	2.958	0.5	3.48	3	0.09

Source: SRK, 2021

A comparative, upper capping analysis was performed to review potential gold outliers and assess the potential estimation impact. Figure 95 and Figure 96 illustrate the log probability charts used to assess the impact of Au capping on both raw and composited Au data, respectively. SRK selected multiple upper-end capping limits and various domains to assess local and global sensitivity and impacts of capping. Ultimately, a 20 g/t Au upper cap value from 2 m composited data was set as the upper capping limit within the broadly defined mineralized domain defined by a numeric indicator model at a 0.1 g/t Au threshold. The impact of this upper cap resulted in the capping of 54 composites, 3.3% total metal loss while obtained a 26% improvement in the Coefficient of Variation ("CV") (Figure 95). It is the QP's opinion that application of this upper capping limit is appropriate, provides a higher confidence in the estimated values, at an immaterial loss of metal across the entire Borborema block model.

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 Source: SRK, 2021 Figure 95: Capping analysis on raw data Source: SRK, 2021 Figure 96: Capping analysis on 2 m composites 202

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11.3.2 Statistical Analyses

SRK performed statistical analyses on the drilling database provided by Aura. The database initially only contained gold (Au) values, but additional multi-element analyses were provided after the model was completed in 2022. Table 112 provides summary descriptive statistics for the entire Borborema drilling database for several key elements. Elements in addition to Au were assessed as part of the EDA but the Qualified Person notes these data are not incorporated in the modeling but are for general informational purposes only.

Table 112: Summary descriptive statistics for raw assay data

	Au_ppm	Ag_ppm	As_ppm	S_pct	W_ppm	Sb_ppm
Mean	0.353	0.91	81.01	0.199	7.43	2.83
Median	0.03	0.5	2.5	0.095	5	2.5
Mode	0.005	0.25	2.5	0.01	5	2.5
Standard Deviation	2.0	2.1	194.0	0.3	38.8	1.8
Sample Variance	3.9	4.6	37634.4	0.1	1505.2	3.2
Minimum	0.0005	0.03	0.2	0.005	0.6	0.02
Maximum	208	43	1775	2.71	930	9
Count	74038	2053	666	666	666	666

Source: SRK, 2023

As part of the EDA, SRK performed a variety of grade shell modeling analyses to assess a reasonable volume which represents the broad mineralized envelop across the deposit. Ultimately, a gold mineralization grade shell was constructed at a 0.1 g/t Au threshold using the indicator numeric modeling function in Leapfrog® Geo software (Figure 97). This volume was generated based on the 2 m composited, uncapped samples, a probability value (ISO value) of 0.4, spheroidal interpolant with a 350 m base range. The resultant volume is a satisfactory representation of gold mineralization across the Borborema Property. This mineralized shell was used to evaluate zones of continuous gold mineralization and negate the influence of anomalous samples outside the main mineralized area of interest. Summary statistics are provided in Table 113 for data in and out of the 0.1 g/t Au grade shell as well as the capped gold data population.

203

Technical Report Summary – Borborema Gold Project – March 30th, 2026 204 Source: SRK, 2023 Figure 97: Oblique view of 0.1 g/t Au grade shell with drilling

Technical Report Summary – Borborema Gold Project – March 30th, 2026

Table 113: Summary descriptive statistics for 2 m composited uncapped and capped Au by mineralization Shell

Variable	Volume	0.1 g/t shell	Count	Mean	Min	Max	Median	Variance	StDev	CV	IQR	Outlier
Au capped (g/t)	All		75,769	0.333	0.001	20	0.04	1.42	1.19	3.58	0.18	0.46
Au capped (g/t)	mineralized	Inside	31,282	0.642	0.001	20	0.20	2.48	1.58	2.45	0.49	1.30
Au capped (g/t)	mineralized	Outside	29,859	0.064	0.001	20	0.01	0.13	0.36	5.65	0.03	0.09
Au (g/t)	All		75,769	0.355	0.001	208	0.04	3.87	1.97	5.54	0.18	0.46
Au (g/t)	mineralized	Inside	31,282	0.673	0.001	120	0.20	4.89	2.21	3.29	0.49	1.30
Au (g/t)	mineralized	Outside	29,859	0.071	0.001	202	0.01	1.54	1.24	17.44	0.03	0.09

Source: SRK, 2023

A histogram showing the log normal distribution of capped gold values within the 0.1 g/t Au grade shell is shown in Figure 98. The capped and composited gold values contained within the 0.1 g/t Au mineralized grade shell represent the baseline data used in the Mineral Resource Estimate.


Log Normal Histogram
Capped Au values Inside Grade Shell
Au_ppm_cap20
count 31282
min 0.001
max 20.000
mean 0.642
stdev 1.576
skewness 7.13
kurtosis 67.56
variance 2.48
CV 2.45
geom mean 0.198
25% 0.070
median 0.200
75% 0.560
Frequency (% of 31282)
Au_ppm_cap20
0.001
0.01
0.1
1
10

Source: SRK, 2023

Figure 98: Log-histogram of capped Au composite values within the 0.1 g/t Au grade shell

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11.3.3 Spatial Continuity

The spatial continuity of gold grades across the Borborema deposit was assessed though experimental and modeled semi-variograms calculated using Leapfrog® Geo and Isatis software. SRK calculated multiple experimental semi-variograms investigating the sensitivity of continuity parameters to multiple thresholds on indicator grade shells and differences between drilling methods (DDH and RC).

Summary findings from the variography analyses includes:

- The nugget effect is relatively consistent across multiple sensitivity trials at 40% to 50% of the sill regardless of grade shell, capping, or exclusion of RC data. Given the known deposit style of orogenic gold, observed mineralization in core, the two styles of observed gold mineralization (free and sulphide hosted), and spatial distribution of grades, a high nugget effect is expected.

- Ranges are short, typically less than the 50 m. This is also the mean drill spacing across the deposit which indicates a relatively low degree of continuity between samples. SRK notes that this is a common feature in some low continuity deposits where the range will appear correlated with drill spacing and may result in early-project over confidence at wider spacing drilling.

- Anisotropy varies by grade shell with the lower grade shell thresholds (0.1 and 0.2 g/t Au) showing continuity trends along the main north-south structure while higher grade shell's (0.5 and 1.0 g/t Au) show the major direction of continuity to be oblique of the north-south structure. This finding may support a theory of higher-grade, secondary shoots oriented oblique to the main structure.

Example variography is shown at two grade shells for the same capped composites in Figure 99 and Figure 100 with summary variography parameters shown in Table 114. Ultimately, the spatial continuity analysis was conducted on composited and capped data constrained by grade shells as no geological domain model has been constructed at Borborema. Final modeled variography used for estimation purposes is shown in Table 114.

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 Source: SRK, 2021 Figure 99: Variography within the 0.2 g/t Au grade shell – capped at 20 g/t Au 207

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Source: SRK, 2023 Figure 100: Variography within the 1.0 g/t Au grade shell – capped at 20 g/t Au 208

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Table 114: Summary modeled variography by estimation zone 209 Structure Nugget Direction Search Neighborhood Minor Semi - major Major Structure Normalized Sill Sill Normalized Nugget Nugget Variance Pitch Dip Azimuth Dip Variogram Name 6 16 50 Spherical 0.66 1.4 0.5 1.0 2.1 170 95 35 Variomodel_0.2GS_2m_cap20 6 45 50 Spherical 0.51 2.0 0.55 2.1 3.9 75 95 35 Variomodel_0.5GS_2m_cap20 6 30 50 Spherical 0.69 5.3 0.5 3.9 7.7 175 95 35 Variomodel_1.0GS_2m_cap20 Source: SRK, 2023

Technical Report Summary – Borborema Gold Project – March 30th, 2026 11.4 GEOLOGIC MODEL The Borborema Mineral Resource block model does not utilize a lithological model to confine the grade estimation but instead, utilizes multiple gold grade shells to define estimation domains . This approach was used due to the inability to model lithostratigraphic correlations across the deposit due to a lack of detailed structural data from drill core . As the gold mineralization is predominantly controlled by a primary structural zone trending north - south and dipping ~ 35 Σ to the east, it was this orientation which was used to define the broad grade shell directionality and trend . The Mineral Resource block model utilized a minimum 0 . 2 g/t Au grade shell to constrain the estimation and thus, define the overall mineralization envelop with potential for economic material . Within the 0 . 2 g/t Au grade shell, SRK has utilized two additional nested gold grade shells of 0 . 5 and 1 . 0 g/t Au, also created in Leapfrog® Geo using the indicator numeric modeling tools . Parameters of the indicator grade shells include a 0 . 4 ISO value (probability), anisotropic trend aligned with the primary mineralization zone at 35 Σ dip and 90 Σ dip direction . The indicator interpolant utilized a spheroidal model with a base range of 300 m . As a check, SRK calculated indicator grade shells at the following thresholds : 0 . 1 , 0 . 15 , 0 . 2 , 0 . 3 , 0 . 4 , 0 . 5 , 1 . 0 , 1 . 25 , 1 . 5 , and 2 . 0 g/t Au using 2 m composited data . These indicator shells were assessed for sensitivity by varying the input parameters (range, probability, etc . ) and reviewing the spatial continuity of grade ( Figure 101 ) . From these shells, a generalized zonation of gold grades can be inferred (Figure 102 ) but SRK notes that these areas of interpreted mineralization are not considered conclusive nor are they supported by robust field observational data but represent one potential interpretation of grade distribution based solely on statistics . 210

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Source: SRK, 2023 Figure 101: Longitudinal view of Au grade shells, viewing west 211

Technical Report Summary – Borborema Gold Project – March 30th, 2026 In addition to reviewing how spatially continuous the multiple grade shells appear, summary statistics ( Table 115 through Table 117 ) from each shell were compared to determine the percentage of internal dilution or robustness (how many samples of below - threshold were incorporated in each grade shell) . Summary findings from the grade shell sensitivity analysis include :  Use of the 0.1 g/t Au grade shell is considered satisfactory in delineating minimal mineralization from areas of no or trace gold occurrences.  A 0.2 g/t Au grade shell improves mean internal grade values by 20%, thus removing a material portion of low - grade material on the edges of the mineralized area.  Spatial continuity of all grade shells appears satisfactory up to 1.0 g/t Au, after which the high - grade portion appears highly discontinuous.  Overall, the mineralization appears to be consistent along two main, sub - parallel zones with strike consistent with historical interpretation ( Figure 102 ) for the discrete two higher - grade zones. Additionally, based on the spatial continuity observed across the various grade shells, a secondary structural component controlling higher - grade mineralization is possible along with potential separation of the pellitic and psammitic lithology ( Figure 102 ) . Whether these zones correspond to receptive lithology or increase in secondary structures amenable for gold deposition is unknown based on the limited data provided, but it is recommended that further analyses be conducted . Source: SRK, 2021 Figure 102: SRK interpretation of grade shell mineralization. 212

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Table 115: Summary statistical evaluation of the 0.2 g/t Au grade shell 213 Threshold ISO 0.30 40% 0.2 g/t Au Grade Shell Indicator Statistics 30,455 Total number of samples 0.3 Cut - off value < cut - off ≥ cut - off 22,944 7,511 Number of points 75.34% 24.66% Percentage 0.0660627 1.29436 Mean value 5.00E - 04 0.3 Minimum value 0.29715 101.021 Maximum value 0.0739537 2.54742 Standard deviation 1.11945 1.96808 Coefficient of variance 0.00546914 6.48932 Variance Output Volume Statistics 20 Resolution 0.4 Iso - value Outside Inside ≥ cut - off 1,806 5,705 Number of samples 5.93% 18.73% Percentage < cut - off 20,255 2,689 Number of samples 66.51% 8.83% Percentage All Points 0.126501 1.00631 Mean value 5.00E - 04 0.0005 Minimum value 101.021 79.45 Maximum value 0.784754 2.15857 Standard deviation 6.20354 2.14504 Coefficient of variance 0.615838 4.65944 Variance 486,168,985 30,851,303 Volume 4 6 Number of parts 32.0% Dilution 24.0% Exclusion 6% 517,020,288 Model vs. Bound Volume % Diff Source: SRK, 2021

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Table 116: Summary statistical evaluation of the 0.5 g/t Au grade shell 214 Threshold ISO 0.50 45% 0.5 g/t Au Grade Shell Indicator Statistics 30,455 Total number of samples 0.5 Cut - off value < cut - off ≥ cut - off 25,400 5,055 Number of points 83.40% 16.60% Percentage 0.0970391 1.73549 Mean value 5.00E - 04 0.5 Minimum value 0.49979 101.021 Maximum value 0.119263 3.00757 Standard deviation 1.22902 1.73298 Coefficient of variance 0.0142236 9.04548 Variance Output Volume Statistics 20 Resolution 0.45 Iso - value Outside Inside ≥ cut - off 2,564 2,491 Number of samples 8.42% 8.18% Percentage < cut - off 24,413 987 Number of samples 80.16% 3.24% Percentage All Points 0.214338 1.56858 Mean value 5.00E - 04 0.015 Minimum value 101.021 79.45 Maximum value 0.88891 2.95829 Standard deviation 4.14724 1.88597 Coefficient of variance 0.790162 8.75151 Variance 505,867,128 11,153,160 Volume 2 4 Number of parts 28.4% Dilution 50.7% Exclusion 2% 517,020,288 Model vs. Bound Volume % Diff Source: SRK, 2021

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Technical Report Summary – Borborema Gold Project – March 30th, 2026

Table 117: Summary statistical evaluation of the 1.0 g/t Au grade shell

	ISO	Threshold
1.0 g/t Au Grade Shell	40%	1.00
Indicator Statistics		
Total number of samples	31,598	
Cut-off value	1	
	≥ cut-off	**< cut-off**
Number of points	2,578	29,020
Percentage	8.16%	91.84%
Mean value	2.72687	0.147062
Minimum value	1	5.00E-04
Maximum value	101.021	0.9964
Standard deviation	3.96387	0.209367
Coefficient of variance	1.45364	1.42367
Variance	15.7123	0.0438346
Output Volume Statistics		
Resolution	20	
Iso-value	0.4	
	Inside	**Outside**
≥ cut-off		
Number of samples	527	2,051
Percentage	1.67%	6.49%
< cut-off		
Number of samples	298	28,722
Percentage	0.94%	90.90%
All Points		
Mean value	2.35567	0.303973
Minimum value	0.02	5.00E-04
Maximum value	79.45	101.021
Standard deviation	4.24774	1.12963
Coefficient of variance	1.8032	3.71621
Variance	18.0433	1.27606
Volume	2,738,051	755,675,242
Number of parts	2	1
Dilution	36.1%	
Exclusion	79.6%	
Model vs. Bound Volume % Diff	758,413,293	0%

Source: SRK, 2021

11.4.1 Oxidation Model

SRK utilized an oxidation boundary surface constructed in 2012 by the previous site owner to discriminate oxide from sulphide mineralization as the logging data was considered too variable and of lower confidence to construct this surface. The oxidation

215

Technical Report Summary – Borborema Gold Project – March 30th, 2026 model is used to code bulk density in the resource block model, shown in Figure 103 . The boundary surface provided was not reviewed prior to use in the 2022 model as lithologic logging was deemed unreliable for an assessment . SRK notes the surface is utilized to provide an approximate indicator of the transition but recognizes the confidence in the boundary is considered poor . Additionally, no transition zone between the oxidation and reduced areas was modeled . Therefore, the simplicity of the oxidation boundary is in question, and the Qualified Person has accounted for this uncertainly through Mineral Resource classification . 216

Technical Report Summary – Borborema Gold Project – March 30th, 2026 217 Source: SRK, 2022 Figure 103: North looking, vertical cross section showing oxide and sulphide zones with drilling

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Technical Report Summary – Borborema Gold Project – March 30th, 2026

11.5 BLOCK MODEL

SRK created a digital 3-D Mineral Resource block model using Leapfrog® Geo software in 2023. The model extents and block size were influenced by the property extents, geometry of mineralization, previous block model (2012), expected selective mining unit (SMU), and mean data spacing across the deposit which is nominally 50 m. The 2022 Mineral Resource block model construction parameters are shown in Table 118 with Figure 104 illustrating the spatial extents of the model. The block model and supporting data are in the local Borborema deposit grid.

Table 118: 2022 Borborema block model parameters

Parameters (m)	X	Y	Z
Origin	9745	19080	530
Offset	775	3350	400
Block Size	25	25	5
Sub-block size	5	5	2.5
Rotation	None		

Source: SRK, 2022

Variables in the 2022 Mineral Resource block model include:

- Broad zone of mineralization based on the 0.2 g/t Au grade shell.
- Oxidation model domain: oxidized or reduced (sulphide).
- Assigned bulk density (g/cm^3).
- Estimated gold grade (g/t Au).
- Economic pit shell (as provided to SRK by Aura).
- Mineral Resource classification.

The Qualified Person notes that the model may be improved based on multiple recommendations as summarized in Section 26 of this technical report.

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 219 Source: SRK, 2022 Figure 104: Borborema block model extents

220 Technical Report Summary – Borborema Gold Project – March 30th, 2026 11.6 GRADE INTERPOLATION The 2023 Mineral Resource block model gold grade was estimated using Ordinary Kriging (“OK”) and inverse distance weighted squared (“DW 2 ”) methodologies constrained within soft - boundaried, nested grade shells at 0 . 2 g/t, 0 . 5 g/t, and 1 . 0 g/t Au indicatory grade shells . This method was selected as preferred after multiple trials of various grade shells, alternative estimation methods, and changing search neighborhood parameters were reviewed by SRK . The aim of the nested grade shell approach is to constrain higher grade gold mineralization into specific zones of occurrences while limiting the potential over - influence of outlier high - grade composites to impact the mean block grades . Due to the lack of modeled structural and geological information, it is SRK’s opinion that the nested shell approach provides a satisfactory representation of gold distribution across the Borborema deposit . The 2012 historical Mineral Resources utilized a multiple indicator kriging (“MIK”) estimation method . This method utilized multiple indicator bins across the gold distribution for the deposit and aims to account for spatial continuity differences between domains to reproduce the input histogram . SRK reviewed this methodology but determined that MIK may result in an over - estimate of high - grade samples due to limited data in upper indictor bins and an over - reliance on modeled indicator variography, which commonly display poor robustness or well - structured semi - variograms . It is the Qualified Persons opinion, that the 2022 estimation approach is an improvement over the MIK estimation method because it utilizes more data in less bins, resulting in robust spatial continuity assumptions, is constrained within multiple grade shells assessed for continuity and quality and maintains the ability to control the extreme high - grade samples that may bias Mineral Resource estimation . The near surface oxidized zone domain is not utilized for gold grade domains but are utilized to account for differences in recovery assumptions and bulk density . There is limited evidence of different gold grade distributions between the oxide and reduced zones, no mineralogical supporting data suggesting the spatial continuity of oxide gold zones, and a relatively low confidence in the oxide - reduced zone boundary, as discussed in the previous section . SRK utilized a nested, soft - boundary grade shell technique with shells at 0 . 2 , 0 . 5 , and 1 . 0 g/t Au to limit the influence of outlier data to the broader mineralized volume which displays general lower - grade attributes . A multi - pass method was used for estimation based on domains defined by gold grade shells as described in Section 14 . 3 . The pass method was implemented to ensure all blocks within the model contain grade and provide a quantitative means of assessing the relative confidence to aid in classification due to the less restrictive nature of each progressive pass search neighborhood . Summary search neighborhoods by domain and pass are presented in Table 119 . No variable orientation was utilized due to the consistent planar nature of the mineralization . It is the Qualified Person’s opinion that the 2022 Mineral Resources for the Borborema deposit represents a satisfactory evaluation of the quantity and quality of material as it pertains to gold mineralization . The model is considered acceptable for use in mine planning and the reporting of Mineral Resources under SEC S - K 1300 guidelines .

221 Technical Report Summary – Borborema Gold Project – March 30th, 2026 Table 119: Summary neighbourhood search parameters by estimation pass Discretization Drillhole Limit Outlier Restrictions Number of Samples Ellipsoid Directions Ellipsoid Ranges (m) General Z Y X Max Samples per Hole Threshold Distance (m) Method Max. Min. Pitch Dip Azimuth Dip Min. Interm. Max. Composites Boundary Domain Method Interpolant Name 5 5 5 3 10 50 Clamp 6 4 170 95 35 12 30 100 Au_ppm_cap20 Soft 0.2 g/t Au grade shell OK OK_Au_cap20_0.2GS_P1 5 5 5 2 10 50 Clamp 6 3 170 95 35 10 40 100 Au_ppm_cap20 Soft 0.2 g/t Au grade shell OK OK_Au_cap20_0.2GS_P2 5 5 5 3 10 50 Clamp 6 4 13 95 35 5 30 60 Au_ppm_cap20 Soft 0.5 g/t Au grade shell OK OK_Au_cap20_0.5GS_P1 5 5 5 2 10 50 Clamp 6 3 13 95 35 10 60 80 Au_ppm_cap20 Soft 0.5 g/t Au grade shell OK OK_Au_cap20_0.5GS_P2 5 5 5 None 6 2 170 95 35 75 150 200 Au_ppm_cap20 Soft 0.5 g/t Au grade shell IDW2 IDW2_Au_cap20_0.20GS_P3 5 5 5 3 10 25 Clamp 6 4 145 95 35 6 30 60 Au_ppm_cap20 Soft 1.0 g/t Au grade shell OK OK_Au_cap20_1.0GS_P1 Source: SRK, 2022

222 Technical Report Summary – Borborema Gold Project – March 30th, 2026 7. MODEL VALIDATION The 2022 Mineral Resource block model was validated by SRK using a combination of visual and statistical comparisons to raw drilling and composited as spatially de - clustered data in a nearest neighbor estimation . Validation was performed using a combination of Leapfrog® Geo and X - 10 Geo software . It is the Qualified Person’s opinion that the 2022 Mineral Resource block model is satisfactory for use in the prediction of quantity and quality of material for mine planning, economics, and associated studies as well as for the application of Mineral Resource classification and reporting . Though the Borborema deposit was historically mined, no production reconciliation data was available to SRK for model validation purposes . SRK notes that given the high variability of the gold mineralization, challenges with lack of lithological - based domains, and the nested grade shell approach to estimation, future model updates would be improved if production data can be utilized for both model calibration of estimation parameters and in reconciliation of the block model . 1. Visual Comparison The estimated block gold grades and raw drilling intervals were compared visually along west to east vertical cross sections on the property . The Qualified Person notes challenges in visual block validation due to the high nugget effect, block geometry, and low continuity of gold grades across the deposit but also notes that detailed visual inspection appears satisfactory for block volume estimates considering drill sample variance . Example cross sections used in the visual validation are presented in Figure 105 and Figure 106 .

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Source: SRK, 2022 Figure 105: Vertical cross section looking north showing blocks and drilling coloured by gold values (ppm Au) 223

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Source: SRK, 2022 Figure 106: Vertical cross section looking north showing blocks and drilling coloured by Gold Values (ppm Au) 224

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Technical Report Summary – Borborema Gold Project – March 30th, 2026

11.7.2 Comparative Statistics

The 2022 Mineral Resource block model was validated using a variety of statistical comparisons and analyses. These include general descriptive statistics comparing composite grades and estimated block grades along with swath plots for mean spatial comparisons of data. It is the Qualified Person's opinion that the 2022 Mineral Resource model provides acceptable validation and correlation with de-clustered composite grades to support confidence in Mineral Resource classification. Differences in observed grades between raw, composited, spatially de-clustered composites (represented as the nearest neighbour ("NN") estimate), and block gold values are explained by a combination of volume-variance differences, locally clustered drilling data, and the discontinuous nature of the deposit (i.e., high nugget effect and short ranges).

In reviewing general statistics of estimated blocks (Table 120), the estimated block grades show a lower variance than the de-clustered composited values which is expected given the volume-variance relationship of comparing point composite data with estimated block volumes (Figure 107). Comparing mean values between the spatially de-clustered composites with estimated block gold grades show satisfactory comparison.

A swath plot analysis was performed to assess conditional bias or smoothing and demonstrates that when comparing the estimated block grades via OK to the NN estimate, the mean values show strong correlation (Figure 108). Given that NN represents spatially de-clustered composites, this suggests only minor clustering of data, evident in the historical pit area.

Table 120: Statistical comparison of block and composited Au grades

Estimated Au (g/t) Block Grades		Nearest Neighbor Au (g/t) Grades	
Blocks within Econ Shell		De-clustered within Econ shell	
Block Count	260,381	Block Count	260,381
Volume	33,766,812	Volume	33,766,813
Mean	0.875	Mean	0.876
SD	0.755	SD	1.577
CV	0.863	CV	1.800
Variance	0.570	Variance	2.486
Minimum	0.025	Minimum	0.0005
Q1	0.381	Q1	0.182
Q2	0.635	Q2	0.420
Q3	1.093	Q3	0.940
Maximum	8.25	Maximum	20.00

Source: SRK, 2022

Note: Spatially de-clustered composited data is assessed using the nearest neighbor estimate.

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 Source: SRK, 2022 Figure 107: Distribution comparison between composites (Left) and blocks (Right) 226

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Source: SRK, 2022 Figure 108: Swath plot for Au estimation - Ordinary Kriging (OK) versus Nearest Neighbour (NN) estimation 227

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Technical Report Summary – Borborema Gold Project – March 30th, 2026

11.8 REASONABLE PROSPECTS FOR EVENTUAL ECONOMIC EXTRACTION

To establish SEC required reasonable prospects for economic extraction ("RPEE") as per the definitions of Mineral Resources, SRK applied an economic cut-off grade ("CoG") to blocks constrained within an economic pit shell on the Borborema Property. The economic assumptions for establishing the Mineral Resource CoG were provided by Aura, reviewed by SRK and Deswik, and shown in Table 121. Pricing and other assumptions are considered long-term in nature for establishing Mineral Resources and it is the opinion of the QP that these numbers are acceptable for use in Mineral Resources. The QP reviewed and accepted the economic and engineering assumptions are reasonable for the reporting of mineral resources.

Table 121: Assumptions for Mineral Resource Cut-off Grade and economic shell (Deswik, 2025)

Assumptions	Value
Gold price (Resources)	US$ 3,100/oz
Gold Refining Charge	US$ 138.49/oz
Royalties (CFEM[1])	1.5% of Gross Revenue
Exchange rate	R$ 5.5:US$ 1
Costs	
Mining fixed	US$ 0.39/t
Mining weathered	US$ 2.31/t
Mining fresh rock ore	US$ 3.10/t
Mining fresh rock waste	US$ 3.10/t
Processing	US$ 13.28/t processed
G&A	US$ 8,680,000/year
Sustaining	US$ 0.92/t processed
Plant recovery	92.1%
Mining recovery	100%
Dilution	0%
Inter ramp angle	36.5° - 64.5°

[1] Note: CFEM is the Brazilian government royalty

A long section of the Mineral Resource pit shell is shown in Figure 109.

It is the QP's opinion that use of long-term mineral resource pricing for Au at US$3,100 per troy ounce is considered acceptable. This price was selected in early 2026 based on mean industry analyst consensus outlook projections for gold pricing, projected forward 10 years. At the time of this report's effective date, the spot and long-term gold price exceeds the applied US$3,100/troy ounce.

228

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 109: Long section, looking west of the economic pit shell. Insert exh962 shows cross section, looking North (Source: SRK, 2025) 229

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 110: Cross Section at 20,570 North (Local Grid) of Reserve and Resource Pit Shell 230

Technical Report Summary – Borborema Gold Project – March 30th, 2026 11.9 MINERAL RESOURCE CLASSIFICATION Mineral Resources are classified in accordance with CIM (2014) definitions, which are consistent with S - K 1300 , into Measured, Indicated, and Inferred classifications based on identified uncertainly and risks . Blocks are assigned a classification based on the following criteria : Measured Mineral Resources – the Borborema gold deposit does not contain Measured Mineral Resources at this time due to uncertainties related to :  Lack of a lithostructural model in an orogenic gold deposit.  Inherent variability of economic gold grades and relatively high nugget effect.  Lack of supporting detail on the oxidation model supporting recovery assumptions for near - surface mineralization.  Lack of detailed topography survey across the property.  Lack of deposit - wide geochemical data to assess the potential for deleterious elements.  Inconsistent geological logging across the property.  Estimation not accounting for the two identified styles of gold mineralization observed at the deposit. Indicated Mineral Resources – the Borborema gold deposit contains Indicated Mineral Resources based on the following criteria:  Validation of analytical gold data used in the estimate.  Review of summary QA/QC supporting information.  Use of diamond drill core for sample assay.  Mean drill spacing less than or equal to approximately 75 m.  Interpolated block gold grades supported by drilling data on all sides spatially .  Volume within Qualified Person created Indicated classification volume . This volume utilized the spatial distribution of higher quality estimated blocks while removing volumes supported but limited data, extrapolated estimates, and a combination of the items listed above . Inferred Mineral Resources – the Borborema gold deposit contains Inferred Mineral Resources based on the following criteria :  Validation of analytical gold data used in the estimate .  Review of summary QA/QC supporting information .  Use of diamond drill core or RC drilling for sample assay .  Mean drill spacing less than or equal to approximately 100 m .  Minor volume of mineralized material extrapolated at depth .  Volume within Qualified Person created Inferred classification volume . This volume represents material deemed by the QP to be of higher risk than Inferred Mineral Resources as they do not meet the criteria outlined under Indicated Mineral Resources but still demonstrate RPEE with satisfactory confidence to meet the definition of Inferred Mineral Resources . The QP notes that the volume of Inferred Mineral Resources is considered of lower confidence and not appropriate for use to apply modifying factors for the conversion to Mineral Reserves . 231

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Technical Report Summary – Borborema Gold Project – March 30th, 2026

11.10 MINERAL RESOURCE STATEMENT

The Mineral Resource statement is presented in Table 122, with an effective date of December 31, 2025. The Mineral Resource estimate and classification were performed by SRK with resources reported exclusive of mineral reserves.

Table 122: Borborema Property – Summary of Gold Mineral Resources as of December 31, 2025, Based on a cutoff-grade of 0.20 g/t Au

CLASS	OXIDATION	MASS (Mt)	AVERAGE (Au g/t)	Au COG	RECOVERY	TOTAL METAL (Au Kt oz)
INDICATED	OXIDE	0.5	0.27	0.20 g/t	92.1%	4.7
	SULFIDE	13.6	0.38			164.2
	TOTAL	14.1	0.37			168.9
INFERRED	OXIDE	0.2	0.56	0.20 g/t	92.1%	3.7
	SULFIDE	24.9	0.88			702.4
	TOTAL	25.2	0.87			706.1

***Notes:**

1. Mineral Resources are reported exclusive of Mineral Reserves. Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability.
2. Mineral Resources have been categorized subject to the opinion of a Qualified Person based on the quality of informing data for the estimate, consistency of geological/grade distribution, data quality, and have been validated using visual and statistical analyses.
3. Mineral Resources tonnages and contained metal have been rounded to reflect the accuracy of the estimate, and numbers may not add due to rounding.
4. The economic CoG for Mineral Resources is 0.20 g/t Au based on the long-term outlook sale price of US$3,1000/troy ounce of gold, 92.1% recovery, average mining costs of US$3.10/t, processing costs of US$13.28/t, and sustaining capital costs of US$0.92/t.
5. Variable pit slope angles between 45 and 64.5 degrees, 0% mining dilution, and 100% mining recovery have been used for mineral resources.
6. Mineral Resources were reported above the economic 0.20 g/t Au CoG and are constrained by an optimized resource pit shell with all material categorized as mineral reserves excluded from the resource calculation. The quantity of Indicated mineral resources listed above represents the Indicated mineral resources locationed outside the mineral reserve pit shell and incremental CoG between 0.20 g/t Au and 0.26 g/t Au. The quantity of Inferred mineral resources represent Inferred located within the reserve pit shell and the resource pit shell. Inferred mineral resources are not considered to be of sufficient confidence for the application of reserve modifying factors.
7. The Qualified Person for Mineral Resources is the third party firm, SRK Consulting (U.S.), Inc. based in Denver, USA.

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Technical Report Summary – Borborema Gold Project – March 30th, 2026

11.11 MINERAL RESOURCE SENSITIVITY

The sensitivity of Mineral Resources to changes in the economic CoG is presented below through the grade-tonnage data in Table 123. As the economic CoG is at 0.20 g/t Au, any material changes to the Project economic assumptions may materially affect the Mineral Resource tonnage and average grades. The Mineral Resources listed in the grade-tonnage curve to demonstrate sensitivity to changes in CoG include both Indicated and Inferred Mineral Resources exclusive to Mineral Reserves.

Table 123: Mineral Resources exclusive of Mineral Reserve Grade-Tonnage Curve for Borborema

Cut-off grade (Au g/t)	Tonnes ≥ cut-off (millions)	Average grade ≥ cut-off (Au g/t)
0.05	35.55	0.74
0.10	35.49	0.74
0.15	35.23	0.74
0.20	34.34	0.76
0.25	32.83	0.78
0.30	29.26	0.84
0.35	25.67	0.92
0.40	23.06	0.98
0.45	20.73	1.04
0.50	18.98	1.09
0.55	16.65	1.17
0.60	15.26	1.23
0.65	14.00	1.28
0.70	12.70	1.34
0.75	11.80	1.39
0.80	10.80	1.45
0.85	9.72	1.52
0.90	9.06	1.56
0.95	8.49	1.61
1.00	7.95	1.65
1.05	7.50	1.69
1.10	6.95	1.74
1.15	6.59	1.77
1.20	6.35	1.79
1.25	6.07	1.82
1.30	5.59	1.87
1.35	5.33	1.89
1.40	4.76	1.95
1.45	4.33	2.01
1.50	3.87	2.07
1.55	3.53	2.12
1.60	3.20	2.18
1.65	2.95	2.22
1.70	2.69	2.28

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 Average grade ≥ cut - off (Au g/t) Tonnes ≥ cut - off (millions) Cut - off grade (Au g/t) 2.31 2.55 1.75 2.34 2.42 1.80 2.41 2.12 1.85 2.45 1.96 1.90 2.48 1.85 1.95 2.50 1.80 2.00 Source: SRK, 2025 Source: SRK, 2025 Figure 111: Grade - Tonnage curve for Mineral Resources exclusive of Mineral Reserves at Borborema 234

Technical Report Summary – Borborema Gold Project – March 30th, 2026 11.12 UNCERTAINTY AND RISK It is the QP’s opinion that uncertainty and known risks identified at the Borborema deposit is accounted for in the mineral resource classification . Specific items identified that represent risk to mineral resource tonnage and grade as determined by the QP include the following :  The property currently lacks a detailed lithostructural model suitable for use in grade estimation and domaining of gold mineralization on the property . There have been significant structural and lithological studies completed at Borborema by previous owners’ consultants, but this data has not been incorporated into a 3 D model . As the gold mineralization is focused along structural pathways with potential differences in metal deposition fertility between the two main rock types, this lack of modeling control on estimation requires the use of indicator grade shells to control the spatial distribution of mineralization . It is the QP’s opinion that the current methodology of using nested grade shells is considered satisfactory for Indicated mineral resources, this known uncertainty may be reduced through detailed petrographic and structural models and updating of gold mineralization domains .  As observed in other orogenic gold deposits, the QP notes inherent variability of economic gold grades and relatively high nugget effect based on variography studies . These observations result in moderate to high spatial variability and lower continuity of mineralization across the deposit . The QP notes that additional drilling may aid in further defining the short - range variability of Au on the Borborema deposit but based on observed mineralization in core, it is the QPs opinion that this mineral resource risk requires a robust ore control program to manage small scale variability and detailed definition of ore and waste during mining operations .  The oxidation surface is considered rudimentary and lacks detailed support based on mineralogical and chemical data . Though oxide gold mineralization represents a minor component of the mineral resources, the QP notes additional work is required to improve confidence in defining an oxidation, transition, and reduced (sulphide) domains to improve reliability of metal recovery predictions .  The current drilling geochemical database is limited in multi - elemental data . The lack of this data prohibits the property to confidently define the concentration of any potential deleterious materials that may affect recovery or necessitate special handling in waste, tailing, or other operational requirement . Additionally, a robust multi - element geochemical database may provide the ability for Borborema geologists to determine the geochemical signature of pellite and psammite lithologies, thus aiding in lithostratigraphic modeling .  The QP notes an inconsistency in geological logging of historical drilling data across the property . This is not uncommon but prohibits the ability to accurately model the geology across the property . The QP recommends extensive re - logging of all available drill core, chips, and associated samples for improved reliability and consistency in lithological data . Factors that may affect the Mineral Resource statement at Borborema include:  Ability to accurately perform grade control for short - range mine planning and reconcile production data.  Changes to metal price, costs, and recovery assumptions in the long - term outlook.  Changes to the input assumptions on the economic CoG and pit shell including mining, process, capital, and G&A costs, recovery assumptions, and mining dilution.  Future identification and assessment of potentially deleterious materials or elements that may materially affect the ability to mine or the recovery of gold to the baseline assumptions. 235

Technical Report Summary – Borborema Gold Project – March 30th, 2026  Changes to the assumptions on the ability for the site to operate related to water, dump and tailings storage, environmental permitting, land title, social license to operation in the local community, and other regulatory or governance changes . 11.13 COMPARISON WITH PREVIOUS MINERAL RESOURCES The update to mineral resources is based on modification of economic and engineering assumptions combined with mining depletion since the previously disclosed mineral resources . The underlying data, analyses, interpretation, and block model remain unchanged . The updated economic inputs have resulted in a mineral resource CoG at 0 . 20 g/t Au . This is compared to the previous CoG for mineral resources at 0 . 33 g/t Au . The change is due to minor changes in costs and material increase in gold price . The resultant changes to the mineral resource statement include increase tonnage and a reduction in the mean gold grade that meet the criteria for mineral resources . Lastly, since the previously reported mineral resource statement, mining has commenced resulting in a minor percentage of mineral resources being depleted . The QP notes that this is relatively minor in comparison to the updated CoG and pit optimization for mineral resources . 11.14 OPINION ON INFLUENCE FOR ECONOMIC EXTRACTION In the opinion of the Qualified Person, the Mineral Resource Estimate and statement for the Borborema Project conforms to satisfactory industry practices and satisfies the definitions for disclosure under SEC S - K 1300 regulations . The identified items relating to mineral resource risk including data, engineering, and economic assumptions can be improved in confidence or resolved with further technical work programs . 236

Technical Report Summary – Borborema Gold Project – March 30th, 2026 12 MINERAL RESERVE ESTIMATION 1. INTRODUCTION The Mineral Reserve estimate for the Borborema Project deposit was reported using the 2014 CIM Definition Standards . These definitions are consistent with the definitions in S - K 1300 . Mineral Reserves suitable for open pit mining methods were estimated through a comprehensive optimization exercise, utilizing Indicated Mineral Resources from the block model provided by SRK Consulting . These Mineral Reserves are defined within detailed engineered pit designs and life - of - mine (LOM) plans that are based on the optimized pit shells . Mineral Reserves within these engineered pit designs were calculated using cut - off grades (COG) specific to each rock type, considering a gold price of US $ 2 , 600 /oz with an exchange rate of R $ 5 . 5 /US $ 1 . 0 . The Mineral Reserves includes 3 . 2 Mt of stockpiled material . Mineral Reserves that have an effective date of December 31 st , 2025 , are estimated to be 70 . 6 Mt at 0 . 88 g/t Au grade . A single waste rock storage facility (WRSF) will be developed, located on the eastern side of the open pit . The facility is accessible through multiple haulage ramps designed to minimize average haul distances and optimize truck cycle times throughout the operation . The paved highway (BR 226 ) to the south and the high voltage transmission line (HVTL) to the north — previously identified in the prior Technical Report (TR) as limiting infrastructure — no longer impose constraints on the pit design . Aura owns the surface rights in the constrained pit area, which considers the current road design, and previous infrastructures, including the processing plant, which hasn’t changed on this report . Aura has already started the operation considering the constrained pit . It is in the process of obtaining the required permits for the bypass road and the acquisition of the extension area for the road and the extended WRSF . The current open pit mine life is thirty - five years and four months . The envisaged site layout plan is shown in Figure 112 including all pits, waste rock storage facilities and the following limits : current road, road bypass (BR - 226 road) and high voltage transmission line (HVTL) . 237

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Source: Deswik, 2026 Figure 112: Site General Layout Test work and processing results indicate that the Mineral Reserves are all amenable to processing using a conventional gold processing route, which includes comminution, carbon - in - leach (CIL), elution and refining. 12.2 MINERAL RESERVE STATEMENT The Mineral Reserves are presented in Table 124. Estimated waste tonnage is 287 Mt. Table 124: Mineral Reserves Borborema Project, Effective Date December 31 st , 2025 TOTAL METAL (Au Kt oz) RECOVERY Au COG AVERAGE (Au g/t) MASS (Mt) OXIDATION CLASS 3 92.1% 0.26 g/t 0.64 0.1 OXIDE PROVEN 71 0.71 3.1 SULFIDE 73 0.71 3.2 TOTAL 49 92.1% 0.26 g/t 0.65 2.3 OXIDE PROBABLE 1,865 0.89 65.0 SULFIDE 1,915 0.88 67.3 TOTAL 1,988 92.1% 0.26 g/t 0.88 70.6 TOTAL 238

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Notes:

1. CIM (2014) definitions were followed for Mineral Reserves. These definitions are consistent with the definitions in S-K 1300.
2. Mineral Reserves have an effective date of December 31st, 2025. The Qualified Person for the estimate is Bruno Yoshida Tomaselli, B.Sc., FAusIMM, an employee of Deswik.
3. Mineral Reserves are confined within an optimized pit shell that uses the following parameters: gold price US$ 2,600/oz; mining costs US$ 2.70/t weathered material, US$ 3.49/t fresh rock; processing costs US$ 13.28/t processed; general and administrative costs US$ 8.68 M/a; sustaining costs US$ 0.92/t processed; process recovery of 92.1%; mining dilution of 5%; ore recovery of 95%; pit inter-ramp angles that range from 36 – 64°. Average bulk density of 2.7 t/m³.
4. The point of reference for Mineral Reserves is the point of feed into the processing facility.
5. Tonnages and grades have been rounded in accordance with reporting guidelines. Totals may not sum due to rounding.
6. The Proven Mineral Reserves are entirely composed of stockpiled material.

The QP is not aware of any risk factors associated with, or changes to, any aspects of the modifying factors such as mining, metallurgical, infrastructure, permitting, or other relevant factors that could materially affect the Mineral Reserve estimate.

12.3 MINERAL RESERVE ESTIMATION

12.3.1 Reserve Block Model

The mining engineering work related to pit optimizations and engineered pit designs was carried out using the block models prepared by SRK Consulting in December 2022 for the Borborema Project deposit. A parent block size of 25 m x 25 m x 5 m (X, Y, Z) meters was used for the Borborema Project deposit. The models contain blocks coded with the following information:

- Au grade
- Weathering information (weathered and fresh rock)
- Resource category (Measured, Indicated, and Inferred)
- Density

Life of mine (LOM) final designs have been compiled for the open pits, and these were the basis of estimating the Mineral Reserves for the Borborema Project.

12.3.2 Open Pit Optimization

The open pit optimizations were carried out by means of the Pseudoflow algorithm in Deswik.CAD software (version 2025.2). Using mining costs, processing costs, selling costs, gold recovery values and an overall pit slope, the pit optimizer determines an ultimate pit shell that delineates the volume of material that can be extracted to maximize value.

A series of pit optimizations shells were produced using a range of revenue factors in order to produce an industry standard pit-by-pit graph. This process was used to evaluate the sensitivity of pit optimizations to changes in mineral selling prices, as well as to evaluate the effect of the pit size and stripping ratios on the project net present value (NPV). The optimization process produces a series of nested pit shells that prioritize the mining of the most economic material. Less profitable material (lower grade and / or high strip ratio) is by definition only mined in later pit shells as the input commodity selling price is increased.

From these results, appropriate pit shells for the deposit were selected as a basis for the engineered pit designs and Mineral Reserve estimates. All pit optimizations were run using reasonable and relevant economic, cost, recovery, and pit slope assumptions, and were run on diluted gold grades. Only resource blocks classified as Indicated were allowed to drive the pit optimizer for Mineral Reserve reporting purposes. The model does not contain any blocks classified as Measured. All inferred material was considered as waste for the optimization and interrogation process.

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12.3.3 Dilution and Extraction

Total dilution is calculated as the sum of planned and unplanned dilution:

- Planned dilution: non-ore material (below cut-off grade) that lies within the designed boundaries (mining lines) as determined by the selectivity of mining method, the continuity of the orebody along strike and along dip and the complexity of the orebody shape;
- Unplanned dilution: additional non-ore material (below cut-off grade) which is derived from rock outside the boundaries (mining lines), incorporated due to blast induced over break and/or the difficulty to separate ore/waste during mining excavation.

Taking into consideration the geometry of the ore body and the operational shape of the open pit, 5% dilution was assumed. Mining recovery was assumed to be 95% of in situ ore material.

12.3.4 Cost Parameters for Pit Optimization

The key pit optimization parameters used to derive economic pit shells for the deposits are summarized in Table 125. The optimizations were based on parameters and cost data projected for the project and based on current quotations for the project.

Table 125: Pit Optimization Parameters

Modifying Factor	Value
Gold price	US$ 2,600/oz
Gold Refining Charge	US$ 138.49/oz
Royalties (CFEM[1])	1.5% of Gross Revenue
Exchange rate	R$ 5.5:US$ 1
Costs	
Mining fixed	US$ 0.39/t
Mining weathered	US$ 2.31/t
Mining fresh rock ore	US$ 3.10/t
Mining fresh rock waste	US$ 3.10/t
Processing	US$ 13.28/t processed
G&A	US$ 8,680,000/year
Sustaining	US$ 0.92/t processed
Plant recovery	92.1%
Mining recovery	95%
Dilution	5%
Weathered rock pit design parameters	
Face angle	43.5°
Bench height	20 m
Berm width	6 m
Inter ramp angle	36.5°
Fresh rock pit design parameters	
Face angle	55 – 80°
Bench height	20 m
Berm width	6 m
Inter ramp angle	45 – 64.5°
Ramp width	13.2 m

[1] Note: CFEM is the Brazilian government royalty

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Mining costs were based on the Mining Contract rates quoted for this project and on current mine scheduling and transportation profiles submitted to the contractor.

12.3.5 Pit Optimization Mill Recovery

Test work indicated that a gold product is achievable with a metallurgical recovery of 92.1% based on samples collected on site and test work conducted by ALS.

12.3.6 Cut-off Grades

The cut-off grade is the lowest average grade that a selective mining unit must have before it is considered for mining. Both planned and unplanned dilutions are included. The minimum cut-off grade that defines boundary material which should be mined is the mine cut-off grade, and is estimated using the following formula:

$COG = (M + P + O) / [r * (V – R)]$

Where:

M = mining cost difference between mining as ore and waste material

P = processing cost

O = overhead (general & administrative) cost

r = proportion of valuable product recovered from the mined material

V = value of one unit of valuable product

R = refining costs, defined as costs that are related to the unit of valuable material produced

Considering the parameters and assumptions presented on Table 125, the cut-off grade calculated for the Borborema Project is 0.26 g/t gold.

12.3.7 Pit Optimization Results

A series of pit shells were run using revenue factors ranging from 11% to 100% of the estimated selling price at an R$ / US$ exchange rate of 5.5:1 and using the other parameters listed in the sections above. The results of the pit optimization are presented in Table 126 and Figure 113.

Table 126: Pit Optimization Run Results (In Situ Values)

Phase	RF	Tonnage (kt)	Waste (kt)	Au Grade (g/t)	NPV (US$ 000)		Strip Ratio
					Best Case	Worst Case	
1	11%	3	1	3.47	678	678	0.40
2	16%	95	36	2.57	14,483	14,482	0.38
3	21%	309	111	1.97	34,460	34,439	0.36
4	26%	552	227	1.72	51,667	51,587	0.41
5	32%	1,689	1,811	1.45	121,018	120,617	1.07
6	37%	5,447	11,542	1.34	314,962	311,844	2.12
7	42%	6,741	15,646	1.31	368,101	361,462	2.32
8	47%	8,012	19,571	1.27	408,796	397,275	2.44

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 Strip Ratio NPV (US$ 000) Au Grade (g/t) Waste (kt) Tonnage (kt) RF Phase Worst Case Best Case 2.55 494,026 536,146 1.09 36,773 14,393 53% 9 2.54 508,164 558,343 1.06 40,049 15,786 58% 10 4.84 642,750 811,810 1.04 223,545 46,201 63% 11 4.70 602,571 848,985 1.00 254,629 54,142 68% 12 4.56 532,364 877,138 0.96 290,486 63,704 74% 13 4.51 521,300 879,557 0.95 293,583 65,087 79% 14 4.46 508,862 881,190 0.94 296,325 66,421 84% 15 4.44 502,067 881,786 0.94 298,210 67,091 89% 16 4.43 495,252 882,118 0.93 300,177 67,765 95% 17 4.42 490,506 882,182 0.93 301,443 68,184 100% 18 0 100 200 400 300 500 600 700 900 800 1,000 0 50 100 150 200 250 300 350 400 NPV (US$ MM) Mass (Mt) 11% 16% 21% 26% 32% 37% 42% 47% 53% 58% 63% 68% 74% 79% 84% 89% 95% 100% ROM WASTE NPV BEST NPV WORST NPV AVG Source: Deswik, 2026. (US$ MM = millions of United States dollars) Figure 113: Pit Optimization Results The 89% revenue factor price shell was selected as the base case for design. NPV beyond this pit has a marginal increase, waste is minimized, and ore extraction is maximized. 12.4 FACTORS THAT MAY AFFECT THE MINERAL RESERVE ESTIMATES The main factors that may impact the mineral reserve estimates are as follows:  Metal prices and exchange rate assumptions  Mining, process, and operating cost  Recovery assumptions 242

Technical Report Summary – Borborema Gold Project – March 30th, 2026 The QP is not aware of any environmental, legal, title, taxation, socioeconomic, marketing, political or other relevant factors that would materially affect the estimation of Mineral Reserves that are not discussed in this Report . 12.5 COMPARISON WITH PREVIOUS ESTIMATE Several factors may contribute to changes in mineral reserves between two fiscal years :  Depletion Due to Production  Changes in the Resource Model  Changes in Commodity Prices and Operating Costs  Methodological Updates  Acquisition or Disposal of Properties The net change in mineral reserves is predominantly driven by the revision to the cut - off grade . The underlying block model remains unchanged, and the effects associated with the north expansion and mine production are minor compared to the impact of the updated cut - off grade . 243

Technical Report Summary – Borborema Gold Project – March 30th, 2026 13 MINING METHODS 1. OVERVIEW At Borborema Project, the orebody lies near the surface and extends to greater depths . The 35 year and 4 months LOM is planned for open pit mining . The proposed mining operations will employ hydraulic excavators and a fleet of haul trucks with conventional open - pit methods . Excavated material will be loaded into trucks and transported either the Run of Mine (ROM) pad, the low - grade stockpile, oxide ore stockpile or the Waste Rock Storage Facility (WRSF) . Quality control personnel from the Geology department will monitor the excavation and haulage of ore, with material movements tracked through a radio dispatch system . Weathered material is considered to be free dig with transitional material to be lightly blasted to loosen it for digging . Fresh rock will be typically blasted on 5 m benches for ore domain and 10 m benches for the waste domain . 2. GEOTECHNICAL CONSIDERATIONS Deswik utilized the same slope angles suggested by Cascar (Cascar do Brasil, 2019 ) and TEC 3 (2025) to run all pit optimization analysis and designs . For the preparation of this study a full assessment of the available technical data was made . A site visit to confirm the main structural features of the pit, check drill hole descriptions for location, geotechnical mapping, depth and validation of previous descriptions were performed . The Borborema Project pit is composed by foliated, bent and transposed, slightly fractured, basically groundless schist rocks, having two distinct rock masses . The upper portion, to an average depth of 40 meters, is Class III/IV massive schist, ranging from regular to poor . At 40 meters the rock changes to Class II/I schist, ranging from good to very good . The pit is aligned with the main local structural features of the Morro Pelado and São Francisco Shear Zone, that are parallel to the schistosity/foliation of the lenses of the different schist types . Schist lenses have subparallel direction to the shear zones, but have a smaller dip around 45 Σ , and are extremely bent (corrugated), while the transposition of the bending axes have parallel direction, with sharp dips around 60 Σ . The main ruptures occur in the transpositions . Throughout, foliation and slabbing occur due to foliation waving and cycling (periods of saturation and drying with expansion of placoid minerals) . These foliations were mapped by TEC 3 in 2025 , which determine failures and foliations with altitude / angle of 125 / 46 Σ and inferred of 125 / 60 Σ . There are two important structural features : schistosity/foliation and faults (transposition) with similar directions, but with different dips . The schistosity has a lower dip and is very bent, corrugated and may be responsible for slabbing the face of the individual slopes . Perpendicular joints (fractures) to foliation with high dips ( 80 Σ ) are uncommon and of little persistence, at most 2 meters . 244

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Fr-2
Sn-3
Sn-2
W
E
Fr-1

Source: Aura Minerals, 2026.

Figure 114: Geotechnical Mapping and Plot Stereonet from Borborema Project

The resistance parameters of the intact rock, the rock mass, and the discontinuities were estimated from a careful analysis of existing data provided by AURA, as well as from the results of field tests performed by the TEC3 team (2025).

The strength parameters of the materials considered in the stability analyses are presented below:

Table 125: Strength Parameters

Material	Lithology	Rock Mass	γ_{nat} (kN/m³)	Mohr Coulomb (effective) Isotropic		Mohr Coulomb (effective)					Hoek-Brown					Font
						Main Structure	Parallel D=0		Parallel (D=1,0\0,7)		UCS (MPa)	RMR	GSI	mi	D	
				c (kPa)	ϕ (°)		c (kPa)	ϕ (°)	c (kPa)	ϕ (°)						
Quartz Schist	QX	V	21	16	28	-	-	-	-	-	-	-	-	-	-	TEC3-BVP
Quartz Schist	QX	IV	25	-	-	Sn	70	37	15	35	26	27	22	7	0,7	TEC3-BVP
Quartz Schist	QX	III	28	-	-	Sn	120	46	35	42	94	54	49	13	1,0	TEC3-BVP
Quartz Schist	QX	I-II	28	-	-	Sn	610	37	185	35	94	63	58	13	1,0	TEC3-BVP

1) The disturbance factor D = 1 was applied only for an average depth (T) of approximately 1.2 times the height of the benches, i.e., 24 m inside the pit slopes, according to the recommendation of Hoek and Karzulovic (2000) for uncontrolled blasting on free faces. For Class IV, a less conservative factor (D = 0.7) was assumed based on a premise of greater blasting control and less disturbance in this geomechanical class.

2) The parallel foliation resistance parameters (Mohr-Coulomb) were obtained from the Barton Bandis parameters by adjusting the resistance envelopes.

3) In stability analyses, the locations where the disturbance factor is applied in the geological sections are indicated by hatching on the slopes.

The Borborema Project mine pit has an elongated geometry in the direction of the main regional structures, i.e., in a northeast/southwest direction. Sectorization was made according to the material change state, structural spatial arrangement, and mechanisms of expected ruptures.

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Inter-ramp angles (IRA) used for this study are based on geotechnical sectors and are summarized in Table 126.

Table 126: Recommended Inter-ramp Slope Angles

Sector	IRA	Face Angle	Bench Height (m)	Berm Width (m)
Oxide	36.5	43	20	6
North wall	45	55	20	6
South wall	64	80	20	6

For the stability analysis of the open pit mine, the Rocscience Slide2 software (version 9.024) was used aiming to obtain the Factor of Safety for the evaluated geotechnical structure. The generalized strength criteria of Hoek and Brown (2002), Mohr Coulomb, and Barton-Bandis were applied to the regions of shale, saprolite, and foliation zones, respectively. The geotechnical parameters adopted for these regions were obtained based on the reports from BVP Engenharia (2012), GE21 Consultoria Mineral (2019) and TEC3 Engenharia (2025), and the assumed failure mechanism was non-circular due to the presence of discontinuities. Figure 115 and Figure 116 show the factors of safety for the western portion of the pit, which is considered the most critical section in geotechnical terms.


1.6
Method Name
Min FS
Janbu simplified
1.6
Spencer
1.6
GLE / Morgenstern-Price
1.6
-200
0
200
400
600
800
1000
1200
1400
1600

Source: Aura Minerals, 2026

Figure 115: Stability analysis of the western slope (overall)

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 Source: Aura Minerals, 2026 Figure 116: Stability analysis of the western slope (inter - ramp) All the obtained factors of safety in the stability analysis indicated satisfactory safety conditions (FS ≥ 1 . 30 ), in accordance with international best practices in geotechnical engineering . 13.3 HYDROGEOLOGICAL CONSIDERATIONS According to Cascar 2019 , the occurrence of a regional aquifer at the pit region is not expected . Some minor, isolated, low flow springs that do not influence the stability of the slopes may occur, but these will be managed by mining operations, without the need for dewatering wells . Water will simply be collected and directed to areas where it can be pumped out of the pit, without interfering with mining operations . Precipitation in the basin is in the order of 695 mm and evapotranspiration is 2 , 645 mm, before infiltration . 13.4 ENGINEERED PIT DESIGNS The engineered pit designs were completed using the pit optimization shells as a guide to maximize the value and gold recovered inside the ultimate pits . The resulting pit designs include practical geometry that is required in an operational mine, such as the haul road to access all the benches, recommended pit slopes with geotechnical berms, proper benching configuration, and smoothed pit walls . The following parameters were used to design the final pit .  Bench height: 20m  Ramp width 2 lanes: 13.2m  Ramp maximum gradient: 10% 247

Technical Report Summary – Borborema Gold Project – March 30th, 2026  Berm width: 6m  Face angle: 43.5 Σ (oxide), 55 Σ (east wall), 80 Σ (west wall) The resulting engineered pit designs was used to estimate the Mineral Reserves in this Report and are shown in Figure 117. Source: Deswik, 2026 Figure 117: Final Pit Design 13.5 GRADE CONTROL Although the project mineralization is disseminated, a grade control method should be applied to improve the accuracy and confidence level over the mined grades . A reverse circulation drill is intended to be used in mine to perform grade control activities . 248

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13.6 PRODUCTION SCHEDULE

Pushbacks or pit phases were designed to drive the mine scheduling. Pushbacks were designed based on pit shells from the pit optimization. Figure 118 shows the designed phases of mine development.


800,000E
801,000E
802,000E
9,314,000N
9,313,000N
N
S
W
E
Phase
Color
1
2
3
4
5
6
7
8
9
10
11
0
500

Source: Deswik, 2026

Figure 118: Pushbacks

Mine scheduling assumptions are as follows:

- Plant capacity: 2.0 Mtpy
- Initial stockpiled material: 3.2 Mt
- The maximum proportion of oxidized material in the plant is 10%
- Total material movement: approximately 16 Mtpy

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Technical Report Summary – Borborema Gold Project – March 30th, 2026  Sink rate: 100 meters (5 benches of 20 meters)  Year of bypass road release: January/2028  Year of HVTL release: January/2029 Table 127 presents the mine scheduling plan for the Borborema Project. The first two years of operation adhere to Aura's medium - term mining plan, which accounts for the road constraint in the southern area. 250

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Table 127: Mine Scheduling

Period (Year)	ROM (Mt)	Au (g/t)	Waste (Mt)	Pit to Stockpile		Pit to Plant		Stockpile to Plant		Plant Feed			
				Oxide (Mt)	Sulfide (Mt)	Oxide (Mt)	Sulfide (Mt)	Oxide (Mt)	Sulfide (Mt)	Mass (Mt)	Au (g/t)	Au Rec (koz)	Oxide (%)
2026	4.31	0.91	10.7	0.32	2.71	0.05	1.23	0.00	0.72	2.00	1.25	80.1	2.4
2027	3.68	0.94	11.4	0.54	1.15	0.09	1.91	0.00	0.00	2.00	1.30	83.7	4.7
2028	3.03	1.00	12.4	0.07	0.96	0.00	2.00	0.00	0.00	2.00	1.24	79.7	0.1
2029	3.20	1.09	12.2	0.39	0.82	0.14	1.86	0.00	0.00	2.00	1.42	91.2	7.2
2030	2.00	1.22	13.0	0.00	0.13	0.00	1.87	0.00	0.13	2.00	1.23	79.4	0.0
2031	2.00	0.86	13.0	0.00	0.83	0.00	1.17	0.00	0.83	2.00	0.94	60.4	0.0
2032	2.00	0.78	13.0	0.00	0.79	0.00	1.21	0.00	0.79	2.00	0.84	53.8	0.0
2033	2.00	0.88	13.0	0.03	0.62	0.01	1.34	0.03	0.62	2.00	0.93	60.1	1.7
2034	2.00	0.66	13.1	0.11	1.09	0.05	0.75	0.11	1.09	2.00	0.75	48.0	8.0
2035	1.87	0.79	13.3	0.07	0.79	0.06	0.96	0.13	0.86	2.00	0.82	52.7	9.2
2036	1.98	0.86	12.6	0.07	0.38	0.19	1.34	0.00	0.47	2.00	0.88	56.8	9.6
2037	2.15	0.69	11.8	0.00	0.98	0.00	1.17	0.00	0.83	2.00	0.77	49.4	0.0
2038	2.00	0.79	12.0	0.00	0.00	0.00	2.00	0.00	0.00	2.00	0.79	50.6	0.0
2039	2.00	0.74	12.0	0.00	0.00	0.01	1.99	0.00	0.00	2.00	0.74	47.9	0.7
2040	2.00	0.99	11.2	0.00	0.37	0.00	1.63	0.00	0.37	2.00	1.01	64.9	0.1
2041	2.00	1.12	10.8	0.00	0.39	0.00	1.61	0.00	0.39	2.00	1.14	73.3	0.0
2042	1.99	0.98	10.8	0.00	0.39	0.00	1.60	0.01	0.39	2.00	1.00	64.1	0.5
2043	2.00	0.57	10.8	0.03	0.90	0.01	1.05	0.04	0.90	2.00	0.61	39.1	2.5
2044	2.00	0.80	10.8	0.00	0.64	0.00	1.36	0.00	0.64	2.00	0.83	53.1	0.2
2045	2.01	1.03	10.8	0.01	0.35	0.00	1.65	0.00	0.35	2.00	1.05	67.7	0.0

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Technical Report Summary – Borborema Gold Project – March 30th, 2026

Period (Year)	ROM (Mt)	Au (g/t)	Waste (Mt)	Pit to Stockpile		Pit to Plant		Stockpile to Plant		Plant Feed			
				Oxide (Mt)	Sulfide (Mt)	Oxide (Mt)	Sulfide (Mt)	Oxide (Mt)	Sulfide (Mt)	Mass (Mt)	Au (g/t)	Au Rec (koz)	Oxide (%)
2046	2.00	1.10	10.0	0.00	0.67	0.00	1.33	0.00	0.67	2.00	1.12	72.3	0.0
2047	2.00	0.90	10.0	0.02	0.68	0.00	1.30	0.02	0.68	2.00	0.93	59.6	1.2
2048	2.00	0.79	10.0	0.00	0.45	0.00	1.55	0.00	0.45	2.00	0.81	52.2	0.0
2049	2.00	0.49	8.0	0.05	1.10	0.01	0.83	0.05	1.10	2.00	0.54	34.4	3.4
2050	2.00	0.69	2.8	0.00	0.38	0.00	1.61	0.00	0.38	2.00	0.70	45.1	0.2
2051	2.00	0.73	2.1	0.00	0.38	0.00	1.62	0.00	0.38	2.00	0.74	47.7	0.0
2052	1.85	0.83	1.8	0.00	0.33	0.00	1.52	0.15	0.33	2.00	0.82	53.0	7.5
2053	1.82	0.87	1.9	0.00	0.31	0.00	1.51	0.18	0.31	2.00	0.84	54.3	9.0
2054	1.85	1.02	0.6	0.00	0.15	0.00	1.70	0.15	0.15	2.00	0.98	63.3	7.5
2055	1.84	0.91	0.6	0.00	0.25	0.00	1.58	0.16	0.25	2.00	0.88	56.8	8.1
2056	1.76	1.18	0.2	0.00	0.04	0.00	1.73	0.20	0.07	2.00	1.10	70.7	9.9
2057	0.00	0.00	0.0	0.00	0.00	0.00	0.00	0.19	1.81	2.00	0.45	28.7	9.5
2058	0.00	0.00	0.0	0.00	0.00	0.00	0.00	0.19	1.81	2.00	0.45	28.7	9.5
2059	0.00	0.00	0.0	0.00	0.00	0.00	0.00	0.19	1.81	2.00	0.45	28.7	9.5
2060	0.00	0.00	0.0	0.00	0.00	0.00	0.00	0.05	1.95	2.00	0.44	28.3	2.4
2061	0.00	1.00	0.0	0.00	0.00	0.00	0.00	0.00	0.57	0.57	0.44	8.0	0.0
Total	**67.35**	**0.88**	**286.9**	**1.72**	**19.03**	**0.63**	**45.97**	**1.86**	**22.12**	**70.57**	**0.88**	**1,988.0**	**3.5**

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 13.7 BLASTING AND EXPLOSIVES The drill and blast requirements will include :  Operational bench height: 10 m waste, 5 m ore  Hole diameter for both ore and waste is 5 inches  Ore parameters o burden and spacing are estimated at 3.0 m x 3.5 m respectively o hole length 6.0 m, including 1.0 m subdrill o stemming 2.0 m o powder factor of 0.44 kg/t  Waste parameters o burden and spacing are estimated at 3.5 m x 4.0 m respectively o hole length 11.2 m, including 1.2 m subdrill o stemming 2.1 m o powder factor of 0.37 kg/t In Brazil the blasting activities for an open pit are generally performed by a contractor, who manages the explosives magazine, down the hole delivery truck fleet and completes all the paperwork for operational control and for presentation before the authorities to abide by the law and maintain good practice . Estimated explosive and accessories consumption per year of operation is presented on Table 128 . Table 128: Explosives and Accessories Consumption by Year 253 Year Unit Type 9 8 7 6 5 4 3 2 1 0 3,663 3,648 3,627 3,626 3,626 3,627 3,781 3,763 3,719 3,722 t Emulsion 47,617 47,961 47,735 47,722 47,722 47,729 54,104 53,217 55,271 57,743 units Booster 340G 12,944 13,850 13,850 13,850 13,850 13,850 22,190 20,964 25,501 29,852 units Delay Detonators - 9M 34,672 34,111 33,885 33,871 33,871 33,878 31,914 32,253 29,770 27,891 units Delay Detonators - 12M 9,523 9,592 9,547 9,544 9,544 9,546 10,821 10,643 11,054 11,549 units Connection 6m - 17ms 9,523 9,592 9,547 9,544 9,544 9,546 10,821 10,643 11,054 11,549 units Connection 6m - 25ms 17,142 17,266 17,185 17,180 17,180 17,182 19,477 19,158 19,897 20,788 units Connection 6m - 42ms 1,905 1,918 1,909 1,909 1,909 1,909 2,164 2,129 2,211 2,310 units Connection 6m - 65ms 952 959 955 954 954 955 1,082 1,064 1,105 1,155 units Fuse - Detonator 6,554 6,595 6,568 6,567 6,567 6,567 7,332 7,226 7,472 7,769 m Detonating cord NP10 66,956 67,418 67,115 67,097 67,097 67,107 75,649 74,461 77,213 80,526 m Detonating cord NP5 20,000 20,000 20,000 20,000 20,000 20,000 20,000 20,000 20,000 20,000 units Packaged emulsion 2 1/2" x 24"

Technical Report Summary – Borborema Gold Project – March 30th, 2026

Type	Unit	Year									
		10	11	12	13	14	15	16	17	18	19
Emulsion	t	3,529	3,396	3,390	3,390	3,211	3,116	3,106	3,110	3,106	3,106
Booster 340G	units	46,566	45,774	45,116	45,115	43,151	42,101	41,964	42,020	41,974	42,032
Delay Detonators - 9M	units	13,692	14,909	13,851	13,850	13,855	13,850	13,812	13,825	13,829	13,921
Delay Detonators - 12M	units	32,873	30,866	31,265	31,265	29,296	28,251	28,152	28,196	28,145	28,110
Connection 6m - 17ms	units	9,313	9,155	9,023	9,023	8,630	8,420	8,393	8,404	8,395	8,406
Connection 6m - 25ms	units	9,313	9,155	9,023	9,023	8,630	8,420	8,393	8,404	8,395	8,406
Connection 6m - 42ms	units	16,764	16,479	16,242	16,242	15,534	15,156	15,107	15,127	15,111	15,131
Connection 6m - 65ms	units	1,863	1,831	1,805	1,805	1,726	1,684	1,679	1,681	1,679	1,681
Fuse-Detonator	units	931	915	902	902	863	842	839	840	839	841
Detonating cord NP10	m	6,428	6,333	6,254	6,254	6,018	5,892	5,876	5,882	5,877	5,884
Detonating cord NP5	m	65,548	64,488	63,605	63,605	60,972	59,566	59,381	59,457	59,396	59,473
Packaged emulsion 2 1/2" x 24"	units	20,000	20,000	20,000	20,000	20,000	20,000	20,000	20,000	20,000	20,000

Type	Unit	Year										
		20	21	22	23	24	25	26	27	28	29	30
Emulsion	t	2,917	2,919	2,917	2,456	1,222	1,049	927	962	663	639	538
Booster 340G	units	39,902	39,937	39,902	34,832	21,226	19,325	17,398	17,661	14,491	14,171	12,774
Delay Detonators - 9M	units	13,850	13,865	13,850	13,850	13,850	13,850	12,812	12,604	12,812	12,724	12,214
Delay Detonators - 12M	units	26,052	26,072	26,052	20,982	7,375	5,474	4,586	5,057	1,680	1,447	561
Connection 6m - 17ms	units	7,980	7,987	7,980	6,966	4,245	3,865	3,480	3,532	2,898	2,834	2,555
Connection 6m - 25ms	units	7,980	7,987	7,980	6,966	4,245	3,865	3,480	3,532	2,898	2,834	2,555
Connection 6m - 42ms	units	14,365	14,377	14,365	12,540	7,641	6,957	6,263	6,358	5,217	5,102	4,599
Connection 6m - 65ms	units	1,596	1,597	1,596	1,393	849	773	696	706	580	567	511
Fuse-Detonator	units	798	799	798	697	425	386	348	353	290	283	255
Detonating cord NP10	m	5,628	5,632	5,628	5,020	3,387	3,159	2,928	2,959	2,579	2,541	2,373
Detonating cord NP5	m	56,619	56,666	56,619	49,825	31,592	29,045	26,463	26,816	22,568	22,139	20,268
Packaged emulsion 2 1/2" x 24"	units	20,000	20,000	20,000	20,000	20,000	20,000	20,000	20,000	20,000	20,000	20,000

13.8 MINING EQUIPMENT

The open pit mining activities were assumed to be primarily undertaken by a contractor-operated fleet.

The proposed annual material movement is approximately 16 Mt, which is suitable for on-highway trucks. For both ore and waste, an excavator of 4.4 m^3 (CAT 374 or similar) was selected to load 40 t class trucks (Actros 8x4 or similar). Five passes of the excavator can entirely load the truck in a total of 1.8 minutes. Wheel loaders (CAT 980 or similar) will be used on both stockpiles, the ROM pad and to load dry tailings.

The proposed mining fleet, and peak fleet numbers, is summarized in Table 129.

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Technical Report Summary – Borborema Gold Project – March 30th, 2026

Table 129: Major Open Pit Equipment Requirements

Description	Equipment Type	Class	Number of Units
Loading	Hydraulic Excavator	4.4 m³	3
Hauling	On-Highway Trucks	40 t	28
Drilling	Drill	Rotary Drill 5"	5
Anciliary	Track Dozer	325 HP	3
	Motor Grader	12 ft	2
	Hydraulic Excavator Small	2.1 m³	1
	Wheel Loader	4.4 m³	3
	RC Drill		1
Support	Lube/ Fuel Truck		2
	Water Truck		2
	Maintenance Truck		1
	Munck Truck		2
	Low Bed Truck		1
	Hydraulic Excavator – Breaker		1
	Lighting Tower		8
	Pick-ups		10
TOTAL			**73**

13.9 LABOUR

The mine personnel will work three shifts with four crews to provide coverage 24 hours a day, 7 days a week. The production and maintenance will be carried out by contractors. The total labor force for the mine is presented in Table 130 for the peak and represents a total of 459 people.

Table 130: Mine Labor Peak Number

Company	Position	Peak Number
Aura Minerals	Manager	2
	Engineer	7
	Geologist	6
	Technician	8
Contractor	Manager	1
	Engineer	10
	Technician	26
	Operator	167
	Maintenance	134
	Assistant	98
TOTAL		**459**

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 13.10 PIT DEWATERING In the pits, any water drainage will be directed through the benches to the bottom of the pit where it will be collected in a sump and pumped to the surface . The pit sump and pump system will have to be re - established for each sinking cut . Water from the pits will be used for haul road dust suppression and/or requirements in the crushing facility . Groundwater is not expected inside the pit limits . If there is any groundwater, it will not be possible to separate the surface runoff in the base of the pit from groundwater . Any water that cannot be diverted would have to be pumped from the sump at the base of the pit, or from diversion sumps on haul ramps . The WRSF will have its own sedimentation pond that will collect runoff from the WRSF . The ramps and benches will be constructed in order to facilitate the drainage to this pond . Cleaning of these ponds will occur during the dry season . 256

Technical Report Summary – Borborema Gold Project – March 30th, 2026 14 RECOVERY METHODS 1. PROCESS FLOW SHEET SELECTION The design of the Borborema Project process plant was based on the metallurgical test work carried out combined with best practices for the gold industry . The ore is essentially a combination of biotite schist, schist in quartz veins, and garnet schist . Gold characterization campaigns indicated that gold is distributed from relatively coarse to fine grained . Therefore, gravity concentration was included in the industrial circuit flow sheet, followed by gold cyanidation, the latter was adopted as metallurgical testing resulted in adequate extraction and kinetics . The processing plant sequence, in order comprises primary crushing, crushed material stocking, and a single stage grinding in a close configuration with hydrocyclones together with gravimetric concentration, followed by cyanidation (carbon - in - leach - CIL) of the grinding circuit product . After the CIL circuit, the pulp still containing residual cyanide is thickened to recover cyanide - containing water, which is recirculated into the circuit . The cyanide neutralization of the thickened pulp underflow is carried out by using the INCO process (air/SO 2 in the presence of copper sulfate as a catalyst) . Lime milk is used to adjust the pH . The detoxified slurry is further thickened, followed by filtering and subsequent dry stacking of tailing (DST) . A simplified flow sheet of the described process is shown in Figure 119 . According to Figure 119 , the CIL stage, here referred as hybrid, consists of a leaching tank ahead of six tanks containing leaching pulp in the presence of activated carbon . This configuration is an industry common practice for enhancing CIL performance, as well as reducing capital cost . 257

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Source: PROMON (2023c) Figure 119: The simplified processing flow sheet The adopted flow sheet was designed to accommodate circuit capacity. Further details of the adopted flow sheet, with processes listed in sequence, are listed below.  Primary crushing of the run - of - mine (ROM)  Crushed ore stock in a dedicated bin to provide adequate transition between crushing and grinding circuits  Single - stage semi - autogenous grinding circuit (SSSAG) with trommel screen and cyclone classification to provide a grinding circuit product P80 of 0.105 mm 258

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Technical Report Summary – Borborema Gold Project – March 30th, 2026

- Activated carbon leaching and adsorption circuit (CIL)
- Thickening the CIL tailing pulp for recovering water containing cyanide
- Cyanide detoxification system (SMBS – Detox) for the CIL thickened pulp
- Neutralized pulp thickening for cyanide-free water recovery
- Filtration of the tailing slurry for process water recovery
- Acid washing circuit and elution of activated carbon loaded by the Zadra process under pressure (ZP); and
- Gold room for electrolysis; cathode washing and casting.

14.2 PROCESS DESIGN CRITERIA

The main processing design criteria adopted for the Borborema Project are described in Table 131 and Table 132.

Subsequent sections include detailed process descriptions designed for the industrial plant.

Table 131: Ore characterization

Criteria	Units	2 Mtpy	Source: PROMON
Mining	-	Open Pit	E.AURA003-EQ1-00007-FL-09
Lithology	-	Biotite-Garnet- Schist	E.AURA003-EQ1-00007-FLO9
Natural Moisture	%	3.0	E.AURA003-EQ1-00007-FL-12
Nominal Head Grade	g/t	1.22	E.AURA003-EQ1-00007-FLO9
Project UCS 85th	Mpy	40.2	E.AURA003-EQ1-00007-FL-09
JKTech Axb 85th	-	54	E.AURA003-EQ1-00007-FL-10
SMC-JKTech Mia 85th	kWh/t	15.4	E.AURA003-EQ1-00007-FL-10
SMC-JKTeCh Mih 85th	kWh/t	10.7	E.AURA003-EQ1-00007-FL-10
SMC-JKTech Mic 85th	kWh/t	5.5	E.AURA003-EQ1-00007-FL-10
SMC-JKTech DWi 85th	kWh/m^3	5.1	E.AURA003-EQ1-00007-FL-10
JKTech RWi 85th	kwh/t	13.3	E.AURA003-EQ1-00007-FL-10
JKTech BWi 85th	kwh/t	18.1	E.AURA003-EQ1-00007-FL-10
JKTech Ai 85th	g/t	0.123	E.AURA003-EQ1-00007-FL-11
JKTech SG 85th	t/m^3	2.8	E.AURA003-EQ1-00007-FL-11
ROM Size	mm	700	E.AURA003-EQ1-00007-FL-11

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Table 132: Project design criteria

Criteria		Units	2 Mtpy	Source: PROMON
Crushing Circuit	Annual Operating	h	6,570	E.AURA003-EQ1-00007
	Availability	%	75	E.AURA003-EQ1-00007
	Throughput (DB)	h	304.4	E.AURA003-EQ1-00007
Grinding Circuit	Operating hours	h	7,884	E.AURA003-EQ1-00007
	Availability	%	90	E.AURA003-EQ1-00007
	Throughput (DB)	h	253.7	E.AURA003-EQ1-00007
Gravity Recovery Gold (GRG)		%	20	E.AURA003-EQ1-00007
Leach/CIL Recovery Gold		%	90.1	E.AURA003-EQ1-00007
Global Gold Recovery		%	92.1	E.AURA003-EQ1-00007
Crusher Feed Size F_{80}		mm	319.5	E.AURA003-EQ1-00007
SSSAG Mill Feed Size F_{80}		mm	122	E.AURA003-EQ1-00007
Ball Mill Feed Size F_{80}		mm	-	E.AURA003-EQ1-00007
Grinding product Size P_{80}		pm	105	E.AURA003-EQ1-00007
Mill Installed Power	SAG Mill	kW	8,000	E.AURA003-EQ1-00007
	Ball Mill	kW	-	E.AURA003-EQ1-00007
	Total Mill	kW	8,000	E.AURA003-EQ1-00007
Residence Time	Leach	h	4.3	E.AURA003-EQ1-00007
	CIL	h	25.7	E.AURA003-EQ1-00007
	Total	h	30	E.AURA003-EQ1-00007
Number of Tanks	Leach	-	1	E.AURA003-EQ1-00007
	CIL	-	6	E.AURA003-EQ1-00007
	Total	-	7	E.AURA003-EQ1-00007
Leach Feed		% Solid	35	E.AURA003-EQ1-00007
Solution Losses		g Au/t	0.10	E.AURA003-EQ1-00007
Carbon Regeneration		-	No	E.AURA003-EQ1-00007
Elution Type		-	Zadra - (ZP)	E.AURA003-EQ1-00007
Elution Size		t	6	E.AURA003-EQ1-00007
Frequency of Elution		Strips / week	5	E.AURA003-EQ1-00007
Cyanide Detox		-	Air/SO_2	E.AURA003-EQ1-00007

14.3 PROCESS PLANT DESCRIPTION

14.3.1 Crushing and Crushed Ore Stockpile

Run-of-mine (ROM) will be hauled and dumped in stockpiles and reclaimed with front-end loaders into the crushing feed hopper, equipped with a static grizzly for retaining the oversize material, while a mobile rock breaker is used to break these oversize rocks. From the hopper, a vibrating grizzly feeder modulates the feeding flow rate, stipulated as 304 t/h nominal throughputs. The same

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 vibrating grizzly separates the feed in coarse (oversize) and relatively fine (undersize) fractions . The former flows by gravity to the primary jaw crusher chamber, while the latter, together with the primary crusher discharge, is conveyed to a surge bin . Given that the crushing and milling circuits are designed according to different availabilities, an excess crushed material will result when the crushing plant is fully operational . Excess material will be piled in a dedicated stockpile and reclaimed by a front - end - loader to a reclaim bin equipped with a vibrating feeder that also feeds the milling circuit . Based on selected ROM size distribution, equipment design, and circuit simulations, the predicted crushing circuit P 80 is 122 mm . The mains equipment associated with the handling and crushing circuit are as follows :  ROM hopper equipped with a 0.7 m aperture static grizzly  Vibrating grizzly feeder  Primary jaw crusher – Metso C150 or equivalent  Surge bin  Mill vibrating feeders equipped with variable speed device  Suspended conveyor magnet and magnetic detectors  Material handling equipment 14.3.2 Grinding Circuit The single stage grinding circuit will include a semi - autogenous (SAG) mill operating in a closed configuration with hydrocyclones . The grinding circuit was designed based on feed and product with a P 80 of 122 mm and 0 . 105 mm respectively . The fresh feed reclaimed from the crushing plant surge bin is conveyed to the SAG mill, whose discharge pulp flows to a dedicated trommel screen . The material retained in the trommel screen (pebbles) is conveyed back to the SAG mill feed, whereas the trommel undersize gravitates to an underneath sump, from which it is pumped to a single hydrocyclones nest . The relatively coarse fraction (underflow) will be split in two fractions . The first will flow through the gravity concentration stage, whose tailings will flow to the SAG mill feed . The second fraction will flow straight back to the SAG mill feed . The gravity concentration circuit will include a scalp screen, a centrifugal concentrator, and an intensive leaching reactor . The hydrocyclones nest overflow is the grinding circuit product . Water is added at the SAG mill feed and sump for adjusting the pulp dilution, respectively to 72 % and 60 % w/w . The hydrocyclones overflow at a solid concentration of 35 % w/w will be directed to a trash screen, whose undersize will flow to the CIL circuit . The main equipment designed to the grinding circuit is as follows :  SAG mill - 7.9 m diameter x 7.0 m effective grinding length (EGL) equipped with an 8 MW electric motor  Hydrocyclones sump - pumps  Hydrocyclones – 5 units of 500 mm in diameter  Trash screen  Centrifugal concentrator 261

Technical Report Summary – Borborema Gold Project – March 30th, 2026  Intensive leaching reactor  Material handling equipment 14.3.3 Gravity Concentration The gravity circuit comprises one centrifugal concentrator, complete with a feed scalping screen . Feed to the circuit is directed from the cyclone underflow to the scalping screen . Gravity scalping screen oversize material at + 2 mm reports to the gravity tails pump box, from where the gravity tails pump directs the material back to feed the SAG mill . Scalping screen undersize material is fed to the centrifugal concentrator . Operation of the gravity concentrator is semi - batch, and the gravity concentrate is collected in the concentrate storage cone and subsequently leached by the intensive cyanidation reactor circuit . The tails from the gravity concentrator also report to the gravity tails pump box . The gravity recovery circuit includes the following key equipment :  Gravity feed scalping screen  Gravity concentrator – KC QS40 ore equivalent  Gravity tails sump and pump 14.3.4 Intensive Leaching Concentrate from the gravity circuit reports to the intensive leach reactor (ILR) to extract the contained gold by intensive cyanidation . The concentrate from the gravity concentrator is directed to the ILR gravity concentrate storage cone and is deslimed before transfer to the ILR . ILR leach solution is prepared in the heated ILR reactor vessel feed tank . From the feed tank, the leach solution is circulated though the reaction vessel, then drained back into the feed tank . The leached residue within the reaction vessel is washed, with recovered wash water in the reaction vessel feed tank, and then the solid gravity leach tailings are pumped to the CIL circuit . The ILR pregnant leach solution is pumped from the reaction vessel feed tank to the ILR pregnant solution tank, located in the gold room, where it is treated for gold recovery, as gold sludge, using a dedicated electrowinning cell . The sludge is combined with the sludge from the carbon elution electrowinning cells and smelted . The gold sludge, originating from the ILR pregnant solution, can also be smelted separately for metallurgical accounting purposes . The ILR circuit includes the following key equipment :  Gravity concentrate storage cone;  Intensive leaching reactor - ILR;  ILR pregnant solution tank; and  ILR electrowinning cell. 262

Technical Report Summary – Borborema Gold Project – March 30th, 2026 5. Leaching and Adsorption Circuit (CIL) Trash screen undersize material feeds the CIL circuit, which will consist of leaching tanks and six carbon - in - leach (CIL) tanks . Air will be sparged to each tank for maintaining dissolved oxygen at adequate levels required for leaching . Hydrated lime will be added to adjust the operating pH to the required set point . Cyanide solution will be added to the first leach tank . Mechanical agitation installed in all tanks will maintain the suspension of solids, as well as an adequate reagent homogenization . Fresh carbon and carbon from the carbon regeneration circuit will be added to the last tank of the CIL circuit at an average concentration of 16 g/L of pulp for adequate gold adsorption . Carbon will flow counter - currently to the slurry flow by pumping slurry and carbon . Slurry from the last CIL tank will gravitate to the cyanide detoxification tanks . Once a day, the pulp from the first carbon tank will be pumped into a dedicated screen to separate the gold loaded carbon from the pulp, followed by transferring of the former to the acid washing and elution circuit . After regeneration, the carbon will return to the circuit passing through a dewatering screen . The slurry from the last tank will gravitate to the cyanide detoxification tanks . The leach and carbon adsorption circuit includes the following key equipment :  Leach/CIL tanks and double impeller agitators  Loaded carbon screen  Intertank carbon screens  Carbon sizing screen  Carbon transfer pumps  Cyanide concentration and dosage control system  Lime dosage and pH control system  Air injection system 6. Post - Leach Tailing Thickening A high - rate thickener was designed for thickening the tailings from the CIL circuit in annual production plan . Further dilution will occur in the thickener feedwell where flocculant will be added at concentration of 40 g/t . Thickener overflow will recirculate to the grinding circuit, whereas the underflow material will be pumped to the Detox circuit . 7. Cyanide NEUTRALIZATION System The thickened pulp from the tailing thickener leaching will flow to the cyanide neutralization (Detox) circuit, which will consist of two tanks each with a 60 - minute residence time for reducing weak acid dissociable cyanide (CNwad) from 63 . 4 mg/L to less than 1 mg/L by using the SO 2 /air method . The required reagents for the Detox process are as follows :  Sodium metabisulfite (source of SO 2 )  Copper sulphate pentahydrate (source of copper ions - reaction catalyst) hydrated lime to adjust pH and o Eh required for the reaction 263

Technical Report Summary – Borborema Gold Project – March 30th, 2026  Enough air (O2 source) will be injected in spargers into the tanks for reaction purposes. Tanks will be equipped with agitators to ensure that the oxygen and reagents are thoroughly mixed with the tailing The Detox circuit will include the following key equipment :  Neutralization tanks equipped with double impeller agitators  Air injection system  In - line samplers for measuring the CNwad level at both circuit of at the entrance and exit of the circuit, thus establishing the dosage of reagents and the efficiency of the treatment  Tailing box and pumps. 8. Detox Tailings Thickener After detoxification, the neutralized tailings slurry will be thickened again to recover cyanide - free process water, most of which will be used as process water for operations where the presence of cyanide is incompatible . Thickening of the detoxified tailings slurry will be carried out in high - rate equipment . The second neutralization tank pulp will be pumped at solids concentration of 45 % w/w . Thickener overflow will be pumped to the raw water tank, whereas the underflow at 54 % solids w/w will be pumped to the filtering system tank . 9. Filtering System The 54 % w/w pulp at thickener underflow will be pumped to the filtering circuit . Due to different availabilities stipulated to grinding/leaching/thickening and filtering circuits, a dedicated tank will be installed to receive the thickened pulp for equalizing the daily basis operating . The filtration circuit will include three horizontal vacuum filters for reducing the cake moisture to 20 - 21% . Filtering water, together with thickening resulting water will be recirculated within the processing plant, whereas the filtered product will be transferred to disposal piles . Water runoff from piles will also be recirculated in the processing plant . 10. Acid Wash, Elution and Electrowinning Circuit The elution circuit is designed to recover adsorbed gold from activated carbon . The elution circuit will be a ZADRA - type circuit under pressure (ZP) in batch operation . The acid wash and elution processes description are as follows :  Transferring of loaded carbon from the carbon screen to the acid washing column  Injecting the 3% w/w HCl solution at the bottom of the elution columns (2.2 BV/h)  Carbon washing and subsequent neutralization of the diluted acid with caustic soda at 10% w/w (4BV)  Heating the eluate solution to 90 Σ C  The eluate solution will be prepared at 1% Sodium Hydroxide (NaOH) and 0.1% Sodium Cyanide (NaCN), then heated up to 110 Σ C and injected at 2 BV/h to the bottom of the elution column at a pressure of 300 kPa 264

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Technical Report Summary – Borborema Gold Project – March 30th, 2026

- The eluted solution will be pumped to the pregnant solution tank for feeding the electrowinning stage, whose solution will be recirculated to the eluate tank through heat exchangers and tanks
- Carbon cooling with raw water
- Carbon transferring to the last CIL tank

The eluted solution will be pumped to the pregnant solution tank for feeding the electrowinning stage, whose solution will be recirculated to the eluent tank through heat exchangers and tanks. An electrolytic cell will be installed. At the end of each elution cycle, a third of the electrowinning barren solution will be transferred to the CIL circuit.

14.3.11 Gold Room

The sludge gold-rich cathodes will be washed, filtered and dried. The dry material obtained will be mixed with smelting fluxes (borax, nitrate, carbonate, and silica) and smelted in a liquefied petroleum gas (LPG) furnace at 1,100°C to produce gold doré (bullion).

14.4 REAGENTS

14.4.1 Lime

The lime system will be a supplier package consisting of a silo, dust collector, rotary valve, and variable speed rotary valve. Lime will be delivered in 30-ton trucks and pneumatically transported to the dedicated 80-t capacity storage silo. Lime will be transported to the SAG Mill feed conveyor by a variable-speed rotary valve.

14.4.2 Flocculant

Flocculant will be received in bags and stored in the warehouse. From the warehouse the reagent will be transferred to the preparation area, where it will be diluted and dosage by pumping to high-rate thickeners.

14.4.3 Sodium Hydroxide

Sodium hydroxide (NaOH) will be used to adjust the pH in the: (a) preparation of sodium cyanide solution and (b) elution and electrowinning processes. The 50% solution of sodium hydroxide will be received in tank trucks, stored in the reagent storage tank, and pumped to the dosing area from which the solution will be directed to the consumption points.

14.4.4 Hydrochloric Acid

Hydrochloric acid (HCl) will be used in carbon washing, prior to the elution process. The main purpose of acid washing is to remove Calcium (Ca) ions from carbon. The 32% solution of hydrochloric acid will be received in tank trucks and stored in the reagent storage tank. From the warehouse the reagent will be transferred to the dosing area, from which the solution will be directed to the acid washing by a centrifugal pump.

14.4.5 Sodium Cyanide

Sodium cyanide (NaCN) will be received in a 33% solution using a 22-ton capacity tank truck or as a solid briquette/powder 98% 1 t bags and stored in the warehouse following the International Cyanide Management Institute – ICM guidelines. In the case of solid

265

Technical Report Summary – Borborema Gold Project – March 30th, 2026 received alternative, the reagent will be transferred to the preparation area, where it will be diluted in a basic solution to a 33 % w/w solution in a stirred tank . The diluted solution will be transferred to the cyanide dosage tank using a transfer pump . Dedicated pumps will distribute the solution . The resulting solution will be pumped to leach/adsorption and elution circuits . 6. Sodium Metabisulphite Sodium metabisulphite - NaMBT or SMBS (Na 2 S 2 O 5 ) is used in the cyanide detoxification (Detox) as a source of SO 2 . The 97 . 5 % solid SMBS will be supplied in 1 t bags and stored in the warehouse . The reagent will be transferred to the preparation area, where it will be diluted to a 20 % w/w solution in a stirred tank . The resulting solution will be pumped to a dosing tank, from which it will be pumped to the Detox circuit . 7. Copper Sulphate The 99 . 5 % solid copper sulphate pentahydrate (CuSO 4 . 5 H 2 O) will be supplied in 1 t bags for using in the Detox system . From the warehouse the reagent will be transferred to the preparation area, where it will be diluted to a 20 % w/w solution in a stirred tank . The resulting solution will be pumped to a dosing tank, from which it will be pumped to the Detox circuit . 8. Activated Carbon Solid granular activated carbon will be received in 0 . 5 t bulk bags . The fresh carbon will be transferred directly to the final CIL tank . 9. Milk of Lime Hydrated lime (Ca(OH) 2 ), will be used to ensure the basic pH required for the reactions occurring in the leaching/adsorption . The granular solid reagent will be received in 1 t bags and stored in the warehouse . The solid reagent will be diluted in the mixing/storage agitated tank to a 20 % w/w solution, then pumped through distributing points to the leaching/adsorption and Detox systems . 5. WATER AND UTILITIES 1. Raw Water Among the sources of water to supply the plant, the main one will be the capture of wastewater from the sewage pumping station in the city of Currais Novos, called “Caça e Pesca” . It will be pumped at a flow rate of 83 m 3 /h through a pipeline to the water treatment plant (ETA) . The discharge of this pumping supplies the wastewater tank for a specific treatment process . The other source of supply would be the transfer of rainwater dammed in the fines dike that will be provided as a water reserve when needed . This wastewater tank is equipped with water discharge pumps that take the wastewater to the Water Treatment Plant . The Water Treatment Plant is a supplier package consisting of filtration, chlorination or UV disinfection, and reverse osmosis (RO) . The RO plant produces a saline waste stream that will be discharged to a specific pond, while desalted produced water is incorporated as process water . This tank is equipped with RO water discharge pumps that supply quality water for the elution circuit and a WAD cyanide analyzer . The treated water in the ETA is sent by raw water feed pumps to the raw water pond which will be equipped with raw water discharge pumps, sealing water pumps, and diesel - powered fire - fighting water pumps . The raw water pond will supply the various raw water users, including equipment cooling systems, gravimetric concentrators, reagent composition, screen sprays, dust suppression, fire water tank composition, etc . 266

Technical Report Summary – Borborema Gold Project – March 30th, 2026 2. Potable Water Potable water will be supplied by tank truck at an average of 30 m 3 /day to serve the administrative areas and their dependencies and will be reserved in a 100 m 3 tank . Water Tower will be supplied in the various operational areas and then distributed to buildings and places personal hygiene . Drinking water from the tank located in the administration area is supplied by a pressure pump to a main supply ring to the safety showers located around the plant . To ensure that this water is not heated by the remains of stagnant water in pipes exposed to the sun, the main ring water is continuously returned to the potable water tank . 3. Process Water Recycled water from the CIL tailings thickener containing cyanide, recycled water from the thickener overflow after detoxification, and the filtration filtrate make up the supply flow to the process water pond . There will be two different ponds, one for raw water with a capacity of 5 , 300 m 3 and the other for recycled water without cyanide with a capacity of 3 , 000 m 3 . The recycled water from the tailing’s thickener overflow is directed to a passing tank and completely recycled in a closed circuit with the grinding . The raw water pond is equipped with a weir that allows any excess water to overflow into the cyanide - free process water pond . The spillway is designed to protect the water system and flow will only occur during emergency periods . The cyanide process water pumps draw water from the bypass tank to serve the SAG Mill, trash screen, loaded carbon recovery screen, and carbon safety screen . Detox thickener water and filtrate will supply acid wash, elution, reagent preparation, and services . To complement the plant's water balance, the water reserved in the fines dike in the rainy season will be taken up and incorporated as raw water . 4. Air High - pressure air will be produced by compressors to meet plant needs . Drying devices will be installed for supplying the instrument air demand . Industrial air blowers will generate the necessary air flow to the CIL and Detox circuit tanks . The purpose of injecting air into the tanks is to supply oxygen to the cyanide gold complexation reaction, as well as in cyanide neutralization . 6. CONCLUSIONS AND RECOMMENDATIONS 1. Conclusions The Borborema Project processing plant is similar to several industrial operations in the gold mining industry . The exception is the wastewater processing from the city of Currais Novos which requires additional testing and further engineering work . Risks to raising capital include :  Additional investment for the new sewage receiving lines; and  Possible capital reductions include the simplification of the water treatment plant, provided that the accumulation of water in the rainy seasons is consistent and reliable. 14.6.2 Recommendations Further assessment on water supply alternatives . 267

Technical Report Summary – Borborema Gold Project – March 30th, 2026 15 PROJECT INFRASTRUCTURE 1. GENERAL SITE PLAN The general site plan (Figure 120 ) shows the planned locations of the main Project facilities, including the gatehouse and administrative areas, primary substation, processing plant, wastewater treatment plant (“WTP”), filtration, mine support area, access roads, pits, and piles . Access to the facility is from the south side of the property from road BR - 226 . The main access will be through the security gate near the process plant . The site will be fenced off to prevent access by unauthorized persons . The process plant is located west of the pit . 268

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 120: Overall site plan. Source: Aura (2026) 269

Technical Report Summary – Borborema Gold Project – March 30th, 2026 2. ROADS 1. Regional Site Access The access to Project site from the municipality of Currais Novos is via 28 km paved - road (BR - 226), Figure 121. Figure 121: Site access (Source: Google Maps) 15.2.2 Detour of the BR - 226 Highway With the expansion of the Borborema pit, the BR - 226 highway, under the jurisdiction of DNIT (National Department of Transport Infrastructure), will have its route altered between KM 146 and KM 150 . The new detour route, as illustrated in Figure 122 , is 6 . 0 km long . Figure 122: Detour of the BR - 226 highway. Source: GEOVIA (2026) 270

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Traffic studies were conducted to determine vehicle flow and count. In the study of the BR - 226 detour route, natural watercourses, areas to be acquired, and the expansion of the pit were considered. For the new route, the measurements of the existing BR - 226 highway were adopted:  Roadway width: 7.00 meters;  Traffic lanes: 2 x 3.50 meters;  Shoulder width: 2.50 meters;  Lateral drainage devices: 2 x 1.50 meters;  Cut slopes: 1.5 (V) : 1.0 (H);  Embankment slopes: 1.0 (V) : 1.5 (H). For the BR - 226 detour, drawings, details, and sections of the geometric, intersection, earthworks, drainage, pavement, signage, interferences, and complementary works projects were developed. Interferences were identified in the BR - 226 detour ( Figure 123) , including two telecommunication lines (optical fiber) along the highway, on the opposite side of the Borborema Project — one aerial and one underground — belonging to TIM and HUGHES. A 13.8 kV power line was also identified along the highway. Figure 123: Interferences Detour of the BR - 226 highway. Source: GEOVIA (2026) 271

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Drilling was carried out for geotechnical studies and analysis of pavement support conditions. A flexible pavement structure was designed, with an asphalt coating of 10 centimeters in thickness. According to the implementation schedule, Table 133, the estimated execution time is 14 months. Table 133: Implementation Schedule Highway Modification 272 Feb 03, 2028 December 18, 2023 Highway Modification April 14, 2026 December 18, 2023 Engineering May 17, 2025 Dec 18, 2023 371 days Approval of the Basic Project by DNIT Dec 14, 2025 May 17, 2025 120 days Development of the Detailed Project Jul 14, 2026 Dec 14, 2025 212 days Approval of the Detailed Project Aug 24, 2026 Aug 21, 2024 Simplified License Feb 03, 2028 Oct 14, 2026 Construction of BRR 226 Road Oct 30, 2026 Oct 15, 2026 15 days Mobilization Jan 17, 2028 Oct 30, 2026 444 days Road Execution Feb 03, 2028 Jan 18, 2028 15 days Demobilization The project to modify the road detour is in the approval phase by DNIT (No . 50614 . 003359 / 2023 - 93 ) . Currently, the detailed engineering of the detour is in the progress phase . The highway detour construction will be contracted by AURA, following DNIT standards . There is a Technical Cooperation Agreement (No . 23812259 ) with DNIT for the detour of BR - 226 . 15.2.3 Process Plant Site Access The process plant internal accesses are approximately 5 m and 10 m wide, are designed with primary covering (gravel), drainage, and appropriate signage . On the road edges, where there is risk of vehicles falling, barriers will be built with a minimum height of half the diameter of the largest vehicle tire that will use that access road . The internal roads will allow access between the administrative and operational facilities, the construction site, the processing plant, the crushing area, filtering, magazine, mining services, waste dumps and low - grade stockpiles as shown in Figure 124 .

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 124: Internal project site accesses. Source: Aura (2025) 273

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Technical Report Summary – Borborema Gold Project – March 30th, 2026

15.3 POWER SUPPLY

15.3.1 Electrical Power Source

Power will be provided from a new sub-station, which will receive a 69 kV new transmission line from the local energy distribution company COSERN. The new sub-station will be located on the west side of the process plant, close to the administrative area for transforming and will be responsible for transforming the voltage level from 69 kV to 13.8 kV.

The 69 kV transmission line will be contracted to Aura in a turn-key package, by and according to the standards of the local energy concessionaire COSERN and later will be donated to COSERN for its maintenance and operation.

The 69/13.8 kV substation site will be provided as a package, which will include all the necessary civil construction, and contain an incoming structure and isolation switch, main circuit breaker, provision for utility metering, bus work to deliver 69 kV power to a 30 MVA stepdown transformer complete with primary circuit breaker, and isolating switches. This transformer will feed associated secondary switchgear and is arranged to provide 13.8 kV power to the main processing plant, the filtering plant, the administration area, and other remote areas. Provision is included for automatically switched capacitor banks to assist with site power factor correction.

15.3.2 Electrical Distribution

The primary distribution voltage will be radial, at 13.8 kV, three phase, 60 Hz, from the main substation. Feed distribution from the main substation will be via three-phase powerlines and power poles for the secondary substations. Distribution from the secondary substations to the loads and panels in the field will be via cable rack or conduits, as required. The conventional three-phase powerlines and power poles network will be supplied as a turn-key, including pole-mounted transformers.

15.3.3 Main Substation

The main substation will include an electrical room and the associated high-voltage equipment. The substation will have a 30 MVA ONAN transformer from 69 to 13.8 kV. The main substation will be provided as a Hybrid solution (GIS + AIS) on SKID.

15.3.4 Secondary Substations

Site electrical power supply was selected and designed around the major load centers summarized in Table 134.

Table 134: Plant substations

TAG NUMBER	TYPE	CHARACTERISTICS	POWER DISTRIBUTION FROM MAIN SE
3015-SE-0001 (Metallurgy)	E-room	Feed: 13.8 kV-25 kA Process loads: 480 V-50 kA Lighting: 380/220 V-50 kA	Conventional aerial network - 700 m
3060-SE-0001 (Filtering)	E-room	Feed: 13.8 kV-25 kA Process loads: 480 V-50 kA Lighting: 380/220 V-50 kA	Conventional aerial network – 1,500 m

The substations will feed the following areas:

- 3015-SE-0001: Grinding, thickening, gravity, leach, detox, elution and electrowinning, reagents, compressed air system, primary crushing, stockpile/surge bin, and water distribution systems.
- 3060-SE-0001: Waste filtering system and Magazine area.

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 15.3.5 Emergency Power Three diesel generators group will be provided to feed critical process loads, administrative buildings and security systems . Each diesel generator group will be located near the designated electrical room, or administrative building and will be connected to the motor control centre or automatic transfer panel . 4. SUPPORT BUILDINGS 1. Primary Crushing Area The primary crushing area will be located to the east of the process plant . The crushing stage will comprise a stationary crushing unit, which includes a linear feeder, vibrating screen, primary jaw crusher, chutes, and a discharge conveyor . Process equipment maintenance will be handled by mobile cranes as required, while a monorail crane will be used specifically for jaw crusher and vibrating screen maintenance . 2. Grinding Area The grinding area has been designed for a SAG mill, cyclone feed sump, pumps, waste screen, and gravity circuit equipment, including a liner manipulator . The grinding building will be 19 . 9 m long by 13 m wide and 25 - m tall, steel frame building . The main structure comprises five floors beyond the ground floor, and will contain the following equipment : cyclone, sieves, and gravimetric concentrator as shown in Figure 125 and Figure 126 . The ground floor will have a raised concrete floor and several platforms for access to equipment . The process equipment will be serviced by a dedicated winch . Any heavier loads will require use of the mobile crane . 275

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 125: Grinding area schematic view 276

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 126: Grinding area section view 277

Technical Report Summary – Borborema Gold Project – March 30th, 2026 15.4.3 Leach and Detox Areas The carbon - in - leach (“CIL”) area will be 80 m long by 37 m wide, include a leach tank with dimensions 14 . 5 m in diameter by 16 . 3 m high, and six carbon - in - leach (“CIL”) tanks with the same dimensions, including tank platforms . The area will be limited by a containment compartment with a volumetric capacity equivalent to 102 % of the largest contained tank . The maintenance and cleaning of sieves, which is a separate operation, will occur in a separate structure inside the containment compartment/area . The area will be serviced by a 15 - ton winch on a monorail to access the tank, pumps, and screens . A mobile crane will be required for maintenance of the agitator . Figure 127 shows a schematic view of the leaching area . Figure 127: Leaching area schematic view The Detox Area will be 31 m long by 40 m wide and will include two detoxification tanks measuring 9 m in diameter and 9 . 45 m in height . An 18 m diameter thickener, cyanide water tank, sieve, and transfer box are also part of the Detox area . Figure 128 shows a schematic view of the Detox area . Figure 128: DETOX area schematic view 278

Technical Report Summary – Borborema Gold Project – March 30th, 2026 15.4.4 Gold Room The gold room building is designed as a rectangular area of 286 m 2 in two integrated blocks : the production area, the higher block, and the support area, the smaller block . The building will be constructed from concrete with concrete block walls to enclosure the different work areas, except for the technical room, chamber and safe room that will have structural concrete walls for security purposes . The roof will be structural steel supported by a concrete slab and finished with lightweight galvanized roof panels . Figure 129: Gold room layout 15.4.5 Hydraulic Circuit The hydraulic circuit building was designed to accommodate the hydraulic units for the milling process, and has a simple structure composed of concrete block walls, structural steel for the roof structure, and lightweight galvanized roof panels . The building will be equipped with double aluminum louver doors and louver windows to facilitate air circulation and ventilation within the premises . 15.4.6 Reagent Areas The reagent preparation and storage systems will be separate, located within the process plant according to the reagent dosing location, as shown in Figure 130 . The area for the hydrated lime system will be 11 . 5 m long by 7 . 5 m wide, including the preparation and storage system . The sodium cyanide storage area will include a 4 . 1 m diameter by 4 . 5 m high tank and will be a fenced off area with restricted access . The containment and equipment area will be 9 . 5 m long by 8 . 5 m wide . The flocculant area will also be separate from the other reagents to be closer to the thickener and minimize piping and will be 11 . 5 m long by 6 . 5 m wide . The area allocated for sodium metabisulphite and copper sulfate reagents is southeast of the detoxification tanks and leach tanks, and the contained area will be 14 . 8 m long by 13 . 7 m wide . The area destined for the caustic soda and hydrochloric acid reagents is also located to the southeast of the tanks, the enclosed area will be 15 . 1 m long by 7 . 8 m wide . Figure 130 shows a schematic view of the reagent area, while Figure 131 and Figure 132 include respectively the views of cyanide and flocculant areas . 279

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 130: View of the reagent area - From right to left: hydrated lime, hydrochloric acid, caustic soda, sodium metabisulfite, and copper sulphate Figure 131: View of the cyanide area Figure 132: View of the flocculant area 15.4.7 Mine Support Area / Truck Shop / Truck Wash The operation of the mine will be outsourced, so the Project's engineering team does not foresee the construction of a support structure for the mine by Aura . In the mine operation outsourcing contract, it will be stipulated that the contractor will build its own required support structure, in addition to using the existing area to be made available by Aura . This will allow the contracted 280

Technical Report Summary – Borborema Gold Project – March 30th, 2026 company to adapt the installations according to the size of the equipment in its fleet . Aura will supply water and electricity to the contracted company's premises at the mine site . 15.4.8 Waste Material Warehouse The Waste Material warehouse is designed with a built area of 237 m 2 , as shown in Figure 133 . The building is composed of structural steel with concrete blocks, and lightweight galvanized roof panels . This building will be equipped with louver windows to provide air circulation and ventilation inside the building . Figure 133: Waste material warehouse 15.4.9 Warehouse The warehouse building is designed with a built area of 469 m 2 , in two integrated blocks : the storage area with the administrative office area as an attachment, as shown in Figure 134 . The storage area of the warehouse building is composed of structural steel, with concrete blocks, and lightweight galvanized roof panels . This building will be equipped with louver windows and a roof vent to provide air circulation and ventilation inside the building . The administrative office will be built from structural steel, with thermoacoustic panels as part of the walls and internal partitions, the roof will be finished with galvanized thermoacoustic roof panels . 281

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 134: Warehouse 15.4.10 Maintenance Shops and Changeroom The maintenance shops building was designed with a built area of 586 m 2 as three integrated blocks : the maintenance area, the administrative office area, and equipment area ; these last two will be attachments to the main block maintenance area, as shown in Figure 135 . The construction of the main block, the maintenance area, will be from structural steel with concrete blocks, and lightweight galvanized roof panels . This building will be equipped with louver windows and a roof vent to provide air circulation and ventilation inside the building . The administrative office will also be composed of structural steel, with thermoacoustic panels for walls and internal partitions, while the roof will be built from galvanized thermoacoustic roof panels . Figure 135: Maintenance shops 282

Technical Report Summary – Borborema Gold Project – March 30th, 2026

The changeroom building was designed with a built area of 210 m^2, as an attachment to the maintenance shops building to be close to the operational area, as shown in Figure 136. The structure for this building is structural steel, with thermoacoustic panels for walls and internal partitions, and the roof is finished with galvanized thermoacoustic roof panels.


Women's
locker room
Men's locker room
Special needs
locker rooms

Figure 136: Changerooms

15.4.11 Storage Shed for Reagents

The storage shed for reagents was designed with a built area of 384 m^2, as shown in Figure 137. The structure will be built from structural steel with concrete blocks, and lightweight galvanized roof panels. This building will be equipped with louver windows and a roof vent to provide air circulation and ventilation inside the building.



Figure 137: Storage shed for reagents

15.4.12 Explosives Storage and Handling

The construction of the explosives warehouse was designed with a built area of 155 m^2, with a storage capacity of 32,000 kg of explosives, equivalent to approximately 1,600 boxes of explosive materials, as shown in Figure 138. Due to the risk associated with

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 the stored materials in the building, as well as the compliance with minimum requirements demanded by specific regulations, its structure has been designed using cast - in - place concrete elements with double masonry walls made of concrete blocks . The roof will use metal and 8 mm thick corrugated asbestos - cement sheets . To provide natural ventilation, the building is equipped with openings near the floor on the internal walls and with concrete louver windows . Figure 138: Explosives warehouse The construction of the explosive accessories warehouse follows the same concept as the explosives warehouse, and was designed with a built area of 108 m 2 , and a storage capacity of 70 kg of explosive accessories, which corresponds to approximately 628 accessory boxes, as shown in Figure 139 . Figure 139: Explosives accessories warehouse The Emulsion Yard was designed with a built area of 214 m 2 of concrete flooring and space for the placement of emulsion tanks . However, the area also includes a small Sodium Nitrite storage facility, which has been designed with a built area of 29 m 2 , at the right hand end in Figure 140 . 284

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 140: Emulsion yard and sodium nitrite storage 15.4.13 Fuel Station For the definitive fuel station, Aura will hire a specialized company for the implementation of the station. Figure 141 provides the site location. Item 63 is the definitive station. Figure 141: Temporary and definitive fuel station location. 15.4.14 Plant Administration Building The plant administration building was developed and sized, with a built area of 151 m 2 , to allocate the workers who will have direct contact with the operational areas . The building structure will be structural steel, with thermoacoustic panels for walls and internal partitions, and the roof will be finished with galvanized thermoacoustic roof panels, as shown in Figure 142 . 285

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Figure 142: Plant administration building

15.4.15 Main Gatehouse

The main gatehouse building controls site access and was designed with a built area of 66 m^2 in two parts: vehicle control access area, and the gate control access areas for pedestrians, as shown in Figure 143. The building structure will be structural steel, with thermoacoustic panels for walls and internal partitions, and the roof will be finished with galvanized thermoacoustic roof panels.


Vehicles
acess area
Gate
Pedestrians
acess area

Figure 143: Main gatehouse

15.4.16 Administrative Building

The administrative building was developed with a built area of 537 m^2 and sized to allocate the workers that have no contact with the operational areas, as shown in Figure 144. The building structure will be structural steel, with thermoacoustic panels for walls and internal partitions, and the roof will be finished with galvanized thermoacoustic roof panels.

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Figure 144: Administrative building

15.4.17 Mess Hall

The mess hall was designed with a built area of 283 m^2 to accommodate 76 workers per shift for a total of 149 people, and is located close to the administrative, medical care clinic, and fire brigade buildings. The building structure will be structural steel, with thermoacoustic panels for walls and internal partitions, and the roof will be finished with galvanized thermoacoustic roof panels, as shown in Figure 145.


Dinning area
Support area
Exit area
Entrance area

Figure 145: Mess Hall

15.4.18 Laboratory

The laboratory building was designed with a built area of 643 m^2, and two integrated blocks: the laboratory area and support area, the latter being an attachment similar to the warehouse. The structure for the laboratory is composed of structural steel with concrete blocks, and lightweight galvanized roof panels. This building will be equipped with louver windows to provide air circulation and ventilation inside the building. The administrative office will also be built from structural steel with thermoacoustic

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panels for walls and internal partitions, and the roof will be finished with galvanized thermoacoustic roof panels, as shown in Figure 146.


Support area
Laboratory

Figure 146: Laboratory and support area

15.4.19 Medical Clinic and Fire Brigade

The medical clinic and fire brigade building was designed with a built area of 256 m^2 and will have three sections: medical clinic building, fire brigade building and in between will be the emergency vehicle parking, as shown in Figure 147. The building structure will be composed of structural steel, with thermoacoustic panels for walls and internal partitions, and the roof will be finished with galvanized thermoacoustic roof panels.


Ambulatory
Fire Brigade

Figure 147: Ambulatory and fire brigade

15.5 SITE GEOTECHNICAL

Geotechnical investigations were carried out in two stages on the Project property in the proposed site area. The first stage was to provide information for earthmoving services consisting of 21 mixed drill holes and 21 test pits. The second stage focused on the proposed building foundation areas, consisting of nine more mixed drill holes. The drilling program showed a soil with high support capacity, allowing direct foundations to be built.

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 6. WATER MANAGEMENT 1. Project Water Balance The Borborema Project plant will demand water at the following flows: 83.0 m³/h of raw water, 811.51 m³/h of process water, and 278.45 m³/h of process water with cyanide. The raw water to supply the process plant will come from treated sewage coming from the Currais Novos ETE, with a flow of 55.0 m³/h, and from the pumping of the Dique de Finos (Fines Dike), at a flow of 28.0 m³/h. The Figure 148 shows the raw water supply diagram. Figure 148: Diagram of the raw water supply. Source: PROMON (2023b) 7. MINE WASTE, LOW - GRADE ORE AND TAILINGS STORAGE FACILITIES 1. Low - Grade Stockpiles Two low - grade stockpiles are envisaged for the Project to improve grades for the initial years and control the rate of oxide ore on the plant feed . Low grade ore will be stocked during the operation of both pits and reclaimed at the end of the LOM or when required . The oxide stockpile is also planned to control the maximum rate of oxide material that can be fed to the plant . Both stockpiles are located close to the Main Pit exit and the ROM pad . The sulfide stockpile will have a total capacity of 4 . 44 Mm³ and the oxide stockpile a total capacity of 0 . 81 Mm³, as shown in Figure 149 . 289

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 149: Low - grade Stockpiles 15.7.2 Waste Rock Storage Facilities (WRSF) AND TAILINGS STOREGE FACILITIES (TSF) The waste rock or below cut - off grade and will not be processed will either be stored or used on site (within the mine or on surface) . Waste rock will mainly be deposited on the WRSFs . A concept that consider the TSF pile (NW 01 ) as dry stack structures was chosen, since the tailings filtration plant is located on the edge of TSF in the master plan and the volume of other tailings added to the waste rock would exceed the volumetric capacity of these structures . For pile WRSF (NE 01 ), therefore, a waste rock concept was chosen with the earth waste being surrounded by rock waste in such a way that the pile of earth material develops with the geometry of 1 V : 2 . 5 H and the pile of rocky material covers the first with final external geometry of 1 V : 1 . 5 H . In this way, the internal pile will be able to receive the volume of the first five years of earthen material, while in the year 2028 the rocky waste will have to back up the internal pile . In the new proposed concept, the previously designed TSF 2 and WRSF 2 piles will not be implemented, due to the increased capacity of the TSF 1 and WRSF 1 structures . The low - grade piles were designed as waste rock piles with the largest volume accumulated along the LOM of each (generation plan available) as a volumetric assumption . The designed structures, their respective concepts and the volume obtained in each are presented in Table 135 and illustrated in Figure 150 . 290

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Table 135: Structures and concepts developed

Structure Name	Description	Geometric Characteristics
TSF1 – NW01	Dry Stack	Slope: 1V:2.5H; Width: 7.5 m; Height: 10.0 m
WRSF1 – NE01	Waste Rock	Internal Pile Slope: 1V:2.5H; Width: 7.5 m; Height: 10.0 m External Pile Slope: 1V:1.5H; Width: 10.0 m; Height: 20.0 m
Stock Oxi	Low Grade Stockpiles	Slope: 1V:1.5H; Width: 10.0 m; Height: 20.0 m
Stock Sulf	Low Grade Stockpiles	Slope: 1V:1.5H; Width: 10.0 m; Height: 20.0 m



Figure 150: General Layout

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Stability analyzes were carried out using Slide2 software, from Rocscience, using the limit equilibrium method. The assumptions considered in the stability analysis are described below.

- Isotropic and homogeneous materials.
- Assessment of safety factors using the GLE/Morgenstern-Price method.
- Assessment of safety factors for circular and non-circular surfaces.
- Drained resistance of materials characterized by the Mohr-Coulomb rupture criteria, with the effective resistance envelope parameters c' and ϕ'.
- Seismic acceleration coefficients: kv: 0.08 g and kh 0.053 g.
- Minimum permissible safety factors as per Table *136*.
- For the partially saturated stability condition, using RU (0.29), FS > ANALYSIS SECTIONS was adopted as the criteria.

Table 136: Summary of analysis results - Safety Factors obtained

Piles	Section	Drained Globally FS_{min} = 1,50	Drained Between Berms FS_{min} = 1,30	Seismic Condition FS_{min} = 1,10	Su=50 kPa FS_{min} = 1,10
Sulf	A-A'	2,11	2,02	1,77	-
	B-B'	1,80	1,75	1,48	-
Oxi	C-C'	2,98	2,98	2,44	-
	D-D'	3,39	2,87	2,64	-
NW-01	A-A'	1,78	1,78	1,29	1,67
	B-B'	1,94	1,65	1,38	1,42
NE-01	C-C'	1,75	1,72	1,38	-

15.8 WATER SYSTEMS

15.8.1 Raw Water Supply System

The primary water source for the Borborema Project will be the raw sewage pumped from a nearby town Currais Novos (EEE Caça e Pesca) to Borborema site. The raw sewage will be received via a 27 km pipeline, treated at Borborema sewage treatment station, and directed to the raw water pond and raw water tank from which it will be distributed to the required points in the plant, for example, gland water, reagent preparation, dust suppression, fire water, and make-up water for the process water system. The raw water pond will serve as a water reserve for the mine site in the event of water shortage for the water pumping system.

The design also considers an alternative source of raw water from a nearby rainwater reservoir named dam of fines (fines dike), which will be used as much as possible to reduce the requirement of pumping sewage from EEE Caça e Pesca.

15.8.2 Potable Water Supply

The potable water quality requirements for the potable water treatment plant match the local drinking water guidelines. The potable water will be sourced by the local water treatment company (Companhia de Água e Esgotos do Rio Grande do Norte – CAERN) via truck from Macaiba, approximately 130 km from the Borborema site. This water will feed all safety showers and administrative buildings.

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 3. Fire Suppression System The fire suppression systems planned for the process plant site will be supplied from the raw water storage tanks which have a volume dedicated to fire suppression water . The fire water system will consist of electric water pumps that will be supported by the jockey fire water pump to maintain pressure in the fire water main . In the event of a power outage, a diesel fire water pump will start to ensure continued fire water availability . All facilities will have a fire suppression system in accordance with the structure’s function . Fire water will be distributed throughout the plant via dedicated pipework to supply hydrants and hose reels strategically located throughout the site . All buildings will have hose cabinets and handheld fire extinguishers . Electrical and control rooms will be equipped with dry - chemical fire extinguishers . Ancillary buildings will be provided with automatic sprinkler systems . For the reagents areas, appropriate fire suppression systems will be included according to the reagent material safety datasheets . 4. Sewage Collection The office and domestic waste collected at the site will be treated in the local sewage treatment station, which is dedicated to the raw water production from Currais Novos sewage . The collection network will be underground . Depending on the type of chemical waste from the laboratory, it will be either recycled to the plant or stored for off - site disposal . 15.9 230kV TRANSMISSIONLINE DEVIATION For the pit expansion, it is necessary to partially relocate segments of the transmission lines : • 230 kV Paraíso – Açu II C2 TL (CHESF) – orange line deviation • 230 kV Lagoa Nova II – Paraíso C2 TL (TAESA) – green line deviation Figure 151 - Relocation of Transmission Lines. Source: GRID Energia (2026) The two yellow lines shown in Figure 151 correspond to two pre - existing 230kV transmission lines (LT 230kV Paraíso – Açu II, C3 and LT 230kV Lagoa Nova II – Paraíso, C1), which will not be relocated. 293

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The relocation is an essential requirement to:

- Ensure the operational safety of the electrical system;
- Enable the continuity of the mining project;
- Maintain the reliability and integrity of the transmission assets;
- Preserve the technical and regulatory conditions of the concessions.

The relocation covers approximately 7.75–8.5 km of each transmission line.

The new segment will maintain the same voltage class (230 kV), conductor types, equivalent structural configuration, and original electrical parameters.

The engineering design was developed in accordance with the ONS (National Electric System Operator) grid procedures and the technical standards of the transmission companies.

The activities will require the construction of new foundations and towers, stringing of conductor cables and OPGW, decommissioning and dismantling of the existing segment, land and environmental management, and scheduling of outages coordinated with ONS.

The planning reflects a level of detail consistent with an advanced feasibility phase, demonstrating engineering maturity and the identification of the main critical activities.

Table 137: Implementation Schedule Transmission Line Relocation

Transmission Line Relocation	Duration	Start	Finish
Planning – 230 kV Transmission Line Relocation	1305 days	January 19, 2024	March 23, 2029
Basic Design	175 days	May 20, 2026	January 27, 2027
Detailed Engineering Design	178 days	November 5, 2026	July 20, 2027
Land Acquisition Clearance	217 days	December 9, 2026	October 19, 2027
Environmental Clearance	485 days	May 20, 2026	April 17, 2028
Mobilization	30 days	January 7, 2028	February 17, 2028
Construction	484 days	February 23, 2027	January 19, 2028
Energization	1 days	November 14, 2028	November 14, 2028
Decommissioning of Existing Line Segments	45 days	November 16, 2028	January 19, 2029

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 16 MARKET STUDIES AND CONTRACTS 1. MARKETS The principal commodity of the Borborema Project is gold, which is traded internationally in a liquid and transparent market with widely published prices . Accordingly, the prospects for marketing the production are considered assured . The terms of any future sales contracts are expected to be typical of the industry and consistent with those applicable to doré supply in comparable gold operations . A gold price of US $ 2 , 600 /oz was used for the Mineral Reserve Estimates . This price represents a conservative long - term assumption adopted by the Company and is below the long - term gold price of approximately US $ 3 , 302 /oz, as indicated by the most recent market consensus forecasts . The use of a price below market consensus aims to ensure the economic robustness of the reserves against metal price volatility . 2. CONTRACTS As of the effective date of this Technical Report, the Project has commercial agreements related to the sale of doré . Gold refining is performed under contract with Asahi Refining Canada Ltd . , an internationally recognized precious metals refinery . In addition, the commercialization of production is supported by an agreement with Auramet International LLC, an institution specialized in metals marketing and financing . The contractual terms are considered consistent with standard international gold industry practices, with sales based on prevailing gold market prices, adjusted for customary refining, transportation, and marketing charges 295

Technical Report Summary – Borborema Gold Project – March 30th, 2026 17 ENVIRONMENTAL STUDIES, PERMITTING AND PLANS, NEGOTIATIONS OR AGREEMENTS WITH LOCAL INDIVIDUALS OR GROUPS 1. INTRODUCTION 296 This section presents the studies and impact assessment carried out to support both the environmental licensing and the production of a baseline data to support the environmental and social issues of the Borborema Project, which is in the final phase of construction in accordance with the guidelines of IDEMA - Institute for Sustainable Development and Environment of the State of Rio Grande do Norte, and the requirements of Installation License No . 2022 - 188699 /TEC/LI - 0181 . 17.2 GENERAL OVERVIEW The Borborema Project is located in the municipality of Currais Novos, on the side of Federal Road BR 226 , in the interior of the Rio Grande do Norte state, at latitude 6 Σ 12 ' S and longitude 36 Σ 17 ' W on the São Francisco Farm, in a semi - arid region with an average annual rainfall of 695 mm and an annual evaporation rate of around 2 , 600 mm, resulting in a high seasonal water deficit . The Project is 172 km from the capital Natal, 32 km from the city of Currais Novos and about 1 - 4 km from the villages of São Luiz, São Rafael and Maxixe . The Project area is not located within Conservation Units (Forest Reservation) or Indigenous Lands . There is a Traditional Community (“Quilombola”) called Negros do Riacho that is located approximately 20 km from the project site and 7 . 5 km from the wastewater pipeline, which will not be affected by the Borborema Project . The São Francisco and Pedra Branca Farms were acquired due to their large areas, which would be sufficient to house all the structures of the Borborema Project . However, with the expansion of the pit, the increase in the NW - 02 tailings stockpile and the deviation of Federal Road BR 226 , other lands will be needed to house them . Negotiations are ongoing . Other Farm, Jesus Maria, was also acquired to be a Forestry Reserve Area (Legal Reserve) and conducting reforestation, according to the Brazilian Forest Code and IDEMA - State Environmental Regulatory Authority requirements The Environmental Impact Study (“EIA”) and Environmental Impact Report (“RIMA”) were prepared in 2011 , in which the main impacts of the Borborema Project were identified and evaluated, and mitigation measures, plans, and environmental programs were proposed . The Project’s areas of influence were defined, and field studies were carried out on the terrestrial and aquatic fauna, flora, water resources, historical and archaeological heritage, socioeconomic diagnosis of the region, and traditional populations . The presentation of the Project and the environmental impact study was held at a Public Hearing in the city of Currais Novos on 05 / 12 / 2013 and was well received by the local population . After the public hearing and analysis of the study by the State Environmental Regulatory Authority, IDEMA (Institute for Sustainable and Environmental Development of Rio Grande do Norte), the Preliminary License, LP No . 2011 - 047788 /TEC/LP - 0136 , was issued in April 2017 . On April 15 , 2019 , Installation License No . 2018 - 129191 /TEC/ 0083 was issued for the implementation of the Borborema Project facilities in an area of 490 hectares and has already expired . With the acquisition of the Borborema Project by Aura Minerals, the application for the renewal of the Installation License was filed with IDEMA and the LI Nº 2022 - 188699 /TEC/LI - 0181 was issued in March 2023 , valid until March 2028 . The Borborema project is currently in the final phase of construction and already has the Operating License - LO No . 2024 - 219477 /TEC/LO - 0639 that authorizes the mining and processing of gold ore for an area of 490 hectares . To accommodate the

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planned expansion of the open pit and the associated tailings and waste rock storage facilities, it will be necessary to construct a new 5.6 km alternative route of federal highway BR-266 and to relocate approximately 7 to 8.5 km of two existing 230 kV transmission line segments. These activities will require permitting at both federal and state levels.

17.3 ENVIRONMENTAL PERMITING

17.3.1 Brazilian Regulatory Scenario

Mining activities require preliminary Environmental Permitting, regardless of the necessary procedures with ANM (National Mining Agency), as defined by Brazilian Federal Law No. 6,938/81 (BRAZIL, 1981), which established the National Environmental Policy.

Annex I of CONAMA Resolution (National Environmental Council) No. 237/97 (CONAMA, 1997) lists the activities and undertakings that use environmental resources, effectively or potentially polluting, that are subject to Environmental Permitting. The Federal Law No. 6,938 / 81 and CONAMA Resolution No. 237/97 define three (3) types of environmental license, namely:

- Preliminary License (Licença Prévia-LP) - Issued in the preliminary stage of the project planning. It validates the location and design, attesting to the environmental feasibility and establishing the basic requirements and conditions to be met in the next phases of its implementation.
- Installation License (Licença de Instalação – LI) - Authorizes the installation of the enterprise in accordance with the specifications of the approved plans, programs, and projects, including environmental control measures and other conditions.
- Operation License (Licença de Operação – LO) - Authorizes the operation of the enterprise, after verifying the effective fulfillment of previous licenses, environmental control measures, and conditions determined for the operation.

The Brazilian Federal Law No. 6,938/81 also assigned to the States the power to license activities located within their regional limits. If the undertaking develops activities in more than one state, or if the environmental impacts exceed the territorial limits, IBAMA (Brazilian Institute for the Environment and Renewable Natural Resources) is the body responsible for granting permits.

In the case of the Borborema Project, which is located entirely in the state of Rio Grande do Norte and does not exceed state boundaries, the authority responsible for environmental licensing, issuing licenses and inspection is the Institute for Sustainable Development and the Environment of Rio Grande do Norte – IDEMA, that acts based on the State Complementary Law no. 272/2004 and its subsequent amendments such as Complementary Law no. 723/2022.

In addition to the main Licenses highlighted above, other additional Permits ("accessories") are required to complete the licensing process, such as: Native Vegetation Clearing Permit, Special Wildlife Permit, Special Permit for Construction Site, Water Resources Use Grant, Archaeological Heritage Permit, amongst others.

As requested by IDEMA, other government agencies participate in licensing by issuing accessory licenses or as interveners, issuing technical opinions to support licensing, such as:

- IGARN (Institute of Water Management of Rio Grande do Norte) - Responsible for issuing permits for the use of state waters.
- ANA (National Water Agency) - Responsible for issuing permits for the use of federal waters.

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Technical Report Summary – Borborema Gold Project – March 30th, 2026  IPHAN (National Historical and Artistic Heritage Institute) - Responsible for issuing permits for field studies, rescue of archaeological heritage and Technical Opinions that are added to the environmental licensing process.  FUNAI (National Indian Foundation) - Responsible for issuing permits for anthropological studies in case the project is in Indigenous lands or in their Area of Influence.  INCRA (National Institute of Colonization and Agrarian Reform) - Responsible for issuing permits for anthropological studies if the project is located on land belonging to traditional communities or in the Area of Influence.  DNIT (National Department of Infrastructure and Transport) – Responsible for issuing Technical Opinions regarding interference on federal highways, amongst others.  ANEEL (National Electric Energy Agency) - responsible for regulating and supervising Brazil’s entire electricity sector, including the generation, transmission, distribution, and sale of electricity. It implements federal energy policies. 17.3.2 Environmental Licensing Status Before Installation License No . 2018 - 129191 /TEC/ 0083 expired on 04 / 15 / 2023 , the application for an updated Installation License was filed with IDEMA and on 03 / 02 / 2023 the Installation License, LI nº 2022 - 188699 /TEC/LI - 0181 was issued in an area of 490 hectares with a validity of 5 years . The application for the Project Operating License with IDEMA was filed in September 2024 and, the Operating License – LO No . 2024 - 219477 /TEC/LO - 0639 was issued and authorizes the mining and processing of gold ore for 490 hectares area . Both Installation and Operating Licenses are linked to mining rights 805 . 049 / 1977 , 840 . 149 / 1980 and 840 . 152 / 1980 of the National Mining Agency (ANM) . Additional permits are required to complete full project permitting, and Table 138 provides the updated list of permits in place . Table 138: Borborema Project Licenses and Permits Held by Aura 298 STATUS VALIDITY ISSUANCE DESCRIPTION LICENSES Valid License 02/03/2031 02/03/2025 Operating license - LO for the extraction and processing of gold in an area of 490.00 ha and processing 60,606.00 m³/month. LO Nº 2024 - 219477/TEC/LO - 0639 Valid License 06/03/2031 06/03/2025 Operating license - LO for a Sewage Treatment Plant with a capacity of 1680 m³/day (ETE). LO Nº 2025 - 240746/TEC/LO - 0039 Valid License 08/08/2031 08/08/2025 Operating License for Wastewater Pipeline with extension of about 27.5 km a long of BR - 226 highway LO Nº 2025 - 239939/TEC/LO - 0031 Valid License - It will be added to the LO of the Aura Borborema Project 06/07/2026 06/07/2020 Operating license - LO for the extraction and processing of gold in an area of 8 . 00 ha (former leach piles) and a volume of 1 , 200 m³/month . RLO nº 2020 - 149610/TEC/RLO - 0243 Valid License 01/28/2031 01/28/2025 Operation License for a Power Distribution Line of 69kV and 35 km. LO Nº 2024 - 224430/TEC/LO - 0737

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LICENSES	DESCRIPTION	ISSUANCE	VALIDITY	STATUS
LO Nº 2024-223181/TEC/LO-0719	Operation License for the Electric Power Substation (69kV/13.8kV) and total power of 20 MVA, which will connect the 69 kV Power Distribution Line (SE).	01/27/2025	01/27/2031	Valid License
LS Nº 2024-206097/TEC/LS-0630	Simplified License for the opening of 2 access roads totaling 1,700 m	07/08/2024	07/08/2030	Valid License
RLS nº 2021-174272/TEC/RLS-0459	Simplified License for opening access road to the Aura Borborema Project with an extension of 653.87 meters.	07/10/2022	07/10/2028	Valid License
LA Nº 2025-240366/TEC/LA-0006	Expansion License for opening access road to the Aura Borborema Project with an extension of 573.50 meters.	08/20/2025	08/20/2029	Valid License
*ORH Nº 02179/2024	Grant to capture 1,270,200 m^3/year of water from rainwater reservoir of fines dam to gold process uses.	10/29/2024	10/29/2028	Valid License
*ORH Nº 02429/2024	Grant to capture 2,628,000 m^3/year of water from rainwater reservoir of fines dam to constructions uses.	12/02/2024	12/02/2028	Valid License
*ORH Nº 00731/2025	Grant to capture 29,197.01 m^3/year of water from Aterro Dam.	06/30/2025	06/30/2030	Valid License
*ORN Nº 32566933	Grant to capture domestic wastewater for treatment and application in industrial purposes.	03/20/2025	03/20/2029	Valid License
N.º 2023-198184/TEC/DL-0403	**A 15m3 diesel oil tank exempt from environmental permitting - support construction and plant start up			Valid License
LI Nº 2024-222783/TEC/LI-0395	Installation License for Definitive Fuel Station	01/27/2025	01/27/2031	The application for LO will be filed when the construction of the Fuel Station is 80% complete.

Notes:
LP, LI and LO - Preliminary License, Installation License and Operating License
*ORH – Water User Permit
** It was used during the construction and will continue to supply the start of operation with diesel supplementation coming from Natal (capital of RN)

The Operating License incorporates all project modifications and improvements implemented during the construction phase within the authorized 490-hectare project footprint. Any project changes or expansions extending beyond this permitted area are subject to mandatory notification and approval by the State Environmental Regulatory Authority- IDEMA. Aura has fulfilled this reporting requirement, and an application for an Expansion License has been formally submitted to IDEMA. The application is currently under regulatory review.

As mentioned in Section 17.2, expanding the pit will require the construction of a 5.3 km of alternative route of Federal Highway BR-226 and the relocation of two 230 kV power transmission lines.

The Permitting process of the 5.3 km alternative route has been initiated at both the federal and state levels. The agencies involved are DNIT (National Department of Infrastructure and Transport) and IDEMA (State Environmental Regulatory Agency).

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 According to the Official Letter - OFÍCIO No . 198683 / 2024 /SRE – RN from DNIT, the geometric design of the road deviation was previously approved and the Federal Prosecutor's Office of DNIT issued a Legal Opinion related to the viability of the road deviation confirming that it is feasible, thus allowing mining activity . The detailed design for the alternative route is currently under review by DNIT, and a Technical Cooperation Agreement between DNIT and Aura, to construct the alternative route, is expected to be signed by the first quarter of 2026 . This technical cooperation will facilitate the negotiation of the land with the property owners, since DNIT will cooperate with technical support and issuance of the necessary documents and permits . Regarding environmental licensing, IDEMA reported that the Federal Road deviation is a Simplified Permitting with the issuance of two main licenses : Simplified Primary License - LSP and Simplified Installation and Operation License - LSIO . The application for the LSP was already filed in November 2024 and is under analysis by IDEMA . To complete the environmental licensing process, additional permits are required, such as the Permit for Clearing Native Vegetation and the Special Wildlife Permit for rescuing wild animals before and during vegetation clearing . Requirements such as land ownership documents are prerequisites to instruct the process and to obtain the Native Vegetation Clearing Permit and LSIO . Land mapping and negotiations with landowners are already underway . The entire land negotiation and licensing process is expected to be completed by the third quarter of 2026 . For the relocation of the 230 kV transmission line segments, the environmental permitting process will fall under state jurisdiction and will be administered by IDEMA on behalf of the concessionaires (TAESA and CHESF) . This process will require the submission of simplified environmental impact documentation and the acquisition of streamlined environmental permits, including a Simplified Preliminary License and a Simplified Installation and Operation License . Additional authorizations for Native Vegetation Clearing and Wildlife Rescue will also be required . With respect to land tenure, an amendment to the current Declaration of Public Utility (DUP) must be submitted to ANEEL (National Electric Energy Regulatory Agency) to cover the newly affected land areas . 4. ENVIRONMENTAL AND SOCIAL STUDIES Comprehensive environmental studies were conducted to support the EIA/RIMA and create a baseline in the Project area . The main themes and issues studied in the environmental impact study are presented in this section . 1. Climate The climate in the Borborema Project region is characterized as semi - arid with little or no excess water, with hot summers extending from October to March and warm and generally dry winters . The average annual precipitation is 695 mm, with a predominantly rainy season from January to April, but generally irregular . Evapotranspiration rates within the project area are higher, reaching more than 2 , 000 mm/year, which causes a significant water deficit and is the main factor to be considered in the operation of the Borborema Project . The average annual temperature is 27 . 5 Σ C, with a minimum average of 18 Σ C and a maximum average of 33 Σ C . The variation between the warmest months (October to March) and the coldest month (July) is approximately 8 Σ C . The predominant wind direction is from the southeast with an average speed of 1 . 4 m/s . 300

Technical Report Summary – Borborema Gold Project – March 30th, 2026 2. Water Resources 1. Regional Context According to the EIA/RIMA, the area of the Borborema Project is in the Piranhas - Açu River basin, which covers a territory of 42 , 900 km ² distributed between the states of Paraíba and Rio Grande do Norte, where approximately 1 , 552 , 000 people live . The basin is fully inserted in the semi - arid territory, with average annual rainfall between 400 and 800 mm concentrated between February and May . This condition, combined with the occurrence of shallow soils formed on crystalline bedrock, with low storage capacity, is responsible for the intermittent character of rivers in the region . In addition, the precipitation pattern tends to show high variability between years, with alternating regular rainfall and severe water scarcity, leading to water droughts in the Project region . The Piranhas - Açu River rises in the Serra de Piancó, situated in Paraíba state, and flows out near Macau city, in Rio Grande do Norte state . Under natural conditions, it is an intermittent river . However, its continuity is ensured by two regularization reservoirs built by DNOCS (National Department of Works against Drought), the Coremas - Mãe d ǲ Água, in Paraíba (capacity of 1 . 36 billion m 3 and regulated flow of 9 . 5 m 3 / s, Q 95% ) and the Armando Ribeiro Gonçalves Dam (ARG), in Rio Grande do Norte (capacity of 2 . 4 billion m³ and regulated flow of 17 . 8 m 3 /s, Q 90% ) . Along the water system formed by the river channel and its regularization reservoirs, referred as the Coremas - Açu System, various water has developed, such as diffuse irrigation, irrigation in public perimeters, human supply, animal watering, leisure, energy production, and aquaculture . The geological formation of most of the basin is crystalline rock, which is characterized by impermeable rocks with low water storage capacity, which is often of low quality . The sedimentary formations, with greater porosity and, therefore, greater water storage capacity, are present only in two points of the basin : a smaller one, in the sub - basin of the "do Peixe" river, close to Sousa (Paraiba state) and another, part of the Jandaíra Formation, covering the Baixo - Açu . Another important source of groundwater are the alluvial aquifers, which in most cases provide good quality water for human and animal consumption, and irrigation . Due to the intermittent nature of the rivers in this region, surface water is contained in dams, which is the Brazilian government's strategy to deal with the recurrent drought . In addition to the aforementioned “Coremas - Mãe d’água” and "Armando Ribeiro Gonçalves" reservoirs, there are 46 reservoirs considered strategic as they have a storage capacity of over 10 million m 3 . In the Project area, several dams were identified in the Project's area of influence, most of them located close to rural communities and two in the area directly affected by the Project, close to the former pit area, as shown in Table 139. Table 139: Description of Surface Water Sources 301 Status Distance to the Borborema Project (km) Property Structure Dam decommissioned and water directed to the fines dike Located on the Aura property Aura Borborema Onça Dam Dam decommissioned and water directed to the fines dike Located on the Aura property Aura Borborema São Francisco Dam Discarded for use Located on the Aura property Aura Borborema Aterro Dam Water Use Grant - Flow rate of 1,270,200 m³/year (valid for 14 years) Located on the Aura property Aura Borborema Fines Dyke Requires a Federal Permit (ANA) multiple users 42 km 1 Federal Government ARG Dam Requires a Federal Permit (ANA) multiple users 87 km 1 Federal Government Gargalheiras Dam

Technical Report Summary – Borborema Gold Project – March 30th, 2026 1 Distance to the Dam to the Borborema Project The ARG and Gargalheiras reservoirs were both discarded due to their distance and the difficulty in obtaining Permit for industrial use, as they are designated by ANA (National Water Agency) as the primary source of public supply . The São Francisco and Onças reservoirs, located at the project site, were also discarded since they were decommissioned during construction of the project and their waters were directed to the new reservoir of the fines dike, which has become an important source of supply to complement the plant's operation . 17.4.2.2 Water Demand The studies carried out by Aura for the Borborema Project - 2 Mtpy identified the need for 75 . 6 m 3 /h of raw water that will be used in specific processing demands, as well as to replace losses and/or create a reserve to guarantee the continuity of the operation . As the supply alternatives presented above were discarded, the solution chosen by the company was to develop a project focused on saving water, prioritizing the maximum recirculation of process water, and minimizing the collection of raw water . For this purpose, the possibility of using wastewater (sewage) from the city of Currais Novos, about 27 km away from the Project, was identified, to be complemented by the accumulation of rainwater in the fines dike . For the use of wastewater, a contract was signed between Aura and CAERN (“Companhia de Águas e Esgotos do Rio Grande do Norte”) for the supply of up to 70 m 3 /h of untreated wastewater . This “water” will be pumped from CAERN's Sewage Pumping Station (EEE) “Caça e Pesca” in Currais Novos, covering about 27 km, to the Sewage Treatment Plant (ETE) at the Borborema Project, which is designed to treat 150 m 3 /h of wastewater based on CONAMA Resolution 357 / 2005 – Class II (Brazilian Water Quality Standard) . The standard of Class II waters, according to Resolution CONAMA - 357 / 2005 , can be used for :  Supply for human use, after conventional treatment.  The protection of aquatic communities.  Primary contact recreation, such as swimming, water skiing, and diving, by CONAMA Resolution No. 274 of 2000.  Irrigation of vegetables, fruit plants, parks, gardens, sports, and leisure fields, with which the public may come into direct contact.  Aquaculture and fishing activity. Figure 152 shows the route of the wastewater pipeline from Currais Novos to the Borborema Project . 302

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 152: Route of the Wastewater Pipeline As mentioned above, rainwater accumulated in the fines dike will be an important source of water to complement the plant's operation with a Granted Flow Rate of 1 , 270 , 200 m 3 /y . Potable water will be purchased and supplied by tank trucks coming from the municipalities of Parnamirim and Macaíba, both located within the metropolitan region of Natal city . 17.4.2.3 Water Balance The project was designed for maximum process water recirculation and minimization of raw water (section 18 . 6 . 1 ) . According to the AFRY (2024) report, a nominal flow of 730 , 2 m³/h of water will be required in the production process . The total recycled water will be 692 , 02 m³/h as follows : CIL tailings thickener ( 331 , 06 m³/h), DETOX thickener ( 360 , 96 m³/h, of which 224 , 1 m³/h comes from filtration plant) . Table 140 presents the water balance summary for the beneficiation plant . Table 140: Summary of the Water Balance for the Process Plant. Units Water Flowrate Water Process Water Type m³/h 739.40 Total Water Flow Total consumption of water in process m³/h 60.0 Raw Water Flow m³/h 692.02 Process Water Flow m³/h 331.06 Tailings thickener CIL Total water recirculated in the process (recycled water) m³/h 360.96 Thickener DETOX m³/h 224.1 Filtrate m³/h 60.0 Water intake by ETE or fine dike Inlet and outlet of water in the process m³/h 12.6 Water loss in the process In steady state operation, the plant will require 60,0 m³/h of raw water. This flow will be supplied from the treatment of reuse water at the Caça e Pesca Sewage Pumping Station in Currais Novos. 303

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Technical Report Summary – Borborema Gold Project – March 30th, 2026

To find out the average flow that the Caça e Pesca Pumping Station could provide, systematic flow measurements were carried out between January-December 2021 and January-August 2022, which showed averages of 46 m^3/h and 56 m^3/h, respectively. Therefore, the water balance availability considered for treatment in the ETE of the Borborema Project is 55 m^3/h, with a deficit that will be supplied by the accumulation of rainwater from the fines dike.

17.4.2.4 Water Management

As there is a significant water deficit in the region of the Borborema Project, since construction phase, water management is focused on minimizing losses, and which is fundamental for the operation. Based on this premise, the Borborema Project foresees that rainwater collected from waste rock and tailings stockpiles, pit, and accesses will be directed through drainage channels to the fines dike, which is used as a large sedimentation basin and reservoir providing supplementary water to the plant operations.

17.4.2.5 Surface Water Quality

During the field studies for the preparation of the EIA/RIMA, surface water samples were collected at 10 different locations in the Project's area of influence, including the Onça and São Francisco dams located within the Borborema Project area. The parameters analyzed are listed in Table 141, whose limits are described by the former Ordinance No. 518/2004 related to the control and surveillance of water quality for human consumption and potability standards.

Table 141: Surface Water Parameters

Physical-Chemical and Microbiological Parameters	
Taste	Total Ammonia Nitrogen
Odor	Magnesium
Color	Chlorine
Turbidity	Biological Oxygen Demand
pH	Dissolved Oxygen
Electrical Conductivity	Mercury
Alkalinity	Thermotolerant Coliforms
Hardness	Total Coliforms

The analysis results indicated a low water quality for human consumption, with great potential for parasites, skin diseases, worms, etc. Only one sample of the 10 samples taken was below the maximum limit for total coliforms and thermotolerant. For the results relate to the Dissolved Oxygen parameter, only two samples were within the allowed limits, meaning unsatisfactory conditions for the development of aquatic life. According to the results of the physical-chemical analyses, the water samples were classified as brackish.

Water monitoring during the construction of the project followed the procedures established in the Liquid Effluent and Surface Water Monitoring Plan presented and approved by IDEMA (State Regulatory Environmental Agency). Surface water collections began in October 2023 and were collected and analyzed by the **Senai Institute for Innovation in Renewable Energy – ISI-ER laboratory**, located in Natal – Rio Grande do Norte, for the parameters established in the Plan and with reference to CONAMA Resolution 357/2005 (Brazilian Water Quality Standard) that establishes the classification of water bodies. All points with water availability were monitored: Old Pit, Onça, São Francisco and Aterro reservoirs. No significant changes in the waters have been detected to date.

During the operations phase, surface water sampling is conducted only at the fines dike. This approach is adopted because, in the Brazilian Semi-Arid region where the gold mine is located, the streams within both the Directly Affected Area and the Direct

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Technical Report Summary – Borborema Gold Project – March 30th, 2026

Influence Area are ephemeral—that is, surface flow occurs only during rainfall events, and the streambeds remain dry afterward. For this reason, the surface water monitoring network is limited to the fines dike, which operates as a closed-circuit system with no discharge to the environment.

In July 2025, a partnership was established with the H2O Analysis Laboratory, accredited in accordance with ABNT NBR ISO/IEC 17025 and located in Fortaleza, Ceará. The laboratory performs analyses of the parameters defined in the Environmental Monitoring Plan, in compliance with CONAMA Resolution 357/2005 (Brazilian Water Quality Standard). No significant changes in surface water quality have been detected to date.

With respect to groundwater, the monitoring network consists of 19 wells, as shown in Figure 153, designed to support both qualitative and quantitative assessment of groundwater conditions. The initial groundwater quality results reflect the geological characteristics of the region, indicating the presence of Ni, Cu, and Mo. These findings constitute an important source of information for interpreting monitoring results and for managing groundwater quality in accordance with applicable environmental regulations.


PM-08
PM-07
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PM-11
PM-05
PM-02
PM-01
PM-03B
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Figure 153 - Groundwater Monitoring Map

17.4.2.6 Hydrogeology

According to GE21 (2019) two distinct aquifer systems exist in the Borborema Project area, which are hydraulically connected. The first one is the upper porous free aquifer, characterized by alluvial deposits that exist on the edges of riverbeds and local drainage systems, as well as by the soil cover and alteration mantle of Neoproterozoic schist rocks, where water flow and storage occur underground. The second is the fissured or fractured aquifer that fills at discontinuities (fractures, faults, diaclases, joints, etc.) in the underlying crystalline rock.

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 The alluvial aquifer within the project area shows small dimensions and the storage capacity is conditioned to the rainfall regime . The schist rocks present in the area present a certain degree of alteration up to an average depth of 30 meters, where the presence of small fractures with millimeter thicknesses, sub - verticals with angles of 75 Σ to 85 Σ and preferred directions northeast and northwest can be observed . Such an aquifer controls small local drainages such as Bugi Creek, Pedra Branca Creek, and other tributaries . The GE 21 report (2019) also describes years with above - average rainfall, according to which the aquifer remains saturated for longer, supplying water as verified in the Amazon well PA – 02 in 2012 , which is within the Project area . On the other hand, in years with below - average rainfall, as in 2019 , the aquifer cannot maintain storage, as observed in the same PA – 02 , in July 2019 , and was completely dry . In a few cases water was limited to 1 . 50 m ³ /h, especially those where the water assessment was carried out either assessed by the flume flow during drilling or reported by former employees . Most of wells drilled in the crystalline region of northeastern Brazil reach maximum depths of around 50 to 60 Meters, and according to regional studies below this depth, discontinuities in the rocks are not detected . In addition to the points examined by GE 21 (2019), another study, Hydrogeological Assessment for Mining Activities, Currais Novos (RN), Brazil, carried out in 2022 by FMD Geologia Aplicada (FMD, 2022 ), identified two types of risks associated with protected waters in the Borborema Project : quantity and quality . The results of this study demonstrate that the recharge of the local aquifer can supply the water demand of the Project . However, the location of producing wells is complex and fissure aquifers behave very heterogeneously . The study suggests that a detailed analysis should be performed to mitigate risks related to water quantity and quality . An additional hydrogeological survey focus on the entire project area is underway to assess the potential use of groundwater and the possible impacts that may arise from the deepening of the pit . 17.4.3 Cyanide Management The Borborema project will require approximately 75 tons of sodium cyanide per month, which will be transported by road from the state of Bahia by a company certified by the International Cyanide Management Code (ICMC), ISO 14001 and ISO 45001 . The sodium cyanide, in the form of a 33 % concentration solution, will be stored in a storage tank with restricted and controlled access . The site has containment basins sized to cover the entire area where cyanide handling, loading and unloading activities will take place . In addition, the site has HCN systems and monitors installed, which will ensure that, in the event of an HCN leak, alarms will be activated, allowing the team to go to a safe location, following the guidelines of the emergency response plan . The plant designs were evaluated by a consultant certified by the International Cyanide Management Code (ICMI), ensuring that they meet safety, health and environmental standards, increasing safety in their operations . 17.4.4 Acid Rock Drainage (ARD) As of 2012 , the Geochemical Characterization Program for the Borborema Project started with the assessment of the acid mine drainage potential through the hiring of Global Resource Engineering (GRE, 2013 ) who report the geochemical tests results . The geochemical tests for predicting and confirming acid mine drainage are static and kinetic . Static tests assess the acid drainage potential through the balance between acid consumption and acid production from the mineral components of certain samples . Kinetic tests, performed on columns and moisture cells, provide estimates of acidity generation concentrations or reaction rates . These estimates indicate the severity and duration of acid mine drainage and metal leaching . 306

Technical Report Summary – Borborema Gold Project – March 30th, 2026 A total of 33 waste rock samples were collected and sent for static tests (Acid - Base Accounting – Modified - Sobek Method, SOBEK, 1978 ), whole rock and metal analysis, and SLPC (Synthetic Precipitation Leaching Procedure) testing . The results indicated that 91 % of the samples (30) had a low potential for acid drainage . Among all 33 samples, 24 were tested to assess the respective kinetics for 45 weeks . The results indicated that 22 samples had low generating potential and 2 samples with possible acid generation (low pH and high sulphate concentration) . The results did not indicate metal leaching ; however, it was detected that arsenic (As) mobilizes in low concentrations during the kinetic tests . In 2013 , a 20 L sample of tailings was sent to the SGS CEMI Laboratory in Burnaby, British Colombia, Canada, for static tests (acid base accounting – ABA), analysis of whole rock and metals, SPLP (synthetic precipitation leaching procedure), as well as supernatant solution testing . The results indicated low potential for generation of acid drainage and no significant risk of metal leaching . The only point of concern is the high concentration of sulphates and total dissolved solids in the supernatant solution . No easily soluble metals were detected in the waste rock sample . In general, it can be concluded that the results of the tests carried out so far do not suggest the generation of acid or alkaline drainage associated with tailings materials and waste rock from the Borborema Project . Leaching of metals is not a significant concern . Despite the good results, in 2022 , Aura contracted the company GEONVIRON, from Belo Horizonte, Brazil, to continue the geochemical studies and deepen the investigation of the potential for generation of acid mine drainage (DAM) and leaching of metals from tailings of the Borborema Project over 24 months . For Static and Kinetic tests Aura hired SGS/GEOSOL Laboratory from Belo Horizonte . Thus, three (3) tailings samples were collected from metallurgical tests, sixty - four (64) waste rock samples, twenty - five (25) low - grade ore samples and sixteen (16) oxidized ore samples from drill cores . All samples were subjected both to Static - MABA and NAG and kinetic tests . The three (3) tailings samples were also subjected to 40 weeks of kinetic tests and the waste rock, low - grade ore and oxidized ore samples are in the 3 rd cycle of kinetic tests . The results of the Static tests of the three tailings samples were considered as having uncertain potential for acidity generation . The results of the kinetic tests showed that the pH remained very close to neutrality for the three samples evaluated and the leaching of metals presented trace elements with tiny concentrations, often below the detection limit . Regarding the results of the Static tests on the waste rock, oxidized ore and low - grade ore samples, it is worth noting that most of the waste rock samples evaluated in the Static tests presented insignificant levels of sulfides (< 0 . 1% ), with no potential for generating acidity . Despite this, a small group of the samples evaluated presented sulfide levels greater than 0 . 3% , where all the samples in this group were either in the uncertainty zone ( 2 <NPR> 1 ) or were classified as generating (NPR< 1 ) . Despite the uncertainties, which are characteristic of the tests, the results suggest that most of the waste rock samples evaluated are not acidity generators, and less than 20 % of the samples either presented a suggested potential for generating acidity, or presented an uncertain potential for generation, which will be better evaluated in the kinetic tests that are currently underway . Regarding the samples of oxidized ore and low - grade ore, the results of the Static tests suggest that most of the samples of oxidized ore are not acid - generating, and less than 6 % of the samples showed a suggested potential for acidity generation . Regarding the low - grade ore, the results suggest uncertain potential . Currently, kinetic tests on 20 samples of waste rock, low - grade ore, and oxidized ore are being conducted at the SGS/GEOSOL laboratory in Belo Horizonte . To date, twelve monthly cycles have been completed . Regarding the kinetic tests, the pH decreased in almost all samples, but without generating acidity, except in seven samples . The kinetic evaluations should continue to confirm this trend of decreasing pH, and at least six additional cycles are planned . 307

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Specifically, two oxidized ore samples, three waste - rock samples, one mixed waste - rock sample, and one low - grade ore sample exhibited acid generation in the kinetic tests conducted so far . The static tests also indicated that these same samples had acid - generation potential, thus demonstrating good consistency between the static and kinetic test results for this subset of samples . Nevertheless, most of the samples selected for the kinetic tests had initially been identified by the static tests as having acid - generation potential . Consequently, additional tests are planned . Moreover, field studies should be considered as an approach to assess actual oxidation rates, which are essential for effective management planning and pile closure strategies . With respect to metal leaching, virtually all trace elements showed low concentrations, predominantly below the quantification limits of the analytical method or below the permitted concentrations for Class II waters according to CONAMA Resolution 357 / 2005 (National Standard for Water Quality) . However, the results for lead and copper indicated potential mobility even in the absence of acidity generation, a phenomenon that may be amplified by acid - generating processes in the samples where this potential has been identified . 17.4.5 Flora According to the EIA/RIMA, the Borborema project is within the Ecoregions of Depressão Sertaneja and Planalto da Borborema, located in the state of Rio Grande do Norte, dominated by the Caatinga (white forest) Biome . The Caatinga, according to the Brazilian Institute of Forests, covers 11 % of the Brazilian national territory, resulting in an area of 844 , 453 km² . It has a semi - arid climate and has vegetation with few leaves and adapted to dry periods, in addition to great biodiversity . The Caatinga includes the entire state of Ceará and partially the states of Alagoas, Bahia, Maranhão, Minas Gerais, Paraíba, Pernambuco, Piauí, Rio Grande do Norte, and Sergipe . The main characteristics of the Caatinga vegetation are shallow and stony soil, low trees, crooked trunks that have thorns, and leaves that fall during the dry season (except for some species, such as the Juazeiro) . It is a plant formation with very simple flowering, where the jurema (Mimosa malacocentra), Aspidosperma pyrifolium, the jurema (Mimosa tenuiflora), the catingueira (Poincianella pyramidalis), the facheiro (Pilosocereus gounellei) and the mandacaru (Cereus jamacaru) are predominant species . The directly affected area, where the Borborema Project is located, is dominated by Caatinga, but species of riparian forest such as oiticicas (Licania rigida) and Juazeiro (Ziziphus joazeiro) are found within the Directly Affected Area (“ADA”) . In the assessed area, there is an abundance of taxa such as Prosopis juliflora (algaroba) and Euphorbia turicalli (aveloz) . The algaroba is an invasive species from the northeast region that has adapted very well to the semi - arid climatic conditions of the region . Aveloz is of African origin, found throughout the north and northeast of Brazil, and has pharmacological potential . The species Myracrodruon urundeuva and Amburana cearensis are on the endangered species list (MMA, 2008 and IUCN, 2010 ), and only adult specimens were found in the project area . Other important species found in the study area as mature plants were Croton blanchetianus, Poincianella Pyramidallis, Pilosocereus Piauhiensis, and Mimosa Tenuiflora . Despite the change in the master plan, the Figure 154 shows the map of the original vegetation cover “caatinga” both in the directly affected area and in the area of influence of the project . 308

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 154: Vegetation Cover at the Borborema Project Site. To implement the project, it was necessary to clear approximately 230 hectares of native vegetation in directly affected area (São Francisco Farm) in accordance with the provisions of the ASV Permits . Also, it was necessary to clear approximately 60 hectares of native vegetation to implement required infrastructure (wastewater pipeline, energy pipeline and access) . 6. Fauna 1. Terrestrial Fauna According to the EIA/RIMA, most of the species observed in the Borborema Project area and areas of influence are reptiles and birds . Figure 155 shows the fauna field survey points . 309

Technical Report Summary – Borborema Gold Project – March 30th, 2026


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Legend
Observation points of fauna
Water Reservoir
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Local Roads
Federal Highway
Waster Dump
Open Pit

Figure 155: Points of Field Survey of Terrestrial Fauna.

In the EIA/RIMA it is highlighted that among the species observed in the field, two of them are endemic to the Caatinga biome, namely: Phyllopezus periosus (Rodrigues, 1986) (Phyllodactylidae) and Tropidurus semitaeniatus (Spix, 1825) (Tropiduridae).

Some species of reptiles such as iguanas and teiids are of interest to local communities, some of whom consider these reptiles as food. The Convention on International Trade in Endangered Species of Wild Fauna and Flora (CITES) lists the following Brazilian species observed in the field: Boa constrictor Linnaeus, 1758; iguana Iguana Linnaeus, 1758; and Tupinambis merriani (Duméril & Bibron, 1839). CITES comments that while these animals are not yet endangered, they could become so if not monitored.

The avifauna is diversified mainly near the watercourses. CITES lists the following bird species observed in the field: Heliomaster squamosus (Shaw, 1812); Caracara plancus (Miller, 1777); Aratinga cactorum (Kuhl, 1820); Athene cunicularia (Molina, 1782); Glaucidium brasilianum (Gmelin, 1788); and Tyto Alba (Scopoli, 1769). All these species are not currently endangered.

Mammals observed in the Project area consist of very small indigenous animals as well as introduced species such as goats, cattle and donkeys from some farms within the study area. Only one species of the mammalian fauna observed in the field is included in the Brazilian CITES list; this is the crabeater fox, Cerdocyon thous (Linnaeus, 1766), but it is not threatened with extinction.

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 The rescue of wildlife, authorized by IDEMA through the Special Wildlife Permit ( Table 138 ), before and during the clearing of vegetation to begin construction of the Borborema project, was carried out and there were no records of injuries to wild animals during this period ( 2023 - 2024 ) . All monitoring and rescue reports of wildlife during the vegetation clearing process were approved by IDEMA . 17.4.6.2 Aquatic Flora and Fauna Ten collection points were selected based on maps and exh962s of the EIA/RIMA study area, prioritizing the most abundant watercourses both in the Project area (ADA) and in the Indirect Influence Area (“AID”) of the enterprise . At each of these ten points, the following indicators were sampled and analyzed : cyanobacteria, phytoplankton, zooplankton, phytobenthos, zoobenthos, and aquatic macrophytes ; in addition, chemical analyses and microbiological analyzes were completed on sediments . The collection points were also used as water sampling points for physical - chemical and bacteriological analyses . The results of the analysis of the aquatic flora and fauna suggest that the aquatic environments in the EIA/RIMA study area are already under stressful environmental conditions that can be explained by the anthropic influence and the fact that some of the dams and other water bodies are under water stress due to the drought that is common in the region studied . 7. Social and Community 1. History Historically, the Seridó region is marked by livestock activity that dates back to the 17 th century . At the beginning of the 20 th century, mineral resources were found in the region and the process of exploring these minerals began, mainly beryl, columbite, tantalite, crystalline rocks, and mica related to pegmatite deposits . In the 1940 s, scheelite, a tungsten ore, was found and started to contribute significantly to the local economy of Currais Novos . During the 1970 s, mining activity reached its peak and employed thousands of people, mainly in the municipality of Currais Novos, with emphasis on the mines of Brejui, Barra Verde, and Boca de Laje . At that time, the region was the main source of scheelite in South America . In the 1980 s, scheelite mining was negatively impacted by the increase in production costs and the reduction in the international price of tungsten . Gold in Borborema was discovered in the 1920 s by Brazilian prospectors (known locally as garimpeiros) and was successfully exploited until the 1970 s when the Itaperibá Company incorporated the rights to the ore . Subsequently, the project area was owned by several companies, including Xapetuba which recovered approximately 3 tonnes of gold using Brazil’s second heap leach processing operation . Other companies included Metasa Metais Seridó, Mineração Santa Elina, MGP, and currently Aura . The fact that Currais Novos has its recent history linked to mining activity makes the population favorable towards the implementation of the Borborema Project, which is directly linked to the development of the municipality and region . 2. Towns and Villages The Borborema Project is located in the rural area of the municipality of Currais Novos, approximately 172 km from the state capital, Natal, about 30 km east of Currais Novos and 12 km west of Campo Redondo . The closest neighboring communities to the Project area are São Luiz, São Rafael, Maxixe, Pedra Branca, Santo André, and São Sebastião, which are approximately 1 to 4 km from the boundaries of the São Francisco and Sítio Pedra Branca farms . Other communities relevant to the Project are the District of Cruz and Liberdade, located about 11 and 21 km from the Project respectively . 311

Technical Report Summary – Borborema Gold Project – March 30th, 2026 These communities have in common an economy based on family farming and precariously raising livestock due to the scarcity of water, lack of sewage treatment and water supply, public transport, culture, education, and few job opportunities . Among the communities located in the Project region, the most prominent is the District of Cruz . According to local representatives, the community has around 500 families and plays an important role in the region, as it functions as a regional service center with educational and health support facilities . The village has been considered locally as the most developed one with the best structure in the region . The communities closest to the Borborema Project are smaller in terms of population : São Luiz – 15 families ; São Rafael – 10 families ; Pedra Branca – 2 families ; Santo André – 50 families ; São Sebastião – 56 families ; Maxixe – 20 families . In the field survey carried out by the consulting firm INTEGRATIO in October 2019 , a high expectation was found in these communities for the Borborema Project on topics such as job and income generation, hiring local labour, and water supply . 3. Traditional Communities There are no indigenous lands in the affected area or in influence area of the Borborema project . The closest Indigenous land is located about 140 km away . However, there is a Quilombola Community in area of indirect influence of the project site . Quilombolas are the descendants and remnants of communities formed by fugitive enslaved people, who formed the “Quilombos” between the 16 th century and 1888 (when slavery was abolished in Brazil) and, according to Brazilian legislation, are now considered traditional and protected . The closest Quilombola community is called “Negros do Riacho” which is located approximately 20 km away from the Project area and about 7 . 5 km from the wastewater pipeline . According to the situational assessment carried out in 2019 by the consulting firm INTEGRATIO, the community is extremely poor and consists of 90 families and about 350 inhabitants, mostly children, due to the high birth rate . This community lost part of its culture after the death of its leader who encouraged handicrafts among the population, producing ceramic vases for local sale . Craft production has ceased, and the community subsists on small agricultural activities, financial aid from the federal government (“Bolsa Familia” system), and charity . As a result, the incidence of alcoholism among men in the community has increased . According to Federal Interministerial Ordinance No . 60 of 2015 , for traditional communities that are located at a distance greater than 8 km from the Area of Direct Influence (Mining Projects) and greater than 3 km (pipelines), there is no legal obligation to carry out studies, plans and compensations . Both the Borborema project and the wastewater pipeline are located at greater distances, such as 20 km and 7 . 5 km . Nevertheless, the Borborema project develops social initiatives with the Traditional Community of Negros do Riacho strictly under an institutional framework, aimed at promoting community well - being and fostering a constructive and respectful good - neighbor policy . 4. Stakeholders Between September and October 2019 , an extensive data survey was carried out, which aimed to map and analyze the stakeholders in the Project area . This work indicated that stakeholders have a superficial knowledge and many concerns about how the enterprise will be developed in the territory ; but, at the same time, given the scenario of shortages in the municipality, there is also a positive expectation and acceptance in relation to the company’s performance, based mainly on the perception that the Project will bring benefits to the region . This mapping exercise included mainly local community leaders and representatives of the municipal government (executive and legislative) . In order to update/validate the conclusions of the 2019 assessment, a new data survey was undertaken with strategic stakeholders in the territory between April 18 and 23 , 2022 , which also included local community leaders and government representatives 312

Technical Report Summary – Borborema Gold Project – March 30th, 2026 municipal (executive and legislative) . The results of the work corroborated the conclusions shown in the 2019 mapping, reinforcing them, both from the point of view of the low level of knowledge of the stakeholders about the Project, as well as the positive expectation in relation to it . This study also reassured the population of Currais Novos in the belief that the Borborema Project development will happen, which was being doubted due to the long period of project development and licensing process, and the non - completion installation of the enterprise since this possibility started to be discussed in the municipality . With the acquisition of the Borborema Project by Aura, the initial perception of the population and local leaders was that, yet another company was arriving and the level of disbelief in the development of the Project increased . However, with Aura approaching the main stakeholders (state, municipal and legislative governments, and local leaders) and with the holding of the Project's Cornerstone event in May 2023 , with the presence of the State Governor and Mayor of Currais Novos, among other stakeholders, this perception of disbelief was reversed into belief in the implementation of the Project, which is already in the final construction phase . The continuous updating of communication and relationship processes is based on the parameters of monitoring, informing, relating, and engaging the community in Aura’s dynamics . In this context, a new socioeconomic assessment covering Currais Novos, neighboring municipalities, and local communities is currently underway . This initiative includes updated stakeholder mapping and a revision of the Social Communication Plan . Additionally, the next phase will include conducting an updated Community Perception Study, revising the formal and informal stakeholder database, and implementing targeted action plans designed to strengthen community relationships and proactively mitigate social risks . 5. Population and Demographic Aspects of Currais Novos According to data from the IBGE (Brazilian Institute of Geography and Statistics), the population of Currais Novos in 2010 was 42 , 652 inhabitants, with an estimated population for 2021 of 45 , 022 , which represents a population growth of 5 . 5 % per year over the last decade, while in Brazil the growth was 11 . 8% . The urbanization rate of Currais Novos in 2010 was 88 . 57% , showing an almost complete presence of inhabitants in the urban area . The population located in the vicinity of the Project has rural characteristics . The age distribution of the population of Currais Novos defined in 2010 showed a strong concentration of people up to 29 years old, characterizing a young population, in which the majority are female . The largest contingent of inhabitants is between 10 and 14 years old, projecting a pyramid whose base is wider than the top, which is a characteristic of places with a mainly young population . In this regard, during the interviews carried out for the Stakeholder mapping in 2019 , the need to promote actions aimed at young people, such as leisure activities, but also others such as professional training, entrepreneurship, and innovation, was pointed out . 6. Local Economy and Vocation of Currais Novos Currais Novos has its origins linked to the period known as the Cattle Cycle, in the 18 th century . In 1808 , due to agricultural development, several families of settlers occupied the region, constituting a village . Raising cattle was the city’s first economic cycle, followed by the cotton and mining cycles . Until the end of the 1980 s, Currais Novos was the largest producer of scheelite, a mineral from which tungsten is obtained, which is widely used in the manufacture of aircraft, rock drill bits, ballpoint pen tips, and electric lamp filaments . Currais Novos was also once the most important mining town in the Seridó region . In addition to the pastoral and mineral vocation, tourism, technology and services deserve special mention . 313

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Due to its geographic location, Currais Novos has great tourist potential, mainly because the Seridó Geopark is part of the UNESCO Global Network – which comprises an area in the Potiguar Seridó, completely involving the territories of the municipalities of Acari, Carnaúba dos Dantas, Cerro Corá, Currais Novos, Lagoa Nova, and Parelhas . The municipality of Currais Novos presents a set of natural and cultural potential, such as geosites, which include : Cânions dos Apertados, Morro do Cruzeiro, Mina do Brejuí, Lagoa do Santo and Pico do Totoró . In 2020 , the Rio Grande do Norte Mineral Technology Center (IFRN research unit) was inaugurated, which aims to encourage the creation of innovative processes and products that generate value for the mineral production chain, a great potential in the municipality and which tends to gain with the implementation of the Borborema Project . The municipality of Currais Novos has a good level of development that can be related, in part, to its long history of mining, which contributed to a positive environment of economic growth, favoring the improvement of human resources and the levels of professional training of the population . This dynamic resulted in a well - organized municipality from the point of view of service provision, being an important health support center and an education hub in the Seridó region . 7. Community Expectation The main positive community expectation for the Project is the potential increase in the municipality’s employment levels, as well as in the increase in income and, consequently, in the improvement of the local economy . The local population’s perception of the Borborema Project is driven by Currais Novos’ history with mining activity and the need currently experienced by the municipality to improve its economic condition . It is important to emphasize that even if the scenario is favorable to the Project, as indicated by the surveys carried out by INTEGRATIO in 2019 and 2022 , the public may express interest and feel the need to be informed about the next steps and the positive and negative points of the impacts that the Project will bring . It is necessary to consider that expectations regarding “employment and income generation” and “prioritization of local labor” – the main themes pointed out by the public – are very high and must be well managed since local expectations will initially exceed vacancies offered and the arrival of workers from other locations is always an aspect of tension for the corporate reputation . Another important point is the local concern with the availability of water, which is evident in the statements of the interviewees, especially by rural communities that have a precarious supply of water, motivated by Currais Novos being in a region of climatic vulnerability . Thus, concerns about the water supply for the Project and its impact on water resources in the region are present in discussions with the public and must be clarified with local communities to build a positive relationship . To varying degrees, the Project can be expected to have politically, environmentally, economically, and culturally impacts . Any conflicts generated by the Project related to issues such as compensation demands, environmental recovery and maintenance, public infrastructure construction and maintenance support, access to land, etc . , will require careful attention from Aura . These realities will require clear policies and good communication strategies in order to promote effective mediation between the parties involved . The definition of strategies must follow Aura’s policies and values and consider local characteristics . These strategies will be of great importance in the development of the Project and in managing the expectations generated by its size and potential social impact . 8. Social Risks The main social risks identified by INTEGRATIO, based on the interviews carried out in 2019 and 2022 , are listed below .  The issue of water, both for use in the beneficiation process and possible contamination, is the main concern of stakeholders. 314

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- São Luiz community, located about 2 km from the boundary of São Francisco farm, is concerned about the contamination of water resources and dust generation by the mining operation.
- Although the INTEGRATIO interviews did not identify reactions against the installation of the Borborema Project, rural communities very close to the project (1-4 km) should be a point of attention.
- "Negros do Riacho Quilombola" community, despite being located about 20 km from the Borborema Project and 7.5 km from wastewater pipeline, deserves actions for the development of a positive relationship, in view of the attention and importance that traditional communities are gaining in Brazil and in the world.

It should be noted that since the acquisition of the Borborema Project by Aura Minerals in September 2022, there has been a change in the perception of the main stakeholders regarding the use of water in the production process, since Aura will capture and treat wastewater (sewage) from Currais Novos for using in the process. This innovative initiative is approved by the main government agents (Department of Development of the RN, Secretary of the Environment of the RN, IDEMA, City Hall of Currais Novos, Water and Sewage Company of Rio Grande Norte, etc.).

Currently, Aura is promoting effective and transparent relationships and communication with local communities to create an environment of trust and engagement with the local population and these actions should be intensified during the operation phase.

17.4.7.9 Legally Protected Areas

According to the EIA/RIMA, there are no Conservation Units (SNUC-National System of Conservation Units), neither full protection nor sustainable use (Parks, National Forests, Environmental Protection Areas, Ecological Stations, Biological Reserves, etc.) in the ADA-Directly Affected Area of the Borborema Project. No Indigenous Lands were registered either. Table 142 shows the distance between the Conservation Units and Indigenous lands of the Borborema Project.

Table 142: Distance of Indigenous Lands and Conservation Areas of Rio Grande do Norte from the Borborema Project

Conservation Area	Distance (km)
National Forest of Apu	99
Mata de Pipa State Park -PEMP	133
Salobro Farm Private Natural Heritage Reserve	81
Piquiri-Una Environmental Protection Area	101
Seridó Ecological Station	110
Indigenous Land	**Distance (Km)**
Baia das Traíras Indigenous Land *	180
Sagi Indigenous Land*	200
Potiguara e Jacare Indigenous Land**	141
Monte Mor Indigenous Land	140

**Rio Grande do Norte State*

*** Paraíba State*

Source: MMA- Ministry of the Environment of Brazil and FUNAI - National Indian Foundation

According to Law 12.651/2012 (Brazilian Forest Code, 2012), all rural properties in the Caatinga Biome must maintain at least 20% of their area as preservation areas for native flora and fauna. These areas are referred as Legal Reserves ("RL"). The RL for the São Francisco farm, owned by Aura and the Project headquarters, was relocated to another site, Jesus Maria farm, which was acquired by the former owner of the Project, Crusader, so that the entire area of São Francisco farm could be used for project infrastructure.

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 Thus, Jesus Maria farm fulfills the role of preservation, bringing together its legal reserve and that of the São Francisco farm . The relocation of Legal Reserves is provided for by law and the entire process was carried out following IDEMA’s instructions and technical assessment . Figure 156 shows the location of Jesus Maria farm, the RL designated farm . Figure 156: Location of Jesus Maria Farm, Legal Reserve of São Francisco Farm. 17.4.8 ARCHEOLOGY As part of the analysis and environmental impact assessment (EIA/RIMA) of the Borborema Project, an archaeological study was carried out on the Project area and areas of influence . The scope of this study was defined by the “Instituto do Patrimônio Histórico e Artístico Nacional (IPHAN)” of Brazil and was carried out by Arqueologia Brasileira Consultoria LTDA resulting in the Castro (2020) report . The study was submitted to IPHAN and subsequently approved, following Official Letter No . 302 / 2021 /IPHAN - RN/IPHAN (IPHAN, 2021 ), which favored the issuance of the Operating License for the Borborema Project . The main findings and conclusions of the above - mentioned study, Castro (2020) report, can be summarized as follows :  Most of the Directly Affected Area (ADA) of the Borborema Project has been significantly disturbed by past mining activities and associated infrastructure. 316

Technical Report Summary – Borborema Gold Project – March 30th, 2026  Pre - colonial rock archaeological sites were discovered in the Project’s Indirectly Affected Area (AID). The two pre - colonial sites at Pedra Branca and Pedra do Letreiro are in deep valleys cut by streams and comprise red cave paintings of anthropomorphic representations of animals (see Figure 157 ). Sites containing figures created from granite blocks were identified along the Acauã River channel downstream of the Gargalheiras Dam in Acari and within Project AID . These sites can be related to the cave engravings commonly called Itacoatiaras, which are usually found on rocks along river channels and contain figures in the form of dotted lines, as well as geometric and dome - shaped figures . Lithic work where small rock artifacts have been formed by chipping, smoothing, and polishing is also common . Figure 157 shows an example of rock paintings at Pedra Branca . Figure 157: Rock Paintings at Pedra Branca Subsurface surveys were performed to aid in the preliminary stratigraphic characterization of the Project ADA subsurface, Figure 158. The surveys were also used to delineate areas of potential archaeological interest near drainage systems in low - lying areas of the Project site. The surveys indicated some artifacts and other traces of significant past human activity within the ADA. 317

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 158: Subsurface Surveying in the ADA It is worth noting that during the construction of the project, no relevant artifacts or objects were found within the Directly Affected Area - ADA . 17.5 LAND ACQUISITION AND AGREEMENTS With the expansion of the pit, additional land will be needed to house the alternative route of a section of Federal Road BR 226 , the increase in waste rock and tailings stockpile areas and relocation of the segments of two 230 kV Transmission Power Lines . To expand the pit, it will be necessary to relocate a 5 . 3 km stretch of Federal Road BR 226 . The alternative route project and the works will be in accordance with the regulatory guidelines of DNIT (National Department of Infrastructure and Transport) . The construction of this new stretch of road will affect part of 13 rural properties . Figure 159 shows the deviation of the road and the properties that will be affected . 318

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Figure 159: Lands Involved in the Federal Road BR226 Deviation As mentioned above and shown in Figure 159 , it will be necessary to acquire part of each of the 13 properties to use the necessary portion of land to carry out the road relocation . Approximately 159 hectares need to be negotiated out of a total of 1200 hectares . Negotiations with the landowners are already underway . A Technical Cooperation Agreement between DNIT and Aura, to construct the alternative route, is expected to be signed by the first quarter of 2026 . This technical cooperation will facilitate the negotiation of the land with the property owners, since DNIT will cooperate with technical support and issuance of the necessary documents and permits . After the construction of the alternative road, it must be donated to the National Department of Infrastructure and Transport – DNIT . To accommodate the increase in waste rock and tailings stockpile areas, which exceeds the limits of the São Francisco Farm, owned by Aura, it will be necessary to acquire part of adjacent properties or enter into a lease agreement with the respective owners . 319

Technical Report Summary – Borborema Gold Project – March 30th, 2026 It is worth noting that all the lands presented here are located within the perimeter of the Mining Right (Mining Concession) of the Borborema Project, which will be subject to the application of a Mineral Easement with the ANM (National Mining Agency), facilitating negotiation with the landowners . For the relocation of the segments of the two 230 - kV power transmission lines, the environmental permitting process will fall under state jurisdiction and will be conducted through IDEMA, in the name of the local concessionaires (TAESA and CHESF) . This process will require the submission of simplified environmental impact studies and the application of simplified environmental permits (Simplified Preliminary License and Simplified Installation and Operation License) . Additional authorizations for Native Vegetation Clearing and Wildlife Rescue will also be required . With respect to land tenure, an amendment request to the current Declaration of Public Utility (DUP) must be submitted to ANEEL for the newly affected land areas . 17.6 MAIN ENVIRONMENTAL AND SOCIAL INTERFERENCES According to the Environmental Impact Study (EIA), the positive and negative impacts listed are summarized below :  Dynamization of the local and regional economy.  Tax collection.  Increase in land prices needed both to relocate a section of Federal Road BR 226 and to accommodate the increase in the NW - 02 tailings stockpile  Employment and income generation.  Improvement of socioeconomic indices.  Pressure/interference on urban and road infrastructure.  Pressure on essential service infrastructure.  Interference in the daily life of the local population.  Interference in soil surface dynamics processes.  Risk of water and soil contamination.  Change in environmental quality due to the generation of noise and vibration.  Loss and fragmentation of vegetation.  Disturbance of wildlife.  Loss of habitats and alteration in ecological processes.  Landscape modification.  Change in air quality due to dust generation and gas emission. The positive impacts identified for the Borborema Project are those related to the socioeconomic environment, such as boosting the local and regional economy, tax collection, and generation of employment and income . As well as improvement of socioeconomic indices that will benefit not only Currais Novos, but the entire region of influence of the Project . Among the negative impacts, those related mainly to the suppression of vegetation, disturbance of wild fauna, water and soil contamination, interference in the daily life of the local population, and alteration in air quality due to the generation of dust and gas emissions, which can be minimized with measures such as :  Establish and implement a vegetation suppression procedure with the release of areas by Aura’s Environment Department.  Systematic surveillance of deforestation to restrict suppression only to strictly necessary and permitted areas. 320

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- Forest replacement, for Borborema there is already a replacement project underway at Jesus Maria farm.
- Establish an ecological escape corridor for fauna in contiguous areas.
- Establish operational procedures for the proper handling of chemical reagents for both the unloading area and the preparation of solutions to avoid spills.
- Waterproof containment basins and drainage systems in areas where chemical reagents are used.
- Effective and transparent communication with the local communities about the environmental and social aspects of the Project.
- Aura must increase its social interactions by initiating community programs that enhance the development and well-being of local communities.
- Use of dust-suppressing polymers in the accesses and stockpiles of tailings and waste rock to prevent or reduce dust pollution.
- Watering the accesses with water truck or spraying polymers to prevent ou reduce dust.

17.7 ENVIRONMENTAL AND SOCIAL PROGRAMS

For each environmental impact identified in the EIA/RIMA for the Borborema Project, measures were proposed for the prevention, control, minimization, and compensation of negative impacts, as well as the enhancement of positive impacts.

These measures are organized in Environmental Plans and Programs that must be executed by Aura during the phases of the Project. It is important to note that the proposed actions correspond to the first instrument of management and environmental planning for the Borborema Project and that these actions should be detailed and expanded throughout the implementation, operation, and closing phases of the enterprise. These Plans and Programs are summarized in Table 143.

Table 143: Social and Environmental Plans and Programs

Programs and Plans	Installation	Operation	Closure
Environmental Management Program	X	X	X
Social Communication and Socio-Environmental Information Program	X	X	X
Environmental Educational Program	X	X	X
Reclamation Plan		X	X
Closure Plan		X	X
Geochemical Monitoring Program (ARD)	X	X	X
Water Monitoring Program	X	X	X
Solid Waste Management Program	X	X	X
Wastewater Monitoring Program	X	X	X
Emergency Program	X	X	X
Vibration Monitoring Program		X	
Air Quality (Dust) and Noise Monitoring Program	X	X	X
Erosion Prevention, Monitoring and Control Monitoring Program	X	X	X
Wildlife Monitoring Program	X	X	X
Native Vegetation Clearing Program	X	X	
Wildlife Rescue Program	X	X	
Native Revegetation Program	X	X	X

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17.8 RECLAMATION AND CLOSURE

The Degraded Areas Recovery Plan (PRAD) and the Closure Plan for the Borborema Project are following ANM Resolution (National Mining Agency No. 68/2021) and established guidelines for recovery and closure planning, in addition to general recovery measures to be taken during and after mining, to ensure progressive rehabilitation bringing the site close to pre-mining conditions. In addition to the revegetation efforts, other important recovery measures to be implemented include land topography regularization, drainage, and slope stabilization.

The main infrastructures, objects of recovery and closure are accesses, construction sites, open pits, waste rock and tailings stockpiles, civil and industrial facilities, among others. The recovery of the areas will be mainly through the sowing of grasses and legumes and the planting of native species. Table 144 shows the list of areas covered by the Mine Recovery and Closure Plan.

Table 144: List of Areas to be Recovered

Description	Area (ha)
Accesses	9.50
Administrative Area/Substation	2.04
Anthropized Areas	42.19
Industrial Area/Crushing/Yard	10.52
Overflow channel of the fines dike reservoir	0.27
Waste rock stockpile sump overflow channel.	0.54
Open Pit	117,33
Fine Dike	0.69
Parking/Dispatch/Gateway	0.98
Filtering of tailings	2.04
Mine Infrastructure/Gas Station	3.87
Explosives Storehouses	0.32
Tailings Drying Yard	3.56
Waste Rock Stockpile NE-01	283,4
Area occupied by the Oxidized Ore Stockpile	5.90
Area occupied by the Sulphide Ore Stockpile	18.91
Tailings Stockpiles NW-01	111,7
Fines Dike Reservoir	22.72
Sump NE-01	1.87
Sump NE-02	2.00
Current Slopes of Accesses and Facilities	4.80
Total	**645,15**

For the decommissioning phase, the industrial and civil facilities will be demolished, and the waste will be disposed of according to its classification, according to Brazilian legislation and standards.

In the case of fixed and mobile equipment in good condition, these items may be sold or used in other Aura Minerals' ventures.

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Concerning demolition, the main methods to be employed are manual and mechanized demolition. Manual demolition uses tools such as hammers, pickaxes, crowbars, and manual pneumatic or electric breakers, among others. This method should be used in the decommissioning of concrete and masonry structures with more than one floor, but mainly for the release of different classification residues. Mechanized demolition should be carried out mainly by equipment with excavators equipped with hydraulic breakers, hydraulic shears, sprayers, and scoops.

Concerning recovery and revegetation of degraded areas, the areas of pits, piles of waste rock and tailings, and accesses will be recovered through the sowing of grasses and legumes. The industrial areas, civil installations, construction sites, ore piles, dumps, and other areas will be recovered with the sowing the grasses and legumes and planting of tree species native to the Caatinga Biome.

It is important to point out that for the revegetation of the areas, it will be necessary to reconfigure the site to the previously topography, with the implantation of drainage systems, and soil decompression, amongst others.

For the decommissioning and closure phase, the following plans/programs are planned:

- Degraded Area Recovery Plan (PRAD).
- Water Quality Monitoring Program.
- Program for Prevention, Monitoring, and Control of Erosive Processes.
- Geotechnical Monitoring Program.
- Dust and Noise Protection and Control Program.
- Terrestrial Fauna Monitoring Program.

The estimated closure costs for the 2 Mtpy plan of production are summarized in Table 145.

Table 145: Closure Costs Summary

Description	Cost (US$)
Administration	1,195,488.72
Reclamation Executive Project	485,877.02
Dismantling and Demolition	4,400,300.91
Topographic reconfiguration and drainage system	3,663,068.15
Revegetation	1,370,968.54
Communication Program and Monitoring	724,228.14
Contingency	2,367,986.30
Total	**14,207,917.77**

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 18 CAPITAL AND OPERATING COSTS The as - built CAPEX reflects the final project configuration adopted for the Borborema Project . Following the consolidation of quantities, pricing and engineering definitions, the project scope incorporated a series of modifications aimed at optimizing the capital cost while preserving the required operational performance . These modifications were consolidated in report BBR - B - RA - 0000 - PRO - V - 0001 - R 0 and form part of the as - built project scope . The principal changes incorporated into the Project are summarized below :  Crushing: reduction of capacity from 4Mtpy to 2 Mtpy, exchange of apron feeder and vibrating screen for a vibrating grizzly feeder, and simplification of the technical solution aiming to make the set cheaper by reducing operational facilities.  Crushed Ore Stockpile: Exchange of the bin solution for an emergency pile, including gallery for material recovery.  Grinding Circuit/Gravity Concentration: change of concept from gravity to pumped transfers in some cases aimed to reduce structure high, which is currently very vertical, reducing pumping capacity in the hydrocyclone supply. In addition, reviewed sizing that considered 4Mtpy capacity to equipment of these areas.  Leaching and Adsorption Circuit (CIL): change of concept on leaching/CIL operational platform at the top of the tanks, aiming to reduce its area and weight of metallic structure.  Filtering System: reduce of filtration solution maturity at a conceptual level by replacing the vacuum belt solution to press filters.  Pipe - rack: change of concept aiming to reduce the metallic structure of pipe - rack.  Pebbles: removal of the peebles conveyors system as an initial part of the project.  Changes in some tanks capacities aiming to reduce CAPEX.  Crushed Ore Stockpile: reduction of capacity from 4Mtpy to 2 Mtpy.  Other changes mentioned in document BBR - B - RA - 0000 - PRO - V - 0001 - R0 1. CAPITAL COSTS The as - built CAPEX includes all costs associated with the assembly, construction, equipment and materials required for the implementation of the Project, as summarized in Table 146 . The as - built CAPEX is presented by cost category, including services, supplies, mine, pile and transmission line, and indirect costs . The values reflect the final project configuration adopted for the Borborema Project and were developed from consolidated quantities, pricing and engineering definitions, together with values provided by Aura based on sector experience and similar projects . All tables presented throughout this section are expressed in U . S . dollars . The technical items considered in the as - built CAPEX were evaluated and validated by Aura . 324

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Table 146: Overall CAPEX Estimation

Item	Total	%
Services (US$ x 1,000)	**$49,878.18**	**25.41%**
CIV01 – Administrative buildings (project, material, and construction)	$3,668.71	1.87%
CIV02 – Processing Plant (materials and construction)	$10,876.24	5.54%
CIV03A – Vegetation suppression, drainage of slopes and earthworks	$5,246.44	2.67%
CIV03B – Storage, paving, internal access.	$1,893.01	0.96%
CIV09 – Fines Dam	$1,376.57	0.7%
CIV10 – Fines Dam (Adequacy – Legislation)	$786.02	0.4%
BB226 Displacement and Site Access	$215.45	0.11%
MON-01 – Electromechanical Assembly	$25,180.80	12.83%
MON-02 – PEAD Assembly – Off Site	$482.02	0.25%
GMB-01 – Geomembrane PEAD	$152.93	0.08%
Supply (US$ x 1,000)	**$67,691.61**	**34.49%**
Electrical Equipment and Materials	$17,304.11	8.82%
Mechanicals Equipment	$41,739.03	21.27%
Instrumentation	$3,796.54	1.93%
Civil – Steel Structure	$2,208.78	1.1%
Piping	$2,543.93	1.3%
Fire Detection and Alarm System	$99.21	0.05%
Mine, Pile and LT (US$ x 1,000)	**$39,962.51**	**20.36%**
CIV04 – Mine	$19,480.77	9.93%
CIV05 – Tailing Pile	$6,307.69	3.21%
CIV06 – Waste Pile		0,00%
CIV07 – Low Grade Pile		0,00%
CIV08 – Terra Armada	$59.83	0.03%
MEC-XX – Sample Laboratory	$2,084.91	1.06%
AUR-BMB-01 – Esgotamento Açude do Onça	$57.16	0.03%
AUR-ENG-08 – Adductor Capture System	$5,098.49	2.6%
ETE – Sewage treatment station	$50.70	0.03%
ETA	$0.00	0,00%
Mobilising and Vegetable removal	$1,153.85	0.59%
13.8KV Deactivation	$130.33	0.07%
Transmission line 69KV	$5,538.78	2.82%
Indirect Costs (US$ x 1,000)	**$29,082.00**	**14.82%**
IND-01 – EPCM	$10,297.49	5.25%
IND-01 – Spare Parts and Special Items	$1,790.08	0.91%

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Item	Total	%
IND-01 – Owner Cost	$2,351.89	1.2%
IND-01 – Labor – Pre-operation	$6,160.11	3.14%
IND-01 – Administrative + HR	$3,303.30	1.68%
IND-01 – MACC – Environment	$1,104.93	0.56%
IND-01 – Environmental Fees	$330.77	0.17%
IND-01 – SSO	$794.84	0.4%
IND-01 – Legal	$189.22	0.1%
IND-01 – TI	$389.80	0.2%
IND-01 – Indirect Field Construction	$1,054.42	0.54%
IND-01 – Engineering Risk Insurance	$1,219.00	0.62%
IND-01 – Expediting and inspection	$96.15	0.05%
Contingency (US$ x 1,000)	**$9,648.43**	**4.92%**
TOTAL CapEx (US$ x 1.000)	**$196,262.73**	**100%**

To allow the expansion of the Project, additional capital will be required for the deviation of the federal road and the relocation of the power transmission line infrastructure, including indirect costs. These costs are detailed in Table 147 and Table 148, respectively:

Table 147: Road deviation CAPEX Estimation

Item	Total	%
New Road Construction (US$ x 1,000)	$7,486.70	77%
Indirect Costs (US$ x 1,000)	$1,342.90	14%
Contingency (US$ x 1,000)	$883.00	9%
TOTAL CapEx (US$ x 1.000)	**$9,712.60**	**100%**

Table 148: Transmission Line relocation CAPEX Estimation

Item	Total	%
Relocation – LT 230 kV Paraíso – Açu II C2 (US$ x 1,000)	$ 2,782.73	50%
Relocation – LT 230 kV Lagoa Nova II – Paraíso C2 (US$ x 1,000)	$ 2,980.91	50%
TOTAL CapEx (US$ x 1,000)	**$ 5,763.64**	**100%**

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Table 146 presents the source of information for each item, together with the corresponding values in US$ and as a percentage of total CAPEX. The complete CAPEX document issued by Promon and Aura provides the detailed breakdown by item, including the selected supplier, costing methodology, applicable NCM (Common Mercosur Nomenclature), quantities, units, description, responsible party for the reported value, tag, and other supporting information.

The as-built CAPEX incorporates all costs associated with assembly, construction, equipment, materials, mine, pile, transmission lines and indirect costs required for the implemented Project scope. The values reflect the final configuration adopted for the Borborema Project and were established based on consolidated quantities, engineering definitions, supplier quotations, consultant inputs and Aura's technical validation. Indirect costs include construction management, assembly supervision, insurance and other supporting costs associated with project implementation.

18.2 SERVICES

The items listed under services in Table 146 are associated with contracts for the execution of the administrative buildings, process plan, temporary constructions, and electromechanical assemblies. The costs of all these items included assembly/construction labour, materials and indirect costs required for the Project scope, as provided by specialized suppliers.

18.3 SUPPLIES

The electrical, mechanical, and instrument equipment were budgeted with specialized suppliers, together with respective costs for freight and fees, including values for international deliveries. In all cases, the criteria for selecting the supplier were the lowest cost, following a previous technical assessment.

18.4 MINE, PILE AND TRANSMISSION LINE

As costs related to mining, piles, transmission lines and laboratory supplies are specific to mining operations, these items were assessed by Aura with the support of specialized consultants. The costs associated with deep wells were incorporated based on the final project scope.

18.5 INDIRECT COSTS

Indirect costs include engineering, procurement and construction management (EPCM), under which the contracted company develops the project, procures equipment and materials, and manages the construction process. Indirect costs also include assembly supervision, spare and start-up items, owner's costs, freight, field indirect costs, engineering risk insurance, expediting, and inspection. These costs were incorporated into the as-built CAPEX based on the final project configuration adopted for Borborema and Aura's database for indirect costs applicable to the operation.

18.6 EXPANSION CAPEX

The expansion CapEx includes all activities required for the construction of the new road and the relocation of the power transmission line infrastructure in accordance with Brazilian infrastructure agency and applicable regulatory standards, including indirect costs related to the owner's team, legal support, permitting, insurance, land management and contingency.

18.7 TAXES

All taxes included in the suppliers' proposals were considered in accordance with current Brazilian tax legislation. Taxes incorporated into the as-built CAPEX include:

- ISS (Imposto Sobre Serviços – Tax on Services).
- ICMS (Imposto sobre Circulação de Mercadorias e Serviços – Tax on Circulation of Merchandise and Services).

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- PIS/COFINS (Programa de Integração Social/Contribuição para Financiamento da Seguridade Social – Social Integration Program/Contribution for Financing Social Security).
- DIFAL (Diferencial de alíquota do ICMS – Differential from ICMS), if applicable.
- IPI (Imposto sobre os Produtos Industrializados – Tax on Industrialized Products): as per fiscal classification of supply.
- II (Imposto de Importação – Importation Tax) and applicable fees.

18.8 OPERATING COSTS

The 36-year process plant operating period was included in the OPEX estimation. The process plant operating costs listed in Table 149 are in US dollars per tonne per year (US$ /t/yr) and per oz Produced – Run of Mine (US$ /oz/yr).

Table 149: OPEX for the Borborema Project

	OPEX (AISC) – Borborema per t Feed		OPEX (AISC) – Borborema Per Oz Produced	
	Per Tonne/Year		Per Oz/Year	
	Total (US$)	%	Total (US$)	%
Unitary Costs	**35.49**	**100%**	**1367.99**	**100%**
Labor (Fixed Costs)	3.11	9%	119.74	9%
G&A (Fixed Cost)	2.65	7%	102.08	7%
Laboratory (Fixed Cost)	0.75	2%	28.88	2%
Access Maintenance (Fixed Cost)	0.00	0%	0.00	0%
Equipment rental (Fixed Cost)	0.20	1%	7.81	1%
Energy (Variable Costs)	2.47	7%	95.18	7%
Reagents and Consumables (Variable Costs)	4.46	13%	171.84	13%
Maintenance	1.50	4%	57.92	4%
Water and sewage treatment plant	0.24	1%	9.06	1%
Pile	1.98	6%	76.31	6%
Mine	14.01	39%	539.84	39%
Selling	3.22	9%	124.06	9%
Sustaining – Informative	0.71	2%	27.51	2%
Mine Closure – Informative	0.20	1%	7.76	1%

18.9 LABOUR

Labour costs include operating costs for the mining plant teams, such as managers and management areas, plant and maintenance teams including leaders, technicians, assistants, supervisors, engineers, and managers.

The labour cost estimation also includes personnel dedicated to work health, safety, environment and communities (SSMAC), and administrative costs, which includes general administrative costs and human resources, as shown in Table 150. These costs were established considering the executed cost structure of the operation.

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Table 150: Labour Cost Estimations

	OPEX (AISC) – Borborema per t Feed		OPEX (AISC) – Borborema Per Oz Produced	
	Per Tonne/Year		Per Oz/Year	
	Total (US$)	%	Total (US$)	%
General Manager	0.28	9%	10.94	9%
Mine in the open	0.00	0%	0.00	0%
Plant maintenance	1.63	53%	62.88	53%
SSMAC	0.32	10%	12.21	10%
Administrative	0.87	28%	33.70	28%
Labor (Fixed Costs)	**3.11**	**100%**	**119.74**	**100%**

18.10 G&A

G&A costs, shown in Table 151, include all costs relating to travel, transfers, consultants, individual safety equipment, exams, uniforms, environmental permits, property security, information technology, warehouse, supplies, controllers and other teams, as well as all employee benefits such as transportation, food, training. Also included in the G&A costs are cleaning and conservation of the building, vehicles, software licenses, IT, insurances, telecom, and other costs. These costs were established considering the executed cost structure of the operation.

Table 151: G&A Cost Estimations

	OPEX (AISC) – Borborema per t Feed		OPEX (AISC) – Borborema Per Oz Produced	
	Per Tonne/Year		Per Oz/Year	
	Total (US$)	%	Total (US$)	%
Health, Safety and Environment	0.55	21%	21.24	21%
Human Resources	0.24	9%	9.10	9%
Adminstration	0.98	37%	37.72	37%
Controlling	0.33	12%	12.53	12%
Legal	0.06	2%	2.45	2%
Supply	0.04	2%	1.62	2%
Other	0.45	17%	17.42	17%
G&A (Fixed Cost)	**2.65**	**100%**	**102.08**	**100%**

18.11 LABORATORY

The laboratory costs were obtained through a proposal received from SGS Geosol and contain a fixed monthly installment payment and an estimated variable installment payment, in addition to the mobilization cost paid in a single installment.

The Fixed Price represents the fixed amount to be invoiced every month, independent of the number of samples delivered by Aura to SGS Geosol and aims to cover all expenses and costs for laboratory operation schedules. The Variable Price, in turn, is calculated in addition to the monthly fixed price, and is a factor of the number of samples processed in the month times the unit price per analysis/test.

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18.12 ACCESS MAINTENANCE

The costs associated with access maintenance were included in mining costs.

18.13 EQUIPMENT RENTAL

The costs associated with equipment rental were provided by Aura and includes Munck truck, crane, platform and forklift.

18.14 ENERGY

The energy consumption was calculated according to the specific demands of the project. The unit values were obtained from the local energy distributor.

Table 152: Energy Cost Estimations

	OPEX (AISC) – Borborema per t Feed		OPEX (AISC) – Borborema Per Oz Produced	
	Per Tonne/Year		Per Oz/Year	
	Total (US$)	%	Total (US$)	%
Metallurgy Substation	1.95	79%	75.19	79%
Administrative Building Substation	0.16	6%	6.19	6%
New Water Supply Substation	0.02	1%	0.95	1%
Filtering Substation	0.33	14%	12.85	14%
Energy (Variable Costs)	**2.47**	**100%**	**95.18**	**100%**

18.15 REAGENTS AND CONSUMABLES

Quantities associated with reagents and consumables required for the operation were defined based on process information and validated by Aura. The costs related to these items were established from supplier proposals and existing database values for each listed item, considering the executed cost structure of the operation. Table 153 presents the corresponding values.

Table 153: Reagents and Consumables Cost Estimations

	OPEX (AISC) – Borborema per t Feed		OPEX (AISC) – Borborema Per Oz Produced	
	Per Tonne/Year		Per Oz/Year	
	Total (US$)	%	Total (US$)	%
Hydrated Lime	0.17	4%	6.59	4%
Sodium Cyanide	1.21	27%	46.53	27%
Sodium Hydroxide – 50% w/w	0.07	2%	2.72	2%
Hydrochloric Acid – 33%	0.04	1%	1.38	1%
Copper Sulphate Pentahydrate	0.19	4%	7.46	4%
Sodium Metabisulphite	0.22	5%	8.42	5%
Flocculant	0.09	2%	3.49	2%
Activated Carbon	0.09	2%	3.47	2%
Leachaid – Intensive Leaching	0.01	0%	0.35	0%

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	OPEX (AISC) – Borborema per t Feed		OPEX (AISC) – Borborema Per Oz Produced	
	Per Tonne/Year		Per Oz/Year	
	Total (US$)	%	Total (US$)	%
Hydrated Lime – Treating of Effluent	0.13	3%	5.20	3%
Smelting Fluxes				0%
Borax	0.01	0%	0.29	0%
Silica	0.00	0%	0.19	0%
Sodium Nitrate	0.00	0%	0.10	0%
Sodium Carbonate	0.00	0%	0.00	0%
Crucibles	0.03	1%	1.20	1%
Consumables				0%
Grinding Media	0.56	13%	21.78	13%
Mill Lining	0.75	17%	28.78	17%
Crusher Lining	0.03	1%	1.30	1%
Jaw Crusher	0.05	1%	1.95	1%
Filter Cloths	0.53	12%	20.47	12%
Gas LPG – Site	0.26	6%	10.16	6%
Reagents and Consumables (Variable Costs)	**4.46**	**100%**	**171.84**	**100%**

18.16 MAINTENCE

Maintenance costs were considered as part of the executed cost structure of the operation for mechanical and electrical equipment. Table 154 presents the corresponding maintenance costs.

Table 154: Maintenance Cost Estimations

	OPEX (AISC) – Borborema per t Feed		OPEX (AISC) – Borborema Per Oz Produced	
	Per Tonne/Year		Per Oz/Year	
	Total (US$)	%	Total (US$)	%
Parts and Maintenance Materials	1.15	76%	44.15	76%
Consumables	0.22	15%	8.51	15%
Anticorrosive Protection	0.13	9%	5.01	9%
Fuels and Lubricants	0.01	0%	0.25	0%
Maintenance	**1.50**	**100%**	**57.92**	**100%**

18.17 WATER AND SEWAGE TREATMENT PLANT

The costs related to the operation of the water and sewage treatment plant were defined by Aura based on considering the executed cost structure of the operation.

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Under the operating model currently adopted for the Project, these costs are treated as OPEX rather than CAPEX, reflecting the use of a specialized company to operate the system under the regional conditions, particularly the scarcity of potable water.

The final amount reflects the current operating structure of the facility and includes chemicals, maintenance and the required operating personnel.

18.18 PILE, MINE AND SUSTAINING

The costs related to the operation of piles were provided by a specialist advisor, together with Aura´s validation.

The mining operating costs were provided by Aura, along with specialist consultants. The studies indicated the costs for each year of mine operation, gold produced and recovered.

18.19 SELLING

The selling cost involves two parts, provided by Aura, these are the refining cost and the transportation cost, which are considered over the entire useful life of the plant.

18.20 SUSTAINING CAPEX

The costs related to the sustaining CAPEX were provided by a specialist advisor DF+, together with Aura´s validation, and are shown in Table 155 below:

Table 155: CAPEX Sustaining

Sustaining	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10	Year 11
Sustaining – Waste Pile	379.73	379.73	379.73	379.73	379.73	208.78	208.78	208.78	208.78	208.78	208.78
Sustaining – Waste Pile	1209.78	1209.78	1209.78	525.44	525.44	525.44	525.44	525.44	525.44	525.44	525.44
Miscelaneous Projects	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	800.00	800.00
Exploration	1360.00	1785.00	1870.00	2125.00	2720.00	0.00	0.00	0.00	0.00	0.00	0.00
Sustaining	**Year 12**	**Year 13**	**Year 14**	**Year 15**	**Year 16**	**Year 17**	**Year 18**	**Year 19**	**Year 20**	**Year 21**	**Year 22**
Sustaining – Waste Pile	208.78	208.78	208.78	208.78	208.78	208.78	208.78	208.78	208.78	208.78	208.78
Sustaining – Waste Pile	525.44	525.44	525.44	525.44	525.44	525.44	525.44	525.44	525.44	525.44	525.44
Miscelaneous Projects	800.00	800.00	800.00	800.00	800.00	800.00	800.00	800.00	800.00	800.00	800.00
Exploration	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Sustaining	**Year 23**	**Year 24**	**Year 25**	**Year 26**	**Year 27**	**Year 28**	**Year 29**	**Year 30**	**Year 31**	**Year 32**	**Year 33**
Sustaining – Waste Pile	208.78	208.78	208.78	208.78	208.78	208.78	208.78	208.78	208.78	208.78	208.78
Sustaining – Waste Pile	525.44	525.44	525.44	525.44	525.44	525.44	525.44	525.44	525.44	525.44	525.44
Miscelaneous Projects	800.00	800.00	800.00	800.00	800.00	800.00	800.00	800.00	800.00	800.00	800.00
Exploration	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Sustaining	**Year 34**	**Year 35**	**Year 36**	**Total**							
Sustaining – Waste Pile	208.78	208.78	208.78	**8,370.69**							
Sustaining – Waste Pile	525.44	525.44	525.44	**20,968.76**							
Miscelaneous Projects	800.00	800.00	228.40	**21,028.40**							
Exploration	0.00	0.00	0.00	**9,860.00**							

Values in kUS$

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 18.21 MINE CLOSURE The mine closure costs were obtained through a proposal received from Mineral Engenharia e Meio Ambiente and are the main guidelines for the deactivation phase of the Borborema Project, to be implemented in the municipality of Currais Novos, in the state of Rio Grande do Norte . The main infrastructures, object of the closure, are accesses, construction sites, open - air pits, piles for co - disposal of overburden and tailings, piles of ore, civil and industrial installations, amongst other items . The informed closing costs were distributed along the years of activities, however, for the information and modeling these costs were brought to present value . Table 156: Mine Closure - Calculation 333 Year 37 Year 36 VPL Tax Mine Closure - Informative 7.103.958,9 7.103.958,9 530.854,81 10% Mine Closure Values in US$, TAX = 10% Since the pit closure assumes the end of exploration, the years of disbursement exceed the projection years studied. For economic modeling purposes, a single disbursement was considered in years 36 and 37, as per item 19.2.4.

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19 ECONOMIC ANALYSIS

19.1 INTRODUCTION

Considering the information presented in the previous chapter (Chapter 18 - Capital and Operating costs), this chapter presents the development of the economic modeling for Borborema Gold Project, which includes information provided by Promon and Aura executed by EY.

This section describes the economic evaluation and financial metric methodologies to establish the financial model for the Borborema Gold Project feasibility study.

The economic model has been developed by EY to support the evaluation of potential options and develop an optimal path forward for the Project. The main contributors to the total economic model are presented in Table 157.

Table 157: Contributors and Their Roles in Developing the Total Economic Model.

CONTRIBUTOR	ROLE
Aura Minerals (Owner)	• Oversee the administration of the economic model and establish governing parameters such as: discount rate; tax regime; commodity rates; etc. • Develop the operating and owner expenses for the various project areas for which gaps exist. • Review the contributing inputs and their suitability for the Project. • Provide cost data for equipment operations including labour, operating cost factors, and maintenance cost factors. • Provide other cost data and factors to support the execution of the total economic model. • Develop the feasibility capital cost estimate for the mining development and infrastructure. • Provide equipment data into the overall model for the mining operations. • Provide cost-of-life data for equipment including labour, operating cost factors, and maintenance cost factors for mining operations. • Responsible for the Mine Plan and mine operating costs.
Promon	• Develop the feasibility capital cost estimates for the processing plant, support infrastructure, and civil infrastructure. • Provide equipment data into the overall model based on the feasibility equipment list developed for the Project.
EY	• Analysis of tax incentives. • Execute the economic model and provide results to the project team to establish the optimal path forward.

The economic model was developed as an Excel spreadsheet-based financial model composed of several worksheets.

All currency in this Section is provided in United States Dollars ("USD"), unless otherwise indicated. The exchange rate used is BRL 5.50 for USD 1.00 in 2026 onwards. This information refers to the exchange rate observed on the base date and maintained, as the model is calculated in real terms, excluding the monetary effects of this variable.

Table 158 presents the summary results of the financial model that will be detailed in the following topics of this chapter.

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Table 158: Summary Results of the Financial Model

		Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10	Year 11	Year 12
Exchange Rate	USD / BRL	5.50	5.50	5.50	5.50	5.50	5.50	5.50	5.50	5.50	5.50	5.50	5.50
Gold Produced	Oz	73,790	77,070	73,360	84,010	73,100	55,604	49,587	55,360	44,205	48,576	52,305	45,456
Gold Price	USD / Oz	4,648	4,554	4,207	3,971	3,515	3,515	3,515	3,515	3,515	3,515	3,515	3,515
Net Revenue	USD x 1000	337,799	345,715	303,999	328,629	253,062	192,491	171,663	191,648	153,031	168,162	181,070	157,360
Mine Costs	USD x 1000	40,074	38,630	39,489	37,691	38,737	39,119	40,953	41,307	41,831	41,243	38,327	37,956
Mine Costs	USD / Oz	543	501	538	449	530	704	826	746	946	849	733	835
Plant Costs	USD x 1000	14,021	14,021	14,021	14,021	14,021	14,021	14,021	14,021	14,021	14,021	14,021	14,021
Plant Costs	USD / Oz	190	182	191	167	192	252	283	253	317	289	268	308
Other Costs	USD x 1000	35,599	35,982	34,384	35,592	32,566	29,868	28,939	29,830	28,109	28,784	29,359	27,911
Other Costs	USD / Oz	482	467	469	424	445	537	584	539	636	593	561	614
EBITDA	USD x 1000	248,105	257,081	216,105	241,324	167,737	109,483	87,748	106,490	69,069	84,115	99,363	77,472
EBITDA Margin	%	73.4%	74.4%	71.1%	73.4%	66.3%	56.9%	51.1%	55.6%	45.1%	50.0%	54.9%	49.2%
Net Income	USD x 1000	201,337	208,696	173,537	194,520	132,026	82,503	64,051	79,903	48,158	60,878	73,736	55,119
Net Margin	%	59.6%	60.4%	57.1%	59.2%	52.2%	42.9%	37.3%	41.7%	31.5%	36.2%	40.7%	35.0%
Capex	USD x 1000	4,274	8,584	7,634	2,125	2,720	-	-	-	-	-	-	-
Capex Sustaining	USD x 1000	1,590	1,590	1,590	905	905	734	734	734	734	1,534	1,534	1,534
Net Working Capital	USD x 1000	41,630	43,125	36,186	40,492	28,207	18,479	14,814	17,985	11,737	14,248	16,741	13,129
WC Need	USD x 1000	39,853	1,495	(6,939)	4,306	(12,286)	(9,728)	(3,666)	3,171	(6,248)	2,511	2,493	(3,612)
Free Cash Flow to Firm (FCFF)	USD x 1000	166,161	207,860	182,596	198,987	152,642	103,632	79,156	88,207	65,918	69,116	82,069	69,633
Accumulated Cash Flow (FCFF)	USD x 1000	166,161	374,021	556,617	755,604	908,245	1,011,877	1,091,033	1,179,241	1,245,159	1,314,275	1,396,344	1,465,977

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		Year 13	Year 14	Year 15	Year 16	Year 17	Year 18	Year 19	Year 20	Year 21	Year 22	Year 23	Year 24
Exchange Rate	USD / BRL	5.50	5.50	5.50	5.50	5.50	5.50	5.50	5.50	5.50	5.50	5.50	5.50
Gold Produced	Oz	46,563	44,096	59,817	67,520	59,026	36,049	48,911	62,316	66,564	54,937	48,051	31,724
Gold Price	USD / Oz	3,515	3,515	3,515	3,515	3,515	3,515	3,515	3,515	3,515	3,515	3,515	3,515
Net Revenue	USD x 1000	161,192	152,653	207,076	233,742	204,340	124,795	169,323	215,727	230,432	190,181	166,344	109,822
Mine Costs	USD x 1000	35,688	38,338	37,618	35,431	34,610	35,126	35,041	34,449	35,711	34,534	34,037	28,899
Mine Costs	USD / Oz	766	869	629	525	586	974	716	553	536	629	708	911
Plant Costs	USD x 1000	14,021	14,021	14,021	14,021	14,021	14,021	14,021	14,021	14,021	14,021	14,021	14,021
Plant Costs	USD / Oz	301	318	234	208	238	389	287	225	211	255	292	442
Other Costs	USD x 1000	26,018	25,768	27,364	28,146	27,284	24,951	26,257	27,618	28,049	26,868	26,169	24,512
Other Costs	USD / Oz	559	584	457	417	462	692	537	443	421	489	545	773
EBITDA	USD x 1000	85,465	74,526	128,073	156,144	128,425	50,696	94,004	139,639	152,651	114,758	92,116	42,390
EBITDA Margin	%	53.0%	48.8%	61.8%	66.8%	62.8%	40.6%	55.5%	64.7%	66.2%	60.3%	55.4%	38.6%
Net Income	USD x 1000	61,827	52,492	97,808	121,533	97,976	32,036	68,675	107,285	127,181	95,250	76,427	34,610
Net Margin	%	38.4%	34.4%	47.2%	52.0%	47.9%	25.7%	40.6%	49.7%	55.2%	50.1%	45.9%	31.5%
Capex	USD x 1000	-	-	-	-	-	-	-	-	-	-	-	-
Capex Sustaining	USD x 1000	1,534	1,534	1,534	1,534	1,534	1,534	1,534	1,534	1,534	1,534	1,534	1,534
Net Working Capital	USD x 1000	14,452	12,633	21,513	26,253	21,623	8,646	15,833	23,494	25,670	19,340	15,516	7,243
WC Need	USD x 1000	1,323	(1,820)	8,880	4,740	(4,630)	(12,976)	7,187	7,661	2,176	(6,330)	(3,824)	(8,273)
Free Cash Flow to Firm (FCFF)	USD x 1000	71,483	65,367	100,061	128,002	113,892	56,375	72,927	111,140	126,058	102,415	80,655	42,902
Accumulated Cash Flow (FCFF)	USD x 1000	1,537,460	1,602,827	1,702,887	1,830,889	1,944,782	2,001,157	2,074,084	2,185,223	2,311,281	2,413,696	2,494,351	2,537,253

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		Year 25	Year 26	Year 27	Year 28	Year 29	Year 30	Year 31	Year 32	Year 33	Year 34	Year 35	Year 36	Total or Average
Exchange Rate	USD / BRL	5.50	5.50	5.50	5.50	5.50	5.50	5.50	5.50	5.50	5.50	5.50	5.50	5.50
Gold Produced	Oz	41,527	43,909	48,792	50,021	58,324	52,355	65,086	26,476	26,476	26,476	26,088	7,412	1,830,937
Gold Price	USD / Oz	3,515	3,515	3,515	3,515	3,515	3,515	3,515	3,515	3,515	3,515	3,515	3,515	3,607
Net Revenue	USD x 1000	143,761	152,007	168,910	173,163	201,907	181,244	225,318	91,657	91,657	91,657	90,311	25,658	6,587,506
Mine Costs	USD x 1000	14,936	12,852	12,101	12,904	9,242	9,043	7,773	3,438	3,438	3,438	3,438	979	988,422
Mine Costs	USD / Oz	360	293	248	258	158	173	119	130	130	130	132	132	524
Plant Costs	USD x 1000	14,021	14,021	14,021	14,021	14,021	14,021	14,021	8,301	8,301	8,301	8,301	5,441	473,309
Plant Costs	USD / Oz	338	319	287	280	240	268	215	314	314	314	318	734	284
Other Costs	USD x 1000	25,507	25,749	26,245	25,627	26,187	25,686	26,755	23,514	23,514	23,514	23,481	6,701	978,406
Other Costs	USD / Oz	614	586	538	512	449	491	411	888	888	888	900	904	578
EBITDA	USD x 1000	89,296	99,385	116,543	120,611	152,456	132,494	176,768	56,404	56,404	56,404	55,091	12,537	4,147,370
EBITDA Margin	%	62.1%	65.4%	69.0%	69.7%	75.5%	73.1%	78.5%	61.5%	61.5%	61.5%	61.0%	48.9%	61%
Net Income	USD x 1000	74,426	83,065	97,573	100,986	127,941	110,989	148,512	46,503	46,503	46,503	45,390	9,326	3,285,284
Net Margin	%	51.8%	54.6%	57.8%	58.3%	63.4%	61.2%	65.9%	50.7%	50.7%	50.7%	50.3%	36.3%	48%
Capex	USD x 1000	-	-	-	-	-	-	-	-	-	-	-	-	25,336
Capex Sustaining	USD x 1000	1,534	1,534	1,534	1,534	1,534	1,534	1,534	1,534	1,534	1,534	1,534	8,067	57,472
Net Working Capital	USD x 1000	15,039	16,718	19,527	20,260	25,567	22,233	29,541	9,501	9,501	9,501	9,257	2,125	697,760
WC Need	USD x 1000	7,796	1,679	2,809	733	5,307	(3,333)	7,307	(20,040)	0	(0)	(245)	(7,132)	348
Free Cash Flow to Firm (FCFF)	USD x 1000	66,575	81,226	94,643	100,173	122,594	114,322	141,204	66,543	46,503	46,503	45,635	9,925	3,473,102
Accumulated Cash Flow (FCFF)	USD x 1000	2,603,829	2,685,055	2,779,698	2,879,872	3,002,466	3,116,789	3,257,993	3,324,536	3,371,039	3,417,542	3,463,177	3,473,102	3,473,102

Source: Aura and Promon

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Technical Report Summary – Borborema Gold Project – March 30th, 2026

19.2 ASSUMPTIONS

The following section summarizes the main assumptions used in the Project's financial analysis, including the mine production plan, product logistics, capital and operating expenditures, revenues, taxation, depreciation and other general parameters.

19.2.1 Product

Only gold is considered for production minerals – specified in grade and Ounces (Oz).

19.2.2 Production

The period of the construction and production plans is based on Project years. The construction period begins in year 2023, with the initial production of saleable gold planned for year 2026. The mining operation is projected to conclude in 2061, outlining a total operational span of 36 years for the plant.

The metallurgical recovery for the contained gold is expected to be 92.1% (average considering 36 years), resulting in 1,830.9k ounces recovered after the 36 year processing period.

Table 159 summarizes the annual feed to the process plant with the tonnes of Plant Feed and gold content recover.

Table 159: Summary of Production Plan

		Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9
Plant Feed	K ton	2,000	2,000	2,000	2,000	2,000	2,000	2,000	2,000	2,000
Gold recovered	oz	73,790	77,070	73,360	84,010	73,100	55,604	49,587	55,360	44,205

		Year 10	Year 11	Year 12	Year 13	Year 14	Year 15	Year 16	Year 17	Year 18
Plant Feed	K ton	2,000	2,000	2,000	2,000	2,000	2,000	2,000	2,000	2,000
Gold recovered	oz	48,576	52,305	45,456	46,563	44,096	59,817	67,520	59,026	36,049

		Year 19	Year 20	Year 21	Year 22	Year 23	Year 24	Year 25	Year 26	Year 27
Plant Feed	K ton	2,000	2,000	2,000	2,000	2,000	2,000	2,000	2,000	2,000
Gold recovered	oz	48,911	62,316	66,564	54,937	48,051	31,724	41,527	43,909	48,792

		Year 28	Year 29	Year 30	Year 31	Year 32	Year 33	Year 34	Year 35	Year 36	Total or Average
Plant Feed	K ton	2,000	2,000	2,000	2,000	2,000	2,000	2,000	2,000	571	70,571
Gold recovered	oz	50,021	58,324	52,355	65,086	26,476	26,476	26,476	26,088	7,412	1,830,937

Source: Aura and Promon

19.2.3 Capital Investment

New investments (CAPEX) have been planned considering the nature of Borborema's operations, including an Expansion CAPEX of USD 25.3 million. A depreciation rate of 10% was applied to future investments. Additionally, there is a Sustaining CAPEX which is detailed separately in this Report.

For the Expansion CAPEX the utilization of Tax benefits on Fixed Assets was considered.

Table 160 summarizes the initial capital cost expenditure by commodity and disbursement schedule considered on the model.

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Table 160: Initial Capital Cost Summary and Disbursement Schedule

		Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9
Exploration	USD x 1000	1,360	1,785	1,870	2,125	2,720	-	-	-	-
Expansion	USD x 1000	2,914	6,799	5,764	-	-	-	-	-	-
Total Capex	**USD x 1000**	**4,274**	**8,584**	**7,634**	**2,125**	**2,720**	-	-	-	-

		Year 10	Year 11	Year 12	Year 13	Year 14	Year 15	Year 16	Year 17	Year 18
Exploration	USD x 1000	-	-	-	-	-	-	-	-	-
Expansion	USD x 1000	-	-	-	-	-	-	-	-	-
Total Capex	**USD x 1000**	-	-	-	-	-	-	-	-	-

		Year 19	Year 20	Year 21	Year 22	Year 23	Year 24	Year 25	Year 26	Year 27
Exploration	USD x 1000	-	-	-	-	-	-	-	-	-
Expansion	USD x 1000	-	-	-	-	-	-	-	-	-
Total Capex	**USD x 1000**	-	-	-	-	-	-	-	-	-

		Year 28	Year 29	Year 30	Year 31	Year 32	Year 33	Year 34	Year 35	Year 36	Total or Average
Exploration	USD x 1000	-	-	-	-	-	-	-	-	-	9,860
Expansion	USD x 1000	-	-	-	-	-	-	-	-	-	15,476
Total Capex	**USD x 1000**	-	-	-	-	-	-	-	-	-	**25,336**

Source: Aura and Promon

The working capital requirement was calculated based on the assumptions of average terms for Recoverable taxes and other credits, Inventory, Other current assets, Accounts payable, Taxes payable and Other current liabilities. The average terms considered are shown below:

- Recoverable taxes and other credits: 30 days
- Inventory: 30 days
- Other current assets: 30 days
- Accounts payable: 30 days
- Taxes payable: 30 days
- Other current liabilities: 30 days

According to the above premises, the project's working capital remains stable, and it is not expected a large amount to spend at the operational accounts. Table 161 presents the working capital summary:

Table 161: Working Capital Summary

		Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9
Uses	USD x 1000	63,746	64,980	57,799	62,020	49,246	38,947	35,448	38,983	32,440
Sources	USD x 1000	22,116	21,855	21,613	21,527	21,039	20,468	20,635	20,998	20,703
Net Working Capital	USD x 1000	41,630	43,125	36,186	40,492	28,207	18,479	14,814	17,985	11,737
Working Capital Variation	USD x 1000	39,853	1,495	(6,939)	4,306	(12,286)	(9,728)	(3,666)	3,171	(6,248)

		Year 10	Year 11	Year 12	Year 13	Year 14	Year 15	Year 16	Year 17	Year 18
Uses	USD x 1000	34,972	36,833	32,827	33,125	31,897	40,940	45,386	40,341	26,917
Sources	USD x 1000	20,724	20,092	19,698	18,672	19,264	19,427	19,134	18,719	18,271
Net Working Capital	USD x 1000	14,248	16,741	13,129	14,452	12,633	21,513	26,253	21,623	8,646
Working Capital Variation	USD x 1000	2,511	2,493	(3,612)	1,323	(1,820)	8,880	4,740	(4,630)	(12,976)

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		Year 19	Year 20	Year 21	Year 22	Year 23	Year 24	Year 25	Year 26	Year 27
Uses	USD x 1000	285,788	295,217	306,941	312,981	305,811	284,294	272,422	275,198	273,248
Sources	USD x 1000	151,707	150,770	151,276	150,609	149,435	146,928	141,639	136,344	130,700
Net Working Capital	USD x 1000	15,833	23,494	25,670	19,340	15,516	7,243	15,039	16,718	19,527
Working Capital Variation	USD x 1000	7,187	7,661	2,176	(6,330)	(3,824)	(8,273)	7,796	1,679	2,809

		Year 28	Year 29	Year 30	Year 31	Year 32	Year 33	Year 34	Year 35	Year 36	Total or Average
Uses	USD x 1000	264,210	257,121	253,437	261,148	255,471	245,197	233,697	219,210	191,353	5,559,591
Sources	USD x 1000	124,897	117,911	111,334	105,020	97,085	92,348	88,065	83,849	74,126	2,569,000
Net Working Capital	USD x 1000	20,260	25,567	22,233	29,541	9,501	9,501	9,501	9,257	2,125	697,760
Working Capital Variation	USD x 1000	733	5,307	(3,333)	7,307	(20,040)	0	(0)	(245)	(7,132)	348

Source: Aura and Promon

19.2.4 Operating Costs

The average operational cost for on-site mining and plant costs, encompassing workforce, management and administration, laboratory, access maintenance, and equipment rental, amounts to USD 808.3/Oz, which total USD 1,461.7 Million considering all the operational years of the project. The other costs, which encompass energy, transportation, refining costs, dry stack tailing, reagents and consumables, ETA, ETE, maintenance and royalties, amounts to USD 577.8/Oz, which total USD 978.4million considering all the operational years of the project. For operating costs, tax benefits were not considered in the projections.

Recoverable taxes (PIS and COFINS) for non-exempt items, although paid at the time of purchase of inputs, services and other resources, are assumed recovered in the short term and are included.

Table 162 presents the operating cost summary.

Table 162: Operating Costs Summary

		Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9
Mining Costs	USD x 1000	40,074	38,630	39,489	37,691	38,737	39,119	40,953	41,307	41,831
Plant costs	USD x 1000	14,021	14,021	14,021	14,021	14,021	14,021	14,021	14,021	14,021
Workforce	USD x 1000	6,562	6,562	6,562	6,562	6,562	6,562	6,562	6,562	6,562
Management and Administration	USD x 1000	5,594	5,594	5,594	5,594	5,594	5,594	5,594	5,594	5,594
Laboratory	USD x 1000	1,469	1,469	1,469	1,469	1,469	1,469	1,469	1,469	1,469
Access Maintenance	USD x 1000	-	-	-	-	-	-	-	-	-
Equipment Rental	USD x 1000	397	397	397	397	397	397	397	397	397
Other costs	USD x 1000	35,599	35,982	34,384	35,592	32,566	29,868	28,939	29,830	28,109
Energy	USD x 1000	4,939	4,939	4,939	4,939	4,939	4,939	4,939	4,939	4,939
Transportation	USD x 1000	2,230	2,329	2,217	2,539	2,209	1,680	1,499	1,673	1,336
Refining costs	USD x 1000	75	78	74	85	74	56	50	56	45
Dry Stack Tailing	USD x 1000	3,960	3,960	3,960	3,960	3,960	3,960	3,960	3,960	3,960
Reagents and consumables	USD x 1000	8,917	8,917	8,917	8,917	8,917	8,917	8,917	8,917	8,917
ETA	USD x 1000	-	-	-	-	-	-	-	-	-
ETE	USD x 1000	470	470	470	470	470	470	470	470	470
Maintenance	USD x 1000	3,005	3,005	3,005	3,005	3,005	3,005	3,005	3,005	3,005
Royalties	USD x 1000	12,003	12,284	10,802	11,677	8,992	6,840	6,100	6,810	5,438

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		Year 10	Year 11	Year 12	Year 13	Year 14	Year 15	Year 16	Year 17	Year 18
Mining Costs	USD x 1000	41,243	38,327	37,956	35,688	38,338	37,618	35,431	34,610	35,126
Plant costs	USD x 1000	14,021	14,021	14,021	14,021	14,021	14,021	14,021	14,021	14,021
Workforce	USD x 1000	6,562	6,562	6,562	6,562	6,562	6,562	6,562	6,562	6,562
Management and Administration	USD x 1000	5,594	5,594	5,594	5,594	5,594	5,594	5,594	5,594	5,594
Laboratory	USD x 1000	1,469	1,469	1,469	1,469	1,469	1,469	1,469	1,469	1,469
Access Maintenance	USD x 1000	-	-	-	-	-	-	-	-	-
Equipment Rental	USD x 1000	397	397	397	397	397	397	397	397	397
Other costs	USD x 1000	28,784	29,359	27,911	26,018	25,768	27,364	28,146	27,284	24,951
Energy	USD x 1000	4,939	4,939	4,939	4,939	4,939	4,939	4,939	4,939	4,939
Transportation	USD x 1000	1,468	1,581	1,374	1,407	1,333	1,808	2,041	1,784	1,089
Refining costs	USD x 1000	49	53	46	47	45	60	68	60	36
Dry Stack Tailing	USD x 1000	3,960	3,960	3,960	3,960	3,960	3,960	3,960	3,960	3,960
Reagents and consumables	USD x 1000	8,917	8,917	8,917	8,917	8,917	8,917	8,917	8,917	8,917
ETA	USD x 1000	-	-	-	-	-	-	-	-	-
ETE	USD x 1000	470	470	470	470	470	470	470	470	470
Maintenance	USD x 1000	3,005	3,005	3,005	3,005	3,005	3,005	3,005	3,005	3,005
Royalties	USD x 1000	5,975	6,434	5,200	3,273	3,100	4,205	4,746	4,149	2,534

		Year 19	Year 20	Year 21	Year 22	Year 23	Year 24	Year 25	Year 26	Year 27
Mining Costs	USD x 1000	35,041	34,449	35,711	34,534	34,037	28,899	14,936	12,852	12,101
Plant costs	USD x 1000	14,021	14,021	14,021	14,021	14,021	14,021	14,021	14,021	14,021
Workforce	USD x 1000	6,562	6,562	6,562	6,562	6,562	6,562	6,562	6,562	6,562
Management and Administration	USD x 1000	5,594	5,594	5,594	5,594	5,594	5,594	5,594	5,594	5,594
Laboratory	USD x 1000	1,469	1,469	1,469	1,469	1,469	1,469	1,469	1,469	1,469
Access Maintenance	USD x 1000	-	-	-	-	-	-	-	-	-
Equipment Rental	USD x 1000	397	397	397	397	397	397	397	397	397
Other costs	USD x 1000	26,257	27,618	28,049	26,868	26,169	24,512	25,507	25,749	26,245
Energy	USD x 1000	4,939	4,939	4,939	4,939	4,939	4,939	4,939	4,939	4,939
Transportation	USD x 1000	1,478	1,883	2,012	1,660	1,452	959	1,255	1,327	1,475
Refining costs	USD x 1000	49	63	67	56	49	32	42	44	49
Dry Stack Tailing	USD x 1000	3,960	3,960	3,960	3,960	3,960	3,960	3,960	3,960	3,960
Reagents and consumables	USD x 1000	8,917	8,917	8,917	8,917	8,917	8,917	8,917	8,917	8,917
ETA	USD x 1000	-	-	-	-	-	-	-	-	-
ETE	USD x 1000	470	470	470	470	470	470	470	470	470
Maintenance	USD x 1000	3,005	3,005	3,005	3,005	3,005	3,005	3,005	3,005	3,005
Royalties	USD x 1000	3,438	4,380	4,679	3,862	3,378	2,230	2,919	3,086	3,430

		Year 28	Year 29	Year 30	Year 31	Year 32	Year 33	Year 34	Year 35	Year 36	Total or Average
Mining Costs	USD x 1000	12,904	9,242	9,043	7,773	3,438	3,438	3,438	3,438	979	988,422
Plant costs	USD x 1000	14,021	14,021	14,021	14,021	8,301	8,301	8,301	8,301	5,441	473,309
Workforce	USD x 1000	6,562	6,562	6,562	6,562	3,474	3,474	3,474	3,474	1,930	219,242
Management and Administration	USD x 1000	5,594	5,594	5,594	5,594	2,961	2,961	2,961	2,961	1,645	186,896
Laboratory	USD x 1000	1,469	1,469	1,469	1,469	1,469	1,469	1,469	1,469	1,469	52,873
Access Maintenance	USD x 1000	-	-	-	-	-	-	-	-	-	-
Equipment Rental	USD x 1000	397	397	397	397	397	397	397	397	397	14,299
Other costs	USD x 1000	25,627	26,187	25,686	26,755	23,514	23,514	23,514	23,481	6,701	978,406
Energy	USD x 1000	4,939	4,939	4,939	4,939	4,939	4,939	4,939	4,939	1,410	174,273
Transportation	USD x 1000	1,512	1,763	1,582	1,967	800	800	800	788	224	55,334
Refining costs	USD x 1000	51	59	53	66	27	27	27	26	7	1,852
Dry Stack Tailing	USD x 1000	3,960	3,960	3,960	3,960	3,960	3,960	3,960	3,960	1,131	139,728
Reagents and consumables	USD x 1000	8,917	8,917	8,917	8,917	8,917	8,917	8,917	8,917	2,546	314,631
ETA	USD x 1000	-	-	-	-	-	-	-	-	-	-
ETE	USD x 1000	470	470	470	470	470	470	470	470	134	16,594
Maintenance	USD x 1000	3,005	3,005	3,005	3,005	3,005	3,005	3,005	3,005	858	106,040
Royalties	USD x 1000	2,774	3,075	2,760	3,431	1,396	1,396	1,396	1,375	391	169,955

There is an additional cost of mine closure that reaches an amount of USD 7.1 Million and this value was considered at the last year of projection.

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aura 360° MINING

Technical Report Summary – Borborema Gold Project – March 30th, 2026

19.2.5 Revenue

The projections for net revenue are intricately tied to the anticipated gold delivery quantity of 1,830.9k Oz, set against a consistent long-term gold price of USD 3.515/Oz. The annual average net revenue is anticipated to reach USD 180.9 Million throughout the years, spanning from year 1 to year 36. This projection considers both the gold quantity and its valuation, forming a robust foundation for revenue estimations.

Annual projections are shown in Table 163.

Table 163: Annual Revenue

		Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9
Net revenue	USD x 1000	337,799	345,715	303,999	328,629	253,062	192,491	171,663	191,648	153,031
Gross revenue	USD x 1000	342,943	350,980	308,629	333,633	256,915	195,423	174,277	194,567	155,362
Deductions	USD x 1000	(5,144)	(5,265)	(4,629)	(5,004)	(3,854)	(2,931)	(2,614)	(2,919)	(2,330)

		Year 10	Year 11	Year 12	Year 13	Year 14	Year 15	Year 16	Year 17	Year 18
Net revenue	USD x 1000	168,162	181,070	157,360	161,192	152,653	207,076	233,742	204,340	124,795
Gross revenue	USD x 1000	170,723	183,827	159,756	163,647	154,978	210,230	237,301	207,452	126,695
Deductions	USD x 1000	(2,561)	(2,757)	(2,396)	(2,455)	(2,325)	(3,153)	(3,560)	(3,112)	(1,900)

		Year 19	Year 20	Year 21	Year 22	Year 23	Year 24	Year 25	Year 26	Year 27
Net revenue	USD x 1000	169,323	215,727	230,432	190,181	166,344	109,822	143,761	152,007	168,910
Gross revenue	USD x 1000	171,902	219,012	233,941	193,077	168,877	111,494	145,950	154,322	171,483
Deductions	USD x 1000	(2,579)	(3,285)	(3,509)	(2,896)	(2,533)	(1,672)	(2,189)	(2,315)	(2,572)

		Year 28	Year 29	Year 30	Year 31	Year 32	Year 33	Year 34	Year 35	Year 36	Total or Average
Net revenue	USD x 1000	173,163	201,907	181,244	225,318	91,657	91,657	91,657	90,311	25,658	6,539,736
Gross revenue	USD x 1000	175,800	204,982	184,004	228,749	93,053	93,053	93,053	91,687	26,049	6,640,054
Deductions	USD x 1000	(2,637)	(3,075)	(2,760)	(3,431)	(1,396)	(1,396)	(1,396)	(1,375)	(391)	(100,317)

Source: EY

19.2.6 Taxation

Income taxes on local operations were projected according to Brazilian law for the taxation regime of "Real Profit". The following rates were considered:

- Income taxes: incidence of 15.0% on income before taxes and additional 10.0% on the portion of income exceeding BRL 240.0 thousand per year

- Social contribution: 9.0% on income before taxes.

The Company did not have a negative tax basis balance at the Reference Date.

The company benefits from the SUDENE regional development incentives, which grant a reduced corporate income tax rate for eligible investments located in the Northeast of Brazil. As a result, the company is entitled to a lower income tax (Corporate Income Tax) burden, that was considered in the calculation, resulting in an effective tax rate of 15.25%.

The tax deductions were included in the CAPEX. These deductions were based on EY study and on Aura's previous experience in obtaining tax benefits in prior projects.

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Technical Report Summary – Borborema Gold Project – March 30th, 2026 19.2.7 All - In Sustaining Costs The average AISC amounts to USD 1 , 367 . 99 /Oz, which total USD 2 , 504 . 7 Million considering all the operational years of the project, with an additional year considering Mine Closure in 2062 . CAPEX sustaining and Mine Closure were considered in the projections . Table 164 details the expenditures in the operations phase of the Project in accordance with the definition of All - In - Sustaining Costs (“AISC”) as proposed by the World Gold Council's Guidance Note of June 27 , 2013 . Table 164: All - In Sustaining Costs Source: Aura 19.2.8 DISCOUNT RATE The primary calculation of NPV considered the Weighted Average Cost of Capital (WACC) of 5 . 0 % based on Aura’s internal analysis and public available benchmarking . However, the calculations of Borborema’s free cash - flows were also made by a rate of 7 . 8 % calculated by EY were according to the Weighted Average Cost of Capital (WACC) methodology in United States Dollars (USD) in real terms (without considering inflation effects), based upon information of selected market participants, taking into account the risk - free rate, the market risk premium, the country risk and the size premium . 19.3 FINANCIAL ANALYSIS The financial model adopts the concept of project free cash flow, in which all the project's cash generation capacity is evaluated by countering this flow with a weighted discount rate (“WACC”) which reflects the average cost of sources of funds (cost of equity and third parties) . The amounts in the cash flow were expressed in thousands of United States Dollars (USD x 1 , 000 ) and on a real basis (without inflation) . Based on a WACC of 5 . 0% , adopted by Aura, the net present value (“NPV”) of Aura Minerals Gold Project amounts to USD 1 , 727 Million . Based on a WACC of 7 . 8% , technically calculated by EY, the NPV of Aura Minerals Gold Project amounts to USD 1 , 326 . 31 million . In both scenarios, it is possible to conclude that the NPV maintains a positive value for the rates presented above . The results are summarized in Table 165 below . AISC USD x 1000 Year 1 Year 2 Year 3 Year 4 Year 5 Year 6 Year 7 Year 8 Year 9 91,284 90,224 89,484 88,210 86,230 83,742 84,649 85,893 84,696 AISC USD x 1000 Year 10 Year 11 Year 12 Year 13 Year 14 Year 15 Year 16 Year 17 Year 18 85,582 83,241 81,422 77,261 79,662 80,538 79,132 77,449 75,633 AISC USD x 1000 Year 19 Year 20 Year 21 Year 22 Year 23 Year 24 Year 25 Year 26 Year 27 76,853 77,622 79,315 76,958 75,762 68,966 55,999 54,157 53,902 AISC 343 USD x 1000 Year 28 Year 29 Year 30 Year 31 Year 32 Year 33 Year 34 Year 35 Year 36 Year 37 Total or Average 54,086 50,985 50,284 50,084 36,787 36,787 36,787 36,754 21,188 7,104 2,504,713

aura 360° MINING
Technical Report Summary – Borborema Gold Project – March 30th, 2026

Table 165: Project Cash Flow

		Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10	Year 11	Year 12
Operational Cash Flow	**USD x 1000**	**172,024**	**218,034**	**191,819**	**202,017**	**156,267**	**104,366**	**79,890**	**88,942**	**66,653**	**70,650**	**83,603**	**71,167**
(+) EBITDA	USD x 1000	248,105	257,081	216,105	241,324	167,737	109,483	87,748	106,490	69,069	84,115	99,363	77,472
(-) Income tax FCFE	USD x 1000	(36,227)	(37,552)	(31,225)	(35,001)	(23,756)	(14,844)	(11,524)	(14,377)	(8,664)	(10,953)	(13,267)	(9,917)
(+/-) Working capital variation	USD x 1000	(39,853)	(1,495)	6,939	(4,306)	12,286	9,728	3,666	(3,171)	6,248	(2,511)	(2,493)	3,612
Investment Cash Flow	**USD x 1000**	**(5,863)**	**(10,173)**	**(9,223)**	**(3,030)**	**(3,625)**	**(734)**	**(734)**	**(734)**	**(734)**	**(1,534)**	**(1,534)**	**(1,534)**
Capex - Expansion	USD x 1000	(4,274)	(8,584)	(7,634)	(2,125)	(2,720)	-	-	-	-	-	-	-
Capex - Sustaining	USD x 1000	(1,590)	(1,590)	(1,590)	(905)	(905)	(734)	(734)	(734)	(734)	(1,534)	(1,534)	(1,534)
Free Cash Flow to Firm (FCFF)	**USD x 1000**	**166,161**	**207,860**	**182,596**	**198,987**	**152,642**	**103,632**	**79,156**	**88,207**	**65,918**	**69,116**	**82,069**	**69,633**

		Year 13	Year 14	Year 15	Year 16	Year 17	Year 18	Year 19	Year 20	Year 21	Year 22	Year 23	Year 24
Operational Cash Flow	**USD x 1000**	**73,017**	**66,901**	**101,595**	**129,536**	**115,427**	**57,909**	**74,461**	**112,674**	**127,592**	**103,950**	**82,189**	**44,437**
(+) EBITDA	USD x 1000	85,465	74,526	128,073	156,144	128,425	50,696	94,004	139,639	152,651	114,758	92,116	42,390
(-) Income tax FCFE	USD x 1000	(11,124)	(9,444)	(17,598)	(21,867)	(17,629)	(5,763)	(12,356)	(19,304)	(22,884)	(17,138)	(13,751)	(6,226)
(+/-) Working capital variation	USD x 1000	(1,323)	1,820	(8,880)	(4,740)	4,630	12,976	(7,187)	(7,661)	(2,176)	6,330	3,824	8,273
Investment Cash Flow	**USD x 1000**	**(1,534)**	**(1,534)**	**(1,534)**	**(1,534)**	**(1,534)**	**(1,534)**	**(1,534)**	**(1,534)**	**(1,534)**	**(1,534)**	**(1,534)**	**(1,534)**
Capex - Expansion	USD x 1000	-	-	-	-	-	-	-	-	-	-	-	-
Capex - Sustaining	USD x 1000	(1,534)	(1,534)	(1,534)	(1,534)	(1,534)	(1,534)	(1,534)	(1,534)	(1,534)	(1,534)	(1,534)	(1,534)
Free Cash Flow to Firm (FCFF)	**USD x 1000**	**71,483**	**65,367**	**100,061**	**128,002**	**113,892**	**56,375**	**72,927**	**111,140**	**126,058**	**102,415**	**80,655**	**42,902**

		Year 25	Year 26	Year 27	Year 28	Year 29	Year 30	Year 31	Year 32	Year 33	Year 34	Year 35	Year 36
Operational Cash Flow	**USD x 1000**	**68,109**	**82,760**	**96,178**	**101,708**	**124,129**	**115,857**	**142,739**	**68,077**	**48,037**	**48,037**	**47,169**	**17,992**
(+) EBITDA	USD x 1000	89,296	99,385	116,543	120,611	152,456	132,494	176,768	56,404	56,404	56,404	55,091	12,537
(-) Income tax FCFE	USD x 1000	(13,391)	(14,946)	(17,556)	(18,170)	(23,021)	(19,970)	(26,722)	(8,367)	(8,367)	(8,367)	(8,166)	(1,677)
(+/-) Working capital variation	USD x 1000	(7,796)	(1,679)	(2,809)	(733)	(5,307)	3,333	(7,307)	20,040	(0)	0	245	7,132
Investment Cash Flow	**USD x 1000**	**(1,534)**	**(1,534)**	**(1,534)**	**(1,534)**	**(1,534)**	**(1,534)**	**(1,534)**	**(1,534)**	**(1,534)**	**(1,534)**	**(1,534)**	**(8,067)**
Capex - Expansion	USD x 1000	-	-	-	-	-	-	-	-	-	-	-	-
Capex - Sustaining	USD x 1000	(1,534)	(1,534)	(1,534)	(1,534)	(1,534)	(1,534)	(1,534)	(1,534)	(1,534)	(1,534)	(1,534)	(8,067)
Free Cash Flow to Firm (FCFF)	**USD x 1000**	**66,575**	**81,226**	**94,643**	**100,173**	**122,594**	**114,322**	**141,204**	**66,543**	**46,503**	**46,503**	**45,635**	**9,925**

Source: EY

19.4 SENSITIVITY ANALYSIS

19.4.1 TORNADO ANALYSIS

The sensitivity analysis shows the impact of the variation of the gold price, exchange rates, operating costs (OPEX), capital costs (CAPEX) and WACC upon the Project NPV. The analysis encompasses the following range of variation in the key inputs:

Gold price: ±25%.

Exchange Rate: ±25%.

OPEX (Cost): ±25%.

CapEx: ±25%.

WACC: 5% to 10%

In assessing the sensitivity of the Project returns, each of these parameters is varied independently of the others. Scenarios combining beneficial or adverse variations simultaneously in two or more variables will have a more marked effect on the economics of the Project than will the individual variations considered. The sensitivity analysis has been conducted assuming no change to the mine plan or schedule.

Figure 160 illustrates the results of the sensitivity analysis for Project NPV and these effects for each of the critical variable.

344

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Source: EY Figure 160: Sensitivity Analysis Graph – NPV 19.4.2 TWO PARAMETERS ANALYSIS Additionally, secondary sensitivity analyses were performed varying two parameters simultaneously to assess the impact on the Project IRR and NPV: Table 166: Gold Price x Exchange Rate (USD/BRL) (NPV – left table and IRR – right table) Source: EY Table 168: NPV Sensitivity z) Gold Price (USD/O D/Oz) Gold Price (US 20% 10% 0% - 10% - 20% /B R 20% 10% 0% - 10% - 20% /B R 4,761 3,968 3,607 3,246 2,597 S D 4,761 3,968 3,607 3,246 2,597 S D 82.8% 75.7% 68.1% 59.8% 50.6% 3.96 - 20% (U 1,546,375 1,323,436 1,100,496 877,557 654,594 3.96 - 20% (U 85.3% 78.4% 71.0% 63.0% 54.2% 4.95 - 10% g e 1,671,808 1,448,869 1,225,929 1,002,990 780,051 4.95 - 10% g e 87.3% 80.5% 73.3% 65.5% 57.0% 5.50 0% a n 1,772,154 1,549,215 1,326,276 1,103,336 880,397 5.50 0% a n 88.9% 82.2% 75.1% 67.4% 59.2% 6.05 10% c h 1,854,256 1,631,316 1,408,377 1,185,438 962,499 6.05 10% c h 90.2% 83.6% 76.5% 69.0% 60.9% 7.26 20% E x 1,922,674 1,699,734 1,476,795 1,253,856 1,030,917 7.26 20% E x - 20% - 10% 2,597 3,246 1,272,141 1,527,529 1,782,917 2,038,305 - 20% - 10% 0% 10% 20% 0.06 1,016,753 0.07 944,064 0.08 880,397 0.09 824,327 0.10 774,685 1,182,167 1,103,336 1,033,895 972,404 1,420,271 1,326,276 1,243,464 1,170,123 1,658,374 1,549,215 1,453,032 1,367,842 1,896,477 1,772,154 1,662,600 1,565,562 Discount rate (%) Source: EY Table 167: Gold Price x Discount Rate (NPV – left table and IRR – right table) Gold Price (USD/Oz) Gold Price (USD/Oz) 0% 10% 20% - 20% - 10% 0% 10% 20% 3,607 3,968 4,761 2,597 3,246 3,607 3,968 4,761 - 20% - 10% 0% 10% 20% 0.06 0.07 0.08 0.09 0.10 57.0% 57.0% 57.0% 57.0% 57.0% 65.5% 65.5% 65.5% 65.5% 65.5% 73.3% 73.3% 73.3% 73.3% 73.3% 80.5% 80.5% 80.5% 80.5% 80.5% 87.3% 87.3% 87.3% 87.3% 87.3% Discount rate (%) Gold Price (USD/Oz) - 20% - 10% 0% 10% 20% 2,597 3,246 3,607 3,968 4,761 1,272,141 1,527,529 1,782,917 2,038,305 - 20% - 10% 0% 10% 20% 0.06 1,016,753 0.07 944,064 0.08 880,397 0.09 824,327 0.10 774,685 1,182,167 1,103,336 1,033,895 972,404 1,420,271 1,326,276 1,243,464 1,170,123 1,658,374 1,549,215 1,453,032 1,367,842 1,896,477 1,772,154 1,662,600 1,565,562 Discount rate (%) Gold Price (USD/Oz) 345 - 20% - 10% 0% 10% 20% 2,597 3,246 3,607 3,968 4,761 - 20% - 10% 0% 10% 20% 0.06 0.07 0.08 0.09 0.10 57.0% 57.0% 57.0% 57.0% 57.0% 65.5% 65.5% 65.5% 65.5% 65.5% 73.3% 73.3% 73.3% 73.3% 73.3% 80.5% 80.5% 80.5% 80.5% 80.5% 87.3% 87.3% 87.3% 87.3% 87.3% Discount rate (%)

Technical Report Summary – Borborema Gold Project – March 30th, 2026 The financial model for the Borborema Project was prepared using capital costs, operating expenditures and production schedule with inputs provided by Aura and Promon . The financial model adopts the concept of project free cash flow, in which all the project's cash generation capacity is evaluated by countering this flow with a WACC, which reflects the average cost of sources of funds (cost of equity and third parties) . As mentioned before in this chapter, this WACC was sensibilized in a range between 5 . 0 % and 10 . 0 % with the objective to demonstrate the NPV behavior for different perception of risks . After this sensitivity analysis, it is possible to conclude that the NPV maintains a positive value for all the rates inside this range . The financial model considers the Real Profit tax regime, with SUDENE benefit . The gold price adopted has an average value of USD 3 , 607 /Oz considering all the operational years and the exchange rate used was BRL 5 . 50 for USD 1 . 00 in 2026 onwards . A series of analysis was performed varying in Gold Price, Exchange Rate, CAPEX and OPEX to assess the impact of these variables on the NPV . Based on the results of the Sensitivity Analysis the project profitability is most affected by the gold price and exchange rate, followed by Mining Costs. Assuming that the assumptions provided by Aura and Promon are accurate and considering the range of WACC between 5.0% and 10.0% and the feasibility analysis of the project through the applied methodology, the NPV calculated for the project is positive. The materialization of the results presented in this study are dependant upon the implementation and fruition of all operational assumptions provided by this report in its previous chapters. 10.00% 9.00% 8.00% 7.00% 6.00% 5.00% Wacc 1,111,801 1,198,488 1,299,471 1,418,120 1,558,758 1,726,981 NPV Source: EY 19.4.3 CONCLUSION 346

Technical Report Summary – Borborema Gold Project – March 30th, 2026 20 ADJACENT PROPERTIES Many individuals maintain land positions near Aura’s Borborema Project claims ( Figure 161 ) . There are currently no active exploration activities on any of these adjacent properties . There is a historical tungsten mine near Currais Novos which has past production . There has been and currently is no mining activity at this mine . There are two mining concessions in the name of Mineração Barra Verde and Mineração Currais Novos related to the historical tungsten mine . Figure 161: Adjacent properties in 25 km buffer showing the Aura's claims by status in ANM and all other claims 347

Technical Report Summary – Borborema Gold Project – March 30th, 2026 21 OTHER RELEVANT DATA AND INFORMATION To the QP’s knowledge, there is no additional information or explanation necessary to make this TRS understandable and not misleading. 348

Technical Report Summary – Borborema Gold Project – March 30th, 2026 22 INTERPRETATION AND CONCLUSIONS 1. GEOLOGY AND MINERALIZATION The Borborema deposit is considered to be a classic mesothermal/orogenic gold deposit type in a sheared and deformed Archaean to Proterozoic age greenstone belt sequence, comprised of metamorphosed volcanic - sedimentary rocks units intruded by slightly younger post - tectonic igneous bodies . The Borborema Project area is situated in the top of the Seridó Group stratigraphy, in the Seridó Formation, within a sequence of banded arkosic metapelitic schists, subjected to upper - amphibolite facies regional metamorphism . Mineral assemblages are dominated by plagioclase, K - feldspar and quartz, with subordinate biotite, garnet, sillimanite, cordierite, muscovite and andalusite . This assemblage is indicative of high temperature ( 650 - 700 Σ C) and relatively low pressure ( 3 - 4 kb) conditions . The main Borborema ore body has overall dimensions of approximately 600 m in the down - dip direction, 3 , 500 m along strike, and averages 50 m thick in the central part that thins to 30 m thick in the southern and northern parts . The Borborema deposit is located within a northeast - southwest trending shear zone and displays a penetrative north - northeast trending fabric, dipping southeast at around 40 degrees . The mineralisation is strongly controlled by regional structure with secondary structuring being the preferred host for gold . In addition to the main mineralised zone, several thinner sub - parallel zones with gold mineralisation were identified . Two distinct gold mineralisation types are identified in drill cores : 1 ) disseminated free gold, and 2 ) gold in association with sulphide mineralisation represented by pyrrhotite, chalcopyrite, pyrite, sphalerite, and galena . Additionally, the sulphide mineralisation was observed in the outer contact between chert boudins and schist along with or within schist foliation . The mineralised sequence has been subjected to a complex, multi - stage deformational history, with folded, sheared, dismembered and boudinage quartz and quartz - carbonate veins and veinlets commonly associated with the gold mineralisation . The genesis of gold mineralization is poorly understood on a property and regional scale . The Borborema deposit has been drilled out at nominal drill spacing of approximately 50 m x 50 m . A total of 303 diamond drill holes and 921 RC holes totalling 109 , 090 m were drilled between 1979 and 2022 and were used to generate the Borborema 3 - D models . The diamond drilling has been completed by the wire line technique using HQ and NQ diameter core . Each core run was approximately 3 Meters and the core recovery in unweathered rock was excellent . On average the fresh rock recovery in each hole was 97 . 9 % with an overall average recovery of 96 . 9% . 2. MINERAL RESOURCE ESTIMATE The Mineral Resource Estimate meets the requirements for the reporting of Mineral Resources under SEC guidelines . All Mineral Resources are reported exclusive of Mineral Reserves and demonstrate reasonable prospects for economic extraction (RPEE) . Uncertainty and risk have been assessed through the Mineral Resource classification by the Qualified Person . No Measured Mineral Resources have been assigned to the deposit due to a general lack of geological and structural assessment, high local variability of gold grades (high nugget effect and short ranges), lack of multi - element analyses to assess the potential for deleterious elements, poor support of the oxidation model, low resolution topographic data cross the property, and historical inconsistencies with geological logging data . 349

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Indicated Mineral Resources have been classified for the Borborema deposit and are suitable for the application of modifying factors for consideration in Mineral Reserve estimates . Inferred Mineral Resources are deemed too speculative for consideration of modifying factors but represent an opportunity for future Mineral Resource expansion with additional work programs and evaluation . The Qualified Person acknowledges the following potential impacts due to current geological knowledge and Mineral Resource uncertainties :  High local - variability of gold grades within the Borborema deposit may result in inconsistent short - range mining grade which cannot be assessed on the scale of Mineral Resource drill hole spacing .  General low - grade nature of the deposit with select zones of high grade defined by diamond drilling . Improved identification of higher - grade zones will require tighter preproduction drilling . Otherwise, blasthole and ore control practices during mine operations will define these areas .  Variability of recovery in the oxidation and transition zone of the deposit which is currently loosely defined based on historical work .  Ability to expand the Mineral Resources at depth may be limited by the economics of large open pit mining at depth with high strip ratios .  The Mineral Resources have not considered the availability of water, permits, regulations, community engagement, waste storage, or other potentially modifying factors key for Mineral Reserve determination . 350 22 . 3 MINING AND MINERAL RESERVES The proposed mining operations for the Borborema Project involve using hydraulic excavators and a haul truck fleet for conventional open pit mining techniques . Deswik believes that the project's estimates were prepared diligently by qualified professionals and comply with CIM (2014) definitions . The Mineral Reserves are estimated at 70 . 6 million tonnes with a grade of 0 . 88 g/t Au, containing around 1 , 988 thousand ounces of gold . These reserves support a mine life of thirty - five years and four months . The mine layout consists of a single large open pit with dedicated access to the run - of - mine (ROM) and crushing pad, as well as multiple haul routes to the Waste Rock Storage Facility . The layout also includes two stockpiles designated for low - grade and oxide ore . These stockpiles are used to optimize head grade during the early years of operation and to control the proportion of oxide material fed to the processing plant . The overall material movement, amounting to approximately 16 million tonnes per year (Mtpy), is well - suited for transportation using on - highway trucks . Notably, the execution of open pit mining operations is envisioned to be primarily carried out by a contractor - operated fleet . 22 . 4 MINERAL PROCESSING AND METALLURGICAL TESTING The various tests carried out and described in this study provided support for the development and expansion of the definitive process plant flow sheet to achieve the objectives of the Borborema Project . The summarized flow sheet will be comminution to reduce the feed to a P 80 of 0 . 106 mm, leaching in the presence of active carbon for 30 hours, carbon elution, electrolysis, and smelting . The thickened, neutralized, and filtered tailings are deposited together with mining waste . The test work demonstrated that the carbon loading characteristics remain within the typical range for the gold industry . Test work also demonstrated that SO 2 /Air detoxification is appropriate to use for cyanide detoxification, using reagent doses and residence times, again, typical of the gold industry . To reduce the operating cost with reagents, the option of introducing a thickener after the CIL to recover water

Technical Report Summary – Borborema Gold Project – March 30th, 2026 containing cyanide was adopted . Filtration testing at a nominal pulp density of 50 % and 55 % solids resulted in cakes that can be generated at a moisture content that will allow handling and dry disposal with mine waste . The samples used in the test work were selected from a large number of drill cores of varying depths . The work carried out initially by Testwork/Br, in the CRMET program, used master composite samples and individual samples for variability study, showed extractions in leaching, with or without the presence of activated carbon, greater than 92 % with low consumption of reagents . Further characterization work involving different lithotypes for composite and variability samples was carried out by ALS Ammet/WA (ALS, 2018 a and 2018 b), resulted in high extraction rates and low reagent consumption by including gravity concentration in the grinding circuit . As the resulting gold extraction rates were considered high, no significant reductions were detected in samples containing mica . No deleterious elements were detected in the ore . 22.5 RECOVERY METHODS The Project's beneficiation plant will have a capacity of 2 . 0 Mtpy . The process plant includes crushing, grinding, classification, gravimetry, leaching and adsorption (CIL), acid washing and desorption and smelting . The process plant also includes cyanide detoxification and tailings filtration . Filtered tailings are transported and disposed of in a shared manner with the mine waste . The proposed process flow sheet for the Borborema Project involves technologies proven in the gold/silver processing industry and therefore no significant risks are anticipated . The results of several test campaigns showed that it is possible to achieve metallurgical recovery of around 92 . 1% , including gravimetric and electrolytic recovery . It is foreseen the elution of 6 t of carbon every two days, with an annual production of 72 , 240 oz Au, being 20 % in gravimetry and 90 . 1 % in electrowinning cells . This annual gold production was calculated by applying the following formula : ( 2000000 t* 1 . 22 g/t* 92 . 1% )/ 31 . 103 oz) . 22.6 ENVIRONMENTAL STUDIES, PERMITTING, AND SOCIAL OR COMMUNITY IMPACT The Borborema Project is in the operating phase and meeting all requirements of the Operating License - LO No . 2024 - 219477 /TEC/LO - 0639 that authorizes the mining and processing of gold ore for an area of 490 hectares . Additional permits were obtained to complete full project permitting and ensure water supply for the plant operation through wastewater treatment and application for industrial purposes . The requirements of the Installation License No . 2022 - 188699 /TEC/LI - 0181 as well as the actions of the Environmental Control and Monitoring Programs did not present any compliance difficulties and were met and approved by IDEMA . Previous geochemical studies did not indicate significant potential for acid or alkaline drainage or relevant metal leaching risks . The expanded program initiated by Aura in 2022 confirms that most tailings, waste rock, oxidized ore, and low - grade ore samples show low or uncertain acid - generation potential, although a small subset has exhibited acidity generation in ongoing kinetic tests, consistent with the static results . Metal leaching remains generally low, with most elements below quantification limits ; however, indications of lead and copper mobility warrant further evaluation . Continued kinetic testing, additional geochemical analyses, and field - based assessments are recommended to refine predictive models and support effective waste management and closure strategies . A 5 . 3 km alternative route of Federal Road BR 226 will be required to support the planned expansion of the open pit . The permitting process at both the federal and state levels is underway . A Technical Cooperation Agreement between DNIT and Aura, to construct the new route, is expected to be signed by the first quarter of 2026 . This technical cooperation will facilitate the negotiation of the land with the property owners, since DNIT will cooperate with technical support and issuance of the necessary documents and permits . The relocation of the segments of the two 230 kV power transmission lines will require an environmental permitting process under state jurisdiction, to be conducted through IDEMA on behalf of the concessionaires (TAESA and CHESF) . This process will involve the submission of simplified environmental impact studies and the application for simplified environmental permits, including the 351

Technical Report Summary – Borborema Gold Project – March 30th, 2026 Simplified Preliminary License and the Simplified Installation and Operation License . Additional authorizations for Native Vegetation Clearing and Wildlife Rescue will also be required . With respect to land tenure, an amendment to the current Declaration of Public Utility (DUP) must be submitted to ANEEL (National Agency of Electric Energy Agency) to cover the newly affected land areas . So far, no problems with local communities are anticipated . 22.7 I NFRASTRUCTURE The designed infrastructure for the Borborema Project meets operational requirements . Water supply will be provided from treated sewage coming from the Currais Novos ETE and from the pumping of the dam of fines . The Borborema Gold Project infrastructure includes the required access, power supply, water supply, tailings storage, and support facilities to support ore production . 23 RECOMMENDATION 1. MINERAL RESOUCES The Qualified Person for Mineral Resources recommendations the following items for future technical work programs and improvements to address identified risks on the Borborema property include :  Re - assay of historical drilling data to obtain multi - elemental data for use in characterization of rock types, potential for deleterious materials, and opportunities for co - product production such as Ag .  Detailed worked to generate a 3 D lithostructural model . This model will provide value to aid in geological domaining and structural inputs to the mineral resource block model .  Re - logging in association with re - assay of historical drill core to improve the oxide - sulphide boundary and improve understanding of any transition zone which may impact metal recovery . Upon completion of data collection, to incorporate this boundary into the mineral resource block model .  Improved topographic data using LiDAR in the historically mined pit area.  Scanning and mapping of geology and structure in the historically mined pit area.  Tight spaced drill study with the aim of improving understanding of Au spatial continuity as it relates to the two observed mineralization styles. This may include the use of blast hole data in addition to diamond drill core.  Upon production startup, implementation of a robust ore control, blasthole sampling, logging, and reconciliation program to improve understanding of Au grade distribution and ability to estimate Au grades at the SMU and block size. 2. MINING AND MINERAL RESERVES Given that the mine is already in operation, engineering efforts related to open - pit slope design should focus on improving confidence in the existing design criteria, refining interim slope configurations, and continuously optimizing the final pit geometry . The geotechnical program should incorporate the findings of the TEC 3 analysis, together with a renewed review of the work completed by BVP (2012) and GE 21 (2019), to validate current assumptions and identify any additional site - specific requirements . Ongoing assessment of surface and groundwater inflows to the pits is also recommended . Hydrological and hydrogeological modelling should be updated to incorporate operational data and to forecast inflows over the remaining life of mine . The pit 352

Technical Report Summary – Borborema Gold Project – March 30th, 2026 dewatering strategy should be refined accordingly and fully integrated into the site - wide water management plan. Required infrastructure and power demands associated with the updated dewatering system should be reviewed and adjusted as needed. 3. MINERAL PROCESSING AND METALLURGICAL TESTING It is recommended to carry out additional metallurgical tests, as follows:  Gravity/CIL testing on composite samples representative of the mine plan using selected design parameters to optimize leaching performance and produce samples for further cyanide detoxification tests;  Carbon adsorption kinetic tests using water treated by the local Project ETA;  Performing pressure filtration tests and optimized vacuum filtration tests for a water recovery compensation study;  Frequent updating of targeted UCS tests is recommended to provide data for a blasting plan that enables the generation of fragments to confirm the likely ROM ore - size distribution that results in improved semi - autogenous grinding performance. 4. ENVIRONMENTAL STUDIES, PERMITTING AND SOCIAL OR COMMUNITIES IMPACTS The recommendations in licensing, environmental and social management for the Borborema Project are presented below:  Follow and enforce the vegetation suppression procedure, ensuring that the activity remains subject to prior authorization and area release by the Environment Department of Borborema Project .  Systematic surveillance of deforestation to restrict suppression only to strictly necessary and licensed areas.  Adherence to the operational procedure for the proper handling of chemical reagents, both in the unloading area and during solution preparation, ensuring continuous compliance to avoid spills .  Waterproof containment basins and drainage systems in areas where chemical reagents are used.  Effective and transparent communication with the local population about the environmental and social aspects of the Project, in particular the issues as dust generation and water use, to create an environment of trust and engagement of the people .  Aura should maintain and further strengthen its social engagement by advancing the community programs already established, thereby contributing to the continuous development and well - being of the local communities .  Use dust - suppressing polymers in the accesses and disposal stockpiles of tailings and waste rock.  Accelerate negotiations with the landowners of the areas required for the alternative route of Federal Highway BR - 226 and for the relocation of the segments of the two 230 kV power transmission lines, in order to avoid delays in the environmental permitting process for this infrastructure project .  Continue monitoring the potential for acid rock drainage (ARD) and metal leaching, including the execution of kinetic testing and field evaluations, to refine predictive assessments and to support waste management and mine closure planning . 353

Technical Report Summary – Borborema Gold Project – March 30th, 2026 24 REFERENCES ALS. Survey of Gold Occurrences Borborema Classifier Overflow - KM3686. ALS Metallurgy, February 2013. 2013a. ALS. Preliminary Assessment of Borborema Gold samples - KM3720. ALS Metallurgy, April 2013. 2013b. ALS. Metallurgical Test work (Comminution) conducted on Borborema Composites Samples for Crusader Resource. Report No A17445. ALS Metallurgy, October 2016. ALS. Gravity Separation/Direct Cyanide Leach Tests on Master Composites Samples – Ref. A17445 . ALS Metallurgy, July 2018. 2018a. ALS. Test work raw data for Gravity Separation/Direct Cyanide Leach Tests on Variability Composites – Ref. A17445. ALS Metallurgy, August 2018. 2018b. ALS.. Test work raw data for Air/SO2 Cyanide Detoxification Test work for Big River Gold Pty Ltd. Ref. ALS A20386. ALS Metallurgy, October 2019. 2019a. ALS. Metallurgical Test work (Leaching) conducted on Borborema Composites for Wave International Pty Ltd and Big River Gold Ltd. Report no. A17445. ALS Metallurgy, November 2019. 2019b. Araujo, M.N.C., Alves da Silva, F.C., Jardim de sa, E.F., Holcombe, R.J., 2002. Geometry and Structural Control of Gold Vein Mineralization’s in the Serido Belt, North - Eastern Brazil. Journal of South American Earth Sciences 15, 337 - 348. AUSENCO & CRUSADER. Feasibility Study Review, Internal report for Crusader( 24pp), 2013. AUSENCO. Bankable Feasibility Study Report - Borborema Gold Project - Document No. CRA - BORB - B - 1000 - RL - D14 - 001, November 2013. AUSENCO. Relatório Técnico Final – Ausenco 103003 - 01 - 0000 - RPT - V - 0001 – Rev. B AUSENCO. Borborema Gold Project – BFS Review – Ausenco Rev. A. Baars, F.J., Mendes, M. de C.O., Lobato, L.M., Figueiredo e Silva, R.C., 2011. Report on the Petrography of the Borborema Au Deposit. Internal Crusader Report (253 pp). Bezerra Júnior, J.G.O. and da Silva, N.M., 2007. Caracterização Geoambiental da Microregião do Seridó Oriental, Rio Grande do Norte Holos, ano 23, v. 2., p 78 - 91. BIG RIVER GOLD LIMITED & CASCAR. Definitive Feasibility Study Report, Borborema Gold Project, 2019. Vol.1 (343pp). BIG RIVER GOLD LIMITED & CASCAR. Definitive Feasibility Study Report, Borborema Gold Project, 2019. Vol.2 (40pp). BIG RIVER GOLD LIMITED. Borborema Gold Project, 2020. DFS changes and estimate updates (70pp). BRAZIL. Mininstry of Health Ordinancy nº 888/2021. Establishes standards for potable water for human consumption. 2021. BRAZIL. National Environment Policy. Federal Law No. 6,938 / 1981 1981. BRAZIL. Federal Law nº 12,651/2012. National Enviornmental Policy. Brazilian Forest Code, 2012. Brito Neves, B. B.; Santos, E. J.; Van Schmus, 2000. W. R. Tectonic History of the Borborema Province. In: CORDANI, U. G. et al. BVP Engenharia. 2012. Modelo Geomecânico e Análises de Estabilidade (BVP - BORB - F - 3005 - RL - D11 - 004 - R0) . Internal report prepared by BVP Engenharia to Cascar do Brasil. Cascar do Brasil. 2019. Definitive Feasibility Study Report, Borborema Gold Project, Volume 2 – Detailed Report (5002 - 10 - RPT - PM - 00100) . Internal report prepared by Cascar do Brasil. CASTRO, de M.M.W. Laudo Arqueológico. Projeto Borborema – Currais Novos – RN. Processo IPHAN n Σ 01421.000186/2012 - 51. 38 p., Maio de 2020. CUBE CONSULTING. Borborema Resource Estimate Review, Internal Report for Crusader (8 pp), 2019. 354

Technical Report Summary – Borborema Gold Project – March 30th, 2026 CONSELHO NACIONAL DO MEIO AMBIENTE (NATIONAL ENVIRONMENT COUNCIL) - CONAMA Resolution No. 237/1997 - Establishes guidelines for environmental licensing; competence of the Union, States and Municipalities; list of activities subject to licensing; Environmental Studies, Environmental Impact Study and Environmental Impact Report. CONSELHO NACIONAL DO MEIO AMBIENTE (NATIONAL ENVIRONMENT COUNCIL) - CONAMA Resolution No. 357/2005 - Establishes the classification of bodies of water and environmental guidelines for their classification, as well as the conditions and standards for effluent discharge. CONSELHO NACIONAL DO MEIO AMBIENTE (NATIONAL ENVIRONMENT COUNCIL) - CONAMA Resolution No. 430/2011 - Establishes the conditions and standards for effluent discharge, complements and amends Resolution No. 357, of March 17, 2005. CPC Project Design 2020. Big River Gold Limited, Borborema Gold Project, DFS Changes & Estimate Update . Internal report prepared by CPC Project Design. Dantas, M.; Valenica Ferreira, R., 2010. Relevo do Estado do Rio Grande do Norte, Geological Survey of Brazil (91pp). DF+ Engenharia. 2023. Projeto Borborema – Projeto Básico, 5006 – Pilhas de Co - Disposição NE e NW e Pilha de Baixo Teor, Relatório Técnico – Geotecnia, Relatório Técnico de Projeto Básico . Internal report prepared by DF+ Engenharia to Aura Minerals. DF+ Engenharia. 2023. Projeto Borborema – Projeto Básico, 5006 – Pilhas de Co - Disposição NE e NW e Pilha de Baixo Teor, Desenho – Geotecnia, Arranjo Geral, Planta . Internal drawing prepared by DF+ Engenharia to Aura Minerals. FMD. Geologia Aplicada. HYDROGEOLOGICAL ASSESSMENT FOR MINING ACTIVITY CURRAIS NOVOS (RN), BRAZIL. 2022, 92 p. GE21. Independent Technical Report – Definitive Feasibility Study, Mining Section, Currais Novos, RN, Brazil. GE21 Consultoria Mineral, 206 p. 2019. GE21 Consultoria Mineral. 2019. Borborema Project – Independent Technical Report – Definitive Feasibility Study – Mining Section, Currais Novos, RN, Brazil . Internal report prepared by GE21 Consultoria Mineral to Cascar do Brasil. GLOBAL. Borborema Gold Project. Global Resource Engineering Rio Grande do Norte, Brazil, April, 2013, 60 p. Goldfarb, R.J., Baker, T., Dube, B., Groves, D.I., Hart, C.J.R., and Gosselin, R., 2005. Distribution, Character, and Genesis of Gold Deposits in Metamorphic Terranes, Economic Geology 100th Anniversary Volume, Society of Economic Geologists, Inc., Littleton, Colorado, USA. p. 407 - 450. GRE. Global Resource Engineering Borborema Gold Project. Global Resources Engineering – GRE, Rio Grande do Norte, Brazil, April 2013. GRES. Borborema Gold Project - Engineering Cost Estimate Update – GRES 12765 - STY - G - 2992257, October 2021. Groves, D.I., Goldfarb, R.J., Knox - Robinson, C.M., Ojala, J., Gardoll, S., Yun, G., and Holyland, P.,2000. Late - kinematic timing of orogenic gold deposits and its significance for computer - based exploration techniques with emphasis on the Yilgarn block, Western Australia: Ore Geology Reviews, v. 17, p. 1 - 38. in Distribution, character, and genesis of gold deposits in metamorphic terranes, Economic Geology 100th Anniversary Volume, Society of Economic Geologists, Inc., Littleton, Colorado, USA. p. 407 - 450. HDA. Characterisation of Borborema Ore Samples - HDA - BORB - B - 0012 - RL - D21 - 001 - R2. HDA Serviços S/S Ltda, March 2013. 2013a. HDA. Design of Borborema Industrial Comminution Circuit - HDA - BORB - B - 0012 - RL - D21 - 002 - R2. HDA Serviços S/S Ltda, March 2013. 2013b. Hoek, E., Carranza - Torres, C. and Corkum, B. 2002. Hoek - Brown failure criterion – 2002 Edition. Proc. NARMS - TAC Conference, Toronto, 2002, 1, 267 - 273. Holcombe, R. 2012. Structural Notes and Comments; Borborema Project, Serido Belt, Brazil. Crusaders Resources Ltd. International Finance Corporation, 2007. Environmental, Health and Safety Guidelines for Mining, Washington D.C.: World BankGroup. 355

Technical Report Summary – Borborema Gold Project – March 30th, 2026 IPHAN. Ofício No. 302/2021/IPHAN - RN/IPHAN – Parecer Técnico do Instituto do Patrimônio Histórico e Artísitico - IPHAN, abril 2021. INTEGRATIO. Situational Assessment and Stakeholder Mapping for Borborema Project. Integratio Mediçao Social e Sustentabilidade Ltda – INTEGRATIO. 85 p., Outubro de 2019. IBF. Instituto Brasileiro de Florestas. Bioma Caatinda. Available in: < https://www.ibflorestas.org.br/bioma - caatinga > . Access: 20 jun 2023. JKDW & SMC. J.K. TECHc Test Report on Fourteen Samples from Borborema Project for Crusader Resources. Job no. 16001/P73, January 2017. Australia. Juan S. Hernandez , Carlos J. Archanjo , Maria Helena B.M. Hollanda , Paulo M. Vasconcelos , Laércio C. Souza, 2023. U - Pb and Ar/Ar Geochronology and tectonic setting of the peralkaline magmatism in the Borborema Province ( NE Brazil), Journal of South American Sciences (15pp). LEAL, I. R.; TABARELLI, M., SILVA, J. M. C. Ecology and Conservation of the Savanna. Recife: Editora University UFPR, 2003. p. 181 - 236. Mendonça Diniz, M.T, Pereira de Oliveira, G., Pinheiro Maia, R., Ferreira, B, 2017. Geomorphological Mapping of The State of Rio Grande Do Norte. Revisita Brasileira de Geomorfologia, (13 pp). MINPRO. N.T. Minpro Aura – Nota Técnica – 01 - 22 – Rev. 1. Mineral Processing Solutions Engenharia – MINPRO. 21 Dez 2022. OMC. DFS COMMINUTION CIRCUIT DESIGN – OMC Report No. 8065 Rev 0 5. Orway Mineral Consultants, September 2019. Australia. OUTOTEC, 2019. Thickening Test Report. Report no. 322122 T1 Borborema. 6 September 2019.2019a. OUTOTEC, 2019. Filtration Test Report. Report no. 322124 T1 Borborema. 17 September 2019. 2019b OMC. Comminution Feed – Borborema Gold Project. Report No. 7428 Rev 0. Orway Mineral Consultants - OMC, Australia, March 2021. Phillips, N., 2011. Report on Geological Work, Borborema Gold Prospect, Brazil. Internal Crusader Report (10pp). PROGEL. Environmental Impact Report (EIR). Extraction and Processing of Gold, Municipalities of Campo Redondo and Currais Novos, RN. CASCAR. September 2011, 268 p. PROMON. Gerenciamento Trade - off – Atualização do balanço hídrico. Projeto Borborema – Aura Minerals. Projeto Básico, Documentos Gerais, Relatório Técnico Aura: BBR - B - RL - 0000 - PRO - V - 0006, 2023, 18 p. Promon Engenharia, 2023a. PROMON. Balanço Hídrico do Empreendimento - Projeto Borborema – Aura Minerals. Projeto Básico, BBR - B - RL - 0000 - PRO - V - 034. 2023, 66 p. Promon Engenharia, 2023b. PROMON. Plano Diretor do Projeto 2 MTPA. Projeto Boroborema, Aura Minerals. Projeto Básico, BBR - B - PD - 0000 - PRO - M - 0001. Planta escala 1:5000. Julho de 2023. 2023c. Robert, F., 1989. Internal structure of the Cadillac tectonic zone southeast of Val d’Or, Abitibi greenstone belt, Quebec: Canadian Journal of Earth Sciences, v. 26, p. 2661 - 2675. in Distribution, character, and genesis of gold deposits in metamorphic terranes, Economic Geology 100th Anniversary Volume, Society of Economic Geologists, Inc., Littleton, Colorado, USA. p. 407 - 450. Rudnick, R. L. & Gao, S., 2003. Composition of the Continental Crust. Treatsie on Geochemistry, Vol. 3, pp. 1 - 64. Robert, F., Poulsen, K.H., Cassidy, K.F., and Hodgson, C.J., 2005, Gold metallogeny of the Yilgarn and Superior cratons, in Goldfarb, R.J., and Richards, J.P., eds., Economic Geology One Hundredth Anniversary. Volume: 1905 - 2005: Society of Economic Geologists,p. 1001 - 1033. Sibson, R.H, Robert, F., and Pousen, K.H., 1988. High - angle reverse faults, fluid - pressure cycling, and mesothermal gold - quartz deposits: Geology, v. 16, p. 551 - 555. in Distribution, character, and genesis of gold deposits in metamorphic terranes, Economic Geology 100th Anniversary Volume, Society of Economic Geologists, Inc., Littleton, Colorado, USA. p. 407 - 450. 356

Technical Report Summary – Borborema Gold Project – March 30th, 2026 SOBEK, A. W. S. J. F. R. S. Field and laboratory methods applicable to overburden and minesoils. U.S. E.P.A. Report EPA600/2 - 78 - 054, 1978. SRK Consulting , 2022. Due Diligence Report, Borborema Gold Project, Currais Novos, RN , Brazil, Internal Report for Aura Minerals (157pp). Stewart, J., 2011. Borborema geological map and accompanying Executive Summary (2pp). Stewart, J. 2011. Interpretation of geological and mapping observations within and adjacent to the Au - bearing Sao - Francisco Shear Zone, Borborema NE Brazil. Internal report to Crusader Resources. Tetra Tech, & Crusader, 2013. Draft Bankable Feasibility Study Report, Borborema Gold Project, Crusader Resources Ltd. (489 pp). TWSP. Metallurgical Test work for Mineral Processing Flowsheet Determination for Borborema Project – Final Report - TWK - BORB - F - 4105 - RL - D21 - 001 - R0. Testwork Desenvolvimento de Processos Ltda, 2011. TWSP. Testes de Sedimentação Com Minério Do Projeto Borborema - TWK - BORB - F - 4105 - RL - D21 - 002 - R0. Testwork Desenvolvimento de Processos Ltda, março de 2012. 2012a. TWSP. Gravity Concentration, Leaching, Equilibrium Isotherm, Carbon Kinetic Testwork - TWK - BORB - F - 4105 - RL - D21 - 003 - R0. Testwork Desenvolvimento de Processos Ltda, august 2012. 2012b. TWSP. Final Report Variability Leaching Tests with Borborema Ore - TWK - BORB - F - 4105 - RL - D21 - 004 - R1. Testwork Desenvolvimento de Processos Ltda, january 2013. 2013 - A. TWSP. Final Report Size Distribution and Leaching Tests with Borborema Ore - TWK - BORB - F - 4105 - RL - D21 - 005 - R1. Testwork Desenvolvimento de Processos Ltda, january 2013. 2013 - B. Vearncombe, J.R., Barley, M.E., Eisenlohr, B.N., Groves, D.I., Houstoun, S.M., Skwarnecki, M.S., Grigson, M.W., and Partington, G.A., 1989. Structural controls on mesothermal gold mineralisation: Examples from the Archaean terranes of southern Africa and Western Australia: ECONOMIC GEOLOGY MONOGRAPH 6, p. 124 - 134. in Distribution, character, and genesis of gold deposits inmetamorphic terranes, Economic Geology 100th Anniversary Volume, Society of Economic Geologists, Inc., Littleton, Colourado, USA. p. 407 - 450. Wave International. Definitive Feasibility Study Report – Wave International – Revisão Final 1. 2019. 357

Technical Report Summary – Borborema Gold Project – March 30th, 2026 25 RELIANCE ON INFORMATION PROVIDED BY THE REGISTRANT This report was prepared by Aura and is based in part on information presented in the 2019 report titled “Definitive Feasibility Study Technical Report for Borborema Project by Big River Gold”, and on geological, geochemical, engineering, metallurgical, legal, environmental, and other technical reports and documents, including internal company documents, that were completed by other authors, as well as opinions from other persons . Aura conducted surface land status evaluations and applied for environmental permits for the Project . Much of this work, were conducted by persons who are not Qualified Persons . Mr . Farshid Ghazanfari P . Geo . and Mr . Homero Delboni have relied on this data, as necessary, to complete this report . 358

Technical Report Summary – Borborema Gold Project – March 30th, 2026 26 SIGNATURE PAGE Technical Report Summary on the Feasibility Study for the Borborema Gold Project, Currais Novos Municipality, Rio Grande do Norte, Brazil Prepared for Aura Minerals 360 Mining 78 SW 7th STREET, MIAMI FLORIDA 33131 USA By: /S/ Bruno Yoshida Tomaselli Signed in Belo Horizonte, Brazil, on March 30th, 2026 Bruno Yoshida Tomaselli, FAusIMM Rua Antonio de Albuquerque, 330, Belo Horizonte - MG Brazil, 30112 - 010 359 By: / S/ SRK Consulting (U.S.), Inc. Signed in Denver, Colorado, USA, on March 30th, 2026 SRK Consulting (U.S.), Inc. 999 Seventeenth Street, Suite 400 Denver, CO 80202 By; /S/ Farshid Ghazanfari Signed in Burlington, Canada, on March 30th, 2026 Farshid Ghazanfari, P.Geo. 2135 Heidi Ave. Burlington, Ontario Canada, L7M 3P4 By: /S/ Homero Delboni Jr., Signed in Sao Paulo, Brazil, on March 30th, 2026 PhD - MAusIMM - Chartered Professional (Metallurgy) Full Professor – Polytechnic School of Engineering – University of Sao Paulo, Brazil MinPro – Mineral Processing Solutions Engenharia S/S.